Exhibit 20

CONVERTIBLE LOAN AGREEMENT

RESTATED VERSION

CLAUSES

CLAUSE I.                          DEFINED TERMS; INTERPRETATION

Section 1.1 Defined Terms. For purposes of this Agreement, unless as otherwise expressly provided or when the content indicates otherwise, the following terms shall have the meaning provided below:

“Conversion Shares” has the meaning given to such term in paragraph (a) of Section 2.3.3. of this Agreement.

“Intermediate Swap Shares” has the meaning given to such term in Section 2.8 of this Agreement.

“ICATEN Shares” has the meaning given to such term in paragraph (a) of Section 2.3.6 of this Agreement.

“ANESA” means Autopista Naucalpan Ecatepec, S.A.P.I. de C.V.

“ANESA HOLDCO” means Anesa Holding, S.A. de C.V.

“Lenders” means, jointly, Grenadier S.à r.l., Bagual S.à r.l., and Pequod S.à r.l., provided that, if they assign their rights and obligations under this Agreement, such assignees will also be considered Lenders for all purposes provided herein.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly controls, is controlled by or is under the direct or indirect common control of such Person. For purposes of this definition, it shall be deemed that a Person exercises control over another when the former has the direct or indirect authority to direct or influence the administration and policies of the other Person, either by owning 51% (fifty-one percent) of the shares entitled to vote, through an agreement or otherwise.

“Agent” means Fintech Europe S.á r.l.

“ICATEN Board Approval” means the resolution of the Board of Directors of ICATEN, or unanimous written consent from all the members of the Board of Directors of ICATEN, pursuant to its corporate bylaws, through which it resolves to approve that the Co- Borrowers request the disbursement of Tranche C, in terms of this Agreement.

“Governmental Authority” means any court, board, agency, commission, ministry, office or any other authority of any nature of any level of government (federal, state, municipal, local, or any other) of the United Mexican States or of other country, existent on this date or any time thereafter.

“EMICA Authorizations” has the meaning given to such term in Section 5.1.14. of this Agreement.

“Pledged Property” means, jointly: (i) all the shares representing the capital stock of ICATEN, owned by EMICA, (ii) all the shares representing the capital stock of CONOISA and ICAPI, owned by ICATEN, (iii) all shares representing the capital stock of ICACI, owned by ICAPI, (iv) all shares representing the capital stock of ICOVIMSA, SETA, DDIO, ANESA HOLDCO, OMA (for the shares representing the capital stock of OMA, only under the terms and circumstances provided in Section 5.1.17. of this Agreement), ICACON, ICAIN, HPRE, DIPESA, CPH and COHYSA owned by CONOISA (v) all the shares representing the capital stock of OMA owned by SETA, (vi) all shares representing the capital stock of COTRISA, owned by CICASA, ICACON and GRUPICA (in the case of GRUPICA, except one), (vii) the CONOISA Accounts, (viii) the ICAPI Accounts, (ix) all the beneficiary rights of ANESA under the ANESA Trust, (x) all the beneficiary rights owned by CONOISA under the Tuneladoras Trust and the Hydros Trust and, as applicable, (xi) certain collection rights owned by CONOISA which are pledged in terms of: (a) the ICATEN Share Pledge Agreement, (b) the CONOISA Share Pledge Agreement, (c) the ICAPI Share Pledge Agreement, (d) the ICACI Share Pledge Agreement, (e) the COVIMSA Share Pledge Agreement, (f) the DDIO Share Pledge Agreement, (g) the SETA Share Pledge Agreement, (h) the ANESA HOLDCO Share Pledge Agreement, (i) the OMA Share Pledge on Securities Agreement (for this particular case, only under the terms and conditions provided in Section 5.1.17. herein) (j) the OMA Share Pledge Agreement, (k) the ICACON Share Pledge Agreement, (l) the ICAIN Share Pledge Agreement, (m) the HPRE Share Pledge Agreement, (n) the DIPESA Share Pledge Agreement, (o) the CPH Share Pledge Agreement, (p) the COHYSA Share Pledge Agreement, (q) the COTRISA Share Pledge Agreement, (r) the CONOISA Non-Possessory Pledge Agreement, (s) the ICAPI Non-Possessory Pledge Agreement, (t) the ANESA Beneficiary Rights Pledge Agreement, (u) the CONOISA Beneficiary Rights Pledge Agreement and, as applicable, (v) the CONOISA Collection Rights Pledge Agreement, respectively.

“Change of Control” means, with respect to any Person, any act or omission through which any Person directly or indirectly acquires Control of the former.

“Material Adverse Change” means any situation, event, act or fact related to or arising from the (i) political, financial and microeconomic situation in Mexico, (ii) Mexican legal, and regulatory system, (iii) the business, condition (financial or otherwise) or operations of the Co-Borrowers or of the Joint and Several Obligors (excluding the financial situation at the execution date of this Agreement of the Co-Borrowers and of the Joint and Several Obligors as well as any procedure or insolvency procedure filed or to be filed by the Co- Borrowers, the Joint and Several Obligors, or ICAPI’s Subsidiaries or CONOISA’s

Subsidiaries, as applicable), (iv) the admission, prosecution, or resolution that is adverse to the interests of the Co-Borrowers, or of the Joint and Several Obligors of an administrative procedure for imposing a sanction, revoking a concession, or rescinding an administrative agreement to which the Affiliates of the Co-Borrowers may be a party, adversely affecting the ability of the foregoing to timely perform any of their obligations under this Agreement or of the Loan Documents they are a party to, as applicable.

“Event of Default” has the meaning given to such term in Section 7.1 of this Agreement.

“CICASA” means Constructoras ICA, S.A. de C.V.

“Co-Borrowers” means, jointly, ICAPI and CONOISA, together with their successors and assignees.

“COHYSA” means Compañía Hidroeléctrica La Yesca, S.A. de C.V.

“Fees” means, jointly, the Non-Borrowed Balance Fee and the Structuring Fee.

“Non-Borrowed Balance Fee” means the fee to be paid by the Co-Borrowers provided in Section 4.1 of this Agreement.

“Structuring Fee” means the fee to be paid by the Co-Borrowers provided in Section 4.2 of this Agreement.

“Tranche A Borrowing Conditions” means, jointly, the First Tranche A Borrowing Conditions and the Second Tranche A Borrowing Conditions.

“Tranche B Borrowing Conditions” means, jointly, each and every one of the conditions provided by Section 3.3 of this Agreement, which shall be met to the satisfaction of the Lenders in order for the Co-Borrowers to be able to carry out the Tranche B Borrowing.

“Tranche C Borrowing Conditions” means, jointly, each and every one of the conditions set forth in Section 3.4 of this Agreement, which shall be complied with to the satisfaction of the Lenders for the Co-Borrowers to be able to carry out the Tranche C Borrowing.

“First Tranche A Borrowing Conditions” means, jointly, each and every one of the conditions provided by Section 3.1. of this Agreement, which shall be met to the satisfaction of the Lenders in order for the Co-Borrowers to be able to carry out the First Tranche A Borrowing.

“Second Tranche A Borrowing Conditions” means, jointly, each and every one of the conditions provided by Section 3.2. of this Agreement, which shall be met to the satisfaction of the Lenders in order for the Co-Borrowers to be able to carry out the Second Tranche A Borrowing.

“CONEVISA” means Controladora de Empresas de Vivienda, S.A. de C.V.

“CONOISA” means Controladora de Operaciones de Infraestructura, S.A. de C.V.

“PYRS Consent” means the consent that Sarre and/or Pápagos shall obtain from PYRS, pursuant to the Sarre Service Agreement and the Pápagos Service Agreement, as applicable, so that in the event of a Notice of Deficient Service, pursuant to the terms of each of said agreements, changes in the distribution of the capital stock of Sarre and / or Pápagos may be carried out pursuant to Section 19.3 (b) of the Sarre Service Agreement and the Pápagos Service Agreement.

“Tranche A Consents” has the meaning given to such term in Section 3.1 of this Agreement.

“Tranche B Consents” has the meaning given to such term in Section 3.3 of this Agreement.

“Agreement” means this convertible loan agreement dated June 16, 2016 entered into by and between ICAPI and CONOISA, in its capacity as Co-Borrowers, EMICA, in its capacity as Joint and Several Obligor, and Grenadier S.à r.l., Bagual S.à r.l., and Pequod S.á r.l. in their capacity as Lenders, for up to USD$ 215,000,000.00 (two hundred fifteen million dollars 00/100 legal tender of the United States of America), as first amended through certain clarification and amendment agreement dated June 27, 2016, subsequently amended and restated completely through a second amendment and restatement agreement dated November 3, 2016 subsequently modified amended and restated completely through a third amendment and restatement agreement dated April 4, 2017, subsequently amended and restated in full through a third amendment and restatement agreement dated August 23, 2017 and lastly, fully amended and restated through a fourth amendment and restatement agreement dated July 11, 2018.

“Tranche A Representative Agency Agreement” means the representative agency agreement entered into by and between CONOISA, as principal, and the Representative Agent, in such capacity, pursuant to which CONOISA will instruct and authorize the Representative Agent so that, for the purpose of complying with the obligations provided under this Agreement, it performs the legal actions provided therein, regarding COVIMSA, SETA, and DDIO, in order to implement the payment mechanism in the event that the Lenders or the Agent, as applicable, exercises the Payment in Kind Option provided herein. For purposes of the foregoing, concurrently with entering into the Tranche A Representative Agency Agreement, CONOISA shall grant the Representative Agent an irrevocable, power of attorney which shall be general regarding its authorities for ownership acts, management acts, and litigation and collection, limited regarding its scope to carry out the actions provided in the Tranche A Representative Agency Agreement, and in this Agreement, and a power of attorney to subscribe and endorse negotiable instruments in terms of article 9 of the General Law of Negotiable Instruments and Credit Transactions.

“Tranche B Representative Agency Agreement” means the representative agency agreement entered into by and between CONOISA, as principal, and the Representative Agent, in such capacity, pursuant to which CONOISA will instruct and authorize the Representative Agent so that, for the purpose of complying with the obligations provided under this Agreement, it performs the legal actions provided therein, regarding ANESA HOLDCO, in order to implement the payment mechanism in the event that the Lenders or the Agent, as applicable, exercises the Payment in Kind Option provided herein. For purposes of the foregoing, concurrently with entering into the Tranche B Representative Agency Agreement, CONOISA shall grant the Representative Agent an irrevocable, power of attorney which shall be general regarding its authorities for ownership acts, management acts, and litigation and collection, limited regarding its scope to carry out the actions provided in the Tranche B Representative Agency Agreement, and in this Agreement, and a power of attorney to subscribe and endorse negotiable instruments in terms of article 9 of the General Law of Negotiable Instruments and Credit Transactions.

“CONOISA Non-Possessory Pledge Agreement” means the non-possessory pledge agreement entered into by and between CONOISA, in its capacity as pledgor, and the Lenders or the Agent, as applicable, in its capacity as pledgee through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders over CONOISA’s Accounts, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“ICAPI Non-Possessory Pledge Agreement” means the non-possessory pledge agreement entered into by and between ICAPI, in its capacity as pledgor, and the Lenders or the Agent, as applicable, in its capacity as pledgee through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders over ICAPI’s Accounts, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“ANESA HOLDCO Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of ANESA HOLDCO, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of ANESA HOLDCO, which CONOISA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“COHYSA Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of COHYSA, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of COHYSA, which CONOISA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“CONOISA Share Pledge Agreement” means a share pledge agreement to be executed by ICATEN, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of CONOISA, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of CONOISA, which EMICA owns, in order to secure the obligations assumed by the Lenders under this Agreement, as amended from time to time.

“COTRISA Share Pledge Agreement” means a share pledge agreement to be executed by CICASA, ICACON and GRUPICA, acting as pledgors, and the Lenders or the Agent, as applicable, acting as pledgee, with the participation of COTRISA, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of COTRISA, which are owned by CICASA, ICACON and GRUPICA, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“COVIMSA Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of COVIMSA, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of COVIMSA, which CONOISA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“CPH Share Pledge Agreement” means a share pledge agreement to be entered into by and between CONOISA, as pledgor and the Lender or the Agent, as applicable, in their capacity as pledgee, with the appearance of CPH, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of CPH, which CONOISA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“DDIO Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of DDIO, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of DDIO, which CONOISA owns, in order to secure the obligations assumed by the Co- Borrowers under this Agreement, as amended from time to time.

“DIPESA Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of DIPESA, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of DIPESA, which CONOISA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“HPRE Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of HPRE, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of HPRE, which CONOISA owns, in order to secure the obligations assumed by the Co- Borrowers under this Agreement, as amended from time to time.

“ICACI Share Pledge Agreement” means a share pledge agreement to be executed by ICAPI, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of ICACI, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of ICACI, which ICAPI owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“ICACON Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of ICACON, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of ICACON, which CONOISA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“ICAIN Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of ICAIN, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of ICAIN, which CONOISA owns, in order to secure the obligations assumed by the Co- Borrowers under this Agreement, as amended from time to time.

“ICAPI Share Pledge Agreement” means a share pledge agreement to be executed by ICATEN, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of ICAPI, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of ICAPI, which EMICA owns, in order to secure the obligations assumed by the Co- Borrowers under this Agreement, as amended from time to time.

“ICATEN Share Pledge Agreement” means a share pledge agreement to be executed by EMICA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee,

with the appearance of ICATEN, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of ICATEN, which EMICA owns, in order to secure the obligations assumed by the Co- Borrowers under this Agreement, as amended from time to time.

“OMA Share Pledge Agreement” means a share pledge agreement to be executed by SETA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of OMA, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all Class I, BB Series shares of the capital stock of OMA, which SETA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“OMA Share Pledge on Securities Agreement” means a share pledge on securities agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of OMA, and as applicable, of any third party that at the entire satisfaction of the Lenders or Agent, as applicable, participates as executor, through which a first priority pledge is constituted in favor of the Lender or the Agent, for the benefit of the Lenders, over all shares of the capital stock of OMA, which CONOISA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“SETA Share Pledge Agreement” means a share pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, with the appearance of SETA, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over all shares of the capital stock of SETA, which CONOISA owns, in order to secure the obligations assumed by the Co- Borrowers under this Agreement, as amended from time to time.

“CONOISA Collection Rights Pledge Agreement” means a non-possessory pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over certain collection rights against third parties and against related parties, which CONOISA owns, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“ANESA Beneficiary Rights Pledge Agreement” means a non-possessory pledge agreement to be executed by ANESA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over the beneficiary rights owned by ANESA under the ANESA Trust, in order to secure the obligations assumed by the Co- Borrowers under this Agreement, as amended from time to time.

“CONOISA Beneficiary Rights Pledge Agreement” means a non-possessory pledge agreement to be executed by CONOISA, acting as pledgor, and the Lenders or the Agent, as applicable, acting as pledgee, through which a first priority pledge is constituted in favor of the Lenders or the Agent, for the benefit of the Lenders, over the beneficiary rights owned by CONOISA under the Tuneladoras Trust and the Hydro Trust, in order to secure the obligations assumed by the Co-Borrowers under this Agreement, as amended from time to time.

“Control” with respect to a Person it means, directly or indirectly (i) the capacity to choose the majority of the members of the board of directors of such Person; or (ii) be the owner of most of the shares representing the capital stock entitled to vote of such Person; or (iii) the capacity to directly or indirectly determine the sense in which the resolutions of the shareholders’ meeting of such Person are adopted, or (iv) the capacity, by any other legal or contractual means to direct or manage such Person, or the authority or power to impose its decisions thereof.

“Breakage Cost” means the cost that the Lenders shall assume in the event that the Co-Borrowers have not borrowed Tranche A and/or Tranche B within the applicable Availability Period, in which case such cost shall be equivalent to 3% (three percent) of the non-borrowed amount of the Loan, as provided in Section 2.1.2 of this Agreement.

“COTRISA” means Construcciones y Trituraciones, S.A. de C.V.

“COVIMSA” means Covimsa, S.A. de C.V., one of CONOISA’s Subsidiaries.

“CPH” means Constructora de Proyectos Hidroeléctricos, S.A. de C.V.

“EMICA Ordinary Participation Certificates” means ordinary participation certificates issued by certain trust pursuant to which Banco Nacional de Mexico, S.A., member of Grupo Financiero Banamex, acts as trustee, each of which has as underlying asset a share representing the variable portion of the capital stock of EMICA, with the understanding that such ordinary participation certificates do not grant voting rights to their holders, regarding the shares they have underlying asset.

“Pápagos Service Agreement” means the agreement for provision of long-term services to the Prison for Low and Medium Risk Sentenced Inmates (Centro Penitenciario de Internos Sentenciados de Bajo y Mediano Riesgo), located in the Municipality of Hermosillo, Sonora, No. OADPRS/DGA/S/088/2010, dated December 27, 2010 executed between the Ministry of Public Safety (Secretaría de Seguridad Pública), through PYRS and Pápagos, as a provider, as amended from time to time.

“Sarre Service Agreement” means the agreement for the provision of long-term services to the Prison for Low and Medium Risk Sentenced Inmates, located in the

Municipality of Ocampo, Guanajuato (corresponding to the Jalisco Polygon) No. OADPRS /DGA/S/089/2010, dated December 27, 2010 executed between the Ministry of Public Safety, through PYRS and Sarre, as provider, as amended from time to time.

“Loan” has the meaning given to such term in Section 2.1.1 of this Agreement.

“CONOISA Loan Account” means the following CONOISA bank account: (i) bank account in dollars number 9603410; (ii) CLABE 02180057596034105; (iii) beneficiary: Controladora de Operaciones de Infraestructura, S.A. de C.V.; (iv) Bank: Banco Nacional de México, S.A.

“ICAPI Loan Account” means the following bank account: (i) bank account in dollars number 023-5878518; (i) CLABE 002180002358785184; (iii) beneficiary: ICA Promotora de Infraestructura, S.A.P.I. de C.V.; (iv) Bank: Banco Nacional de México, S.A.

“Payments Account” means the following bank account of the Lender: (i) account number 206-176498.60 F; (ii) IBAN CH52 0020 6206 1764 9860 F; (iii) Swift: UBSWCHZH80A; (iv) Bank: UBS Zürich; (v) Correspondent bank: UBS Stamford; (vi) Swift: UBSWUS33.

“CONOISA’s Accounts” means all the bank accounts in Mexico and abroad, opened and maintained by CONOISA as of this date, which are the CONOISA Loan Account, and those identified in the document attached hereto as Exhibit “L”.

“ICAPI’s Accounts” means all the bank accounts in Mexico and abroad, opened and maintained by ICAPI as of this date, which are: (i) the ICAPI Loan Account, and (ii) those identified in the document attached hereto as Exhibit “L”.

“Debt” means, with respect to any Person, (i) any indebtedness for money borrowed (including inter-company loans) or for the deferral in the payment of the price of any good or service for which such Person is directly or contingently liable, either as obligor, joint and several obligor or in any other way, or with respect to which such Person secures the payment, in any way to the lender, against any loss with respect to such indebtedness, and (ii) obligations of such Person under leases that have been, or shall be registered as financial leases pursuant to the IFRS. For purposes of this Agreement, the term Debt will not include obligations assumed by the Co-Borrowers or its Subsidiaries with clients and/or vendors, in the ordinary course of its operations.

“DDIO” means Desarrollo, Diseño, Infraestructura y Operación, S.A.P.I. de C.V., one of CONOISA’s Subsidiaries.

“Business Day” means any day except for Saturdays, Sundays or any other day when the banks in Mexico City, Mexico, are authorized to remain closed by the competent Governmental Authority, or are not opened to make transactions.

“DIPESA” means Desarrolladora de Infraestructura Puerto Escondido, S.A. de C.V.

“Borrowing” has the meaning given to such term in Section 2.1.2 of this Agreement.

“Tranche A Borrowing” means, jointly, the first and second Tranche A Borrowing of the Loan by the Lenders in favor of the Co-Borrowers as provided by Section 2.1.2 of this Agreement, for the purposes provided in paragraph (i) of Section 2.1.6 of this Agreement once the Tranche A Borrowing Conditions have been met.

“Tranche B Borrowing” means the Borrowing made of all of Tranche B of the Loan by the Lenders in favor of the Co-Borrowers, after the Tranche A Borrowing as provided by Section 2.1.2 of this Agreement, for the purposes provided in paragraph (iii) of Section 2.1.6 of this Agreement once the Tranche B Borrowing Conditions have been met.

“Tranche C Borrowing” means the Borrowing made of all of Tranche C of the Loan by the Lenders in favor of the Co-Borrowers, after the Tranche B Borrowing as provided by Section 2.1.2 of this Agreement, for the purposes provided in paragraph (iii) of Section 2.1.6 of this Agreement once the Tranche C Borrowing Conditions have been met.

“Loan Documents” means jointly, (1) this Agreement, (2) the CONOISA Non- Possessory Pledge Agreement, (3) the ICAPI Non-Possessory Pledge Agreement, (4) the ICATEN Share Pledge Agreement, (5) the CONOISA Share Pledge Agreement, (6) the ICAPI Share Pledge Agreement, (7) the ICACI Share Pledge Agreement, (8) the COVIMSA Share Pledge Agreement, (9) the DDIO Share Pledge Agreement, (10) the SETA Share Pledge Agreement, (11) the ANESA HOLDCO Share Pledge Agreement, (12) the OMA Share Pledge on Securities Agreement (for this particular case, only under the terms and circumstances provided in Section 5.1.17. of this Agreement, (13) the OMA Share Pledge Agreement, (14) the ICACON Share Pledge Agreement, (15) the ICAIN Share Pledge Agreement, (16) the HPRE Share Pledge Agreement, (17) the DIPESA Share Pledge Agreement, (18) the CPH Share Pledge Agreement, (19) the COHYSA Share Pledge Agreement, (20) the ANESA Beneficiary Rights Pledge Agreement; (21) the CONOISA Beneficiary Rights Pledge Agreement, (22) the CONOISA Collection Rights Pledge Agreement, (23) the promissory notes documenting each Borrowing made under this Agreement, (24) the Tranche A Representative Agency Agreement, (25) the Tranche B Representative Agency Agreement, as applicable (26) COTRISA Share Pledge Agreement, and (27) any other document that shall be signed or executed by the Parties or any of the Parties, as provided by this Agreement.

“EMICA” means Empresas ICA, S.A.B. de C.V.

“Execution Date” means the execution date of this Agreement, i.e. June 16, 2016.

“Borrowing Date” has the meaning given to such term in Section 2.1.3 of this Agreement.

“Maturity Date” means December 31, 2019.

“Acceleration Date” means any date prior to the Maturity Date when the Co- Borrowers make the full repayment of the Loan, either due to acceleration as provided by Clause VII or to any other reason under this Agreement and/or the applicable laws.

“Conversion Effective Date” has the meaning given to such term in paragraph (a) of Section 2.3.3 of this Agreement.

“EMICA Conversion Effective Date” has the meaning given to such term in paragraph (a) of Section 2.3.5 of this Agreement.

“ICATEN Conversion Effective Date” has the meaning given to such term in paragraph (a) of Section 2.3.6 of this Agreement.

“Payment in Kind Effective Date has the meaning given to such term in paragraph (a) of Section 2.3.4 of this Agreement.

“EMICA Swap Effective Date” has the meaning given to such term in Section 2.6 of this Agreement.

“Intermediate Swap Effective Date” has the meaning given to such term in Section 2.8 of this Agreement.

“ICATEN Swap Effective Date” has the meaning given to such term in Section 2.7 of this Agreement.

“ANESA Trust” means private and irrevocable trust agreement No. 634, dated July 30, 2007, executed by ANESA, as settlor and beneficiary, Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, acting as trustee, the SAASCAEM, acting as settlor and beneficiary, including its amendments, dated April 8, 2010, and December 11, 2015, as amended, whether in whole or in part, supplemented or otherwise, from time to time.

“Hydros Trust” means irrevocable management, security and source of payment trust agreement No. 2589, dated October 5, 2015, executed by CONOISA, acting as settlor and second beneficiary, Banco Invex, S.A., Institución de Banca Múltiple, Invex Grupo Financiero, acting as trustee and EXI Agua, S.A.P.I. de C.V., jointly with MIP Agua, S.A.P.I. de C.V., acting as primary settlors, as amended, whether in whole or in part, supplemented or otherwise, from time to time.

“Tuneladoras Trust” means the management trust agreement No. CIB/2694, dated January 9, 2017, executed by CONOISA, acting as settlor and CIBanco S.A., Institución de Banca Múltiple, acting as trustee, as amended, whether in whole or in part, supplemented or otherwise, from time to time.

“Lien” means, with respect to any good or asset, any mortgage, lien, pledge, guarantee trust, burden or any other guarantee or right of first refusal over such good or asset having as practical effect to create a collateral, guarantee, priority, right of first refusal or lien over such good or asset.

“Loan Collateral” means the Liens constituted under (1) the CONOISA Non- Possessory Pledge Agreement, (2) the ICAPI Non-Possessory Pledge Agreement, (3) the ICATEN Share Pledge Agreement, (4) the CONOISA Share Pledge Agreement, (5) the ICAPI Share Pledge Agreement, (6) the ICACI Share Pledge Agreement, (7) the COVIMSA Share Pledge Agreement, (8) the DDIO Share Pledge Agreement, (9) the SETA Share Pledge Agreement, (10) the ANESA HOLDCO Share Pledge Agreement, and (11) the OMA Share Pledge on Securities Agreement (for this particular case, only under the terms and circumstances provided in Section 5.1.17 of this Agreement (12) the OMA Share Pledge Agreement, (13) COTRISA Share Pledge Agreement, (14) the ICACON Share Pledge Agreement, (15) the ICAIN Share Pledge Agreement, (16) the HPRE Share Pledge Agreement, (17) the DIPESA Share Pledge Agreement, (18) the CPH Share Pledge Agreement, (19) the COHYSA Share Pledge Agreement, (20) the ANESA Beneficiary Rights Pledge Agreement, (21) the CONOISA Beneficiary Rights Pledge Agreement, and as applicable, (22) the CONOISA Collection Rights Pledge Agreement.

“HPRE” means Holding Prefabricados, S.A. de C.V.

“GRUPICA” means GRUPO ICA, S.A. de C.V.

“ICACI” means ICA Constructora de Infraestructura, S.A. de C.V.

“ICACON” means ICA Constructora, S.A. de C.V.

“ICAIN” means ICA Infraestructura, S.A. de C.V.

“ICAPI” means ICA Promotora de Infraestructura, S.A. de C.V.

“ICATEN” means ICA Tenedora, S.A.P.I. de C.V.

“Tax” means any tax, contribution, withholding, deduction, burden or any other fiscal responsibility of any nature, together with interest, sanctions, updates, fines or surcharge arising thereof.

“Default” means any event or circumstance that, pursuant to this Agreement or any of the Loan Documents, either by submitting a notice or through the passage of time (or both) constitutes and Event of Default.

“Representative Agent” means the person or entity that the Parties mutually choose to act as Representative Agent under the Tranche A Representative Agency Agreement and the Tranche B Representative Agency Agreement, provided that it shall be the same Representative Agent for both agreements.

“Mexico” means the United Mexican States.

“Maximum Loan Amount” has the meaning given to such term in Section 2.1.1 of this Agreement.

“IFRS” means the International Financial Reporting Standards issued by the International Accounting Standards Board.

“Notice of Deficient Service”, means the notice that PYRS may provide to Sarre and/or Pápagos pursuant to Section 7.6 of the Sarre Service Agreement and the Pápagos Service Agreement.

“Joint and Several Obligation” has the meaning given to such term in paragraph (a) of Section 7.3 of this Agreement.

“Obligations” has the meaning given to such term in paragraph (a) of Section 7.3 of this Agreement.

“Joint and Several Obligors” means, jointly, EMICA, ICATEN and CONEVISA.

“OMA” means Grupo Aeroportuario del Centro Norte, S.A.B. de C.V.

“Conversion Option” has the meaning given to such term in paragraph (a) of Section 2.3.3 of this Agreement.

“EMICA Conversion Option” has the meaning given to such term in paragraph (a) of Section 2.3.5 of this Agreement.

“ICATEN Conversion Option” has the meaning given to such term in paragraph (a) of Section 2.3.6 of this Agreement.

“Payment in Kind Option” has the meaning given to such term in paragraph (a) of Section 2.3.4 of this Agreement.

“EMICA Swap Option” has the meaning given to such term in Section 2.6 of this Agreement.

“Intermediate Swap Option” has the meaning given to such term in Section 2.8 of this Agreement.

“ICATEN Swap Option” has the meaning given to such term in Section 2.7 of this Agreement.

“Pápagos” means Pápagos Servicios para la Infraestructura, S.A. de C.V., a company directly controlled by DDIO, which in turn is directly controlled by CONOISA.

“Availability Period” means:

(1)           with respect to Tranche A, the period going from, and including, the Execution Date and until, but excluding, the earlier date between (i) May 1, 2017, and (ii) the day when due to any cause the commitment of the Lenders to make the Borrowings in favor of the Co- Borrowers is extinguished as provided by this Agreement or in the Applicable Law; and

(2)           with respect to Tranche B, the period going from, and including, the Execution Date and until, but excluding, the earlier date between (i) December 31, 2017, and (ii) the day when due to any cause the commitment of the Lenders to make the Borrowing of the Loan in favor of the Co-Borrowers is extinguished as provided in this Agreement or in Applicable Law.

(3)           with respect to Tranche C, the period from and including July 11, 2018, and until, but excluding, the earlier date between (1) December 31, 2019; and (ii) the day when for any reason the commitment of the Lenders to make the Borrowings of the Loan in favor of the Co-Borrowers is extinguished as provided in this Agreement or in Applicable Law.

“Person” means any individual, company, entity, joint venture, limited liability company, trust, estate, irregular association or society, any federal, state or local government, as well as any agency, department or office of such government or any trustee acting on behalf of the foregoing.

“Pesos” and “$” means the legal tender in Mexico.

“Projects” Means the projects described in the document attached hereto as Exhibit “A”.

“PYRS” means the decentralized administrative body of the Ministry of Public Safety, Prevention and Social Readaptation (Secretaría de Seguridad Pública, Prevención y Readaptación Social).

“Closing Resolutions” means the general extraordinary shareholders’ meetings or unanimous resolutions in lieu of meetings adopted by all shareholders of the Co-Borrowers, to be held on or before the first Tranche A Borrowing Date, in terms satisfactory to the Lenders or the Agent, as applicable, adopting and carrying out the following actions: (i) the amendment of the bylaws of each of the Co-Borrowers in order to show that the shares representing its capital stock have no par value shown, (ii) an increase in the variable portion of the capital stock of each of the Co-Borrowers in order for the Conversion Option to be able to be executed, in the event the Lenders choose to exercise it, (iii) the consequent issuance of ordinary, nominative shares, with no par value, pending to be subscribed and paid, which will be kept in the treasury of each of the Co-Borrowers to be subscribed and paid, if applicable, only by the Lenders and/or the Agent, as applicable, by exercising their Conversion Option (the “Treasury Shares”), and (iv) the shareholders of each of the Co- Borrowers irrevocably waiving to subscribe the shares provided in subsection (iii) above.

“ICATEN Resolutions” means the general ordinary shareholders’ meeting or unanimous resolutions in lieu of meetings adopted by all shareholders of ICATEN, to be held on or before the second Tranche A Borrowing Date, in form and substance satisfactory to the Lenders or the Agent, as applicable, which resolve or carry out, among others, the following actions: (i) an increase in the variable portion of the capital stock of ICATEN so as to exercise the ICATEN Conversion Option or the ICATEN Swap Option, in the event that the Lenders decide to exercise such option, (ii) the consequent issuance of ordinary, registered shares, with no par value, pending to be subscribed and paid, which will be kept in the treasury of each ICATEN to be subscribed and paid, if applicable, only by the Lenders and/or the Agent, as applicable, by exercising the ICATEN Conversion Option or the ICATEN Swap Option, (iii) the shareholders of each ICATEN irrevocably waive to subscribe the shares provided in subsection (ii) above, and (iv) the amendment of the bylaws of ICATEN to include an anti- dilution provision of the shares to be issued by ICATEN referred to by subsection (ii) above.

“Corporate Restructuring” means the corporate reorganization of the subsidiaries of EMICA that will take place (and be fully effective) within 30 (thirty) calendar days following the Execution Date, and whose purpose shall be to perform the following corporate actions: (i) that ICAPI own all but one of the shares representing the capital stock of ICACI; (ii) that CONOISA owns all, except one, of the shares representing the capital stock of Constructora de Proyectos Hidroeléctricos, S.A. de C.V., Compañía Hidroeléctrica la Yesca, S.A. de C.V., and Desarrolladora de Proyectos Hidroeléctricos, S.A. de C.V., of which an Affiliate controlled by EMICA, as of the Execution Date, is the owner; and (iii) that ICACI own all but one of the shares representing the capital stock of Constructora el Cajón, S.A. de C.V.

“Sarre” means Sarre Infraestructura y Servicios, S.A. de C.V., a company directly controlled by DDIO, which in turn is directly controlled by CONOISA.

“SETA” means Servicios de Tecnología Aeroportuaria, S.A. de C.V., one of CONOISA’s Subsidiaries.

“Borrowing Request” has the meaning given to such term in Section 2.1.3 of this Agreement.

“Compliance Request” has the meaning given to such term in Section 8.2 of this Agreement.

“Ordinary Interest Rate” means the 16% (sixteen percent) fixed annual interest rate applicable to the unpaid balance of the Loan.

“US Treasury Rate” means the semi-annual rate of return equivalent to Treasury bonds of the United States of America in force with maturity closest to the maturity date in terms of the provisions of Section 2.3.5 hereof.

“Tranche A” has the meaning given to such term in Section 2.1.1 of this Agreement.

“Tranche B” has the meaning given to such term in Section 2.1.1 of this Agreement.

“Tranche C” has the meaning given to such term in Section 2.1.1 of this Agreement.

“Tranches” means, jointly, Tranche A, Tranche B and Tranche C.

Section 1.2 Rules for Interpretation. The terms defined in Section 1.1. above will  be applicable both in their singular and plural form. When required by the context, any pronoun will include the masculine, feminine or neutral gender. Except as otherwise expressly agreed, all references to clauses, sections, subsections or paragraphs, refer to clauses, sections, subsections or paragraphs of this Agreement and all references to Schedules and Exhibits refer to the Schedules and Exhibits of this Agreement which are integrated herein by reference to form an integral part of this Agreement. The words “herein”, “as provided herein”, “as provided below” and similar words and sentences refer to this Agreement as a whole and not to a specific clause, section, subsection or paragraph of this Agreement, except as otherwise agreed. The words “includes” and “including” are followed by the words “without limited to” except as otherwise provided. Any reference to (i) any agreement, contract or instrument, includes the reference to such agreement, contract or instrument as amended, totally or partially from time to time and (ii) any law, or regulation includes the reforms thereof from time to time or any law or regulation substituting thereof.

CLAUSE II. GENERAL PROVISIONS

Section 2.1            Loan; Borrowings.

2.1.1       Loan. Subject to the terms and compliance of the conditions provided by this Agreement, the Lenders agree to make available to the Co-Borrowers a loan (the “Loan”) for a total principal amount which shall not exceed USD$445,000,000.00 (four hundred forty-five million Dollars 00/100, legal tender of the United States of America) (the “Maximum Loan Amount” which may be borrowed by one or both Co-Borrowers, in the proportions determined by them, provided that the Co-Borrowers shall remain as joint and several obligors vis-à-vis the Lenders or the Agent, as applicable, for full payment of the obligations assumed by such Co-Borrowers under this Agreement, and the other Loan Documents. The Loan will be divided into three tranches: (i) a first tranche for a principal amount no greater or less than USD$108,000,000.00 (one hundred eight million Dollars 00/100 legal tender of the United States of America (“Tranche A”), (ii) a second tranche for a principal amount no greater or less than USD$107,000,000.00 (One hundred seven million Dollars 00/100 legal tender of the United States of America) (“Tranche B”), and (iii) a third tranche for a principal amount no greater or less than USD$230,000,000.00 (two hundred thirty million Dollars 00/100 legal tender of the United States of America) (“Tranche C”). The Maximum Loan Amount does not include any interest and expenses arising from granting the Loan under the terms of Article 292 of the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito).

2.1.2       Borrowings. (i) During the Availability Period applicable to Tranche A, Tranche B and Tranche C, respectively and subject to such provided by paragraph (ii) below and to the fulfillment of the Tranche A Borrowing Conditions, the Tranche B Borrowing Conditions, and the Tranche C Borrowing Conditions, as applicable, the Co- Borrowers may drawdown all of Tranche A in only two borrowings, all of Tranche B (and not less of the total amount of Tranche B) of the Loan through a single borrowing and all of Tranche C (and not less of the total amount of Tranche C) of the Loan through a single borrowing (each, a “Borrowing”), provided that such borrowing may be carried out by one or both Co-Borrowers in the proportions that they determine; provided that any amount of Tranche A, of Tranche B and of Tranche C of the Loan borrowed by the Co-Borrowers and that has been already paid, may not be borrowed again by the Co-Borrowers. The Parties agree that under no circumstance the Co-Borrowers may request the Tranche B Borrowing without first using all of the Tranche A, or the Tranche C Borrowing without first using all of Tranche B.

(ii)           The Parties agree that in the event the Co-Borrowers fail to evidence before the Lenders or the Agent, as applicable, to their satisfaction, the fulfillment of the Tranche A and/or Tranche B and/or Tranche C Borrowing Conditions respectively, during the Availability Period applicable to each tranche or if after meeting the conditions the Co- Borrowers fail to make the entire Tranche A Borrowing and/or the Tranche B and/or Tranche C Borrowing, respectively, the commitment of the Lenders to make such Borrowings in favor of Co-Borrowers will be automatically extinguished.

If for any reason, the Co-Borrowers do not perform the Tranche A and/or Tranche B and/or Tranche C Borrowings within the Availability Period, notwithstanding that they have complied with the conditions to perform such Borrowings in terms of this Agreement, the Co-Borrowers shall pay the Lenders or the Agent, as applicable, the Breakage Cost, and the Non-Borrowed Balances Fee, under the terms provided herein.

2.1.3        Borrowing Request. During the relevant Availability Period and subject to the provisions of subsection (ii) of Section 3.1., 3.2., 3.3. and 3.4., as applicable of this Agreement, the Co-Borrowers may borrow Tranche A of the Loan in no more than 2 (two) Borrowings, by providing, at least 5 (five) Business Days in advance of the date when they intend to agree to perform the respective Borrowing, they may borrow from Tranche B of the Loan in 1 (one) single Borrowing, by providing, at least 45 (forty-five) calendar days in advance of the date when they intend to agree to perform the respective Borrowing, and they may borrow from Tranche C of the Loan in 1 (one) single Borrowing, by providing, at least 45 (forty-five) calendar days in advance of the date when they intend to agree to perform the respective Borrowing (each, a “Borrowing Date”), an irrevocable written request to the Lenders or the Agent, as applicable (each, a “Borrowing Request”), pursuant to the format attached to this Agreement as Exhibit “B”. Notwithstanding that the Borrowing is made by both Co-Borrowers, both Co-Borrowers shall sign the Borrowing Request.

The Parties agree that the terms set forth in the paragraph above to submit the Borrowing Request regarding Tranche A, Tranche B or Tranche C, as applicable, may be waived by the Lenders or Agent, as applicable, to their entire discretion and without the need of a written confirmation of such waiver, therefore, the Tranche A Borrowing, the Tranche B Borrowing or the Tranche C Borrowing may be made on the same date that the relevant Borrowing Request is submitted to the Lenders or Agent, as applicable.

Each Borrowing Request will be irrevocable and, among other things, it shall provide (i) the corresponding Borrowing Date, (ii) the Tranche respect to which it is requesting such Borrowing, (iii) the principal amount of such Borrowing as provided by Section 2.1.2(i) of this Agreement as well as the proportion of such Borrowing corresponding to each of the Co-Borrowers in the event that both Co-Borrowers request the Borrowing, (iv) provide that the corresponding Borrowing shall be deposited by the Lenders or the Agent, as applicable, in the CONOISA Loan Account and/or in the ICAPI Loan Account, as applicable, in the Borrowing Date, (v) include a certificate signed by the legal representative of each of the Co-Borrowers in the sense that immediately after and immediately before the execution of such Borrowing and/or as a consequence of such Borrowing there is no, to its knowledge, Default or Event of Default. And (vi) describe the use that will be given to the resources of such Borrowings, certifying that it constitutes an authorized use of the Loan (as provided by

Section 2.1.5 of this Agreement) and that the funds will be exclusively used for such authorized use of the Loan. The delivery of each Borrowing Request to the Lenders or the Agent, as applicable, as provided by this Section 2.1.3 will be subject to the following:

(a)                            Delivery Time: The Borrowing Request will become effective only if the Lenders or the Agent, as applicable, receive(s) thereof before 12:00 p.m., Mexico City time. Otherwise, such Borrowing Request will become effective on the Business Day following the reception date thereof by the Lenders or the Agent, as applicable.

(b)                            Compliance Certificate. The delivery of a Borrowing Request shall be deemed as a certification of the Co-Borrowers in the sense that the conditions provided in Clause III of this Agreement applicable to the requested Borrowing have been fully met, both as of the Borrowing Request date and as of the Borrowing Date.

2.1.4        Loan granted by the Lender. In each Borrowing Date within the corresponding Availability Period, subject to the provisions of subsection (ii) of Section 2.1.2 of this Agreement, immediately after the Tranche A Borrowing Conditions, the Tranche B Borrowing Conditions and the Tranche C Borrowing Conditions, as applicable, have been fully met at the Lenders or the Agent’s satisfaction, as applicable, the amount of the Borrowing will be deposited in the Loan Account provided that such Borrowing shall be evidenced and documented in a promissory note, in terms satisfactory to the Lenders or the Agent, as applicable, executed by both Co-Borrowers, notwithstanding the pro rata part of the Borrowing amount that each of them exercises, in favor of the Lenders or the Agent, as applicable, and secured by the Joint and Several Obligors (which shall be delivered prior to each Borrowing).

2.1.5        Use of Proceeds. The Co-Borrowers shall use the proceeds from the Loan for the purposes expressly set forth in the document attached hereto as Exhibit “C”.

Section 2.2                           Payment of Interest.

2.2.1        Interest Rate. The outstanding principal balance of each Borrowing will accrue monthly interest as of the corresponding Borrowing Date and until such principal amount is totally paid, either on the Maturity Date or in the Acceleration Date, as permitted under this Agreement, at a rate equal to the applicable Interest Rate.

2.2.2        Calculation of Interest. All interest accruing under this Agreement will accrue monthly and will be calculated over the basis of calendar days effectively elapsing during a 360 (three hundred sixty) day year.

2.2.3        Interest Compounding. For each Borrowing, the interest monthly accrued from the relevant Borrowing Date and until the Maturity Date, unless the Loan is accelerated as provided by Section 7.2.1, will be automatically compounded on the last

Business Day of each calendar month within such period, to form an integral part of the principal outstanding balance of the Loan.

2.2.4        Default Interest. The matured and outstanding principal balance of the Loan and/or of any other amount owed by the Co-Borrowers to the Lenders or to the Agent, as applicable, under this Agreement, will cause default interest as of the day following its maturity and until the date when it is fully paid, at an annual interest rate equal to the Ordinary Interest Rate plus 2% (two percent) of such Ordinary Interest Rate, provided that default interest will accrue daily over the basis of a 360 (three hundred sixty) day year and will be payable at sight. Likewise, accrued default interest will be automatically compounded on the last Business Day of each calendar month to form an integral part of the outstanding principal balance of the Loan.

2.2.5        Compounded Interest Consent. The Co-Borrowers and the Joint and Several Obligors expressly and irrevocably instruct the Lenders or the Agent, as applicable, to perform the interest compounding referenced in Sections 2.2.3, and 2.2.4 above, pursuant to the provisions of article 363 of the Code of Commerce.

Section 2.3                           Payment of Principal; Loan Conversion; Payment in Kind.

2.3.1        Payment of Principal. The Co-Borrowers are jointly and severally bound to pay the Lenders or the Agent, as applicable, the outstanding principal balance of the Loan borrowed by one or both Co-Borrowers (as well as any other amount owed to the Lenders or the Agent, as applicable, under this Agreement) on the Maturity Date or, if applicable, on the Acceleration Date. The Parties agree that the payment of the outstanding principal balance of the Loan shall be paid by the Co-Borrowers (i) in cash, as provided by Section 2.4.2 of this Agreement or (ii) through Conversion Shares as provided by Section 2.3.3 of this Agreement, regarding the outstanding balance under Tranches A and/or B, or (iii) by exercising the Payment in Kind Option, pursuant to Section 2.3.4 of this Agreement, regarding the outstanding balance under Tranches A and/or B, or (iv) in EMICA Ordinary Participation Certificates through the exercise of the EMICA Conversion Option in terms of Section 2.3.5 of this Agreement, regarding the outstanding balance under Tranches A and/or B, or (iv) in ICATEN Shares through the exercise of the ICATEN Conversion Option in terms of Section 2.3.6 of this Agreement, regarding the outstanding balance under Tranches A and/or B, as unilaterally decided by the Lenders or the Agent, as applicable, but in any event, starting on February 16, 2017, or at any time prior to such date if any of the Co- Borrowers or any of the Joint and Several Obligors starts or is subject to a voluntary or involuntary bankruptcy proceeding, respectively, always pursuant to this Agreement.

2.3.2        Payment Application. Any payment from the Co-Borrowers to the Lenders or the Agent, as applicable, as provided by this Agreement, shall be made in the following priority:

(a)   for the reimbursement of reasonable and documented costs and expenses incurred by the Lenders or the Agent, as applicable, payable as provided under this Agreement or in any other Loan Document, including without limitation, fees of external consultants for services provided with respect to this Agreement and the Loan Documents;

(b)         to pay any accrued fees;

(c)   to pay accrued and outstanding default interest as provided by this Agreement and any other Loan Document;

(d)   to pay accrued and outstanding ordinary interest as provided by this Agreement and any other Loan Document;

(e)  to pay any other payable amount under this Agreement or any other Loan Document.

2.3.3                    Loan Conversion.

(a)                                Conversion Option of the Lenders or the Agent.

Starting on February 16, 2017 (or at any time prior to such date if any Co-Borrower or any of the Joint and Several Obligors starts or is subject to a voluntary or involuntary bankruptcy proceeding), at any time during the rest of the effective term of this Agreement, the Lenders or the Agent for the benefit of the Lenders, as applicable, will be entitled (but not required) to convert (the “Conversion Option”) all the outstanding balance of the Tranche A and/or Tranche B, as applicable, of the Loan (and any other amounts owed by the Co- Borrowers under Tranche A and/or Tranche B, as applicable, of this Agreement) on the Conversion Effective Date in shares representing the capital stock of CONOISA and of ICAPI (the “Conversion Shares”) through compounding of the outstanding balance of Tranche A and/or the Tranche B, as applicable, of the Loan (and any other amounts owed by the Co-Borrowers under the Tranche A and/or Tranche B, as applicable, of this Agreement), on the Conversion Effective Date. For purposes of the foregoing, depending on the time when the Conversion Effective Date occurs, the Conversion Shares shall represent: (i) in the event that the Conversion Effective Date occurs on or before the date when the first anniversary of the Execution Date (including it): (1) 25.51% (twenty-five point fifty-one percent) of the total subscribed and paid shares representing the capital stock of CONOISA and of ICAPI respectively, provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, (2) 14.25% (fourteen point twenty-five percent) of the total subscribed and paid shares representing capital stock of CONOISA and ICAPI respectively, if the Co-Borrowers only borrowed from Tranche A; (ii) in the event such Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution date occurs and the date when the second anniversary of the Execution Date (inclusive) occurs: (1) 29.90% (twenty-nine point ninety percent) of the total subscribed and paid shares representing the capital stock of CONOISA and of ICAPI respectively, provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 16.71% (sixteen point seventy-one percent) of the total subscribed and paid shares representing the capital stock of CONOISA and ICAPI respectively, if the Co-Borrowers only borrowed from Tranche A; and (iii) in the event such Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive): (1) 35.05% (thirty-five point zero five percent) of the total shares representing the capital stock of CONOISA and of ICAPI respectively, subscribed and paid, provided that the Co- Borrowers borrowed from Tranche A and from Tranche B, and (2) 19.59% (nineteen point fifty-nine percent) of the total subscribed and paid shares representing the capital stock of CONOISA and ICAPI respectively, if the Co-Borrowers only borrowed from Tranche A;

The Lenders or the Agent, as applicable, will deliver to the Co-Borrowers a notice addressed to the secretary of the Board of Directors of each of the Co-Borrowers, at least 30 (thirty) Business Days in advance of the date when the Conversion Option is to be exercised (such date, the “Conversion Effective Date”) stating at least (1) the express will of the Lenders or the Agent, as applicable, to exercise the Conversion Option, (2) the Conversion Effective Date, and (3) the number of Conversion Shares, identifying such that represent the capital stock of CONOISA, and such that represent the capital stock of ICAPI, provided that in order to determine the number of Conversion Shares (for CONOISA and ICAPI), the Lenders or the Agent, as applicable, shall use the following formula (applied for CONOISA and for ICAPI, separately), provided that the Co-Borrowers shall be required to provide the Lenders or the Agent, as applicable, any information required to apply such formula within 5 (five) Business Days following the date on which the Co-Borrowers receive the written request from the Lenders or the Agent, as applicable:

Where:

AC                                                                                                                              Conversion Shares (of the corresponding Co-Borrower).

ASP                                                                                                                         Total of shares representing the capital stock of the corresponding Co-Borrower, subscribed prior to the Conversion Effective Date.

V                                                                                                                                       0.2551 (zero point two thousand five hundred fifty- one), in the event that the Conversion Effective Date occurs on or before the date when the first anniversary of the Execution Date (inclusive) occurs, provided that the Co-Borrowers borrowed from Tranche A and Tranche B, or 0.1425 (zero point one thousand four hundred twenty-five) if the Co-Borrowers only borrowed from Tranche A.

0.2990 (zero point two thousand nine hundred ninety) in the event such Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution Date occurs and the date when the second anniversary of the Execution Date occurs (inclusive), provided the Co-Borrowers borrowed from Tranche A or Tranche B, or 0.1671 (zero point one thousand six hundred seventy-one) if the Co-Borrowers only borrowed from Tranche A; or

0.3505 (zero point three thousand five hundred five) in the event such Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive), provided that the Co- Borrowers have borrowed from Tranche A and Tranche B, or 0.1959 (zero point one thousand fifty- nine) if the Co-Borrowers only borrowed from Tranche A.

The Co-Borrowers shall carry out any necessary procedures in order to obtain the authorization by the Federal Antitrust Commission (Comisión Federal de Competencia Económica), if applicable, in order for the Lenders or the Lenders, as applicable, be able to exercise the Conversion Option on the Conversion Effective Date, provided that if the corresponding authorization is not obtained due to any reason as of the Conversion Effective Date, such date may be unilaterally extended, at the option of the Lenders or the Agent, as applicable. For purposes of the foregoing, the Lenders or the Agent, as applicable, shall cooperate with the Co-Borrowers and share with them any information reasonably necessary to obtain the authorization by the Federal Antitrust Commission.

Once the authorization of the Federal Antitrust Commission has been obtained, if requested, on the Conversion Effective Date, the Co-Borrowers shall deliver to the Lenders or the Agent (x) the original share certificates representing the Conversion Shares (of CONOISA and ICAPI, respectively) issued on behalf of the Lenders, stating that such Conversion Shares are fully subscribed and paid and free from any Liens; and (z) a copy of the entry in the shareholder register of CONOISA and of ICAPI, respectively, certified by the secretary of the Board of Directors (or a similar officer) of CONOISA and ICAPI, respectively evidencing before the Lenders, as applicable, that they have been registered as holders of the Conversion Shares

(b)                                Conversion in the event of Acceleration

In the event the acceleration of the Loan is declared as provided by Section 7., the Lenders or the Agent (for the benefit of the Lenders), as applicable, will be entitled (but not required) to exercise the Conversion Option as provided by Section 2.3.3 (a) of this Agreement for the payment of the outstanding balance of Tranche A and/or Tranche B, as applicable, of the Loan (especially considering the formula provided in this Section) provided that, regardless of the date on which the Conversion Effective Date occurs, the Conversion Shares shall represent: (i) 19.59% (nineteen point fifty-nine percent) of the total shares representing the capital stock of CONOISA and of ICAPI, respectively, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A; and (ii) 35.05% (thirty-five point zero five percent) of the total shares representing the capital stock of CONOISA and of ICAPI, respectively, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A and Tranche B.

2.3.4                    Payment in Kind

(a)                                Payment in Kind Option of the Lenders or the Agent

Starting on February 16, 2017 (or at any time prior to such date if any Co-Borrower or the Joint and Several Obligors start or are subject to a voluntary or involuntary bankruptcy proceeding), at any time during the effective term of the Agreement, the Lenders or the Agent for the benefit of the Lenders, as applicable, will be entitled (but not required) to choose for the payment of the total outstanding balance of Tranche A and/or Tranche B of the Loan, as applicable (and any amounts owed by the Co-Borrowers under Tranches A and/or B, as applicable, of this Agreement) to be made through a payment in kind (the “Payment in Kind Option”) having as subject matter shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO, in the following terms:

(a.1)   Payment in Kind- Tranche A- Scenario 1 A.

If the Co-Borrowers exclusively borrowed all Tranche A (without borrowing from Tranche B and/or Tranche C), as long as CONOISA has not complied with the obligation set forth in Section 5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is no Notice of Deficient Service or, if a Notice of Deficient Service exists, the respective PYRS Consent has been issued, therefore, on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders, as applicable, shares representing the capital stock of COVIMSA, DDIO, and SETA, in the following proportions: (i) if the Payment in Kind Effective Date occurs on or prior to the date of the first anniversary of the Execution Date (including it), 19.06% (nineteen point zero six percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, paid and subscribed by CONOISA, as well as 25.58% (twenty-five point fifty-eight percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA; (ii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the first anniversary of the Execution Date and the date of the second anniversary of the Execution Date (including it), 22.96% (twenty-two point ninety-six percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, subscribed and paid by CONOISA, as well as 30.81% (thirty point eighty-one percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA; and (iii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the second anniversary of the Execution Date and the Maturity Date (including it), 26.20% (twenty-six point twenty percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, subscribed and paid by CONOISA, as well as 35.16% (thirty-five point sixteen percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA.

(a.1 BIS)              Payment in Kind- Tranche A- Scenario 1 B.

If the Co-Borrowers exclusively borrowed all Tranche A (without borrowing from Tranche B and/or Tranche C), as long as CONOISA has not complied with the obligation set forth in Section 5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is a Notice of Deficient Service and when said Notice of Deficient Service exists, the respective PYRS Consent has not been issued, then, on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders, shares representing the capital stock of COVIMSA, and SETA, in the following proportions: (i) if the Payment in Kind Effective Date occurs on or prior to the date of the first anniversary of the Execution Date (including it), 19.06% (nineteen point zero six percent) of all shares representing the capital stock of COVIMSA, paid and subscribed by CONOISA, as well as 38.91% (thirty-eight point ninety-one percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA; (ii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the first anniversary of the Execution Date and the date of the second anniversary of the Execution Date (including it), 22.96% (twenty-two point ninety-six percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, as well as 46.87% (forty-six point eighty-seven percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA; and (iii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the second anniversary of the Execution Date and the Maturity Date (including it), 26.20% (twenty-six point twenty percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, as well as 53.49% (fifty-three point forty-nine percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA.

(a.2)               Payment in Kind- Tranche A- Scenario 2 A.

If the Co-Borrowers exclusively borrowed all Tranche A (without borrowing from Tranche B and/or from Tranche C), as of the date on which CONOISA has complied with the obligation set forth in Section 5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is no Notice of Deficient Service or if a Notice of Deficient Service exists, the respective PYRS Consent has been issued,, then, on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders, shares representing the capital stock of COVIMSA, DDIO, SETA, and ANESA HOLDCO in the following proportions: (i) if the Payment in Kind Effective Date occurs on or prior to the date of the first anniversary of the Execution Date (including it), 19.06% (nineteen point zero six percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, paid and subscribed by CONOISA, 14.42% (fourteen point forty-two percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA, as well as 25.00% (twenty-five percent) of all shares representing the capital stock of ANESA HOLDCO, subscribed and paid by CONOISA; (ii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the first anniversary of the Execution Date and the date of the second anniversary of the Execution Date (including it), 22.96% (twenty-two point ninety-six percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, subscribed and paid by CONOISA, 17.42% (seventeen point forty-two percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA, as well as 30.00% (thirty percent) of all shares representing the capital stock of ANESA HOLDCO, subscribed and paid by CONOISA; and (iii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the second anniversary of the Execution Date and the Maturity Date (including it), 26.20% (twenty-six point twenty percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, subscribed and paid by CONOISA, 19.54% (nineteen point fifty-four percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA, as well as 35.00% (thirty-five percent) of all shares representing the capital stock of ANESA HOLDCO, subscribed and paid by CONOISA.

(a.2 Bis)               Payment in Kind- Tranche A- Scenario 2 B.

If the Co-Borrowers exclusively borrowed all Tranche A (without borrowing from Tranche B and/or from Tranche C), as of the date on which CONOISA has complied with the obligation set forth in Section 5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is a Notice of Deficient Service and when said Notice of Deficient Service exists, the respective PYRS Consent has not been issued, then on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders, shares representing the capital stock of COVIMSA, SETA, and ANESA HOLDCO in the following proportions: (i) if the Payment in Kind Effective Date occurs on or prior to the date of the first anniversary of the Execution Date (including it), 24.65% (twenty-four point sixty- five percent) of all shares representing the capital stock of COVIMSA, SETA, and ANESA HOLDCO, respectively, subscribed and paid by CONOISA; (ii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the first anniversary of the Execution Date and the date of the second anniversary of the Execution Date (including it), 29.69% (twenty-nine point sixty-nine percent) of all shares representing the capital stock of COVIMSA, SETA and ANESA HOLDCO, respectively, subscribed and paid by CONOISA; and (iii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the second anniversary of the Execution Date and the Maturity Date (including it), 33.88% (thirty-three point eighty-eight percent) of all shares representing the capital stock of COVIMSA SETA and ANESA HOLDCO, respectively, subscribed and paid by CONOISA.

(a.3)      Payment in Kind- Tranches A and B- Scenario 3 A.

If the Co-Borrowers borrowed Tranche A and Tranche B, as of the date on which CONOISA has complied with the obligation set forth in Section 5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is no Notice of Deficient Service or if a Notice of Deficient Service exists, the respective PYRS Consent has been issued, then, on the Payment in Kind Effective Date CONOISA shall be required to provide to the Lenders shares representing the capital stock of COVIMSA, DDIO, SETA, and ANESA HOLDCO in the following proportions: (i) if the Payment in Kind Effective Date occurs on or prior to the date of the first anniversary of the Execution Date (including it) 38.13% (thirty eight point thirteen percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, paid and subscribed by CONOISA, 28.85% (twenty eight point eighty-five percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA, and 50.00% (fifty percent) of all shares representing the capital stock of ANESA HOLDCO, subscribed and paid by CONOISA; (ii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the first anniversary of the Execution Date and the date of the second anniversary of the Execution Date (including it), 44.70% (forty four point seventy percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, subscribed and paid by CONOISA, 33.21% (thirty-three point twenty-one percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA, and 60.00% (sixty percent) of all shares representing the capital stock of ANESA HOLDCO, subscribed and paid by CONOISA; and (iii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the second anniversary of the Execution Date and the Maturity Date (including it), 53.45% (fifty- three point forty-five percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, 49.00% (forty-nine percent) of all shares representing the capital stock of DDIO, subscribed and paid by CONOISA, 40.46% (forty point forty-six percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA, and 70.00% (seventy percent) of all shares representing the capital stock of ANESA HOLDCO, subscribed and paid by CONOISA.

(a.3 Bis) Payment in Kind- Tranches A and B- Scenario 3 B.

If the Co-Borrowers borrowed both from Tranche A and Tranche B, as of the date on which CONOISA has complied with the obligation set forth in Section 5.1.15 of this Agreement, provided that as of the Payment in Kind Effective Date there is a Notice of

Deficient Service and when said Notice of Deficient Service exists, the respective PYRS Consent has not been issued, then on the Payment in Kind Effective Date CONOISA shall be required to provide to the Lenders, shares representing the capital stock of COVIMSA, SETA, and ANESA HOLDCO in the following proportions: (i) if the Payment in Kind Effective Date occurs on or prior to the date of the first anniversary of the Execution Date (including it) 49.31% (forty-nine point thirty-one percent) of all shares representing the capital stock of COVIMSA SETA and ANESA HOLDCO, respectively, subscribed and paid by CONOISA; (ii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the first anniversary of the Execution Date and the date of the second anniversary of the Execution Date (including it), 57.80% (fifty-seven point eighty percent) of all shares representing the capital stock of COVIMSA, SETA and ANESA HOLDCO, respectively, subscribed and paid by CONOISA; and (iii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the second anniversary of the Execution Date and the Maturity Date (including it), 67.88% (sixty-seven point eighty-eight percent) of all shares representing the capital stock of COVIMSA, SETA and ANESA HOLDCO, respectively, subscribed and paid by CONOISA.

(a.3 Ter) Payment in Kind- Tranches A and B- Scenario 4 A.

If the Co-Borrowers borrowed both from Tranche A and Tranche B, as long as CONOISA has not complied with the obligation set forth in Section 5.1.15 of this Agreement, provided that as of the Payment in Kind Effective Date there is no Notice of Deficient Service or if a Notice of Deficient Service exists, the respective PYRS Consent has been issued, then on the Payment in Kind Effective Date CONOISA shall be required to provide to the Lenders, shares representing the capital stock of COVIMSA, DDIO and SETA, in the following proportions: (i) if the Payment in Kind Effective Date occurs on or prior to the date of the first anniversary of the Execution Date (including it) 38.13% (thirty eight point thirteen percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, paid and subscribed by CONOISA, 51.16% (fifty-one point sixteen percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA,; (ii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the first anniversary of the Execution Date and the date of the second anniversary of the Execution Date (including it), 44.70% (forty four point seventy percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, subscribed and paid by CONOISA, 59.98% (fifty-nine point ninety-eight percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA; and (iii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the second anniversary of the Execution Date and the Maturity Date (including it), 53.45% (fifty-three point forty-five percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, 49.90% (forty-nine point ninety percent) of all shares representing the capital stock of DDIO, subscribed and paid by CONOISA, 71.70% (seventy-one point seventy percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA.

(a.4 Quater) Payment in Kind- Tranches A and B- Scenario 4 B.

If the Co-Borrowers borrowed both from Tranche A and Tranche B, as long as CONOISA has not complied with the obligation set forth in Section 5.1.15 of this Agreement, provided that as of the Payment in Kind Effective Date there is a Notice of Deficient Service and when said Notice of Deficient Service exists, the respective PYRS Consent has not been issued, then on the Payment in Kind Effective Date CONOISA shall be required to provide to the Lenders, shares representing the capital stock of COVIMSA, and SETA, in the following proportions: (i) if the Payment in Kind Effective Date occurs on or prior to the date of the first anniversary of the Execution Date (including it) 38.13% (thirty eight point thirteen percent) of all shares representing the capital stock of COVIMSA, paid and subscribed by CONOISA, as well as the 77.84% (seventy-seven point eighty-four percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA; (ii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the first anniversary of the Execution Date and the date of the second anniversary of the Execution Date (including it), 44.70% (forty-four point seventy percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, as well as the 91.25% (ninety-one point twenty-five percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA; and (iii) if the Payment in Kind Effective Date occurs between the period starting on the first calendar day immediately following the date of the second anniversary of the Execution Date and the Maturity Date (including it), 64.76% (sixty-four point seventy-six percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, as well as the 100.00% (one hundred percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA.

(a.4)       Payment in Kind- General Terms

The Lenders or the Agent, as applicable, shall give written notice to CONOISA (with a copy for information purposes to the Co-Borrowers and the Joint and Several Obligors), through the Representative Agent, at least 30 (thirty) calendar days in advance of the date when the Payment in Kind Option is to be exercised (such date, the “Payment in Kind Effective Date”) stating at least (1) the express will of the Lenders or the Agent (for the benefit of the Lenders), as applicable, to exercise the Payment in Kind Option, (2) the Payment in Kind Effective Date, and (3) the express, irrevocable and unconditional instruction given CONOISA to transfer the shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO, respectively, which are subject to the Payment in Kind Option, directly to the Lenders and in this latter case, in the proportions identified in the corresponding notice.

The Co-Borrowers shall carry out any necessary procedures in order to obtain the authorization by the Federal Antitrust Commission, if applicable, in order for the Lenders or the Agent, as applicable, to be able to exercise the Payment in Kind Option on the Payment in Kind Effective Date, provided that if the corresponding authorization is not obtained due to any reason as of the Payment in Kind Effective Date, such date may be unilaterally extended, at the option of the Lenders or the Agent, as applicable. For purposes of the foregoing, the Lenders or the Agent, as applicable, shall cooperate with CONOISA and the Co-Borrowers and share with them any information reasonably necessary to obtain the authorization by the Federal Antitrust Commission.

Once the authorization of the Federal Antitrust Commission has been obtained, if requested, on the Payment in Kind Effective Date, for the purpose of complying with the obligations provided herein, CONOISA agrees to, and the Co-Borrowers and the Joint and Several Obligors shall allow, and shall not hinder the Representative Agent, on behalf of CONOISA, from providing to the Lenders or the Agent, as applicable, the certificates representing the shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO (as applicable) subject to the Payment in Kind, duly endorsed in favor of the Lenders, as applicable, as provided in the aforementioned notice, stating that such shares and/or membership interests are fully subscribed and paid and free from any Liens.

Likewise, CONOISA (through its Secretary of the Board of Directors, or any other officer of CONOISA) shall provide the Lenders or the Agent, as applicable, a copy of the entry in the shareholder register of each of COVIMSA, SETA, DDIO, and ANESA HOLDCO (as applicable), certified by the secretary of the Board of Directors (or a similar officer) of each of COVIMSA, SETA, DDIO, and ANESA HOLDCO (as applicable) selected, evidencing before the Lenders, as applicable, that they have been registered as holders of the shares subject to the Payment in Kind Option.

For purposes of the foregoing, for the purpose of complying with the obligations provided herein, CONOISA hereby agrees to fully, irrevocably, and unconditionally instruct and authorize the Representative Agent to perform the actions provided in the preceding paragraphs, by entering into the Tranche A Representative Agency Agreement and Tranche B Representative Agency Agreement, respectively.

(a.5)       Payment in Kind in the event of Acceleration

In the event the acceleration of the Loan is declared as provided by Section 7, the Lenders or the Agent, as applicable, will be entitled (but not required) to exercise the Payment in Kind Option for the payment of the outstanding balance under Tranche A and/or Tranche B, as applicable, as provided by Section 2.3.4 (a) of this Agreement (especially considering the formula provided in this Section) provided that, regardless of the date on which the Payment in Kind Effective Date occurs, the shares subject to the Payment in Kind Option shall represent the percentages set forth below:

(a.5.1) Payment in Kind- Tranche A- Scenario 1 A.

If the Co-Borrowers only borrowed Tranche A (without borrowing from Tranche B and/or from Tranche C), as long as CONOISA has not complied with the obligation set forth in Section 5.1.15 of this

Agreement, and provided that as of the Payment in Kind Effective Date there is no Notice of Deficient Service or if a Notice of Deficient Service exists, the respective PYRS Consent has been issued, then , on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders shares representing the capital stock of COVIMSA, DDIO, and SETA, in the following proportions: 26.20% (twenty-six point twenty percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, subscribed and paid by CONOISA, as well as 35.16% (thirty-five point sixteen percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA.

(a.5.1 Bis) Payment in Kind- Tranche A- Scenario 1 B.

If the Co-Borrowers only borrowed from Tranche A (without borrowing from Tranche B and/or from Tranche C), as long as CONOISA has not complied with the obligation set forth in Section 5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is a Notice of Deficient Service and when said Notice of Deficient Service exists, the respective PYRS Consent has not been issued, then, on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders, 26.20% (twenty-six point twenty percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, as well as 53.49% (fifty-three point forty-nine percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA.

(a.5.2) Payment in Kind- Tranche A- Scenario 2 A.

If the Co-Borrowers only borrowed Tranche A (without borrowing from Tranche B and/or from Tranche C), as of the date on which CONOISA has complied with the obligation set forth in Section 5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is no Notice of Deficient Service or if a Notice of Deficient Service exists, the respective PYRS Consent has been issued, then , on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders shares representing the capital stock of COVIMSA, DDIO, SETA, and ANESA HOLDCO in the following proportions: 26.20% (twenty-six point twenty percent) of all shares representing the capital stock of COVIMSA and DDIO, respectively, subscribed and paid by CONOISA, 19.54% (nineteen point fifty-four percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA, as well as 35.00% (thirty- five percent) of all shares representing the capital stock of ANESA HOLDCO, subscribed and paid by CONOISA.

(a.5.2 Bis)             Payment in Kind- Tranche A- Scenario 2 B.

If the Co-Borrowers only borrowed from Tranche A (without borrowing from Tranche B and/or from Tranche C), as of the date on which CONOISA has complied with the obligation set forth in Section 5.1.15 of this Agreement, provided that as of the Payment in Kind Effective Date there is a Notice of Deficient Service and when said Notice of Deficient Service exists, the respective PYRS Consent has not been issued, then, on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders, the 33.88% (thirty-three point eighty-eight percent) of all shares representing the capital stock of COVIMSA SETA and ANESA HOLDCO, subscribed and paid by CONOISA.

(a.5.3) Payment in Kind- Tranche A and B - Scenario 3 A.

If the Co-Borrowers borrowed from Tranche A and Tranche B, and provided that as of the Payment in Kind Effective Date there is no Notice of Deficient Service or if a Notice of Deficient Service exists, the respective PYRS Consent has been issued, then on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders, shares representing the capital stock of COVIMSA, DDIO, SETA, and ANESA HOLDCO in the following proportions: 53.45% (fifty-three point forty-five percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, 49.90% (forty-nine point ninety percent) of all shares representing the capital stock of DDIO, subscribed and paid by CONOISA, 40.46% (forty point forty-six percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA, and 70.00% (seventy percent) of all shares representing the capital stock of ANESA HOLDCO, subscribed and paid by CONOISA.

(a.5.3 Bis) Payment in Kind- Tranche A and B - Scenario 3 B.

If the Co-Borrowers borrowed from Tranche A and Tranche B, and provided that as of the Payment in Kind Effective Date there is a Notice of Deficient Service and when said Notice of Deficient Service exists, the respective PYRS Consent has not been issued, then on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders the 67.88% (sixty seven point eighty-eight percent) of all shares representing the capital stock of COVIMSA, SETA and ANESA HOLDCO, respectively, subscribed and paid by CONOISA.

(a.5.3 Ter)            Payment in Kind- Tranche A and B - Scenario 4 A.

If the Co-Borrowers borrowed from Tranche A and Tranche B, as long as CONOISA has not complied with the obligation set forth in Section 5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is no Notice of Deficient Service or if a Notice of Deficient Service exists, the respective PYRS Consent has been issued, then on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders shares representing the capital stock of COVIMSA, DDIO and SETA, in the following proportions: 53.45% (fifty-three point forty-five percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, and the 49.90% (forty-nine point ninety percent) of all shares representing the capital stock of DDIO, subscribed and paid by CONOISA, 71.70% (seventy-one point seventy percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA.

(a.5.3 Quater)                     Payment in Kind- Tranche A and B - Scenario 4 B.

If the Co-Borrowers borrowed from Tranche A and Tranche B, as long as CONOISA has not complied with the obligation set forth in Section

5.1.15 of this Agreement, and provided that as of the Payment in Kind Effective Date there is a Notice of Deficient Service and when said Notice of Deficient Service exists, the respective PYRS Consent has not been issued, then on the Payment in Kind Effective Date, CONOISA shall be required to provide to the Lenders the 64.76% (sixty-four point seventy-six percent) of all shares representing the capital stock of COVIMSA, subscribed and paid by CONOISA, as well as the 100.00% (one hundred percent) of all shares representing the capital stock of SETA, subscribed and paid by CONOISA.

2.3.5                  EMICA Conversion Option.

(a)                                EMICA Conversion Option.

Starting on February 16, 2017 (or at any time prior to such date if any Co-Borrower or the Joint and Several Obligors start or are subject to a voluntary or involuntary bankruptcy proceeding), at any time during the rest of the effective term of this Agreement, the Lenders or the Agent for the benefit of the Lenders, as applicable, will be entitled (but not required) to convert (the “EMICA Conversion Option”) all the outstanding balance of Tranche A and/or Tranche B of the Loan, as applicable (and any other amounts owed by the Co-

Borrowers under the Tranche A and/or Tranche B, as applicable, of this Agreement) on the EMICA Conversion Effective Date in shares representing the capital stock of EMICA or in EMICA Ordinary Participation Certificates through compounding of the outstanding balance of the Tranche A and/or Tranche B of the Loan, as applicable (and any other amounts owed by the Co-Borrowers under the Tranche A and/or Tranche B, as applicable, of this Agreement), on the EMICA Conversion Effective Date. For purposes of the foregoing, depending on the time when the EMICA Conversion Effective Date occurs, the Lenders shall receive shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates representing: (i) in the event that the EMICA Conversion Effective Date occurs on or before the first anniversary of the Execution Date (including it): (1) 29.10% (twenty- nine point ten percent) of all shares representing the capital stock of EMICA, provided the Co-Borrowers have borrowed from Tranche A and Tranche B, and (2) 16.50% (sixteen point fifty percent) of all shares representing the capital stock of EMICA, if the Co-Borrowers only borrowed from Tranche A; (ii) in the event such EMICA Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution Date occurs and the date when the second anniversary of the Execution Date (inclusive) occurs: (1) 34.10% (thirty-four point ten percent) of all shares representing the capital stock of EMICA provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 19.40% (nineteen point forty percent) of all shares representing the capital stock of EMICA, if the Co-Borrowers only borrowed from Tranche A; and (iii) in the event such EMICA Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive): (1) 40.0% (forty point zero percent) of the total shares representing the capital stock of EMICA, provided that the Co- Borrowers borrowed from Tranche A and from Tranche B, and (2) 22.70% (twenty-two point seventy percent) of all shares representing the capital stock of EMICA, subscribed and paid, if the Co-Borrowers only borrowed from Tranche A.

The Lenders or the Agent, as applicable, will deliver to EMICA, with a copy to the Co-Borrowers and ICATEN, a notice addressed to the secretary of the Board of Directors of each of the Co-Borrowers and EMICA, at least 45 (forty-five) calendar days in advance of the date when the EMICA Conversion Option is to be exercised (such date, the “EMICA Conversion Effective Date”) stating at least (1) the express will of the Lenders or the Agent, as applicable, to exercise the EMICA Conversion Option, (2) the EMICA Conversion Effective Date, and (3) the number of shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, provided that in order to determine the number of shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, the Lenders or the Agent, as applicable, shall use the following formula (applied for CONOISA and for ICAPI, separately), provided that the Co-Borrowers and EMICA shall be required to provide the Lenders or the Agent, as applicable, any information required to apply such formula within 5 (five) Business Days following the date on which the Co- Borrowers and EMICA receive the written request from the Lenders or the Agent, as applicable:

Securities

Where:

Securities                                                                                             Shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, as applicable.

ASP                                                                                                                         Total of shares representing the capital stock of EMICA, subscribed prior to the EMICA Conversion Effective Date.

V                                                                                                                                       0.2910 (zero point two thousand nine hundred ten), in the event that the EMICA Conversion Effective Date occurs on or before the date when the first anniversary of the Execution Date (inclusive) occurs, provided that the Co-Borrowers borrowed from Tranche A and Tranche B, or 0.1650 (zero point one thousand six hundred fifty) if the Co-Borrowers only borrowed from Tranche A; or

0.3410 (zero point three thousand four hundred ten) in the event such EMICA Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution Date occurs and the date when the second anniversary of the Execution Date occurs (inclusive), provided the Co-Borrowers borrowed from Tranche A or Tranche B, or 0.1940 (zero point one thousand nine hundred forty) if the Co- Borrowers only borrowed from Tranche A; or

0.40 (zero point forty) in the event such EMICA Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive), provided that the Co-Borrowers have borrowed from Tranche A and Tranche B, or 0.2270 (zero point two thousand seventy) if the Co-Borrowers only borrowed from Tranche A.

EMICA and the Co-Borrowers shall carry out any necessary procedures in order to obtain the EMICA Authorizations, as well as the authorization required by the Federal

Antitrust Commission, if applicable, in order for the Lenders or the Agent, as applicable, be able to exercise the EMICA Conversion Option on the EMICA Conversion Effective Date, provided that if the EMICA Authorizations and the authorization by the Federal Antitrust Commission is not obtained due to any reason as of the EMICA Conversion Effective Date, such date may be unilaterally extended, at the option of the Lenders or the Agent, as applicable. For purposes of the foregoing, the Lenders or the Agent, as applicable, shall cooperate with EMICA and the Co-Borrowers and share with them any information reasonably necessary to obtain the authorization by the Federal Antitrust Commission.

Once the EMICA Authorizations and the authorization of the Federal Antitrust Commission have been obtained, if requested, on the EMICA Conversion Effective Date, EMICA shall deliver to the Lenders or the Agent, as applicable, shares representing the capital stock of EMICA or the EMICA Ordinary Participation Certificates subject matter of the EMICA Conversion Option in the following terms: (i) through a transfer, free of payment, of such securities to the account in S.D. Indeval, Institución del Depósito de Valores, S.A. de C.V., that the Lenders or the Agent, as applicable, instruct(s) in writing to EMICA in the notice by which the EMICA Conversion Option is exercised, the above, provided EMICA continues being a stock market company, whose shares are listed in the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) and continue to be deposited in S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.; or (ii) if EMICA ceases to be a stock market company and the shares representing its capital stock cease to be deposited in S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V., through the delivery of certificates of shares representing the capital stock of EMICA, or Ordinary Participation Certificates (whether they are issued on behalf of the Lenders or through the endorsement of certificates issued on behalf of a third-party), as well as through the delivery of the entry in the shares registry book of EMICA, certified by the Secretary of the Board of Directors of EMICA, which certifies that the Lenders own the certificates of the shares subject matter of the EMICA Conversion Option, or as applicable, a certification signed by the Secretary of the Board of Directors of EMICA and a trust delegate of the trust issuing the Ordinary Participation Certificates, which certifies that the Lenders are the owners of the Ordinary Participation Certificates subject matter of the EMICA Conversion Option.

(b)                                EMICA Conversion in the event of Acceleration

In the event the acceleration of the Loan is declared as provided by Section 7., the Lenders or the Agent, as applicable, will be entitled (but not required) to exercise the EMICA Conversion Option as provided by Section 2.3.5 (a) of this Agreement for the payment of the outstanding balance of the Tranche A and/or Tranche B, as applicable of the Loan (especially considering the formula provided in this Section) provided that, regardless of the date of the EMICA Conversion Effective Date, the shares representing the capital stock of EMICA or the EMICA Ordinary Participation Certificates subject matter of such EMICA Conversion Option shall represent: (i) 22.70% (twenty-two point seventy) of the total shares representing the capital stock of EMICA, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A; and (ii) 40.00% (forty percent) of the total shares representing the capital stock of EMICA, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A and Tranche B.

2.3.6                    ICATEN Conversion Option

(a)                                ICATEN Conversion Option.

Starting on February 16, 2017 (or at any time prior to such date if any Co-Borrower or the Joint and Several Obligors start or are subject to a voluntary or involuntary bankruptcy proceeding), at any time during the rest of the effective term of this Agreement, the Lenders or the Agent for the benefit of the Lenders, as applicable, will be entitled (but not required) to convert (the “ICATEN Conversion Option”) all the outstanding balance of Tranche A and/or Tranche B of the Loan, as applicable (and any other amounts owed by the Co- Borrowers under the Tranche A and/or the Tranche B, as applicable, of this Agreement) on the ICATEN Conversion Effective Date into shares representing the capital stock of ICATEN, through compounding of the outstanding balance of the Tranche A and/or Tranche B of the Loan, as applicable (and any other amounts owed by the Co-Borrowers under the Tranche A and/or Tranche B, as applicable, of this Agreement), on the ICATEN Conversion Effective Date. For purposes of the foregoing, depending on the time when the ICATEN Conversion Effective Date occurs, the Lenders shall receive shares representing the capital stock of ICATEN representing: (i) in the event that the ICATEN Conversion Effective Date occurs on or before the first anniversary of the Execution Date (including it): (1) 29.10% (twenty-nine point ten percent) of all shares representing the capital stock of ICATEN, provided that the Co-Borrowers have borrowed from Tranche A and Tranche B, and (2) 16.50% (sixteen point fifty percent) of all shares representing the capital stock of ICATEN, if the Co-Borrowers only borrowed from Tranche A; (ii) in the event such ICATEN Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution Date occurs and the date when the second anniversary of the Execution Date (inclusive) occurs: (1) 34.10% (thirty-four point ten percent) of all shares representing the capital stock of ICATEN, provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 19.40% (nineteen point forty percent) of all shares representing the capital stock of ICATEN, if the Co-Borrowers only borrowed from Tranche A; and (iii) in the event such ICATEN Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive): (1) 40.0% (forty point zero percent) of the total shares representing the capital stock of ICATEN, provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 22.70% (twenty-two point seventy percent) of all shares representing the capital stock of ICATEN, subscribed and paid, if the Co-Borrowers only borrowed from Tranche A.

The Lenders or the Agent, as applicable, will deliver to ICATEN, with a copy to the Co-Borrowers and EMICA, a notice addressed to the secretary of the Board of Directors of each of the Co-Borrowers, ICATEN, and EMICA, at least 45 (forty-five) calendar days in advance of the date when the ICATEN Conversion Option is to be exercised (such date, the

“ICATEN Conversion Effective Date”) stating at least (1) the express will of the Lenders or the Agent, as applicable, to exercise the ICATEN Conversion Option, (2) the ICATEN Conversion Effective Date, and (3) the number of shares representing the capital stock of ICATEN, provided that in order to determine the number of shares representing the capital stock of ICATEN, the Lenders or the Agent, as applicable, shall use the following formula provided that the Co-Borrowers and ICATEN shall be required to provide the Lenders or the Agent, as applicable, any information required to apply such formula within 5 (five) Business Days following the date on which the Co-Borrowers, EMICA, and ICATEN receive the written request from the Lender or the Agent, as applicable:

Securities

Where:

Securities                               Shares representing the capital stock of ICATEN.

ASP                                        Total of shares representing the capital stock of ICATEN, subscribed prior to the ICATEN Conversion Effective Date.

V                                                                                                                                       0.2910 (zero point two thousand nine hundred ten), in the event that the ICATEN Conversion Effective Date occurs on or before the date when the first anniversary of the Execution Date (inclusive) occurs, and provided that the Co-Borrowers borrowed from Tranche A and Tranche B, or 0.1650 (zero point one thousand six hundred fifty) if the Co-Borrowers only borrowed from Tranche A; or

0.3410 (zero point three thousand four hundred ten) in the event such ICATEN Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution Date occurs and the date when the second anniversary of the Execution Date occurs (inclusive), provided the Co-Borrowers borrowed from Tranche A and Tranche B, or 0.1940 (zero point one thousand nine hundred forty) if the Co- Borrowers only borrowed from Tranche A; or

0.40 (zero point forty) in the event such ICATEN Conversion Effective Date occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive), provided that the Co-Borrowers have borrowed from Tranche A and Tranche B, or 0.2270 (zero point two thousand seventy) if the Co-Borrowers only borrowed from Tranche A.

EMICA, ICATEN, and the Co-Borrowers shall carry out any necessary procedures in order to obtain any necessary authorizations for the Lenders or the Agent, as applicable, to be able to exercise the ICATEN Conversion Option on the ICATEN Conversion Effective Date, including, but not limited to, the authorization required by the Federal Antitrust Commission, if applicable, with the understanding that is such authorizations are not obtained due to any reason on the ICATEN Conversion Effective Date, such date may be extended unilaterally and at the discretion of the Lenders or the Agent, as applicable. For purposes of the foregoing, the Lenders or the Agent, as applicable, shall cooperate with the Co-Borrowers and share with them any information reasonably necessary to obtain the applicable authorizations.

Once the authorizations referred to in the paragraph above, if required, have been obtained, then on the ICATEN Conversion Effective Date, EMICA shall deliver to the Lenders, as applicable, (x) the share certificates representing the shares of the capital stock of ICATEN that are the subject matter of the conversion option, in original, issued in the name of the Lenders, if applicable, indicating that such shares are fully subscribed, paid, and free and clear of any Liens; and (z) a copy of the entry in the shares registry book of ICATEN, certified by the secretary of the Board of Directors (or similar office) of ICATEN, which certifies that the Lenders have been registered as owners of the shares representing the capital stock of ICATEN that are the subject matter of the conversion option.

(b)                                ICATEN Conversion in the event of Acceleration

In the event the acceleration of the Loan is declared as provided by Section 7., the Lenders or the Agent, as applicable, will be entitled (but not required) to exercise the ICATEN Conversion Option as provided by Section 2.3.6 (a) of this Agreement for the payment of the outstanding balance of the Tranche A and/or Tranche B of the Loan, as applicable, of the Loan (especially considering the formula provided in this Section) provided that, regardless of the date on which the ICATEN Conversion Effective Date occurs, the shares representing the capital stock of ICATEN subject matter of such ICATEN Conversion Option shall represent: (i) 22.70% (twenty-two point seventy) of the total shares representing the capital stock of ICATEN, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A; and (ii) 40.00% (forty percent) of the total shares representing the capital stock of ICATEN, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A and Tranche B.

2.3.7                    Voluntary Prepayment.

The Parties Agree that the Co-Borrowers may prepay the outstanding balance of the Loan, and any other amounts owed by the Co-Borrowers under this Agreement, in full, in which case the Co-Borrowers shall pay the Lenders or the Agent, as applicable, in addition to the full unpaid balance of the Loan (and all other amounts owed by the Co-Borrowers under this Agreement), the present value of all ordinary interest, from the prepayment date, until the Effective Date, discounted as of the Prepayment date using the US Treasury Rate plus 0.5% (50 basis points). For purposes of the foregoing, the Co-Borrowers shall give written notice to the Lenders or the Agent, as applicable, at least 30 (thirty) Business Days in advance of the prepayment effective date, of their intent to make the voluntary prepayment under the terms provided above.

Likewise, the Parties agree that the Co-Borrowers may prepay the outstanding balance of the Loan, and any other amounts owed by the Co-Borrowers under this Agreement, in full, in terms of this Section 2.3, solely and exclusively during the term starting (a) on the date on which the Co-Borrowers perform the Tranche A Borrowing, and ending on (b) the date that occurs first between (1) the date of the first anniversary of the Execution Date, and (2) if any of the Co-Borrowers and/or the Joint and Several Obligors are subject to a commercial reorganization (concurso mercantil) proceeding, the date on which the relevant credit acknowledgment, degree, and priority ruling is notified, provided that, in the event that there are several commercial reorganization proceedings, it shall be the date on which the first credit acknowledgment, degree, and priority ruling pronounced in any such proceedings, is notified

Section 2.4           Provisions Applicable to General Payments.

2.4.1       Payments in General. In the event that any payment that shall be made by the Co-Borrowers under this Agreement matures and it is enforceable on a day that is not a Business Day, then such payment shall be made on the immediately subsequent Business Day.

2.4.2       Payment Method and Place. All payments that the Co-Borrowers shall pay to the Lenders or the Agent, as applicable, as provided in this Agreement, either by concept of principal, interest or any other concept, shall be paid without compensation, deduction or withholding before 12:00 p.m. (Mexico City time) on the dates provided in this Agreement, in Dollars and in immediately available funds through deposits made into the Payments Account or in any other place or method instructed by the Lenders or the Agent, as applicable, in writing; provided that any payment received by the Lenders or the Agent, as applicable, after such hour shall be deemed as received on the next Business Day, without the latter being considered as an Event of Default under this Agreement.

Section 2.5           Taxes

(a)           Each and every one of the payments that the Co-Borrowers and/or Joint and Several Obligors shall pay under this Agreement and/or under any Loan Document (whether payments made in cash, or in kind, in the event that the Payment in Kind Option is exercised, or through share conversion, in the event the Conversion Option is exercised, or in shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, if the EMICA Conversion Option is exercised), or in shares representing the capital stock of ICATEN, if the ICATEN Conversion Option is exercised, shall be made free from, and without any withholding or deduction by or for purposes of any Taxes: provided, however that in the event the Co-Borrowers and/or the Joint and Several Obligors are required under the applicable law to deduct or withhold any Taxes with respect to such payments, then (i) the payable amount to the Lenders or the Agent, as applicable, will be increased as necessary in order to, once all the required deductions and withholdings have been made (including deductions and withholdings applicable to additional amounts payable under this paragraph), the Lenders or the Agent, as applicable, receive an amount equal to the amount it would have received if such deductions or withholdings have been made, (ii) the Co-Borrowers and/or the Joint and Several Obligors make such deductions or withholdings, and (iii) the Co-Borrowers and/or the Joint and Several Obligors will pay on a timely manner all the deducted or withheld amount to the corresponding Governmental Authority as provided by the applicable law.

(b)           The Co-Borrowers are bound to indemnify the Lenders or the Agent, as applicable, within the ten (10) Business Days following the request made by the Lender or the Agent, as applicable, for the total amount of any Taxes (including determined Taxes or taxes over or attributable to amounts payable under this Agreement) paid by the Lenders or the Agent, as applicable, over or with respect to any payment of, or on account of, any obligation of the Co-Borrowers under this Agreement and any liability (including reasonable and documented expenses) arising from or related to the foregoing, whether such Taxes have been, or not, correctly or legally determined or imposed by the corresponding Governmental Authority and, to the extent applicable, the Co-borrowers will be subrogated in the challenge and refund rights with respect to such Taxes unduly determined, for which the Lenders or the Agent, as applicable, will cooperate with the Co-Borrowers as necessary, in such challenge.

(c)           The Lenders or the Agent, as applicable, are bound at all times to provide in a timely manner, or cause to deliver, to the Co-Borrowers such information and/or documents requested by the Co-Borrowers, reasonably necessary in order for the Co- Borrowers to be able to process and obtain preferred tax rates and/or benefits and/or condonations with respect to contributions and Taxes, provided that the Lenders or the Agent, as applicable, will not be liable of any damages affecting the Co-Borrowers for not being able to deduct from the total amount of any taxes (including determined Taxes or taxes over or attributable to amounts payable under this Agreement) if such information and/or documents were provided in a timely manner to the Co-Borrowers to obtain the corresponding benefits. For purposes of the foregoing, the Co-Borrowers shall deliver a written notice to the Lenders or the Agent, as applicable, requesting the delivery of information in an advance term reasonable enough based on the nature of the requested information, otherwise the Lenders or the Agent shall have no liability for failure to provide the documents, within the time when the Co-Borrowers request them.

(d)           The obligations of the Co-Borrowers under this Section shall remain in full force and effect during a term of 5 (five) years as of the termination date of this Agreement.

Section 2.6.          EMICA Swap Option.

As of the Conversion Effective Date or the Payment in Kind Effective Date, as applicable, and until and including June 16, 2019, the Lenders or the Agent, as applicable, will be entitled (but not required) to subscribe shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, and pay them in kind with all shares representing the capital stock of CONOISA and ICAPI, that the Lenders or the Agent, as applicable, have received if the Conversion Option has been exercised, or with all shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO that the Lender(s), have received if the Payment in Kind Option has been exercised (the “EMICA Swap Option”).

If they exercise the EMICA Swap Option, the Lenders or the Agent, as applicable, shall be entitled to subscribe and pay shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates representing: (1) 29.10% (twenty-nine point ten percent) of all shares representing the capital stock of EMICA, provided the Co-Borrowers have borrowed from Tranche A and Tranche B, and (2) 16.50% (sixteen point fifty percent) of all shares representing the capital stock of EMICA, if the Co-Borrowers only borrowed from Tranche A, in the event such Conversion Effective Date or the Payment in Kind Effective Date, as applicable occurs on or prior to the first anniversary of the Execution Date (including it): (ii) (1) 34.10% (thirty-four point ten percent) of all shares representing the capital stock of EMICA provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 19.40% (nineteen point forty percent) of all shares representing the capital stock of EMICA, if the Co-Borrowers only borrowed from Tranche A, in the event such Conversion Effective Date or Payment in Kind Effective Date, as applicable, occurs within the period starting on the first calendar day immediately following the first anniversary of the Execution Date and the second anniversary of the Execution Date (including it), and (iii): (1) 40.0% (forty point zero percent) of the total shares representing the capital stock of EMICA, provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 22.70% (twenty-two point seventy percent) of all shares representing the capital stock of EMICA, subscribed and paid, if the Co-Borrowers only borrowed from Tranche A, in the event that the Conversion Effective Date or Payment in Kind Effective Date, as applicable, occurs between the period starting on the first calendar day immediately following the second anniversary of the Execution Date and the Maturity Date (including it).

The Lenders or the Agent, as applicable, will deliver to EMICA, with a copy to the Co-Borrowers and ICATEN, a notice addressed to the secretary of the Board of Directors of each of the Co-Borrowers and EMICA and ICATEN, at least 45 (forty-five) calendar days in advance of the date when the EMICA Swap Option is to be exercised (such date, the “EMICA Swap Effective Date”) stating at least (1) the express will of the Lenders or the Agent, as applicable, to exercise the EMICA Swap Option, (2) the EMICA Swap Effective Date, and (3) the number of shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, provided that in order to determine the number of shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, the Lenders or the Agent, as applicable, shall consider the following formula (applied for CONOISA and for ICAPI, separately), provided that the Co-Borrowers and EMICA shall be required to provide the Lenders or the Agent, as applicable, any information required to apply such formula within 5 (five) Business Days following the date on which the Co-Borrowers and EMICA receive the written request from the Lenders or the Agent, as applicable:

Securities

Where:

Securities                                                                                             Shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, as applicable.

ASP                                                                                                                         Total of shares representing the capital stock of EMICA, subscribed prior to the EMICA Swap Effective Date.

V                                                                                                                                       0.2910 (zero point two thousand nine hundred ten), in the event that the Conversion Effective Date or the Payment in Kind Effective Date occurs on or before the date when the first anniversary of the Execution Date (inclusive) occurs, provided that the Co-Borrowers borrowed from Tranche A and Tranche B, or 0.1650 (zero point one thousand six hundred fifty) if the Co- Borrowers only borrowed from Tranche A; or

0.3410 (zero point three thousand four hundred ten) in the event such Conversion Effective Date or Payment in Kind Effective Date, as applicable, occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution Date occurs and the date when the second anniversary of the Execution Date occurs (inclusive), provided the Co-Borrowers borrowed from Tranche A or Tranche B, or 0.1940 (zero point one thousand nine hundred forty) if the Co-Borrowers only borrowed from Tranche A; or

0.40 (zero point forty) in the event such Conversion Effective Date or Payment in Kind Effective Date, as applicable, occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive), provided that the Co- Borrowers have borrowed from Tranche A and Tranche B, or 0.2270 (zero point two thousand seventy) if the Co-Borrowers only borrowed from Tranche A.

EMICA and the Co-Borrowers shall carry out any necessary procedures in order to obtain the EMICA Authorizations, as well as the authorization required by the Federal Antitrust Commission, if applicable, in order for the Lenders or the Agent, as applicable, be able to exercise the EMICA Swap Option on the EMICA Swap Effective Date, provided that if the EMICA Authorizations and the authorization by the Federal Antitrust Commission is not obtained due to any reason as of the EMICA Swap Effective Date, such date may be unilaterally extended, at the option of the Lenders or the Agent, as applicable. For purposes of the foregoing, the Lenders or the Agent, as applicable, shall cooperate with EMICA and the Co-Borrowers and share with them any information reasonably necessary to obtain the authorization by the Federal Antitrust Commission.

Once the EMICA Authorizations and the authorization of the Federal Antitrust Commission have been obtained, if requested, on the EMICA Swap Effective Date, EMICA shall deliver to the Lenders or the Agent, as applicable, shares representing the capital stock of EMICA or the EMICA Ordinary Participation Certificates subject matter of the EMICA Swap Option in the following terms: (i) through a transfer, free of payment, of such securities to the account in S.D. Indeval, Institución del Depósito de Valores, S.A. de C.V., that the Lenders or the Agent, as applicable, instruct in writing to EMICA in the notice by which the EMICA Swap Option is exercised, the above, provided EMICA continues being a stock market company, whose shares are listed in the Mexican Stock Exchange (Bolsa Mexicana de Valores, S.A.B. de C.V.) and continue to be deposited in S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V.; or (ii) if EMICA ceases to be a stock market company and the shares representing its capital stock cease to be deposited in S.D. Indeval, Institución para el Depósito de Valores, S.A. de C.V., through the delivery of certificates of shares representing the capital stock of EMICA, or Ordinary Participation Certificates (whether they are issued on behalf of the Lenders or through the endorsement of certificates issued on behalf of a third-party), as well as through the delivery of the entry in the shares registry book of EMICA, certified by the Secretary of the Board of Directors of EMICA, which certifies that the Lenders own the certificates of the shares subject matter of the EMICA Swap Option, or as applicable, a certification signed by the Secretary of the Board of Directors of EMICA and a trust delegate of the trust issuing the Ordinary Participation Certificates, which certifies that the Lenders are the owners of the Ordinary Participation Certificates subject matter of the EMICA Swap Option.

Likewise, the Lenders shall provide to EMICA, the certificates representing the capital stock (endorsed to EMICA) of the shares representing the capital stock of CONOISA and ICAPI subject matter of the Conversion Option, or the shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO, if any, acquired when exercising the Payment in Kind Option.

If the Conversion Option or the Payment in Kind option are exercised due to a declaration of acceleration of the Loan as provided by Section 7, as of the Conversion Effective Date or the Payment in Kind Effective Date, as applicable, and up to and including June 16, 2019, the Lenders or the Agent, as applicable, will be entitled (but not required) to exercise the EMICA Swap Option, provided that, regardless of the date of the Conversion Effective Date or the Payment in Kind Effective Date, the shares representing the capital stock of EMICA or the EMICA Ordinary Participation Certificates subject matter of such EMICA Swap Option shall represent: (i) 22.70% (twenty-two point seventy) of the total shares representing the capital stock of EMICA, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A; and (ii) 40.00% (forty percent) of the total shares representing the capital stock of EMICA, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A and Tranche B.

Section 2.7. ICATEN Swap Option.

As of the Conversion Effective Date or the Payment in Kind Effective Date, as applicable, and until and including June 16, 2019, the Lenders or the Agent, as applicable, will be entitled (but not required) to subscribe shares representing the capital stock of ICATEN and pay them in kind with all shares representing the capital stock of CONOISA and ICAPI, that the Lenders or the Agent, as applicable, have received if the Conversion Option has been exercised, or with all shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO that the Lenders have received if the Payment in Kind Option has been exercised (the “ICATEN Swap Option”).

If they exercise the ICATEN Swap Option, the Lenders or the Agent, as applicable, shall be entitled to subscribe and pay shares representing the capital stock of ICATEN representing: (1) 29.10% (twenty-nine point ten percent) of all shares representing the capital stock of ICATEN, provided that the Co-Borrowers have borrowed from Tranche A and Tranche B, and (2) 16.50% (sixteen point fifty percent) of all shares representing the capital stock of ICATEN, if the Co-Borrowers only borrowed from Tranche A, in the event such Conversion Effective Date or the Payment in Kind Effective Date, as applicable occurs on or prior to the first anniversary of the Execution Date (including it): (ii) (1) 34.10% (thirty-four point ten percent) of all shares representing the capital stock of ICATEN provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 19.40% (nineteen point forty percent) of all shares representing the capital stock of ICATEN, if the Co- Borrowers only borrowed from Tranche A, in the event such Conversion Effective Date or Payment in Kind Effective Date, as applicable, occurs within the period starting on the first calendar day immediately following the first anniversary of the Execution Date and the second anniversary of the Execution Date (including it), and (iii): (1) 40.0% (forty point zero percent) of the total shares representing the capital stock of ICATEN, provided that the Co- Borrowers borrowed from Tranche A and from Tranche B, and (2) 22.70% (twenty-two point seventy percent) of all shares representing the capital stock of ICATEN, subscribed and paid, if the Co-Borrowers only borrowed from Tranche A, in the event that the Conversion Effective Date or Payment in Kind Effective Date, as applicable, occurs between the period starting on the first calendar day immediately following the second anniversary of the Execution Date and the Maturity Date (including it).

The Lenders or the Agent, as applicable, will deliver to ICATEN, with a copy to the Co-Borrowers and EMICA, a notice addressed to the secretary of the Board of Directors of each of the Co-Borrowers, EMICA and ICATEN, at least 45 (forty-five) calendar days in advance of the date when the ICATEN Swap Option is to be exercised (such date, the “ICATEN Swap Effective Date”) stating at least (1) the express will of the Lenders or the Agent, as applicable, to exercise the ICATEN Swap Option, (2) the ICATEN Swap Effective Date, and (3) the number of shares representing the capital stock of ICATEN, provided that in order to determine the number of shares representing the capital stock of ICATEN, the Lenders or the Agent, as applicable, shall consider the following formula, provided that the Co-Borrowers, EMICA, and ICATEN shall be required to provide the Lenders or the Agent, as applicable, any information required to apply such formula within 5 (five) Business Days following the date on which the Co-Borrowers, ICATEN, and EMICA receive the written request from the Lenders or the Agent, as applicable:

Securities

Where:

Securities                               Shares representing the capital stock of ICATEN.

ASP                                        Total of shares representing the capital stock of ICATEN, subscribed prior to the ICATEN Swap Effective Date.

V                                                                                                                                       0.2910 (zero point two thousand nine hundred ten), in the event that the Conversion Effective Date or the Payment in Kind Effective Date occurs on or before the date when the first anniversary of the Execution Date (inclusive) occurs, provided that the Co-Borrowers borrowed from Tranche A and Tranche B, or 0.1650 (zero point one thousand six hundred fifty) if the Co- Borrowers only borrowed from Tranche A; or

0.3410 (zero point three thousand four hundred ten) in the event such Conversion Effective Date or Payment in Kind Effective Date, as applicable, occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution Date occurs and the date when the second anniversary of the Execution Date occurs (inclusive), provided the Co-Borrowers borrowed from Tranche A and Tranche B, or 0.1940 (zero point one thousand nine hundred forty) if the Co-Borrowers only borrowed from Tranche A; or

0.40 (zero point forty) in the event such Conversion Effective Date or Payment in Kind Effective Date, as applicable, occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive), provided that the Co- Borrowers have borrowed from Tranche A and Tranche B, or 0.2270 (zero point two thousand seventy) if the Co-Borrowers only borrowed from Tranche A.

EMICA, ICATEN, and the Co-Borrowers shall carry out any necessary procedures in order to obtain any necessary authorizations for the Lenders or the Agent, as applicable, to be able to exercise the ICATEN Swap Option on the ICATEN Swap Effective Date, including, but not limited to, the authorization required by the Federal Antitrust Commission, if applicable, with the understanding that is such authorizations are not obtained due to any reason on the ICATEN Swap Effective Date, such date may be extended unilaterally and at the discretion of the Lenders or the Agent, as applicable. For purposes of the foregoing, the Lenders or the Agent, as applicable, shall cooperate with the Co-Borrowers and share with them any information reasonably necessary to obtain the applicable authorizations.

Once the authorizations referred to in the paragraph above, if required, have been obtained, then on the ICATEN Swap Effective Date, EMICA shall deliver to the Lenders (x) the share certificates representing the shares of the capital stock of ICATEN that are the subject matter of the swap option, in original, issued in the name of the Lenders, if applicable, indicating that such shares are fully subscribed, paid, and free and clear of any Liens; and (z) a copy of the entry in the shares registry book of ICATEN, certified by the secretary of the Board of Directors (or similar office) of ICATEN, which certifies that the Lenders have been registered as owners of the shares representing the capital stock of ICATEN that are the subject matter of the swap option.

Likewise, the Lenders shall provide to ICATEN the certificates representing the capital stock (endorsed in favor of ICATEN) of the shares representing the capital stock of CONOISA and ICAPI subject matter of the Conversion Option, or the shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO, if any, acquired when exercising the Payment in Kind Option.

If the Conversion Option or the Payment in Kind option are exercised due to a declaration of acceleration of the Loan as provided by Section 7, then as of the Conversion Effective Date or the Payment in Kind Effective Date, as applicable, and up to and including June 16, 2019, the Lenders or the Agent, as applicable, will be entitled (but not required) to exercise the ICATEN Swap Option, provided that, regardless of the date on which the Conversion Effective Date or the Payment in Kind Effective Date occurs, the shares representing the capital stock of ICATEN subject matter of such ICATEN Swap Option shall represent: (i) 22.70% (twenty-two point seventy) of the total shares representing the capital stock of ICATEN, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A; and (ii) 40.00% (forty percent) of the total shares representing the capital stock of ICATEN, subscribed and paid (and at least such percentage), in the event that the Co-Borrowers have borrowed from Tranche A and Tranche B.

Section 2.8.                             Intermediate Swap Option.

As of the Payment in Kind Effective Date and until and including June 16, 2019, the Lenders or the Agent, as applicable, will be entitled (but not required) to subscribe shares representing the capital stock of CONOISA and ICAPI, respectively, and pay them in kind with all shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO, that the Lenders have received if the Payment in Kind Option has been exercised (the “Intermediate Swap Option”).

If they exercise the Intermediate Swap Option, the Lenders or the Agent, as applicable, shall be entitled to subscribe and pay shares representing the capital stock of CONOISA and ICAPI, respectively representing (“Intermediate Swap Shares”): (1) 25.51% (twenty-five point fifty-one percent) of all shares representing the capital stock of CONOISA and ICAPI, respectively, subscribed and paid, provided the Co-Borrowers have borrowed from Tranche A and Tranche B, and (2) 14.25% (fourteen point twenty-five percent) of all shares representing the capital stock of CONOISA and ICAPI, respectively, subscribed and paid, if the Co-Borrowers only borrowed from Tranche A, in the event such Payment in Kind Effective Date occurs on or prior to the first anniversary of the Execution Date (including it): (ii) (1) 29.90% (twenty-nine point ninety percent) of all shares representing the capital stock of CONOISA and ICAPI, respectively, subscribed and paid, provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 16.71% (sixteen point seventy-one percent) of all shares representing the capital stock of CONOISA and ICAPI, respectively, subscribed and paid, if the Co-Borrowers only borrowed from Tranche A, in the event such Payment in Kind Effective Date, occurs within the period starting on the first calendar day immediately following the first anniversary of the Execution Date and the second anniversary of the Execution Date (including it), and (iii): (1) 35.05% (thirty-five point zero five percent) of the total shares representing the capital stock of CONOISA and ICAPI, respectively, subscribed and paid, provided that the Co-Borrowers borrowed from Tranche A and from Tranche B, and (2) 19.59% (nineteen point fifty-nine percent) of all shares representing the capital stock of CONOISA and ICAPI, respectively, subscribed and paid, if the Co- Borrowers only borrowed from Tranche A, in the event that the Payment in Kind Effective Date, occurs between the period starting on the first calendar day immediately following the second anniversary of the Execution Date and the Maturity Date (including it).

The Lenders or the Agent, as applicable, will deliver to ICATEN, with a copy to the Co-Borrowers and EMICA, a notice addressed to the secretary of the Board of Directors of each of the Co-Borrowers, ICATEN, and EMICA, at least 30 (thirty) calendar days in advance of the date when the Intermediate Swap Option is to be exercised (such date, the “Intermediate Swap Effective Date”) stating at least (1) the express will of the Lenders or the Agent, as applicable, to exercise the Intermediate Swap Option, (2) the Intermediate Swap Effective Date, and (3) the number of shares representing the capital stock of CONOISA and ICAPI, respectively, provided that in order to determine the number of shares representing the capital stock of CONOISA and ICAPI, as applicable, the Lenders or the Agent, as applicable, shall consider the following formula (applied for CONOISA and for ICAPI, separately), provided that the Co-Borrowers, ICATEN, and EMICA shall be required to provide the Lenders or the Agent, as applicable, any information required to apply such formula within 5 (five) Business Days following the date on which the Co-Borrowers, ICATEN, and EMICA receive the written request from the Lenders or the Agent, as applicable:

Securities

Where:

Securities                                                                                             Shares representing the capital stock of CONOISA and ICAPI, respectively.

ASP                                                                                                                         Total of shares representing the capital stock of the relevant Co-Borrower, subscribed prior to the Intermediate Swap Effective Date.

V                                                                                                                                       0.2551 (zero point two thousand five hundred fifty- one), in the event that the Payment in Kind Effective Date occurs on or before the date when the first anniversary of the Execution Date (inclusive) occurs, provided that the Co-Borrowers borrowed from Tranche A and Tranche B, or 0.1425 (zero point one thousand twenty-five) if the Co-Borrowers only borrowed from Tranche A; or

0.2990 (zero point two thousand nine hundred ninety) in the event such Payment in Kind Effective Date, occurs within the period starting on the first calendar day immediately following the date when the first anniversary of the Execution Date occurs and the date when the second anniversary of the Execution Date occurs (inclusive), provided the Co-Borrowers borrowed from Tranche A or Tranche B, or 0.1671 (zero point one thousand six hundred seventy-one) if the Co-Borrowers only borrowed from Tranche A; or

0.3505 (zero point three thousand five hundred five) in the event such Payment in Kind Effective Date occurs within the period starting on the first calendar day immediately following the date when the second anniversary of the Execution Date occurs and the Maturity Date (inclusive), provided that the Co- Borrowers have borrowed from Tranche A and Tranche B, or 0.1959 (zero point one thousand nine hundred fifty-nine) if the Co-Borrowers only borrowed from Tranche A.

The Co-Borrowers, ICATEN, and EMICA shall carry out any necessary procedures in order to obtain the EMICA Authorizations, as well as the authorization required by the Federal Antitrust Commission, if applicable, in order for the Lenders or the Agent, as applicable, be able to exercise the Intermediate Swap Option on the Intermediate Swap Effective Date, provided that if the EMICA Authorizations and the authorization by the Federal Antitrust Commission is not obtained due to any reason as of the Intermediate Swap Effective Date, such date may be unilaterally extended, at the option of the Lenders or the Agent, as applicable. For purposes of the foregoing, the Lenders or the Agent, as applicable, shall cooperate with EMICA and the Co-Borrowers and share with them any information reasonably necessary to obtain the authorization by the Federal Antitrust Commission.

Once the EMICA Authorizations and the authorization of the Federal Antitrust Commission have been obtained, if requested, on the Intermediate Swap Effective Date, ICATEN shall deliver to the Lenders or the Agent (x) certificates of shares representing the Intermediate Swap Shares (of CONOISA and ICAPI, respectively) issued in favor of the Lenders, stating that such Intermediate Swap Shares are fully subscribed, paid, and free from any Lien, or through an endorsement and delivery of Intermediate Swap Shares subscribed by ICATEN; and (z) a copy of the entry in the shares registry book of CONOISA and ICAPI, respectively, certified by the Secretary of the Board of Directors (or similar officer) of CONOISA and ICAPI, respectively, which certifies that the Lenders were registered as owners of the Intermediate Swap Shares. Likewise, the Lenders shall provide to CONOISA and ICAPI, respectively, certificates representing the capital stock (endorsed in favor of CONOISA) of the shares representing the capital stock of COVIMSA, SETA, DDIO, and ANESA HOLDCO, if any, acquired when exercising the Payment in Kind Option.

If the Payment in Kind option is exercised due to a declaration of acceleration of the Loan as provided by Section 7, as of the Payment in Kind Effective Date, and up to and including June 16, 2019, the Lenders or the Agent, as applicable, will be entitled (but not required) to exercise the Intermediate Swap Option, provided that, regardless of the date of the Payment in Kind Effective Date, the shares representing the capital stock of CONOISA and ICAPI, subject matter of such Intermediate Swap Option shall represent: (1) 35.05% (thirty-five point zero five percent) of the total shares representing the capital stock of CONOISA and ICAPI, respectively, subscribed and paid, in the event that the Co-Borrowers have borrowed from Tranche A and Tranche B; and (2) 19.59% (nineteen point fifty-nine percent) of the total shares representing the capital stock of CONOISA and ICAPI, respectively, subscribed and paid, in the event that the Co-Borrowers have borrowed from Tranche A and Tranche B.

CLAUSE III. CONDITIONS FOR BORROWING

Section 3.1. First Tranche A Borrowing Conditions. The obligation of the Lenders or the Agent, as applicable, to grant the First Tranche A Borrowing to the Co-Borrowers is solely and exclusively subject to the following conditions (or, as applicable, the written waiver by the Lenders or the Agent, as applicable, to performance of any such conditions), which the Co-Borrowers shall comply with or cause to be complied with within the Availability Period applicable to Tranche A, to the satisfaction of the Lenders or the Agent, as applicable.

(a)                                         Loan Documents. The Lenders or the Agent, as applicable, shall have received the following Loan Documents, in original, each in a form and under terms that are satisfactory to the Lenders or the Agent, as applicable:

(i)                         Borrowing Request. The Borrowing Request corresponding to the First Tranche A Borrowing, duly signed by an authorized legal representative of the Co-Borrowers, notwithstanding the proportion in which they will perform the Borrowing, pursuant to the terms of Section 2.1.3 of this Agreement, accompanied by a promissory note documenting the Borrowing in question, which shall be to the full satisfaction of the Lenders or the Agent, as applicable.

(ii)                     CONOISA Share Pledge Agreement. (i) An original counterpart of the CONOISA Share Pledge Agreement, entered into by the parties thereto, (ii) the share certificates representing the shares pledged in terms of such CONOISA Share Pledge Agreement, duly endorsed for collateral in favor of the Lenders or the Agent, as applicable, in their capacity as pledgees, and a copy of the entry in the shareholder register of CONOISA, certified by the secretary of the Board of Directors (or similar officer) of CONOISA, certifying that as of the execution date of the CONOISA Share Pledge Agreement, the shares pledged in terms of the CONOISA Share Pledge Agreement has been duly recorded in the CONOISA shareholder register.

(iii)                 ICAPI Share Pledge Agreement. (i) An original counterpart of the ICAPI Share Pledge Agreement, entered into by the parties thereto, (ii) the share certificates representing the shares pledged in terms of such ICAPI Share Pledge Agreement, duly endorsed for collateral in favor of the Lenders or the Agent, as applicable, in their capacity as pledgees, and a copy of the entry in the shareholder register of ICAPI, certified by the secretary of the Board of Directors (or similar officer) of ICAPI, certifying that as of the execution date of the ICAPI Share Pledge Agreement, the shares pledged in terms of the ICAPI Share Pledge Agreement has been duly recorded in the ICAPI shareholder register.

(iv)                  ICACI Share Pledge Agreement. (i) An original counterpart of the ICACI Share Pledge Agreement, entered into by the parties thereto, (ii) the share certificates representing the shares pledged in terms of such ICACI Share Pledge Agreement, duly endorsed for collateral in favor of the Lenders or the Agent, as applicable, in their capacity as pledgees, and a copy of the entry in the shareholder register of ICACI, certified by the secretary of the Board of Directors (or similar officer) of ICACI, certifying that as of the execution date of the ICACI Share Pledge Agreement, the shares pledged in terms of the ICACI Share Pledge Agreement has been duly recorded in the ICACI shareholder register.

(v)                      COVIMSA Share Pledge Agreement. (i) An original counterpart of the COVIMSA Share Pledge Agreement, entered into by the parties thereto, (ii) the share certificates representing the shares pledged in terms of such COVIMSA Share Pledge Agreement, duly endorsed for collateral in favor of the Lenders or the Agent, as applicable, in their capacity as pledgees, and a copy of the entry in the shareholder register of COVIMSA, certified by the secretary of the Board of Directors (or similar officer) of COVIMSA, certifying that as of the execution date of the COVIMSA Share Pledge Agreement, the shares pledged in terms of the COVIMSA Share Pledge Agreement has been duly recorded in the COVIMSA shareholder register.

(vi)                  DDIO Share Pledge Agreement. (i) An original counterpart of the DDIO Share Pledge Agreement, entered into by the parties thereto, (ii) the share certificates representing the shares pledged in terms of such DDIO Share Pledge Agreement, duly endorsed for collateral in favor of the Lenders or the Agent, as applicable, in their capacity as pledgees, and a copy of the entry in the shareholder register of DDIO, certified by the secretary of the Board of Directors (or similar officer) of DDIO, certifying that as of the execution date of the DDIO Share Pledge Agreement, the shares pledged in terms of the DDIO Share Pledge Agreement has been duly recorded in the DDIO shareholder register.

(vii)              SETA Share Pledge Agreement. (i) An original counterpart of the SETA Share Pledge Agreement, entered into by the parties thereto, (ii) the share certificates representing the shares pledged in terms of such SETA Share Pledge Agreement, duly endorsed for collateral in favor of the Lenders or the Agent, as applicable, in their capacity as pledgees, and a copy of the entry in the shareholder register of SETA, certified by the secretary of the Board of Directors (or similar officer) of SETA, certifying that as of the execution date of the SETA Share Pledge Agreement, the shares pledged in terms of the SETA Share Pledge Agreement has been duly recorded in the SETA shareholder register.

(viii)          ICAPI Non-Possessory Pledge Agreement. An original counterpart of the ICAPI Non-Possessory Pledge Agreement, duly executed by all parties thereto and with their signatures ratified before a notary public of Mexico City, with evidence of their registration in the Sole Registry of Personal Property.

(ix)                  CONOISA Non-Possessory Pledge Agreement. An original counterpart of the CONOISA Non-Possessory Pledge Agreement, duly executed by all parties thereto and with their signatures ratified before a notary public of Mexico City, with evidence of their registration in the Sole Registry of Personal Property.

(x)                      Tranche A Representative Agency Agreement. An original counterpart of the Tranche A Representative Agency Agreement, duly executed by all parties thereto, and with their signatures ratified before a notary public of Mexico City, and the transcript containing an irrevocable power of attorney granted by CONOISA to the Representative Agent, for the exclusive purpose of performing the instructions provided in the Tranche A Representative Agency Agreement, and this Agreement, with such power being registered in the Public Registry of Commerce.

(b)                                         Tranche A Consents. The Lenders or the Agent, as applicable, shall have received from the Co-Borrowers an original counterpart of each and every one of the consents required from the creditors, Governmental Authorities, and shareholders of the shares issuing companies that are being encumbered in terms of the actions described in subsection (a) above, and enter into all documents that may be required to finalize such actions, which shall be provided to the full satisfaction of the

Lenders or of the Agent, which are identified in the document attached to this Agreement as Exhibit “D”, and any other consent that the Lenders or the Agent, as applicable, deem to be required (the “Tranche A Consents”).

(c)                                          Effectiveness. That as of the Tranche A Borrowing Date, the Loan does not violate any applicable law, regulation, circular letter, arbitration award, court order, or legal provision, and that there is no proceeding, judgment and/or resolution issued by any Governmental Authority that is not subject to appeal, or that in any way restricts performance of the obligations of the Lenders or of the Agent, as applicable, or of the Co-Borrowers under this Agreement.

(d)                                         Secretary Certificates. The Lenders or the Agent, as applicable, shall have received a duly filled and signed certificate from each of the secretaries of the board of directors of ICAPI, CONOISA, and of the Joint and Several Obligors in terms of the form attached to this Agreement as Exhibit “E” jointly with (i) a certified copy of the articles of association and the bylaws in force (with registration information of ICAPI, CONOISA, or of the Joint and Several Obligors, depending on the certificate in question; (ii) a certified copy of the public instrument(s) (with registration information, as applicable) containing the powers of attorney granted by ICAPI, CONOISA, or the Joint and Several Obligors, depending on the certificate in question, in favor of the person(s) that will execute, on their behalf, the Loan Documents to which each of ICAPI, CONOISA, or the Joint and Several Obligors, depending on the certificate in question, is a party, and (iii) any other type of documentation that the Lenders or the Agent, as applicable, deem pertinent.

(e)                                          Chief Executive Officer Certificate. The Lenders or the Agent, as applicable, shall have received a duly completed and signed certificate from the Chief Executive Officer of EMICA, in terms of the form attached to this Agreement as Exhibit “F”.

(f)                                           Representations. Each and every one of the representations of the Co-Borrowers and of the Joint and Several Obligors pursuant to this Agreement and/or pursuant to the other Loan Documents shall be true, complete, and correct in all aspects on and as of the First Tranche A Borrowing Date, as if such representations were made on such First Tranche A Borrowing Date, which the Co-Borrowers and the Joint and Several Obligors shall note and certify in writing in the relevant Borrowing Request.

(g)                                         Material Adverse Change. As of the Tranche A Borrowing Date, no Material Adverse Change shall have occurred, to the reasonable satisfaction of the Lenders or the Agent, as applicable.

(h)                                         Litigation and Proceedings. That the Co-Borrowers, and the Joint and Several Obligors, individually, or jointly, as of the Tranche A Borrowing Date have not been, and are not part of, and to the extent that the Co-Borrowers and the Joint and Several Obligors are aware of the inexistence of elements that enable to suppose that the Co-Borrowers or the Joint and Several Obligors are and/or have been notified of, and/or are aware, that they are parties to, agreement or concession rescission and termination proceedings, trials, judicial proceedings, administrative dispute proceedings, investigation, review or audit proceedings, sanctioning proceedings, before authorities with jurisdiction in Mexico or abroad, arbitration or contractual dispute resolution proceedings (with the express exception of any commercial reorganization or bankruptcy proceeding), granting of injunctions or precautionary measures, any orders to seize, foreclose, sequester, or otherwise seize property, rights and/or possessions of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, including, but not limited to, the property subject to non-possessory pledge agreements described in the body of this Agreement, and any court order temporarily or definitively suspending all or part of the effects, obligations, and rights arising from this Agreement, or any of the other Loan Documents, which may reasonably have a Material Adverse Change regarding the prompt performance of the obligations acquired through this Agreement, in the course of business and operations of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, or otherwise adversely affecting its liquidity condition or, as applicable, which, in case of ending in an unfavorable ruling regarding the interests of the Co-Borrowers and of the Joint and Several Obligors may be reasonably expected to result in a Material Adverse Change for EMICA and/or its Affiliates.

(i)                                            Legal Opinions. The Lenders or the Agent, as applicable, shall receive an original counterpart of the legal opinions issued on the Tranche A Borrowing Date by:

(i)                              Cervantes Sainz, S.C., Mexican outside counsel of the Co-Borrowers under terms and conditions substantially in the form attached to this Agreement as Exhibit “G”.

(ii)                          Espino y Asociados, S.C., Mexican outside counsel of the Co-Borrowers under terms and conditions substantially in the form attached to this Agreement as Exhibit “H”.

(j)                                            Memorandum. The Lenders or the Agent, as applicable, shall have received an original counterpart of the memorandum issued by Cleary Gottlieb Steen & Hamilton, legal counsel of the Co-Borrowers and of the Joint and Several Obligors for purposes of this Agreement, which reflects the implications caused as a result of entering into this Agreement, pursuant to the indentures issued by the Joint and Several Obligors in the United States of America on July 24, 2012, for USD$350,000,000.00 (three hundred fifty thousand million dollars 00/100 legal currency of the United States of America), on February 4, 2011 for USD$500,000,000.00 (five hundred million dollars 00/100 legal currency of the United States of America, and May 29, 2014, for USD$700,000,000.00 (seven hundred million dollars 00/100 legal currency of the United States of America).

(k)                                         No Default or Event of Default. As of the First Tranche A Borrowing Date, no Default or Event of Default shall have occurred.

(l)                                                Closing Resolutions. The Co-Borrowers shall provide the Lenders or the Agent, as applicable, a certified copy of the Closing Resolutions, formalized before a notary public of Mexico City, jointly with the evidence, to the satisfaction of the Lenders or the Agent, as applicable, of the filing of such Closing Resolutions in the Public Registry of Commerce corresponding to the corporate domicile of the Co-Borrowers.

(m)                                     Expenses. Each and every one of the costs, fees and expenses (including, but not limited to, fees for legal advisors involved in implementing the financing transaction provided in this Agreement and the Loan Documents), and any other compensation contemplated in this Agreement, which shall be paid to the Lenders or the Agent, as applicable, or to any third party pursuant to this Agreement, shall have been paid to the extent that they have accrued as of the Borrowing Date.

(n)                                         Corporate Restructuring. That the Lenders or the Agent, as applicable, receive original documentation from the Co-Borrowers, evidencing to their full satisfaction, that the Corporate Restructuring has been carried out and is fully effective.

Additionally, the Parties agree that in the event that a voluntary or involuntary commercial reorganization proceeding is initiated against any of the Co- Borrowers or the Joint and Several Obligors, or any of their Affiliates, in addition to the conditions provided in subsections (a) to (n) above, the Co-Borrowers may make the First Tranche A Borrowing, if and only if the Lenders or the Agent, as applicable, receive, a certified copy of the order or ruling containing the decision, or non-objection by the judge before which the proceeding in question is being tried, authorizing, or not objecting to, the financing transaction set forth in this Agreement, and that the Co- Borrowers may perform the First Tranche A Borrowing.

Section 3.2. Second Tranche A Borrowing Conditions. The obligation of the Lenders or the Agent, as applicable, to grant the Second Tranche A Borrowing to the Co- Borrowers is solely and exclusively subject to the satisfaction of the following conditions (or, as applicable, the written waiver by the Lenders or the Agent, as applicable, to performance of any such conditions), which the Co-Borrowers shall comply with or cause to be complied with within the Availability Period applicable to Tranche A, to the satisfaction of the Lenders or the Agent, as applicable.

(a)                                         Loan Documents. The Lenders or the Agent, as applicable, shall have received the following Loan Documents, in original, each in a form and under terms that are satisfactory to the Lenders or the Agent, as applicable:

(i)                         Borrowing Request. The Borrowing Request corresponding to the Second Tranche A Borrowing, duly signed by an authorized legal representative of the Co-Borrowers, notwithstanding the proportion in which they will perform the Borrowing, pursuant to the terms of Section 2.1.3 of this Agreement, accompanied by a promissory note documenting the Borrowing in question, which shall be to the full satisfaction of the Lenders or the Agent, as applicable.

(ii)                     ICATEN Share Pledge Agreement. (i) An original counterpart of the ICATEN Share Pledge Agreement, entered into by the parties thereto, (ii) the share certificates representing the shares pledged in terms of such ICATEN Share Pledge Agreement, duly endorsed for collateral in favor of the Lenders or the Agent, as applicable, in its capacity as pledgee, and a copy of the entry in the shareholder register of ICATEN, certified by the secretary of the Board of Directors (or similar officer) of ICATEN, certifying that as of the execution date of the ICATEN Share Pledge Agreement, the shares pledged in terms of the ICATEN Share Pledge Agreement has been duly recorded in the ICATEN shareholder register.

(iii)                 CONOISA Share Pledge Update. (i) An original counterpart of an agreement certifying that (x) EMICA is substituted by ICATEN as pledgor under the CONOISA Share Pledge Agreement entered into by the parties thereto, considering that EMICA has stopped being the direct shareholder of CONOISA, and now ICATEN is the direct shareholder, and under which ICATEN grants the representations it is required to grant as pledgor and assumes any and all obligations assumed by EMICA under the CONOISA Share Pledge Agreement, (y) the amendment and restatement of the CONOISA Share Pledge Agreement so as to substitute any reference to EMICA with ICATEN, (ii) the share certificates representing the shares pledged in terms of such CONOISA Share Pledge Agreement, duly endorsed by EMICA in favor of ICATEN and endorsed for collateral b ICATEN in favor of the Lenders or the Agent, as applicable, in its capacity as pledgee, and a copy of the entry in the shareholder register of CONOISA, certified by the secretary of the Board of Directors (or similar officer) of CONOISA, certifying that as of the execution date of the aforementioned agreement, the shares pledged in terms of the CONOISA Share Pledge Agreement are still duly recorded in the CONOISA shareholder register with ICATEN as the pledgor.

(iv) ICAPI Share Pledge Update. (i) An original counterpart of the agreement certifying that (x) EMICA is substituted by ICATEN as pledgor under the ICAPI Share Pledge Agreement entered into by the parties thereto, considering that EMICA has stopped being the direct shareholder of ICAPI, and now ICATEN is the direct shareholder, and under which ICATEN grants the representations it is required to grant as pledgor and assumes any and all obligations assumed by EMICA under the ICAPI Share Pledge Agreement, (y) the amendment and restatement of the ICAPI Share Pledge Agreement so as to substitute any reference to EMICA with ICATEN, (ii) the share certificates representing the shares pledged in terms of such ICAPI Share Pledge

Agreement, duly endorsed by EMICA in favor of ICATEN and endorsed for collateral by ICATEN in favor of the Lenders or the Agent, as applicable, in its capacity as pledgee, and a copy of the entry in the shareholder register of ICAPI, certified by the secretary of the Board of Directors (or similar officer) of ICAPI, certifying that as of the execution date of the aforementioned agreement, the shares pledged in terms of the ICAPI Share Pledge Agreement are still duly recorded in the ICAPI shareholder register with ICATEN as the pledgor.

(b)                                         Corporate Authorizations. An original certificate of the Secretary of the Board of Directors of EMICA certifying that EMICA obtained from its corporate bodies, whether through a general shareholders’ meeting and/or meeting of the Board of Directors of EMICA, sufficient authorization in terms of its bylaws and under the applicable law, to organize ICATEN and for the transfer to ICATEN by EMICA of the shares representing the capital stock of the following companies: (i) Controladora de Operaciones de Infraestructura, S.A. de C.V., (ii) Controladora de Empresas de Vivienda, S.A. de C.V., (iii) CICASA., (iv) ICA Planeación y Financiamiento, S.A. de C.V. SOFOM E.N.R, (v) ICA Promotora de Infraestructura, S.A.P.I. de C.V., (vi) GRUPICA, (vii) ICA Servicios de Dirección Corporativa, S.A. de C.V., (viii) ICA Risk Management Solutions, Agente de Seguros y de Fianzas, S.A. de C.V., (ix) Ingenieros Civiles Asociados, S.A. de C.V., and (x) ICA Internacional Perú, S.A.

(c)                                          Effectiveness. That as of the Second Tranche A Borrowing Date, the Loan does not violate any applicable law, regulation, circular letter, arbitration award, court order, or legal provision, and that there is no proceeding, judgment and/or resolution issued by any Governmental Authority that is not subject to appeal, or that in any way restricts performance of the obligations of the Lenders or of the Agent, as applicable, or of the Co-Borrowers under this Agreement.

(d)                                         Secretary Certificates. The Lenders or the Agent, as applicable, shall have received a duly filled and signed certificate from each of the secretaries of the board of directors of ICAPI, CONOISA, and of the Joint and Several Obligors in terms of the form attached to this Agreement as Exhibit “E” jointly with (i) a certified copy of the articles of association and the bylaws in force (with registration or certification information that the first official transcript corresponding to the articles of association has been filed and is in the process of registration with the Public Registry of Commerce of Mexico City) of ICATN, (ii) a certified copy of the public instrument(s) (with registration or certification information that the first official transcript corresponding to the articles of association has been filed and is in the process of registration with the Public Registry of Commerce of Mexico City, if applicable) containing the powers of attorney granted by ICATEN in favor of the person(s) that will execute, for and on its behalf, the Loan Documents to which each ICATEN is a party, and (iii) any other type of documentation that the Lenders or the Agent, as applicable, may deem pertinent.

(e)                                          Chief Executive Officer Certificate. The Lenders or the Agent, as applicable, shall have received a duly completed and signed certificate from the Chief

Executive Officer of EMICA, in terms of the form attached to this Agreement as Exhibit “F”.

(f)                                           Representations. Each and every one of the representations of the Co-Borrowers and of the Joint and Several Obligors pursuant to this Agreement and/or pursuant to the other Loan Documents shall be true, complete, and correct in all aspects on and as of the Second Tranche A Borrowing Date, as if such representations were made on such Second Tranche A Borrowing Date, which the Co-Borrowers and the Joint and Several Obligors shall note and certify in writing in the relevant Borrowing Request.

(g)                                             Material Adverse Change. As of the Second Tranche A Borrowing Date, no Material Adverse Change shall have occurred, in the reasonable opinion of the Lenders or the Agent, as applicable.

(h)                                         Litigation and Proceedings. That the Co-Borrowers, and the Joint and Several Obligors, individually or jointly, as of the Second Tranche A Borrowing Date have not been, and are not part of, and to the extent that the Co- Borrowers and the Joint and Several Obligors are aware of, there are no elements that allow to suppose that the Co-Borrowers or the Joint and Several Obligors are and/or have been notified of, and/or are aware, that they are parties to agreement or concession rescission and termination proceedings, trials, judicial proceedings, administrative dispute proceedings, investigation, review or audit proceedings, sanctioning proceedings, before authorities with jurisdiction in Mexico or abroad, arbitration or contractual dispute resolution proceedings (with the express exception of any commercial reorganization or bankruptcy proceeding), granting of injunctions or precautionary measures, any orders to seize, foreclose, sequester, or otherwise seize property, rights and/or possessions of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, including, but not limited to, the property subject matter of the share pledge agreements described in the body of this Agreement, the non- possessory pledge agreements described in the body of this Agreement, and any court order temporarily or definitively suspending all or part of the effects, obligations, and rights contemplated in this Agreement, or any of the other Loan Documents, which may reasonably have a Material Adverse Change regarding the prompt performance of the obligations acquired through this Agreement, in the course of business and operations of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, or otherwise adversely affecting its liquidity condition or, as applicable, which, in case of ending in an unfavorable ruling regarding the interests of the Co-Borrowers and of the Joint and Several Obligors may be reasonably expected to result in a Material Adverse Change for EMICA and/or its Affiliates.

(i)                                            Legal Opinions. The Lenders or the Agent, as applicable, shall receive an original counterpart of a letter issued by Cervantes Sainz, S.C. and another letter issued by Espino y Asociados, S.C., certifying that the legal opinions issued prior to the Second Tranche A Borrowing have not changed as to their contents and scope, and also certifying that the Loan Collateral are legally enforceable (under the Tranche B Consents obtained). If the legal opinions issued prior to the Second Tranche A

Borrowing changed with respect to their contents and scope, or if they are incomplete because they do not include specific opinions on the ICATEN Share Pledge, the legal opinions issued prior to the Second Tranche A Borrowing shall be updated to the full satisfaction of the Lenders or the Agent, as applicable.

(j)                                            No Default or Event of Default. As of the Second Tranche A Borrowing Date, no Default or Event of Default shall have occurred.

(k)                                             ICATEN Resolutions. The Co-Borrowers shall provide the Lenders or the Agent, as applicable, a certified copy of the ICATEN Resolutions, formalized before a notary public of Mexico City, jointly with the evidence, to the satisfaction of the Lenders or the Agent, as applicable, of the filing of such ICATEN Resolutions in the Public Registry of Commerce corresponding to the corporate domicile of ICATEN.

(l)                                            Expenses. Each and every one of the costs, fees and expenses (including, but not limited to, fees for legal advisors involved in implementing the financing transaction provided in this Agreement and the Loan Documents), and any other compensation contemplated in this Agreement, which shall be paid to the Lenders or the Agent, as applicable, or to any third party pursuant to this Agreement, shall have been paid to the extent that they have accrued as of the Borrowing Date.

Additionally, the Parties agree that in the event that a voluntary or involuntary commercial reorganization proceeding is initiated against any of the Co- Borrowers or the Joint and Several Obligors, or any of their Affiliates, in addition to the conditions provided in subsections (a) to (l) above, the Co-Borrowers may make the Second Tranche A Borrowing, if and only if the Lenders or the Agent, as applicable, receive, a certified copy of the order or ruling containing the decision, or non-objection by the judge before which the proceeding in question is being tried, authorizing, or not objecting to, the financing transaction set forth in this Agreement, and that the Co- Borrowers may perform the Second Tranche A Borrowing.

Section 3.3. Tranche B Borrowing Conditions. The obligation of the Lenders or the Agent, as applicable, to grant the Tranche B Borrowing to the Co-Borrowers is solely and exclusively subject to the following conditions (or as applicable, the written waiver by the Lenders or the Agent, as applicable, to performance of any such conditions), which the Co- Borrowers shall comply with or cause to be complied with within the Availability Period applicable to Tranche B to the satisfaction of the Lenders or the Agent, as applicable.

(a)                                         That each of the Co-Borrowers has borrowed the entirety of Tranche A.

(b)                                         Borrowing Request. That the Co-Borrowers deliver to the Lenders or the Agent, as applicable, the Borrowing Request corresponding to the Tranche B Borrowing, duly signed by an authorized legal representative of the Co- Borrowers, notwithstanding the proportion in which they will perform the Borrowing, pursuant to the terms of Section 2.1.3 of this Agreement, accompanied by a promissory note documenting the Borrowing in question, which shall be to the full satisfaction of the Lenders or the Agent, as applicable.

(c)                                          ANESA HOLDCO. That in the event that the condition set forth in subsection e) below is not fulfilled, alternatively, ANESA HOLDCO owns all but one of the shares representing the capital stock of Autopistas Naucalpan Ecatepec, S.A. de C.V. pursuant to Section 5.1.15 of this Agreement.

(d)                                         ANESA HOLDCO Share Pledge Agreement. That in the event that the condition set forth in subsection e) below is not fulfilled, alternatively, CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the ANESA HOLDCO Share Pledge Agreement executed by the parties thereof, (ii) the certificates of shares representing the shares pledged in terms of such ANESA HOLDCO Share Pledge Agreement, duly endorsed in favor of the Lenders or Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shares registry book of ANESA HOLDCO, certified by the secretary of the Board of Directors (or similar officer) of ANESA HOLDCO, which certifies that as of the execution date of the ANESA HOLDCO Share Pledge Agreement, the pledge on the shares pledged in terms of the ANESA HOLDCO Share Pledge Agreement has been duly registered in the shares registry book of ANESA HOLDCO.

(e)                                          COTRISA Share Pledge Agreement. That in the event that the conditions set forth in subsections c) and d) above are not fulfilled, alternatively, CICASA, ICACON and GRUPICA provide to the Lenders or the Agent, as applicable, (i) an original counterpart of the COTRISA Share Pledge Agreement executed by the parties thereof, (ii) the certificates of shares representing the shares pledged in terms of such COTRISA Share Pledge Agreement, duly endorsed in favor of the Lenders or Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shareholder register of COTRISA, certified by the secretary of the Board of Directors (or similar officer) of COTRISA, certifying that as of the execution date of the COTRISA Share Pledge Agreement, the pledge on the shares pledged in terms of the COTRISA Share Pledge Agreement has been duly registered in the shareholder register of COTRISA.

(f)                                           OMA Share Pledge on Securities Agreement. That CONOISA provides to the Lenders or Agent, as applicable, an original counterpart of the OMA Share Pledge on Securities Agreement executed by the parties thereof, as well as evidence of the free payment transfer of the shares representing the capital stock of OMA, subject matter of such lien, at the intermediation account of the Agent (as specified in the OMA Share Pledge on Securities Agreement); the foregoing, except where CONOISA notifies the Lenders or the Agent, as applicable, in writing that such shares were pledged as counter guarantee of the obligations assumed by CONOISA under the Unit Price Public Works Fixed-Term Agreement (Contrato Plurinominal de Obra Pública a Precios Unitarios y Tiempo Determinado) Number LPI-OP-DCAGI- SC-080-16 and/or the respective public tender, reason why the satisfaction of this condition may be waived by the Lenders. The above with the understanding that, in such a case, CONOISA shall maintain its obligation to the Lenders or the Agent, as applicable, to execute the OMA Share Pledge on Securities Agreement, within 10 (ten) Business Days from the date on which the shares representing the capital stock of OMA owned by CONOISA are released from the aforementioned counter guarantee, as provided in Section 5.1.17 herein.

(g)                                          OMA Share Pledge Agreement. That CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the OMA Share Pledge Agreement executed by the parties thereof, (ii) the certificates of shares representing the shares pledged in terms of such OMA Share Pledge Agreement, duly endorsed in favor of the Lenders or Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shares registry book of OMA, certified by the secretary of the Board of Directors (or similar officer) of OMA, which certifies that as of the execution date of the OMA Share Pledge Agreement, the pledge on the shares pledged in terms of the OMA Share Pledge Agreement has been duly registered in the shares registry book of OMA

(h)                                         Tranche B Representative Agency Agreement. An original counterpart of the Tranche B Representative Agency Agreement duly executed by all parties thereof, and with their signatures ratified before a notary public of Mexico City, as well as the transcript granting the irrevocable power-of-attorney granted by CONOISA in favor of the Representative Agent with the exclusive purpose of complying with the instructions set forth in the Tranche B Representative Agency Agreement, as well as in this Agreement, being such power-of-attorney registered in the Public Registry of Commerce.

(i)                                             Tranche B Consents. The Lenders or the Agent, as applicable, shall have received from the Co-Borrowers an original counterpart of each and every one of the consents required from the creditors, Governmental Authorities, and shareholders or members of the companies issuing shares subject to the Loan Collateral to enforce such Loan Collateral, which shall be provided to the full satisfaction of the Lenders or of the Agent, and shall those identified in the document attached to this Agreement as Exhibit “I”, and any other consent that the Lenders or the Agent, as applicable, deem to be required (the “Tranche B Consents”).

(j)                                            Effectiveness. That as of the Tranche B Borrowing Date, the Loan does not violate any applicable law, regulation, circular letter, arbitration award, court order, or legal provision, and that there is no proceeding, judgment and/or resolution issued by any Governmental Authority that is not subject to appeal, or that in any way restricts performance of the obligations of the Lenders or of the Agent, as applicable, or of the Co-Borrowers under this Agreement.

(k)                                     Representations. Except as provided in subsection (e) above, each and every one of the representations of the Co-Borrowers and of the Joint and Several Obligors pursuant to this Agreement and/or pursuant to the other Loan Documents shall be true, complete, and correct in all aspects on and as of the Tranche B

Borrowing Date, as if such representations were made on such Tranche B Borrowing Date, which the Co-Borrowers and the Joint and Several Obligors shall note and certify in writing in the relevant Borrowing Request.

(l)                                             Material Adverse Change. Except as provided in subsection (e) above, as of the Tranche B Borrowing Date, no Material Adverse Change shall have occurred, to the reasonable satisfaction of the Lenders or the Agent, as applicable.

(m)                                     Proceedings. That the Co-Borrowers, and the Joint and Several Obligors, individually, or jointly, as of the Tranche B Borrowing Date have not been, and are not part of, and to the extent that the Co-Borrowers and the Joint and Several Obligors are aware of the inexistence of elements that enable to suppose that the Co- Borrowers or the Joint and Several Obligors are and/or have been notified of, and/or are aware, that they are parties to, agreement or concession rescission and termination proceedings, trials, judicial proceedings, administrative dispute proceedings, investigation, review or audit proceedings, sanctioning proceedings, before authorities with jurisdiction in Mexico or abroad, arbitration or contractual dispute resolution proceedings (with the express exception of any commercial reorganization or bankruptcy proceeding), granting of injunctions or precautionary measures, any orders to seize, foreclose, sequester, or otherwise seize property, rights and/or possessions of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, including, but not limited to, the property subject to non-possessory pledge agreements described in the body of this Agreement, and any court order temporarily or definitively suspending all or part of the effects, obligations, and rights arising from this Agreement, or any of the other Loan Documents, which may reasonably have a Material Adverse Change regarding the prompt performance of the obligations acquired through this Agreement, in the course of business and operations of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, or otherwise adversely affecting its liquidity condition or, as applicable, which, in case of ending in an unfavorable ruling regarding the interests of the Co-Borrowers and of the Joint and Several Obligors may be reasonably expected to result in a Material Adverse Change for EMICA and/or its Affiliates.

(n)                                         Legal Opinions. The Lenders or the Agent, as applicable, shall receive an original counterpart of a letter issued by Cervantes Sainz, S.C., and by Espino y Asociados, S.C., certifying that the legal opinions issued prior to the Tranche A Borrowing, have not changed regarding their content and scope, and also certifying that the Loan Security are legally enforceable (pursuant to having obtained the Tranche B Consents). If the legal opinions issued prior to the Tranche A Borrowing changed regarding its contents and scope, or they are incomplete since they do not have specific opinions regarding the ANESA HOLDCO Share Pledge, the OMA Share Pledge on Securities Agreement, the OMA Share Pledge Agreement, DIDO Share Pledge Agreement, as applicable, COTRISA Share Pledge Agreement or regarding the viability of the exercise of the Payment in Kind option that the Lenders have under this Agreement, the legal opinions issued prior to the Tranche A Borrowing shall be updated to the entire satisfaction of the Lenders or Agent, as applicable.

Section 3.4. Tranche C Borrowing Conditions. The obligation of the Lenders or the Agent, as applicable, to grant the Tranche C Borrowing to the Co-Borrowers is solely and exclusively subject to the following conditions (or as applicable, the written waiver by the Lenders or the Agent, as applicable, to performance of any such conditions), which the Co- Borrowers shall comply with or cause to be complied with within the Availability Period applicable to Tranche C to the satisfaction of the Lenders or the Agent, as applicable.

(a)                                         That each, or both, of the Co-Borrowers have borrowed the entirety of Tranche B.

(b)                                         That the payment obligation of the entirety of Tranche A and Tranche B, including any interest, fees, expenses and/or any other amounts which may be accrued pursuant to the terms of this Agreement, under such Tranches in favor of the Lenders and/or the Agent, as applicable, has been extinguished.

(c)                                          Borrowing Request. That the Co-Borrowers deliver to the Lenders or the Agent, as applicable, the Borrowing Request corresponding to the Tranche C Borrowing, duly signed by an authorized legal representative of the Co- Borrowers, notwithstanding the proportion in which they will perform the Borrowing, pursuant to the terms of Section 2.1.3 of this Agreement, accompanied by a promissory note documenting the Borrowing in question, which shall be to the full satisfaction of the Lenders or the Agent, as applicable.

(d)                                         ICACON Share Pledge Agreement. That CONOISA provide the Lenders or the Agent, as applicable, (i) an original counterpart of the ICACON Share Pledge Agreement, executed by the parties thereof, (ii) the certificate of shares representing the shares pledged in terms of such ICACON Share Pledge Agreement, duly endorsed as collateral in favor of the Lenders or the Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shares registry book of ICACON, certified by the secretary of the Board of Directors (or similar officer) of ICACON, which certifies that as of the execution date of the ICACON Share Pledge Agreement, the pledge on the shares pledged in terms of the ICACON Share Pledge Agreement has been duly registered in the shares registry book of ICACON.

(e)                                          ICAIN Share Pledge Agreement. That CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the ICAIN Share Pledge Agreement executed by the parties thereof, (ii) the certificates of shares representing the shares pledged in terms of such ICAIN Share Pledge Agreement, duly endorsed in favor of the Lenders or Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shares registry book of ICAIN, certified by the secretary of the Board of Directors (or similar officer) of ICAIN, which certifies that as of the execution date of the ICAIN Share Pledge Agreement, the pledge on the shares pledged in terms of the ICAIN Share Pledge Agreement has been duly registered in the shares registry book of ICAIN.

(f)                                           HPRE Share Pledge Agreement. That CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the HPRE Share

Pledge Agreement executed by the parties thereof, (ii) the certificates of shares representing the shares pledged in terms of such HPRE Share Pledge Agreement, duly endorsed in favor of the Lenders or Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shares registry book of HPRE, certified by the secretary of the Board of Directors (or similar officer) of HPRE, which certifies that as of the execution date of the HPRE Share Pledge Agreement, the pledge on the shares pledged in terms of the HPRE Share Pledge Agreement has been duly registered in the shares registry book of HPRE.

(g)                                         DIPESA Share Pledge Agreement. That CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the DIPESA Share Pledge Agreement executed by the parties thereof, (ii) the certificates of shares representing the shares pledged in terms of such DIPESA Share Pledge Agreement, duly endorsed in favor of the Lenders or Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shares registry book of DIPESA, certified by the secretary of the Board of Directors (or similar officer) of DIPESA, which certifies that as of the execution date of the DIPESA Share Pledge Agreement, the pledge on the shares pledged in terms of the DIPESA Share Pledge Agreement has been duly registered in the shares registry book of DIPESA.

(h)                                         CPH Share Pledge Agreement. That CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the CPH Share Pledge Agreement executed by the parties thereof, (ii) the certificates of shares representing the shares pledged in terms of such CPH Share Pledge Agreement, duly endorsed in favor of the Lenders or Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shares registry book of CPH, certified by the secretary of the Board of Directors (or similar officer) of CPH, which certifies that as of the execution date of the CPH Share Pledge Agreement, the pledge on the shares pledged in terms of the CPH Share Pledge Agreement has been duly registered in the shares registry book of CPH.

(i)                                            COHYSA Share Pledge Agreement. That CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the COHYSA Share Pledge Agreement executed by the parties thereof, (ii) the certificates of shares representing the shares pledged in terms of such COHYSA Share Pledge Agreement, duly endorsed in favor of the Lenders or Agent, as applicable, in their capacity as pledgee, and (iii) a copy of the entry in the shares registry book of COHYSA, certified by the secretary of the Board of Directors (or similar officer) of COHYSA, which certifies that as of the execution date of the COHYSA Share Pledge Agreement, the pledge on the shares pledged in terms of the COHYSA Share Pledge Agreement has been duly registered in the shares registry book of COHYSA.

(j)                                            ANESA Beneficiary Rights Pledge Agreement. That ANESA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the ANESA Beneficiary Rights Pledge Agreement, executed by the parties thereof.

(k)                                         CONOISA Beneficiary Rights Pledge Agreement. That CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the CONOISA Beneficiary Rights Pledge Agreement, executed by the parties thereof.

(l)                                            CONOISA Collection Rights Pledge Agreement. That CONOISA provides to the Lenders or the Agent, as applicable, (i) an original counterpart of the CONOISA Collection Rights Pledge Agreement, executed by the parties thereof.

(m)                                     ICATEN Board Approval. The Lenders or the Agent, as applicable, shall have received an original counterpart of a copy certified by the Secretary of the Board of Directors of ICATEN of the ICATEN Board Approval.

(n)                                         Effectiveness. That as of the Tranche C Borrowing Date, the Loan does not violate any applicable law, regulation, circular letter, arbitration award, court order, or legal provision, and that there is no proceeding, judgment and/or resolution issued by any Governmental Authority that is not subject to appeal, or that in any way restricts performance of the obligations of the Lenders or of the Agent, as applicable, or of the Co-Borrowers under this Agreement.

(o)                                         Representations. Except as provided in subsection (e) above, each and every one of the representations of the Co-Borrowers and of the Joint and Several Obligors pursuant to this Agreement and/or pursuant to the other Loan Documents shall be true, complete, and correct in all aspects on and as of the Tranche C Borrowing Date, as if such representations were made on such Tranche C Borrowing Date, which the Co-Borrowers and the Joint and Several Obligors shall note and certify in writing in the relevant Borrowing Request.

(p)                                         Material Adverse Change. As of the Tranche C Borrowing Date, no Material Adverse Change shall have occurred, to the reasonable satisfaction of the Lenders or the Agent, as applicable.

(q)                                         Proceedings. That the Co-Borrowers, and the Joint and Several Obligors, individually, or jointly, as of the Tranche C Borrowing Date have not been, and are not part of, and to the extent that the Co-Borrowers and the Joint and Several Obligors are aware of the inexistence of elements that enable to suppose that the Co- Borrowers or the Joint and Several Obligors are and/or have been notified of, and/or are aware, that they are parties to, agreement or concession rescission and termination proceedings, trials, judicial proceedings, administrative dispute proceedings, investigation, review or audit proceedings, sanctioning proceedings, before authorities with jurisdiction in Mexico or abroad, arbitration or contractual dispute resolution proceedings (with the express exception of any commercial reorganization or bankruptcy proceeding), granting of injunctions or precautionary measures, any orders to seize, foreclose, sequester, or otherwise seize property, rights and/or possessions of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, including, but not limited to, the property subject to non-possessory pledge agreements described in the body of this Agreement, and any court order temporarily or definitively suspending all or part of the effects, obligations, and rights arising from this Agreement, or any of the other Loan Documents, which may reasonably have a Material Adverse Change regarding the prompt performance of the obligations acquired through this Agreement, in the course of business and operations of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, or otherwise adversely affecting its liquidity condition or, as applicable, which, in case of ending in an unfavorable ruling regarding the interests of the Co-Borrowers and of the Joint and Several Obligors may be reasonably expected to result in a Material Adverse Change for EMICA and/or its Affiliates.

(r)                                          Legal Opinions. The Lenders or the Agent, as applicable, shall receive an original counterpart of a letter issued by Mijares, Angoitia, Cortés y Fuentes, S.C., certifying that the Loan Collateral are legally enforceable.

(s)                                           No Default or Event of Default. As of the Tranche C Borrowing Date, no Default or Event of Default shall have occurred.

(t)                                            Expenses. Each and every one of the costs, fees and expenses (including, but not limited to, fees for legal advisors involved in implementing the financing transaction provided in this Agreement and the Loan Documents), and any other compensation contemplated in this Agreement, which shall be paid to the Lenders or the Agent, as applicable, or to any third party pursuant to this Agreement, shall have been paid to the extent that they have accrued as of the Borrowing Date.

Additionally, the Parties agree that in the event that a voluntary or involuntary commercial reorganization proceeding is initiated against any of the Co- Borrowers or the Joint and Several Obligors, or any of their Affiliates, in addition to the conditions provided in subsections (a) to (o) above, the Co-Borrowers may make the Tranche B and Tranche C Borrowing, if and only if the Lenders or the Agent, as applicable, receives, a certified copy of the order or ruling containing the decision, or non-objection by the judge before which the proceeding in question is being tried, authorizing, or not objecting to, the financing transaction set forth in this Agreement, and that the Co-Borrowers may perform the Tranche A Borrowing, the Tranche B Borrowing and the Tranche C Borrowing, respectively.

CLAUSE IV. FEES

Section 4.1. Non-Borrowed Balance Fee. The Co-Borrowers shall pay the Lenders or the Agent, as applicable, a fee of 3.00% (three percent) per annum for each Tranche on the average daily non-borrowed balance of the Tranche A and Tranche B of the Loan, which shall accrue starting on the Execution Date of this Agreement, and until whatever happens first between (i) the expiration date of the Availability Period of the Tranche A or the Tranche B, or (ii) the date on which the Tranche A or the Tranche B is fully borrowed. Such fee shall be paid on the date on which the Co-Borrowers perform the full Borrowing of Tranche A or Tranche B, respectively, deducting the Fee in question from the borrowed amount.

Section 4.2. Structuring Fee. The Co-Borrowers shall pay the Lenders or the Agent, as applicable, a Structuring Fee for the financing transaction provided herein, once a Borrowing is performed, equivalent to 7.00% (seven percent) of the Borrowing amount in question, which shall accrue, and shall be paid on the date on which the Co-Borrowers perform the full Borrowing of Tranche A, of Tranche B and of Tranche C, respectively, deducting the Fee (applying the respective percentage to the borrowed Amount), provided that, if the Availability Period ends without the Co-Borrowers performing any Borrowing of either Tranche, the Structuring Fee shall not accrue

Section 4.3.  Fee Payment Provisions.

The Parties agree that the Fees provided in this Clause shall be paid by deducting an amount equivalent to the Fees accrued at the moment on which the Co- Borrowers perform any Borrowing under this Agreement, except for such fees that have been accrued without performing any Borrowings, in which case such fees shall be paid with funds from the Co-Borrowers.

CLAUSE V. AFFIRMATIVE AND NEGATIVE COVENANTS

Section 5.1 Affirmative Covenants. Starting on the Execution Date and until each and every one of the obligations of each of the Co-Borrowers pursuant to this Agreement and the other Loan Documents have been paid, performed, and complied with in full, each of the Co-Borrowers agrees to:

5.1.1                    Litigation. Give written notice to the Lenders or the Agent, as applicable, as soon as practicable, but in any event within 5 (five) Business Days after having knowledge of any litigation or proceeding of any kind that threatens or affects the Co- Borrowers, the Joint and Several Obligors, or any of their Affiliates.

5.1.2                    Default Notice. Give written notice to the Lenders or to the Agent, as applicable, as soon as practicable, but in any event within 3 (three) Business Days after having knowledge of the existence of any event that may result in or be deemed a Default or Event of Default.

5.1.3                    Use of Proceeds. Use the proceeds from the Loan solely as set forth in Section 2.1.5.

5.1.4                    Compliance with Laws and Authorizations. Observe and comply with all applicable laws, rules, regulations, orders, decrees, and legal requirements binding the Co-Borrowers, and the Joint and Several Obligors, or any of their Affiliates.

5.1.5                    Taxes. File each and every one of the Tax returns that they shall file, and pay on time and in full all Taxes, assessments, and other charges imposed on the Co- Borrowers in connection with the Agreement and the Loan Documents pursuant to applicable law, with the exception of those that are challenged in good faith through appropriate legal proceedings, for which adequate reserves have been established pursuant to applicable law.

5.1.6                    Information Provision. Provide the Lenders or the Agent, as applicable, any type of reasonable information in connection with the operation, business, and financial condition of the Co-Borrowers, the Joint and Several Obligors, CONOISA’s Subsidiaries and ICAPI’s Subsidiaries, within 10 (ten) Business Days following the date on which the Co-Borrowers receive the respective written request from the Lenders or the Agent, as applicable.

5.1.7                    Indemnity Income Report. Give written notice to the Lenders or the Agent, as applicable, of any situation, circumstance, event or action that may result in the Co-Borrowers, CONOISA’s Subsidiaries and ICAPI’s Subsidiaries obtaining Indemnity Income, within three (3) Business Days following the date on which such situation, circumstance, event, or action occurs.

5.1.8                    Accounting. Keep and maintain adequate accounting records in which full, true, and correct entries shall be made in compliance with the IFRS.

5.1.9                    Corporate Condition; Rights, Authorizations, Etc. Maintain their legal existence pursuant to the laws of Mexico, and all rights, licenses, authorizations, permits, notices, records, and franchises required or deemed relevant to operate their businesses, and cause ICAPI’s Subsidiaries and CONOISA’s Subsidiaries to maintain their legal existence pursuant to the laws of Mexico, and all rights, licenses, authorizations, permits, notices, records, and franchises required or deemed relevant to operate their businesses.

5.1.10             Property Maintenance, etc. Maintain and preserve, and cause ICAPI’s Subsidiaries and CONOISA’s Subsidiaries to maintain and preserve all property used or that may be useful to perform their operations in good, and normal use conditions, except for ordinary wear and tear.

5.1.11             Accounts. Maintain the CONOISA Accounts and the ICAPI Accounts open during the term of the Loan.

5.1.12             Dividends. Declare or pay dividends to their respective shareholders and/or distribute capital to their shareholders, provided that the conditions provided in the document attached hereto as Exhibit “J” occur.

5.1.13             Additional Actions. Enter into, execute, and delivery, and cause the Joint and Several Obligors, ICAPI’s Subsidiaries and CONOISA’s Subsidiaries, to enter into and deliver to the Lenders or to the Agent, as applicable, such documents, and perform any reasonable action in connection with this Agreement or with the other Loan Documents that the Lenders or the Agent, as applicable, request in writing, for the purpose of formalizing, protecting, and maintaining the rights and/or interests of the Lenders or the Agent, as applicable, resulting from this Agreement and/or the other Loan Documents, and pay all documented and reasonable costs and expenses resulting from or in connection with the foregoing.

5.1.14             EMICA Authorizations. In order for the Lenders or Agent, as applicable, to be able to exercise the EMICA Conversion Option or the EMICA Swap Option,

in terms of this Loan Agreement, the CO-Borrowers and EMICA agree to perform the following acts as of the date on which the Lenders or Agent, as applicable, notify EMICA in writing with a copy to the Co-Borrowers, its intention to exercise such options:

(i)                                    Call (in first, second, or subsequent call, as applicable) the ordinary and extraordinary general shareholders meeting of EMICA, including in the relevant agenda (a) a point for the discussion, and as applicable, approval of an increase to the capital stock of EMICA, as well as the resulting issuance of shares (which shall remain in the possession of the treasury of EMICA) necessary to guarantee the EMICA Ordinary Participation Certificates acquired by the Lenders or Agent, as applicable, if they exercise the EMICA Conversion Option or the EMICA Swap Option, so that such Meeting discusses and, as applicable, approve such increase of capital stock, (b) a point to amend the bylaws, so that EMICA allows the admission of foreign individuals or Mexican legal entities in which foreign individuals participate, and (c) a point for the discussion and, as applicable, approval, for waiving or refusing to exercise within the relevant legal period, any preemptive right they have to proportionally subscribe the increase of capital stock, approved, as applicable, by the general Shareholders meeting referred to herein.

Notwithstanding the foregoing, if there is a voluntary or involuntary bankruptcy proceeding against any of the Co-Borrowers or the Joint and Several Obligors, or any of their Affiliates, and regardless that the Lenders or Agent, as applicable, notified EMICA or not, with a copy to the Co-Borrowers, of its intention to exercise the EMICA Conversion Option or the EMICA Swap Option, as applicable, EMICA shall be required to include in the agenda of the general shareholders meeting called for the approval of the terms of the settlement agreed with its creditors, the points set forth in items (a), (b), and (c) set forth in the paragraph above.

Likewise, the Parties agree that the terms of the increase to the capital stock of EMICA, recommended to the shareholders of EMICA to approve pursuant to the general shareholders meeting held as a result of the events set forth in the preceding paragraphs, shall be at the entire satisfaction of the Lenders or Agent, as applicable, and EMICA shall contemplate the EMICA Conversion Option or the EMICA Swap Option, as applicable, in the settlement that, as applicable, is executed pursuant to the bankruptcy proceeding, so that any of them are exercised at any time decided by the Lenders or Agent, as applicable.

(ii)                                 Through the representatives of EMICA that preside the ordinary and extraordinary general shareholders meeting referred to in item (i) above, recommend to the shareholders of EMICA the approval of the points set forth in the relevant agenda, as well as to address any doubt and provide any information required by the shareholders to adopt its decision, and in general, perform all acts and proceedings that EMICA can perform, so that the shareholders cast their vote, and as applicable, favorably approve the points being discussed in such meeting.

(iii)        Request to the National Banking and Securities Commission (Comisión Nacional Bancaria y de Valores) the update of the registry of the shares representing the capital stock of EMICA, issued as a result of the increase to the capital stock that, as applicable, is approved by the ordinary and extraordinary general shareholders meeting referred to in item (i)              above, as well as to timely and properly address any requirements made by the National Banking and Securities Commission, and in general perform all acts and proceedings that EMICA can perform, so that the relevant authority issues, as applicable, the authorization set forth in this paragraph.

(iv)                            If the Lenders or Agent, as applicable, exercise the EMICA Conversion Option or EMICA Swap Option, so that the Lenders or Agent, as applicable, wish to acquire shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates representing more than 30% (thirty percent) of the capital stock of EMICA, and only if it is legally necessary), request the National Banking and Securities Commission to authorize the Lenders or Agent, as applicable, to acquire such shares representing the capital stock of EMICA or EMICA Ordinary Participation Certificates, exempting them from performing such acquisition through a public offering of mandatory acquisition (in terms of articles 98 and 102 of the Securities Market Law( (Ley del Mercado de Valores), as well as to timely and properly address any requirements made by the National Banking and Securities Commission during the procedure of the authorization request set forth in this paragraph.

(v)                                That, if legally necessary, EMICA, through its Board of Directors, as well as through its corporate practices committee, resolve what is necessary in order to comply with article 102 of the Securities Market Law, in order to obtain the authorization set forth in item (iv) above.

(vi)                            Perform all acts necessary in order for the trust issuing EMICA Ordinary Public Certificates to issue the necessary EMICA Ordinary Public Certificates so that the Lenders or Agent, as applicable, may exercise the EMICA Conversion Option or the EMICA Swap Option, as applicable (if their exercise involves the acquisition of EMICA Ordinary Public Certificates).

(vii)                        If there is a voluntary or involuntary bankruptcy proceeding against any of the Co-Borrowers or the Joint and Several Obligors or any of their Affiliates, obtain a certified copy of the order or resolution setting forth the determination or the non-objection of the judge presiding such proceeding, authorizing or non-objecting the financing operation set forth in this Agreement, including the EMICA Conversion Option and the EMICA Swap Option.

5.1.15             ANESA HOLDCO Shares. No later than on December 31, 2017, CONOISA shall (i) make ANESA HOLDCO own all but one of the shares representing the capital stock of Autopistas Naucalpan Ecatepec, S.A. de C.V., (ii) provide to the Lenders or Agent, as applicable, the ANESA HOLDCO Share Pledge Agreement executed by all parties thereof, (iii) have each and every one of the Tranche B Consents required in order to place a lien on the ANESA HOLDCO Shares in terms of the ANESA HOLDCO Share Pledge Agreement, as well as to dispose of the ANESA HOLDCO Shares if the Lenders or Agent, as applicable, exercise the Payment in Kind Option, and (iv) execute the Tranche B Representative Agency Agreement.

5.1.16           COTRISA Shares. In the event of not complying with the obligation described in Section 5.1.15 above, alternatively, no later than December 31, 2017, CICASA, ICACON and GRUPICA shall (i) provide to the Lenders or Agent, as applicable, the COTRISA Share Pledge Agreement executed by all parties thereof, and (ii) have each and every Tranche B Consents required in order to place a lien or transfer the shares representing the capital stock of COTRISA, in terms of the COTRISA Share Pledge Agreement,

5.1.17             OMA Shares. No later than on December 31, 2017: (i) all the shares representing the capital stock of OMA, currently owned by CONOISA, shall be free from any lien (other than the one set forth in the OMA Share Pledge on Securities Agreement), and CONOISA shall provide to the Lenders or Agent, as applicable, the OMA Share Pledge on Securities Agreement executed by all parties thereof, which places a primary pledge on the shares representing the capital stock of OMA, owned by CONOISA, and (ii) CONOISA shall provide to the Lenders or Agent, as applicable, the OMA Share Pledge Agreement executed by all parties thereof. CONOISA shall be exempt from performing the obligation provided in subsections (i) and (ii) of this Section 5.1.17 before December 31, 2017, provided that it notifies the Lenders or the Agent in writing, as applicable, before such date, that the shares representing the capital stock of OMA which are currently owned by CONOISA, were pledged as counter guarantee of the obligations assumed by CONOISA under the Unit Price Public Works Fixed-Term Agreement Number LPI-OP-DCAGI-SC-080-16 and/or the respective public tender, attaching to such notice evidence of the creation of the aforementioned counter guarantee. The above with the understanding that, in such a case, CONOISA shall maintain its obligation to the Lenders to execute the OMA Share Pledge on Securities Agreement, within 10 (ten) Business Days from the date on which the shares representing the capital stock of OMA owned by CONOISA are released from the aforementioned counter guarantee.

5.1.18             Cancellation of Treasury Shares. If the Lenders or the Agent, as applicable, decides to exercise the Conversion Option or the ICATEN Conversion Option, as applicable, EMICA, ICATEN, CONOISA, and ICAPI agree to the Lenders to (i) cancel, or cause to be cancelled, the treasury shares previously issued by CONOISA, ICAPI, or ICATEN pursuant to the Closing Resolutions and the ICATEN Resolutions and, then, simultaneously on that same date, (ii) issue and deliver to the Lenders, or cause to be issued and delivered to the Lenders, as applicable, the shares representing the capital stock of CONOISA, ICAPI, or ICATEN subject matter of the Conversion Option or the ICATEN Conversion Option, as the case may be, as provided in Sections 2.3.3. or 2.3.6 of this Agreement, as applicable.

The Parties agree that if for any reason (A) the cancellation of the treasury shares is carried out as provided in subsection (i) of the paragraph above, and the issue and delivery of shares referred to in subsection (ii) of the paragraph above does not occur simultaneously on that same date, or (B) the cancellation of treasury shares referred to in subsection (i) of the paragraph above is carried out without the previous exercise of the Conversion Option or the ICATEN Conversion Option, as the case may be, and provided that, in both case (A) and case (B), such cause is the result of the creation, update, or existence of any type of legal or material limitation that prevents, delays, disables, or affects the effectiveness of the exercise of the Conversion Option or the ICATEN Conversion Option, as the case may be, then the cancellation of the treasury shares issued by ICATEN, CONOISA, and ICAPI, as applicable, shall be constitute a breach by the issuer entity of such shares, whether ICATEN, CONOISA, and ICAPI, and the provisions of Section 7.1.4(ii) of this Agreement shall apply.

Section 5.2. Negative Covenants. Starting on the Execution Date, and until the date on which each and every one of the obligations of the Co-Borrowers under this Agreement and the other Loan Documents have been paid, performed, and complied with in full, each of the Co-Borrowers agrees to:

Section 5.2.1 Merger, Spin-off; Etc. Not demerge, consolidate, or merge with any other Person or proceed or otherwise agree to dissolve or wind up, without prior written authorization from the Lenders or the Agent, as applicable. Likewise, they agree to cause ICAPI’s Subsidiaries and CONOISA’s Subsidiaries to not demerge, consolidate, or merge with any other Person or proceed or otherwise agree to dissolve or wind up, without prior written authorization from the Lenders or the Agent, as applicable. The foregoing, provided that such actions may be performed without consent from the Lenders or the Agent, as applicable, when these are performed in the ordinary course of business, and provided these are linked to existing projects of such date, and no third parties not controlled by EMICA have an interest in such shares. Likewise, such actions related to the Corporate Restructuring shall be exempted from such obligation.

5.2.2                    Changes in the Nature of their Businesses. Not perform or allow any material change in the nature or line of business of their businesses, in ICAPI’s Subsidiaries and in CONOISA’s Subsidiaries.

5.2.3                    Asset Sale. Except as expressly provided in the Loan Documents, not to sell, lease, assign, usufruct, transfer, or otherwise dispose of their properties, property, or assets, whether current or future, outside the ordinary course of business, without prior written authorization from the Lenders or the Agent, as applicable, except for the sale or conveyance of (a) obsolete or worn down assets or equipment; and (b) other obsolete assets for renewal thereof, provided such renewal is carried out within 30 (thirty) days for new or more modern assets of the same category, provided that in the event of banning any of the foregoing, there shall be reasonable cause therefor.

5.2.4                    Liens. Not create or allow the creation or existence of any Lien on their properties, property and/or assets, whether current or future, and on those of ICATEN, ICAPI’s Subsidiaries and CONOISA’s Subsidiaries, except for (i) such Liens created in favor or for the benefit of the Lenders pursuant to the Loan Documents, (ii) except for the existing Liens as of this date on the property of ICAPI’s Subsidiaries and CONOISA’s Subsidiaries, and (iii) except for such Liens that are required to be granted in the ordinary course of business, solely and exclusively in favor of surety bond companies.

5.2.5                    Liabilities and Other Obligations. Except for (i) the liabilities resulting from this Agreement, (ii) the Existing ICAPI Debt and the Existing CONOISA Debt, , and except for (iii) any additional Debt that the Co-Borrowers may incur, provided it does not exceed a total of USD$20,000,000.00 (twenty million dollars 00/100 legal currency of the United Mexican States), not to procure, create, incur, undertake or allow the existence of any Debt or secure third party obligations by the Co-Borrowers and ICAPI’s Subsidiaries and CONOISA’s Subsidiaries.

5.2.6                    Investments; Loans. Make any investment that in any way differs from those expressly permitted in this Agreement, and in the other Loan Documents, or grant loans to third parties, including their shareholders or Affiliates. Such investments and loans in connection with existing projects regarding which the Co-Borrowers have already committed resources are exempted from such obligation.

5.2.7                    Changes in the Capital Stock; Liens; Control. Not allow (i) any Change of Control to occur in ICATEN, the Co-Borrowers and/or in ICAPI’s Subsidiaries and/or in CONOISA’s Subsidiaries, except as expressly provided in this Agreement or the other Loan Documents; (ii) their shareholders or members, as applicable, to create, or allow the creation or existence of, any Lien, whether directly or indirectly, on the shares that such shareholders own or may own in the future of the capital stock of ICATEN, the Co-Borrowers, ICAPI’s Subsidiaries and CONOISA’s Subsidiaries (except as provided in this Agreement and the other Loan Documents); and/or (iii) their shareholders or members, as applicable, to sell, assign, transfer, or otherwise convey, directly or indirectly, or are diluted regarding ownership and/or title over the shares that they own or may own in the future of the capital stock of ICATEN, the Co-Borrowers, ICAPI’s Subsidiaries and CONOISA’s Subsidiaries.

5.2.8                    Distributions. Not authorize or make any other distribution, payment, or transfer of property or cash to their shareholders, or redeem, withdraw, purchase or acquire, directly or indirectly, for consideration, shares representing the outstanding capital stock, or issued in the future, or create or reserve any fund for the purposes mentioned above, except, in each case, with prior written consent from the Lenders or the Agent, as applicable. Dividing distributions made pursuant to the provisions of Section 5.1.12 of this agreement shall be expected from such obligation.

5.2.9                    Accounts. Not open bank accounts or maintain cash deposits with any third parties, except for CONOISA Accounts and ICAPI Accounts.

CLAUSE VI. ACCELERATION

Section 6.1 General Provisions. The Co-Borrowers shall pay in advance, the Loan, all income of ICAPI’s Subsidiaries and CONOISA’s Subsidiaries during the term of this Agreement, for casualty proceeds under the insurance policies in which ICAPI’s Subsidiaries and CONOISA Subsidiaries are beneficiaries, any indemnity payment for damages they receive from any third party pursuant to rescission or termination of any agreements and any indemnity payment for expropriation, minus any deductions required to repair or replace indispensable assets or insured projects that have been damages or list, which are indispensable for allowing the business to continue (“Indemnity Income”). The foregoing, provided that the Co-Borrowers shall cause ICAPI’s Subsidiaries and CONOISA Subsidiaries to receive the payment in question, transfer the respective funds to the relevant Co-Borrower in the most efficient way for the purpose that such Co-Borrower make the respective payment to the Lenders or the Agent, as applicable, which shall occur within the last business day of the calendar month following that on which the respective Subsidiary receives the Indemnity Income.

The Parties agree that, in the event that the Indemnity Income shall be used by ICAPI’s Subsidiaries and CONOISA Subsidiaries, for purposes expressly set forth in the documents formalizing the Existing ICAPI Debt and the Existing CONOISA Debt, to which any such subsidiary is a party, such priority shall be respected, however, the Co-Borrowers shall make the early repayment of the Loan with the remainder of such Indemnity Income, if any.

CLAUSE VII.                                                                DEFAULT

Section 7.1. Event of Default. Each of the following events shall be deemed an event of default (“Event of Default”):

7.1.1                    If the Co-Borrowers do not pay the principal and/or interest of the Loan, or any other amount payable by the Co-Borrowers to the Lenders or the Agent, as applicable, pursuant to this Agreement and/or any other Loan Document, upon maturity.

7.1.2                    If the Co-Borrowers use or invest the Loan amount (in full or in part) other than as provided in Section 2.1.5.

7.1.3                    If any representation made by the Co-Borrowers or the Joint and Several Obligors pursuant to this Agreement or any other Loan Document, or any certification or document that these have provided in compliance with their obligations under this Agreement or any other Loan Document, were to be false or incorrect in any relevant aspect during the term of the Loan.

7.1.4                    If for any reason (i) the Pledged Property and/or the ICAPI Accounts and/or the CONOISA Accounts cease to be pledged pursuant to the provisions of the Loan Documents or, if for any reason the Trust Shares cease to form part of the Management Trust property, pursuant to the provisions of the Loan Documents, or (ii) if for any reason the Lenders or the Agent, as applicable, are unable to perform the Payment in Kind Option or the Conversion Option, or the ICATEN Conversion Option, under the terms of the provisions of this Agreement, and in the Loan Documents, or (iii) pursuant to an order from any Governmental Authority the Pledged Property and/or the ICAPI Accounts and/or the CONOISA Accounts are fully or partially seized, sequestered or confiscated, or otherwise result to be subject to an order for seizure or injunction, in the latter event, which does not become ineffective within 60 (sixty) calendar days following the date on which the seizure, sequester, or confiscation occurs, or as of the date on which the order is issued.

7.1.5                    If the Co-Borrowers or the Joint and Several Obligors fail to comply with any of the terms or obligations provided in Clause V of this Agreement.

7.1.6                    If the Co-Borrowers or the Joint and Several Obligors, as applicable, fail to comply or observe any of the other terms, understandings, obligations, or agreements contained in this agreement or in any other Loan Document (other than those provided in the other Sections of this Clause), to the extent that such default is not cured within 5 (five) calendar days following the date on which they occur.

7.1.7                    If any Governmental Authority or any other Person (other than the Lenders or the Agent, as applicable), (i) confiscates, expropriates, seizes, forecloses, sequesters, or assumes custody or control of the Pledged Property and/or the ICAPI Accounts and/or the CONOISA Accounts and/or all or any substantial part of the assets and other property of the Co-Borrowers and/or the Joint and Several Obligors and/or SETA and/or COVIMSA and/or DDIO and/or ANESA HOLDCO and/or OMA and/or COTRISA; or (ii) removes the management of the Co-Borrowers and/or the Joint and Several Obligors and/or SETA and/or COVIMSA and/or DDIO and/or ANESA HOLDCO and/or OMA and/or COTRISA, or substantially limits their authority to operate their respective businesses.

7.1.8                    If (w) the Co-Borrowers and/or the Joint and Several Obligors and/or any of their respective Affiliates challenges the legality, validity or enforceability of this Agreement and/or any other Loan Document; (x) any action or proceeding is initiated and continues for more than 60 (sixty) calendar days by any person or Governmental Authority, challenging the legality, validity or enforceability of this Agreement and/or any Loan Document; (y) any court or administrative order is issued temporarily or definitively suspending all or part of the effects, obligations, and rights arising from this Agreement, or from any of the Loan Documents; or (z) any Governmental Authority declares this Agreement, or ay Clause or Section thereof, to be ineffective or null and void; the foregoing, unless the Lenders or the Agent, as applicable, waive, at their full discretion, the enforcement of the Event of Default provided in this Section.

7.1.9                    If any of the Co-Borrowers and/or the Joint and Several Obligors are submitted, voluntarily or involuntarily, to rescission and termination procedures regarding agreements or concessions, trials, judicial proceedings (with the express exception of any commercial reorganization or bankruptcy proceeding), administrative contentious proceeding, investigation, review or audit proceedings, sanction proceedings, before authorities with jurisdiction in Mexico or abroad, arbitration or contractual dispute resolution proceedings, granting of precautionary measures or injunctions, any orders pursuant to which the property, rights and/or possessions of the Co-Borrowers, of the Joint and Several Obligors, or of their respective Affiliates are seized, foreclosed, sequestered, or otherwise confiscated, which may reasonable (i) result in a Material Adverse Change of the Co- Borrowers of the Joint and Several Obligors, or of their respective Affiliates, or (ii) affect the prompt performance of the obligations acquired through this Agreement, or (iii) adversely affect the course of business and operations of the Co-Borrowers, the Joint and Several Obligors, or their respective Affiliates, or (iv) adversely affect their liquidity condition.

7.1.10             If the Co-Borrowers fail to comply with any law, regulation, or decree, or any judgment or order issued by any court or administrative authority, and such failure to comply is not cured in terms of the law.

7.1.11             If any of the Co-Borrowers, the Joint and Several Obligors, SETA, DDIO, COVIMSA, ANESA HOLDCO, OMA or ,as applicable, COTRISA, is subject to an administrative or judicial proceeding under which there is a risk that a Material Adverse Change may occur, provided, however, that any action, suit, or claim initiated by any creditor of the Co-Borrowers, the Joint and Several Obligors, SETA, DDIO, COVIMSA, ANESA HOLDCO, OMA or, as applicable, COTRISA that individually or jointly represents less than $75,000,000.00 (seventy-five million pesos 00/100 Mexican Currency) shall not be deemed a default hereunder.

7.1.12             If CONOISA breaches with the obligation set forth in Section 5.1.15 of this Agreement.

Section 7.2. Consequences of an Event of Default. Starting upon the occurrence of an Event of Default, in addition to any other right, action, or remedy available to the Lenders or to the Agent, as applicable, pursuant to this Agreement and the other Loan Documents, or under the law, the following shall occur:

Section 7.2.1 Acceleration The Lenders or the Agent, as applicable, may early terminate the Loan without the need for a court ruling or order, and all the obligations of the Co-Borrowers under this Agreement and the other Loan Documents shall be immediately enforceable, and shall be deemed due and payable (the “Acceleration Date”), without the need for prior notice, request, or suit, which the Co-Borrowers hereby expressly and irrevocably waive.

Once the Loan is accelerated as provided in the preceding paragraph, the Lenders or the Agent, as applicable, may choose, at their full discretion, between: (i) requesting that the acceleration be enforced through the Conversion Option, or (ii) request that the acceleration be enforced through the Payment In Kind Option, or (iii) request that the acceleration is made through the EMICA Conversion Option, or (iv) request that the acceleration is made through the ICATEN Conversion Option, or (v) request that the acceleration be paid in cash within 5 (five) Business Days following the Acceleration Date. For such purposes, the Lenders or the Agent, as applicable, shall give written notice to the Co-Borrowers on the respective payment method within 2 (two) Business Days following the Acceleration Date.

CLAUSE VIII.                                                           SPECIAL PROVISIONS. JOINT AND SEVERAL OBLIGATION.

Section 8.1. Restriction. Notwithstanding the rights resulting for the Lenders or the Agent, as applicable, pursuant to this Agreement and/or applicable law, the parties expressly agree that, pursuant to the provisions of Article 294 of the General Law of Negotiable Instruments and Credit Transactions (Ley General de Títulos y Operaciones de Crédito), in the event that there is a Material Adverse Change, as reasonably considered by the Lenders or the Agent, as applicable, regarding (i) the political, financial, and macroeconomic conditions in Mexico or (ii) the legal, regulatory and tax system in Mexico, or (iii) the business, condition (financial or otherwise) of the operations of the Co-Borrowers or of the Joint and Several Obligors, or the capacity of any of these to promptly comply with their obligations under this Agreement or any Loan Document they are parties to, as applicable, as determined by the Lenders or the Agent, as applicable, the Lenders or the Agent, as applicable, may restrict the sum of the Maximum Loan Amount and/or the term in which the Co-Borrowers are entitled to borrow from it, or both at the same time, through simple notice given to the Co-Borrowers at the address of the Co-Borrowers, without requiring compliance with any special formalities.

Section 8.2. Joint and Several Obligation. (a) The Joint and Several  Obligors hereby assumed his condition as unlimited and irrevocable joint and several obligor of the Co-Borrowers, in terms of articles 1987, 1988 and other applicable articles of the Federal Civil Code (Código Civil Federal), and correlative articles of the Civil Codes of the states of Mexico, and of the Federal District (Mexico City), regarding due and timely compliance, payment and performance (whether upon its Maturity Date, as a result of acceleration, or for any other reason) of (i) each and every one of the sums owed by the Bo-Borrowers to the Lenders or the Agent, as applicable, pursuant to the Loan Agreement and the other Loan Documents, and each and every one of the obligations and duties of the Co-Borrowers towards the Lenders or the Agent, as applicable, whether currently existing, or arising in the future from, or in connection with, the Loan Agreement and/or the other Loan Documents whether regarding the principal, interest, fees, indemnities, costs, expenses (including, but not limited to, all reasonable and documented attorney fees and expenses) and others; and (ii) each and every one of the duties and obligations of the Co-Borrowers (except for those that given their nature may only be performed by the Co-Borrowers) provided in any of the Transaction Documents to which it is a party or to which it is bound (the “Obligations”). Pursuant to the foregoing, each Joint and Several Obligor irrevocably and expressly acknowledges and agrees, that the Lenders or the Agent, as applicable, may indistinctly demand from each or both Joint and Several Obligors or from the Co-Borrowers, compliance, payment, and performance, whether in full or in part, of each and every one of the Obligations, jointly or severally.

(b)                                Each Joint and Several Obligor hereby guarantees that all Obligations shall be strictly complied with pursuant to the terms of this Agreement and the other Loan Documents, notwithstanding any other provision in any law, regulation, or order, in force currently or in the future in any jurisdiction affecting any of such terms or the rights of the Lenders or the Agent, as applicable, regarding the foregoing. The liability of each Joint and Several Obligor pursuant to this Agreement shall be surviving, absolute, and unconditional, notwithstanding:

(i)                              any amendment, agreement, or provision of the Co-Borrowers, the Joint and Several Obligors and/or the Lenders and/or the Agent, as applicable, or their respective successors and assignees, regarding the Loan Agreement or the obligations contained therein, including, but not limited to;

(ii)                          the waiver or failure by the Lenders or the Agent, as applicable, to exercise any of the terms, clauses, or conditions contained in the loan Documents;

(iii)                      any release of the Co-Borrowers from any liability regarding the Obligations of any party thereto, except for releases by the Lenders or the Agent, as applicable;

(iv)                       any release or subordination of any security interest or personal guarantee in force at such moment and maintained for the benefit of the Lenders or the Agent, as applicable, as a performance guarantee regarding the Obligations, or any part thereof;

(v)                           the enforcement, or failure to enforce any release by the Lenders or the Agent, as applicable, of any other guarantee, whether a security interest or personal guarantee, created or granted in connection with the Loan Agreement and/or the other Loan Documents;

(vi)                       the ineffectiveness or unenforceability of any Loan Document;

(vii)                   the change in time, place, and method of payment, or any other term of the Obligations;

provided, that the Joint and Several Obligation shall survive or be automatically restored, as applicable, if at any moment, any payment of the Obligations has to be returned by the Lenders or the Agent, as applicable, for any cause resulting from the insolvency, bankruptcy, or commercial reorganization (concurso mercantil) of the Co-Borrowers and/or the Joint and Several Obligors, all this as if such payment had not been made.

(c)                                 The joint and several obligation of each Joint and Several Obligor pursuant to this Agreement shall be continuous, absolute, and remain in full force and effect until all the Obligations have been duly, legally, and irrevocably complied with, performed, and paid in full.

(d)                                The obligation of each Joint and Several Obligor pursuant to this Agreement

(i)           is an unrestricted, irrevocable and unconditional joint and several obligation to pay, comply with, and perform the Obligations, and (ii) is not subject or conditioned to the exercise by the Lenders or the Agent, as applicable, of any actions and/or remedies that it has or may have in the future pursuant to, or resulting from, the Loan Documents, such other documents and/or applicable law.

(e)                                 Each Joint and Several Obligor agrees, unconditionally, unrestrictedly, jointly and severally, and irrevocably, to perform the Obligations directly in the event of any default by the Co-Borrowers regarding these, and when the Lenders or the Agent, as applicable, request such performance in writing (a “Performance Request”); provided that, in the event that once a Performance Request has been provided, (i) each Joint and Several Obligor does not confirm in writing within 3 (three) Business Days following the date on which such Performance Request was provided to it, its intent to directly perform the defaulted Obligations, or (ii) once each Joint and Several Obligor has confirmed such performance, each Joint and Several Obligor fails to perform such defaulted Obligations in terms and within the timeframes provided to that effect in the applicable Transaction Documents, the Lenders or the Agent, as applicable, may, without affecting any other right, action or remedy, carry out or cause the actions that may be required to perform the defaulted Obligations to be carried out; provided that in such case, each Joint and Several Obligor shall reimburse the Lenders or the Agent, as applicable, all fees, commissions, expenses and costs incurred by the Lenders or the Agent, as applicable, to that effect, which shall constitute an integral part of the “Obligations” pursuant to this Agreement.

(f)                                  Each Joint and Several Obligor acknowledges and agrees that the Joint and Several Obligation shall continue in force or be automatically restored if for any reason any payment made by or on behalf of the Co-Borrowers regarding any Obligation is cancelled, or by the person entitled to receive such payment, whether in full or in part, as a result of a bankruptcy, insolvency, commercial reorganization or similar proceeding initiated by or against the Co-Borrowers and/or the Joint and Several Obligors, or for any other reason, therefore this Joint and Several Obligation shall continue to be in force and applicable to such Obligation as if such payment had never been made.

(g)                                Each Joint and Several Obligor hereby waives, and therefore will not exercise any subrogation right against the Co-Borrowers regarding any payment made by such Joint and Several Obligor regarding any Obligation until each and every one of the Obligations have been duly and legally performed, complied with and paid in full. On that regard, the parties agree that the provisions of this Section shall be rendered ineffective once each and every one of the Obligations have been duly and legally performed, complied with and paid in full.

(h)                                Each Joint and Several Obligor hereby waives (i) any proceeding, suit, complaint, formal request, judicial demand, or notice of any kind regarding the Obligations, and (ii) to the extent applicable, the benefits of order, excusion, division, release, wait, novation, and other benefits that it may be entitled to pursuant to articles 2813, 2814, 2815, 2822, 2840, 2842, 2844, 2845, 2846, 2847, 2848 and 2849 of the articles of the Federal Civil Code, and correlative articles of the Civil Codes of the states of Mexico, and of the Federal District (Mexico City).

Section 8.3. Assignment. This Agreement shall (i) bind and benefit the Co- Borrowers and the Joint and Several Obligors, and their permitted successors and assigns; and (ii) benefit and be enforceable by the Lenders or the Agent, as applicable, their successors and assigns. The Co-Borrowers and the Joint and Several Obligors may not assign their rights or obligations resulting from this Agreement, without prior written consent from the Lenders or the Agent, as applicable. The Lenders or the Agent, as applicable, may assign or otherwise transfer their rights or obligations under this Agreement and/or the other Loan Documents, and assign or discount at any time, their rights and obligations resulting from this Agreement (even prior to their expiration) to any person, through a simple notice, and without requiring consent from the Co-Borrowers and/or the Joint and Several Obligors in the event that the Lenders or the Agent, as applicable, were to make any assignment or transfer pursuant to this Section, the assignee shall acquire the same rights and benefits of the Lenders regarding the rights and obligations that were assigned to it, as if it were the original Lenders or the Agent, as applicable, pursuant to this Agreement and the other Loan Documents.

Section 8.4.                              Appointment, assignment of agency and waiver.

(a)                                In the event that the Lenders that executes this Agreement assigns the Loan to any third party pursuant to the provisions of this Agreement, so that there are at least 2 (two) Lenders at the same time, such Lenders shall appoint an Agent, concurrently on the date on which the relevant Loan assignment becomes effective, which shall at all times be Fintech Europe, S.á.r.l. The appointment of the Agent shall become effective upon execution of the accession letter, which shall be in the form attached to this Agreement as Exhibit “K” (the “Accession Letter”), notice of which shall be given to the Co-Borrowers and the Joint and Several Obligors on the Business Day following the date on which it is executed.

(b)                                Once the Accession Letter has been executed by the Agent, all references to “Agent” provided in this Agreement, shall replace the reference to “the Lenders or the Agent, as applicable”, and other similar references.

(c)                                 Once the Agent has been appointed, it shall act as security agent for the benefit of the Lenders, with such parties having to carry out any additional action required to that effect.

(d)                                The contracts or agreements pursuant to which the Lenders assign a part of the Loan shall note the consent from the assignee, regarding the appointment of the Agent.

(f)                                  Each of the Lenders, on the same date on which the Agent executes the Accession Letter, or on the date on which the assignment that gives them the capacity as Lenders in terms of this Agreement, as applicable, shall grant the creation of an agency relationship to the Agent, authorizing it to act on its behalf and exclusively under the terms of this Agreement, and to enter into the Loan Documents, and in the cases where its actions were not provided in this Agreement or in the Loan Documents, as expressly instructed in writing by the majority of the Lenders (understanding the majority, as the Lenders representing 50.01% of the Loan). Notwithstanding the foregoing, the Agent shall not lose its capacity as Agent in terms of this Agreement and of the Loan Documents, and it shall have the right to act as any other Lender.

(g)                                Any decision that the Lenders shall make as a group in terms of this Agreement of any other Loan Document, shall be made by the majority of the Lenders, and shall be enforced through the Agent.

(h)                                The Agent shall be expressly released from any liability, if it acts under the terms of this Agreement and/or the Loan Documents, or as expressly instructed in writing by the majority of the Lenders. The Agent shall not be required to oversee the actions of the Co- Borrowers, or verify, study, or review any communication it deems genuine and correct, which it receives from the Co-Borrowers, or from a third party, in connection with this Agreement.

(i)                                   The Lenders, merely as a result of acquiring the capacity as Lenders in terms of this Agreement, hereby agree to indemnify and hold the Agent harmless, based on the percentage interest in the Maximum Loan Amount corresponding to their commitment, from any damages that it may suffer in connection with actions, or failures to act, incurred pursuant to the terms of this Agreement and/or the Loan Documents, unless such damages were the result of gross negligence, willful misconduct, or bad faith of the Agent.

(j)                                   All rights of the Lenders pursuant to this Agreement and to the other Loan Documents shall be exercised through the Agent, after the Lenders have adopted a resolution with a majority vote pursuant to the provisions of the preceding paragraphs.

CLAUSE IX. MISCELLANEOUS

Section 9.1. Survival. This Agreement and all obligations, agreements, and representations made herein, and in the certificates resulting from it, shall survive after the Loan has been granted, and shall continue in full force and effect while there is any outstanding balance on the loan, except for the agreements regarding the EMICA Swap Option, the Intermediate Swap Option, and the ICATEN Swap Option, which shall continue to be in force up to and including June 16, 2019, and unless this Agreement or the other Loan Documents set forth a longer term.

Section 9.2. Jurisdiction and Governing Law. For all matters related to the interpretation and performance under this Agreement, the parties hereby expressly and irrevocably submit to the applicable laws of Mexico, and to the jurisdiction of the Federal courts with jurisdiction in Mexico City, Mexico, and expressly and irrevocably waive any other jurisdiction they may be entitled to pursuant to their respective current or future domiciles, the location of their property, or otherwise.

Section 9.3. Delay is not a Waiver. Neither default nor delay by the Lenders or the Agent, as applicable, in enforcing a term, condition, obligation, or covenant, or exercise of a right, power, remedy or privilege under this Agreement pursuant to this Agreement or any Loan Document, or any other instrument granted as security, shall be construed as a waiver, and the partial exercise of any future right, power, remedy, or privilege shall also not be deemed a waiver. Specifically, and not limited to, the acceptance of payment after the Maturity Date pursuant to this Agreement or any Loan Document does not bar the Lenders or the Agent, as applicable, from demanding that subsequent payments be made on their maturity date, or from declaring a default resulting from failing to pay any additional amount.

Section 9.4. Notices. Except as otherwise provided, all notices and communications between the parties shall be made in writing, in Spanish, and shall be provided (i) in person with return receipt; or (ii) through a specialized courier service, with return receipt, followed by specialized courier service or delivery in person with return receipt. All notices and communications shall be provided at the following addresses:

To the Lenders or the Agent, as applicable:

Fintech Europe, S.á r.l.

11-13 Boulevard de la Foire

L – 1528 Luxembourg

Attention: Operations Department

To the Co-Borrowers and/or the Joint and Several Obligors:

Av. Patrotismo No. 201, Floor 5

Colonia San Pedro de los Pinos

Delegación Benito Juárez

Zip Code 03800

Mexico City, Mexico

Attention: Office of the Chief Executive Officer

A notice shall be deemed duly given: if delivered in person, at the moment of receipt; if delivered by specialized courier service, at the moment of deliver, or of the first delivery attempt on a Business Day.

Section 9.5 Exhibits and Headings. All Exhibits and other documents attached to this Agreement, or referenced in this Agreement, are incorporated by reference to, and shall be deemed part of, this Agreement. The titles and headings included in this Agreement are used solely for convenience purposes, and shall not in any way define, limit, or describe the scope or intent (or otherwise affect the construction) of any provision of this Agreement.

Section 9.6 Expenses; Indemnity. (a) Expenses. The Co-Borrowers and the Joint and Several Obligors agree to pay and reimburse the Lenders or the Agent, as applicable, for (i) all reasonable and documented costs and expenses incurred by the Lenders or the Agent, as applicable, in connection with (i) performance by the Co-Borrowers, the Joint and Several Obligors, or their Affiliates of their respective obligations and agreements resulting from this Agreement, and from the other Loan Documents that may be performed at any time following the Execution Date; (ii) negotiating, preparing, executing, and entering into any amendment, waiver, or any other change to this Agreement or to the other Loan Documents, and any other document that the Lenders or the Agent, as applicable, requests, (A) in exercise of a right granted under any of the Loan Documents to the Lenders or the Agent, as applicable, or (B) for the purpose of protecting the rights of the Lenders or the Agent, as applicable, pursuant to any of the Loan Documents; (iii) costs and expenses for registration, processing, and other similar expenses incurred in creating and formalizing the rights of the Lenders or the Agent, as applicable, pursuant to this Agreement and the other Loan Documents; (iv) exercising or maintaining any right, whether answering a third party suit or preparing a suit or counterclaim in any action, proceeding, or litigation, which may occur, as applicable, against the Co- Borrowers, or in connection with this Agreement, the other Loan Documents, or any security provided in connection with the Loan; and (2) all costs and expenses incurred by the Lenders or the Agent, as applicable, in connection with the strict performance or performance mandated by a court of any Loa Document, or for exercising any right or collecting any amount owed by the Co-Borrowers, the Joint and Several Obligors, and/or their Affiliates pursuant to this Agreement or the other Loan Documents, or in connection with negotiating, preparing, executing and entering into a Loan refinancing or restructuring.

(b)   Indemnity. The Co-Borrowers and the Joint and Several Obligors   agree to indemnify, defend, and hold the Lenders or the Agent, as applicable, and their respective executives, directors, officers, employees, counsel and agents harmless from any liability, obligation, loss, penalty, damages, action, trial, suit, complaint, expense and disbursement of any kind and in any jurisdiction (including, but not limited to, reasonable and documented fees of the advisors of the Lenders or the Agent, as applicable, in connection with investigation, administrative, or judicial proceedings that have been initiated or may be initiated) that may be imposed, incurred, by, or initiated against the Lenders or the Agent, as applicable, resulting from or in connection with, this Agreement or any of the Loan Documents, or with any representation included in this Agreement or in any of the Loan Documents;

Section 9.7 Conflicting Provisions. In the event of any conflict between the provisions of this Agreement, and those of the other Loan Documents, the provisions of this Agreement shall prevail.

Section 9.8 Entire Agreement. This Agreement and the other Loan Documents constitute the entire agreement between the parties in connection with the transactions provided herein, and in the other Loan Documents, and render ineffective all prior agreements entered into between the parties, whether verbal or in writing.

Section 9.9 Amendments. This Agreement may only be amended with written consent from the Co-Borrowers, EMICA, ICATEN, CONEVISA and the Lenders or the Agent, as applicable.

I , I I . i '' Version de Firma 'I CONTRATO DE APERTURA DE CREDITO SIMPLE CONVERTIBLE QUE CELEBRAN . ICA PROMOTORA DE INFRAESTRUCTURA, S.A.P.I. DE C.V., Y CONTROLADORA D.E OPERA, CIONES DE INFR..AESTRUCTURA, S.A. DE C.V. EN SU CARACTER DE CO-ACREDITADOS, • r' . ' ... . ' EMPRESAS ICA, S.A.B. DE C.V., EN SU C.ARACTER DE OBLIGADO SOLIDARIO, Y FINTECH EUROPE s.A R.L., EN SU CARACTER DE ACREDITANTE

iNDICE DECLARACIONES ............................................................................................................... . -1-I. II. Ill. IV. Declaraciones de ICAP!. .............................................................................: ... . - 1 - Declaraciones de CONOISA..............................................................................-3 - Declaraciones de EMICA...................................................................................-5 - Declaraciones del Acreditante............................................................................-7 - CLA.USULA I. DEFINICIONES; INTERPRETACION ................................................. . - 8-Secci6n 1.1. Secci6n 1.2. Definiciones........................................................................................................ - 8 - Principios de Interpretaci6n.............................................................................. - 18 - r r CLAUSULA II. TERMINOS GENERA.LES ....................................................................... - 18 - Secc1·,on 2.1. ·cre'd1'to; o·1spos1·c·1ones ....................................................................................... . - 18 - Secci6n 2.2. Pago de Intereses ..............................................................................................-21 - Secci6n 2.3. Pago de Principal; Conversion del Credito; Daci6n en Pago...........................-22 - Secci6n 2.4. Disposiciones Aplicables a Pagos en General..................................................-29 - Secci6n 2.5. Irnpuestos.......................................................................................................... - 30 - CLA.USULA III. CONDICIONES PARA DISPONER ....................................................-31-• Condiciones par ·la;Di po iFi6n Tramo A...................................................... .-31 - Secci6n 3.1. Secci6n 3.2. •• ·•· :.'.); I ·:,1 •'r • Condiciones para hi"Dispos1cion Tramo B....................................................... - 37 - r CLAUSULA IV.COMISIONES .........................................................................................-40 - Secci6n 4.1. Secci6n 4.2. Secci6n 4.3. Comisi6n Sohre Saldos No Dispuestos ........................................................... . - 40 - Comisi6n por Estructuraci6n............................................................................-40 - Disposiciones de pago de las Comisiones........................................................ - 40 - V. OBLIGACIONES DE RACER Y NO RACER ........................................ . - 40 - CLA.USULA Secci6n 5.1. Secci6n 5.2. Obligaciones de Racer.................................................................. Obligaciones de No Racer....................................................... · - - CLA.USULA VI. AMORTIZACION ANTICIPADA OBLIGATORI Secci6n 6.1. Disposiciones Generales....................................................... r CLAUSULA VII. INCUMPLIMIENTO .................................................... Secci6n 7.1. Secci6n 7.2. Caso de Incumplimiento...................................................................................-45 - Consecuencias de un Caso de Incumplimiento....:........................................... - 47 - -i-

CLA.USULA VIII. DISPOSICIONES ESPECIALES. OBLIGACION SOLIDARIA.. - 47 -
Secci6n 8.1. Restricci6n .... - 47 -
Secci6n 8.2. Obligaci6n Solidaria........ - 48 -
Secci6n 8.3. Cesi6n........ - 51 -
Sección 8.4. Designación, cesión de agente y renuncia........ - 51 -

CLA.USULA IX. DISPOSICIONES MISCELA.NEAS .... - 52 -
Secci6n 9.1. Supervivencia........ - 52 -
Secci6n 9.2. Jurisdicci6n y Legislaci6n Aplicable........ - 53 -
Secci6n 9.3. Retraso no es Renuncia........ - 53-
Secci6n 9.4. Notificaciones........ - 53 -
Secci6n 9.5. Anexos y Encabezados........ - 54 -
Secci6n 9.6. Gastos; Indemnizaci6n........ - 54-
Secci6n 9.7. Conflictos........ - *55* -
Secci6n 9.8. Contratos Anteriores........ - *55* -
Secci6n 9.9. Modificaciones .... - *55* -

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CONTRATO DE APERTURA DE CREDITO SIMPLE CONVERTIBLE, de fecha 16 dejunio de 2016 (el "Contrato"), que celebran en este acto (a) ICA Promotora de Infraestructura, S.A.P.I. de C.V., en su caracter de co• acreditado ("ICAPI"); (b) Controladora de Operaciones de Infraestructura, S.A. de C.V., en su caracter de co-acreditado ("CONOISA" y junto con ICAPI, los "Co-Acreditados"); (c) Empresas ICA, S.A.B. de C.V., en su caracter obligado solidario de los Co• Acreditados ("EMICA" o el "Obligado Solidario"); y (d) Fintech Europe S.a r.l., en su caracter de acreditante (el "Acreditante" y junto con los Co-Acreditados y el Obligado Solidario, las "Partes"), al amparo de las siguientes declaraciones y clausulas. DECLARACIONES I. Declaraciones de ICAPI. ICAPI, a traves de sus apoderados y bajo protesta de decir verdad, declara que a la fecha del presente Contrato que: l ' ' ' • •'• • •• •• • • •. • ..,•,,,•, • •• v•, ' • (a) Constitucion y Existencia :carjj ·f tiva. Es una. sociedad anonima promotora de inversion de capital variable, legalmente constituida y existente conforme a las !eyes de Mexico, segun consta en la escritura publica numero 102,028 de fecha 2 de junio de 2016, otorgada ante la fe del Lie. Jorge Alfredo Dominguez Martinez, notario publico numero 40 de la Ciudad de Mexico, cuyo primer testimonio se encuentra en proceso de inscripcion debido a su reciente otorgamiento. · (b) Subsidiarias. A esta fecha, las sociedades identificadas en el documento que se acompafia al presente Contrato como Apendice "I.(b)", son todas las sociedades y entidades en las que ICAPI participa o bien, participara dentro de los 30 (treinta) dias calendario siguientes a la fecha de firma del presente Contrato, en terminos de la implementacion de la Restructura Corporativa, ya sea de manera directa o indire :;!.4 ri . t.t · "Subsidiarias ICAPI"), siendo que todas y cada una de dichas Subsidiarias IC , <;). n -...-seran, segun el contexto lo requiera, sociedades legalmente constituidas -:i. .. con1co. rme a1 as1 eyesd e M' ex1.co. - ): ....J. J,i(...'_.(•r• r•• ....' v ('i!:::•. - ll '·-'f4,,.,• . '-',..'4, _.':.',i 0-•V ; .: ---, .:.,_ :;:,_:.1 N.' - \-";i.:.-1;_-··-.--(c) Auto. nza.c1o' n. La ce1ebra. c1o' n y cump11· m·1ento de todas y cada • obligaciones previstas en el presente Contrato por parte de ICAPI, estan co •' r · . ..,,.... srtow 'i.\)'" dentro de su objeto social y salvo por los Consentimientos del Tramo • Consentimientos del Tramo B, ICAPI y las Subsidiarias ICAPI han sido, o en su caso seran, legalmente autorizadas por todas las instancias corporativas pertinentes y cuentan con todos los consentimientos, aprobaciones y autorizaciones por parte de las Autoridades -1-

Gubemamentales pertinentes y de cualquier tercero, que se requieran para celebrar el presente Contrato y los Documentos del Credito y cumplir con las obligaciones ahi previstas.

(d) No Contravenci6n. El presente Contrato constituye obligaciones validas, legates y exigibles para ICAP! y sus disposiciones no violan (i) los estatutos sociales de ICAP! ni violaran los estatutos sociales de las Subsidiarias ICAP!; (ii) ni constituye un incumplimiento o causa de rescisi6n o vencimiento anticipado de cualquier convenio, contrato, acuerdo, licencia, resoluci6n u orden alguna de la cual ICAP! y/o las Subsidiarias ICAP! sean parte o por la cual ICAP! y/o las Subsidiarias ICAP! o cualquiera de sus activos este sujeto; ni (iii) resultaran en la violaci6n de cualquier ley, reglamento, circular, orden o decreto de cualquier Autoridad Gubemamental.

(e) Apoderados. Las Personas que celebran y firman el presente Contrato en su nombre y representaci6n cuentan con todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias, para celebrar el presente Contrato, y dichos poderes, facultades y autorizaciones no les han sido revocadas, modificadas o limitadas en forma alguna.

(f) Exigibilidad. El presente Contrato constituye obligaciones legates y validas de ICAP!, exigibles en su contra de conformidad con sus respectivos terminos.

(g) Litigios y Procedimientos: Salvo aqu llos yrocedimientos identificados en el documento que se acompafia al presente Contrato como **Apendice "l. {g)"**, a esta fecha ICAP! no tiene conocimiento respecto de cualesquiera acci6n, demanda, queja, reclamo o procedimiento iniciado ante cualquier Autoridad Gubemamental en su contra o en contra de las Subsidiarias ICAP!, y hasta donde es del conocimiento de ICAP!, no existe amenaza, de que vaya iniciarse, por terceros acci6n, demanda o procedimiento alguno ante cualquier Autoridad Gubemamental, que afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o los demas Documentos del Credito, o que pueda afectar de manera adversa la capacidad de ICAP! para cumplir con sus obligaciones en terminos del presente Contrato y los demas Documentos del Credito, segun sea el caso.

(h) Impuestos. ICAP! ha presentado todas las declaraciones de Impuest os que esta obligado a presentar y ha pagado, en tiempo y forma conforme a la legislaci' on aplicable todas las contribuciones e Impuestos de conformidad con dichas declara ciones o con cualquier liquidaci6n recibida por ICAP!, excepto por aquellos que esten siendo impugnadas de buena fe a traves de los procedimientos adecuados y en rel acion con los cuales ICAP! mantiene, de acuerdo con las NIIF las reservas apropiadas co rrespondientes. Los cargos y reservas en los libros de ICAP! con respecto a los Impuestos u otros cargos gubemamentales son adecuados.

(i) Gravamenes. Salvo por las Garantias del Credito y los Gravamenes otorgados por las Subsidiarias ICAP! que se encuentran vigentes a esta fecha, mismos que se

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identifican en el documento que se acompafia al presente Contrato como **Apendice "I.(i)"**, no existe Gravamen alguno otorgado por ICAPI o las Subsidiarias ICAPI ni existe gravamen alguno sobre los activos de ICAPI o de las Subsidiarias ICAPI.

(j) Endeudamiento. Salvo por la Deuda asumida por ICAPI en terminos del presente Contrato, ICAPI no ha incurrido en Deuda. Se adjunta al presente Contrato como **Apendice "I.(j)"** una constancia suscrita por el Director de Finanzas de EMICA en la cual se identifica el monto total de la Deuda incurrida por cada una de las Subsidiarias ICAPI (actualizada al 31 de marzo de 2016), asi como la Deuda en la cual pueda incurrir ICAPI en terminos de los acuerdos de financiamiento adquiridos con terceros a esta fecha, al amparo de los cuales existen recursos pendientes por disponer por parte de ICAPI (la "Deuda Existente ICAPI").

(k) Motivo Determinante de la Voluntad. ICAPI reconoce en este acto que ha solicitado al Acreditante el Credito, considerando al mismo como indispensable para obtener liquidez y para co·ntar con la capacidad econ6mica suficiente para participar en nuevos proyectos que le permitan equilibrar su situaci6n econ6mica financiera. ICAPI reconoce y acepta que la exactitud y veracidad de sus anteriores declaraciones constituyen el motivo determinante de la voluntad del Acreditante para celebrar el presente Contrato y otorgar el Credito a los Co-Acreditados en los terminos del presente Contrato y los demas Documentos del Credito.

II. Declaraciones de CONOiSA. CONOISA, a frav s de sus apoderados y bajo protesta de decir verdad, declara que a la fecha del presente Contrato que:

(a) Constituci6n y Existencia Comorativa. Es una sociedad an6nima de capital variable, legalmente constituida y existente conforme a las leyes de Mexico, segun consta en la escritura publica numero 84,145, de fecha 22 de diciembre de 2000, otorgada ante la fe del Lie. Armando Galvez Perez Aragon, notario publico numero 103 de la Ciudad de Mexico, cuyo primer testimonio se encuentra inscrito en el Registro Publico del Comercio de la Ciudad de Mexico, bajo el folio mercantil electr6nico numero 272102, con fecha 7 de febrero de 2001, en la cual, ademas, constan sus estatutos sociales vigentes.

(b) Subsidiarias. A esta fecha, las sociedades identificadas en el documento que se acompafia al presente Contrato como **Apendice "11.(b)"**, son todas las sociedades y entidades en las que CONOISA participa o bien, participara dentro de los 30 (treinta) días calendario siguientes a la fecha de firma del presente Contrato, en términos de la implementaci6n de la Restructura Corporativa, ya sea de manera directa o indirecta (las "Subsidiarias CONOISA"), siendo que todas y cada una de dichas Subsidi arias CONOISA son o seran, segun el contexto lo requiera, sociedades legalmente constitu' idas y existentes conforme a las leyes de Mexico.

(c) Autorizaci6n. La celebraci6n y cumplimiento de todas y cad a una de las obligaciones previstas en el presente Contrato por parte de CONOISA, estan comprendidos

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dentro de su objeto social y salvo por los Consentimientos del Tramo A y los Consentimientos del Tramo B, CONOISA y las Subsidiarias CONOISA han sido legalmente autorizadas por todas las instancias corporativas pertinentes y cuentan con todos los consentimientos, aprobaciones y autorizaciones por parte de las Autoridades Gubemamentales pertinentes y de cualquier tercero, que se requieran para celebrar el presente Contrato y los Documentos del Credito y cumplir con las obligaciones ahi previstas. (d) No Contravenci6n. El presente Contrato constituye obligaciones validas, legates y exigibles para CONOISA y sus disposiciones no violan (i) los estatutos sociales de CONOISA ni de las Subsidiarias CONOISA; (ii) ni constituye un incumplimiento o causa de rescisi6n o vencimiento anticipado de cualquier convenio, contrato, acuerdo, licencia, resoluci6n u orden alguna de la cual CONOISA y/o las Subsidiarias CONOISA sean parte o por la cual CONOISA y/o las Subsidiarias CONOISA o cualquiera de sus activos este sujeto; ni (iii) resultaran en la violaci6n de cualquier ley, reglamento, circular, orden o decreto de cualquier Autoridad Gubemamental. (e) Apoderados. Las Personas que celebran y firman el presente Contrato en su nombre y representaci6n cuentan con todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias, para celebrar el presente Contrato en su representaci6n y para obligarlo yaijdament.. ·Jof rmfn s del mismo y dichos poderes, facultades y autorizaciones no les:hfu ·Sicto· 'I'evocadas, modificadas O limitadas en forma .. . · · .. alguna. (f) Exigibilidad. El presente Contrato constituye obligaciones legates y validas de CONOISA, exigibles en su contra de conformidad con sus respectivos terminos. (g)Litigios y Procedimientos. Salvo aquellos procedimientos identificados en el documento que se acompafia al presente Contrato como Apendice "11.(g)", a esta fecha CONOISA no tiene conocimiento respecto de cualesquiera acci6n, demanda, queja, reclamo o procedimiento iniciado ante cualquier Autoridad Gubemamental en su contra o en contra de las Subsidiarias CONOISA, y hasta donde es del conocimiento de CONOISA, no existe amenaza, de que vaya iniciarse, por terceros acci6n, demanda o procedimiento alguno ante cualquier Autoridad Gubemamental, que afecte o pudiere afectar la lega· . e--8..:::v-( . validez o exigibilidad del presente Contrato o los demas Documentos del CredJ 7 pueda afectar de manera adversa la capacidad de CONOISA para cumprr;:' _n-..' -; ,: )[v obligaciones en terminos del presente Contrato y los demas Documentos del Cr Ji qfs -tS,t;· ,; ;-,,..•.;,.;_.cl.,:.,:;.,:·:1,:{·..°:·-.:¼. :"',·.·,·:•t·:',·. '/:...;" sea el caso. ? (h) lmpuestos. Salvo aquellas contribuciones e impuestos identifica %. ,z,, , •. .;: }if documento que se acompafia al presente Contrato como Apendice "11.{h)", CON ftW,\'\<.:i presentado todas las declaraciones de Impuestos que esta obligado a presentar y ha paga o, en tiempo y forma conforme a la legislaci6n aplicable, todas las contribuciones e Impuestos de conformidad con dichas declaraciones o con cualquier liquidaci6n recibida por -4-

CONOISA, excepto por aquellos que esten siendo impugnadas de buena fe a traves de los procedimientos adecuados yen relaci6n con los cuales CONOISA mantiene, de acuerdo con las NIIF las reservas apropiadas correspondientes. Los cargos y reservas en los libros de CONOISA con respecto a los Impuestos u otros cargos gubemamentales son adecuados.

(i) Gravamenes. Salvo por las Garantias del Credito y los Gravamenes otorgados por CONOISA y las Subsidiarias CONOISA que se encuentran vigentes a esta fecha, mismos que se identifican en el documento que se acompafia al presente Contrato como **Apendice "11.{i)"**, no existe Gravamen alguno otorgado por CONOISA o las Subsidiarias CONOISA ni existe gravamen alguno sobre los activos de CONOISA o de las Subsidiarias CONOISA.

(j) Endeudamiento. Salvo por la Deuda asumida por CONOISA en terminos del presente Contrato, asi como la demas Deuda identificada en la constancia sefialada a continuaci6n CONOISA no ha incurrido en Deuda. Se adjunta al presente Contrato como **Apendice "11.(i)"** una constancia suscrita por el Director de Finanzas de EMICA en la cual se identifica el monto total de la Deuda incurrida por cada CONOISA y cada una de las Subsidiarias CONOISA (actualizada al 31 de marzo de 2016), asi como la Deuda en la cual puedan incurrir CONOISA y/o las Subsidiarias CONOISA en terminos de los acuerdos de financiamiento adquiridos con terceros a esta fecha, .al amparo de los cuales existen recursos pendientes por dispone or,·par,ttf8 "i:::6ticb1SA/ylo las Subsidiarias CONOISA (la "Deuda Existente CONOISA".).:

(k) Motivo Determinante de la Voluntad. CONOISA reconoce en este acto que ha solicitado al· Acreditante el Credito, considerando al mismo como indispensable para obtener liquidez y para contar con la capacidad econ6mica suficiente para participar en nuevos proyectos que le permitan equilibrar su situaci6n econ6mica financiera. CONOISA reconoce y acepta que la exactitud y veracidad de sus anteriores declaraciones constituyen el motivo determinante de la voluntad del Acreditante para celebrar el presente Contrato y otorgar el Credito a los Co-Acreditados en los terminos del presente Contrato y los demas Documentos del Credito.

111.Declaraciones de EMICA. EMICA, a traves de sus apoderados y bajo protesta de decir verdad, declara que a la fecha del presente Contrato que:

(a) Constituci6n y Existencia Corporativa. Es una sociedad an6nima bursatil de capital variable, legalmente constituida y existente conforme a las leyes de Mexico, segun consta en la escritura publica numero 97,751, de fecha I de junio de 1979, otorgada ante la fe del Lie. Jesus Castro Figueroa, notario publico numero 38 de la Ciudad de Mexico, cuyo primer testimonio se encuentra inscrito en el Registro Publico del Comercio de la Ciudad de Mexico.

(b) Autorizaci6n. La celebraci6n y cumplimiento de todas y cada una de las obligaciones previstas en el presente Contrato por parte de EMICA, estan comprendidos

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dentro de su objeto social y ban sido legalmente autorizados por todas las instancias corporativas pertinentes y cuenta con todos los consentimientos, aprobaciones y autorizaciones por parte de las Autoridades Gubemamentales pertinentes y de cualquier tercero, que se requieran para celebrar el presente Contrato y los Documentos del Credito de los que es parte y cumplir con las obligaciones ahi previstas.

(c) No Contravenci6n. El presente Contrato constituye obligaciones validas, legates y exigibles para EMICA y sus disposiciones no violan (i) sus estatutos sociales; (ii) ni constituye un incumplimiento o causa de rescisi6n o vencimiento anticipado de cualquier convenio, contrato, acuerdo, licencia, resoluci6n u orden alguna de la cual EMICA sea parte o por la cual EMICA o cualquiera de sus activos este sujeto; ni (iii) resultaran en la violaci6n de cualquier ley, reglamento, circular, orden o decreto de cualquier Autoridad Gubemamental.

(d) Apoderados. Las Personas que celebran y firman el presente Contrato en su nombre y representaci6n cuentan con todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias, para celebrar el presente Contrato en su representaci6n y para obligarlo validamente en los terminos del mismo y dicbos poderes, facultades y autorizaciones no les ban sido revocadas, modificadas o limitadas en forma alguna.

(e) Exigibilidad. El presente.Con'tra'to constituyen'obligaciones legales y validas de EMICA, exigibles en su contra de ·conformidad con sus respectivos terminos.

(t) Litigios y Procedimientos. Salvo aquellos procedimientos identificados en el documento que se acompafia al presente Contrato como **Apendice "111.ffi"**, a esta fecba EMICA no tiene conocimiento respecto de cualesquiera acci6n, demanda, queja, reclamo o procedimiento iniciado ante cualquier Autoridad Gubemamental en su contra y basta donde es del conocimiento de EMICA, no existe amenaza, de que vaya iniciarse acci6n demanda o procedimiento alguno ante cualquier Autoridad Gubemamental, que afecte o pudiere afectar la legalidad, validez o exigibilidad del presente Contrato o los demas Documentos del Credito, o que pueda afectar de manera adversa la capacidad de los Co-Acreditados y/o de EMICA para cumplir con sus obligaciones en terminos del presente Contrato y los demas Documentos del Credito, segun sea el caso.

(g) lmpuestos. Salvo aquellas contribuciones e impuestos identificados en el documento que se acompafia al presente Contrato como **Apendice "111.(g)"**, E MICA ha presentado todas las declaraciones de Impuestos que esta obligado a presentar y ha pagado en tiempo y forma conforme a la legislaci6n aplicable, todas las ontribuciones e impuestos de conformidad con dicbas declaraciones o con cualquier liquidaci6n recibida por EMICA excepto por aquellos que esten siendo impugnadas de buena fe a traves de los procedimientos adecuados y en relaci6n con los cuales EMICA mantiene, de acuerdo con las NIIF las reservas apropiadas correspondientes.

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(h) Motivo Detenninante de la Voluntad. EMICA reconoce en este acto que ha solicitado al Acreditante el Credito, considerando al mismo como indispensable para obtener liquidez y para contar con la capacidad econ6mica suficiente para participar en nuevos proyectos que le pennitan equilibrar su situaci6n econ6mica financiera. EMICA reconoce y acepta que la exactitud y veracidad de sus anteriores declaraciones constituyen el motivo detenninante de la voluntad del Acreditante para celebrar el presente Contrato y otorgar el Credito a los Co-Acreditados en los tenninos del presente Contrato y los demas Documentos del Credito. IV. Declaraciones del Acreditante. El Acreditante, a traves de sus apoderados y bajo protesta de decir verdad, declara a esta fecha: (a) Constituci6n y Existencia Corporativa. Es una sociedad de responsabilidad limitada (Societe a responsabilite limitee), debidamente constituida y validamente existente confonne a las leyes de Luxemburgo. (b) Autorizaci6n. La celebraci6n y cumplimiento de todas y cada una de las obligaciones previstas en el presente Contrato por parte del Acreditante han sido legalmente autorizados por todas las instancias corporativas pertinentes y cuenta con todos los consentimientos,aprobaciones y autorizaciones porparte de las Autoridades Gubemamentales pertinentes y de cualquier tercero, que se requieran para celebrar el presente Contrato y los Documeht s·· del Credito de los que es parte y cumplir con las obligaciones ahi previstas. -; ·. ·;-. ·. ·:-, ': ,: •-.:-:. (c) Apoderados. Las Personas que celebran y finnan el presente C'ontrato en su nombre y representaci6n cuentan con todos los poderes y facultades suficientes, asi como las autorizaciones corporativas necesarias, para celebrar el presente Contrato en su representaci6n y para obligarlo validamente en los tenninos del mismo, segun consta en el documento que se acompafia al presente Contrato como Apendice "IV.(c)", y dichos poderes, facultades y autorizaciones no les han sido revocadas, modificadas o limitadas en fonna alguna. · (d) Motivo Detenninante de la Voluntad. El motivo detenninante de la voluntad del Acreditante se funda en la exactitud y veracidad de las declaraciones de los Co• Acreditados y del Obligado Solidario contenidas en el presente Contrato y en los demas Documentos del Credito. EN TESTIMONIO DE LO COAL, con base en las declaraciones este Contrato, las Partes acuerdan en obligarse al amparo de las siguientes: CLAUSULAS ·'.,,,: -7-

CLAUSULA I. DEFINICIONES; INTERPRETACION

Seccion 1.1. Definiciones. Para todos los fines del presente Contrato, salvo qtie expresamente se requiera lo contrario o salvo que el contexto claramente indique lo contrario, los siguientes terminos tendran el significado que se les atribuye a continuaci6n:

"Acciones de Conversion" tiene el significado que se le atribuye en el inciso (a) de la Secci6n 2.3.3 del presente Contrato.

"Bienes Pignorados" significan en su conjunto la totalidad de las acetones representativas del capital social de CONOISA, ICAPI, ICACI, COVIMSA, SETA y DDIO, asi como la totalidad de las partes sociales representativas del capital social de ICA FLUOR, de las cuales sea CONOISA titular, que sean pignoradas en terminos del Contrato de Prenda sobre Acciones CONOISA, el Contrato de Prenda sobre Acciones ICAPI, el Contrato de Prenda sobre Acciones ICACI, el Contrato de Prenda sobre Acciones COVIMSA, el Contrato de Prenda sobre Acciones DDIO, el Contrato de Prenda sobre Acciones SETA y el Contrato de Prenda sobre Partes Sociales ICA FLUOR respectivamente.

"Acreditante" tiene el significado que se le atribuye en el proemio del presente Contrato, en el entendido que, en caso de. que. el- ·Aereditante ceda sus derechos y obligaciones al amparo del presente GontratQ dichos.cesio'narios tambien se consideraran como Acreditantes para todos los efectos aqui previstos, en el entendido adicional, que en caso de que el Acreditante conserve una participaci6n del Credito, sera considerado dentro del termino Acreditantes. Asimismo, en caso de existir Acreditantes, el termino Acreditante se entendera referido a todos los Acreditantes, *mutatis mutandis.*

"Afiliada" significa, respecto de cualquier Persona, aquella otra Persona que, directa o indirectamente, controle, sea controlada o se encuentre bajo el control comun directo o indirecto de dicha Persona. Para efectos de esta definici6n, se considerara que una Persona ejerce el control sobre otra cuando la primera tenga la facultad, directa o indirecta, de dirigir o influir en la conducci6n de la administraci6n y politicas de la otra Persona, ya sea mediante la titularidad de por lo menos el 51% (cincuenta y un por ciento) de las acciones con derecho a voto, por convenio o por cualquier otra forma.

"Autoridad Gubemamental" significa cualquier tribunal, junta, agencia, comision, secretaria, dependencia, oficina o cualquier otra autoridad de cualquier naturaleza para cualquier nivel de gobiemo (federal, estatal, municipal, local o cualquier otro) de los Estados Unidos Mexicanos o de otro pais, existente a esta fecha o en cualquier momento posterior.

"Agente" significa la entidad que sea designada por los Acreditantes para actuar en beneficio de estos para efectos del presente Contrato, en el entendido que, debera ser siempre uno de los Acreditantes.

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"Camhio de Control" significa, respecto de cualquier Persona, cualquier acto u omisi6n por el que cualquier otra Persona adquiera directa o indirectamente el Co trol de la pnmera.

"Camhio Material Adverso" significa cualesquiera situaci6n, evento, acto o hecho relacionado con o derivado de (i) la situaci6n politica, financiera y macroecon6mica en Mexico, (ii) el regimen juridico y regulatorio de Mexico, (iii) el negocio, condici6n (financiera u otra) o las operaciones de los Co-Acreditados o del Ohligado Solidario (excluyendo la situaci6n financiera, al momento de firma del Contrato, de los Co-Acreditados y del Ohligado Solidario, asi como cualquier procedimiento o presentaci6n de concurso mercantil presentado o a presentarse por los Co-Acreditados, el Ohligado Solidario o las Suhsidiarias ICAPI o las Suhsidiarias CONOISA, segun sea el caso), (iv) la admisi6n, prosecuci6n o resoluci6n adversa a los intereses de los Co-Acreditados o del Ohligado Solidario de un procedimiento administrativo de imposici6n de sanci6n, de revocaci6n de concesi6n o de rescisi6n de contrato administrativo del que puedan ser parte las Afiliadas de los Co-Acreditados, que afecten de manera adversa la capacidad de cualquiera de estos para cumplir puntualmente cualquiera de sus ohligaciones hajo el presente Contrato y cualquier Documento del Credito del que sean parte, en cada caso.

"Caso de Incumplimiento" iiene_ el _significado que se le atrihuye en la Secci6n 7.1 del presente Contrato.

"Co-Acreditados" tiene ef ;fgnificado que se le atrihuye en el proemio del presente Contrato, junto con sus sucesqres y ce i,9tiarios.

"Comisiones" significan, en conjunto, la Comisi6n Sohre Saldos No Dispuestos y la Comisi6n por Estructuraci6n.

"Comisi6n Sohre Saldos No Dispuestos" significa la comisi6n a cargo de los Co-Acreditados que se estahlece en la Secci6n 4.1 del presente Contrato.

"Comisi6n por Estructuraci6n" significa la comisi6n a cargo de los Co-Acreditados que se estahlece en la Secci6n 4.2 del presente Contrato.

"Condiciones para la Disposici6n Tramo A" significa, conjuntamente, todas y cada una de las condiciones estahlecidas en la Secci6n 3.1.1 del presente Contrato, las cuales deheran ser cumplidas a satisfacci6n del Acreditante para que los Co-Acreditados puedan llevar a caho la Disposici6n Tramo A.

"Condiciones para la Disposici6n Tramo B" significa, conjuntamente, todas y cada una de las condiciones estahlecidas en la Secci6n 3.1.2 del presente Contrato, las cuales

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deberan de ser cumplidas a satisfacci6n del Acreditante para que los Co-Acreditados puedan llevar a cabo la Disposici6n Tramo B.

"Consentimientos del Tramo A" tiene el significado que se le atribuye en la Secci6n 3.1 (b) del presente Contrato.

"Consentimientos del Tramo B" tiene el significado que se le atribuye en la Secci6n 3.2 (d) del presente Contrato.

"Contrato" tiene el significado que se le atribuye en el proemio del presente.

"Contrato de Mandato" significa el contrato de mandato· con representaci6n que celebren CONOISA, en su caracter de mandante, y el Mandatario, en tal caracter, al amparo del cual CONOISA instruira, facultara y autorizara al Mandatario a efecto de que, con el fin de cumplir con las obligaciones previstas en el presente Contrato, celebre los actos juridicos que ahi se prevean para implementar el mecanismo de pago en el caso en el que el Acreditante o el Agente, segtin sea el caso, ejerza la Opci6n de Daci6n en Pago prevista en el presente Contrato. Para efectos de lo anterior, de manera simultanea a la celebraci6n del Contrato de Mandato, CONOISA debera otorgar a favor '·qel Mandatario un poder irrevocable, general en cuanto a sus facultades para actos de dominio, actos de administraci6n y pleitos y cobraqzas,' limifadd er?cqahto .a _su objeto para llevar a cabo los actos previstos en el Contrato de:Mandato',·a f comb 'ri:J1'presente Contrato, asi como un poder para suscribir y endosar titulos de credito en terminos del artfculo 9 de la Ley de Titulos y Operaciones de Credito.

"Contrato de Prenda sin Transmisi6n de Posesi6n CONOISA" significa el contrato de prenda sin transmisi6n de posesi6n a ser celebrado entre CONOISA en su caracter de deudor prendario, y el Acreditante o el Agente, segtin sea el caso, en su caracter de acreedor prendario, mediante el cual se constituya una prenda en primer lugar y grado de prelaci6n en favor del Acreditante o el Agente, en beneficio de los Acreditantes, sobre las Cuentas CONOISA a efecto de garantizar las obligaciones asumidas por los Co-Acreditados al amparo del presente Contrato, segtin el mismo sea modificado de tiempo en tiempo.

"Contrato de Prenda sin Transmisi6n de Posesi6n ICAPI" significa el contrato de prenda sin transmisi6n de posesi6n a ser celebrado entre ICAPI en su caracter de deudor prendario, y el Acreditante o el Agente, segtin sea el caso, en su caracter de acreedor prendario, mediante el cual se constituya una prenda en primer lugar y grado de prelación en favor del Acreditante o el Agente, en beneficio de los Acreditantes, sobre las Cuentas ICAPI a efecto de garantizar las obligaciones asumidas por los Co-Acreditados al amparo del presente Contrato, segtin el mismo sea modificado de tiempo en tiempo.

"Contrato de Prenda sobre Acciones CONOISA" significa un contrato de m-e sobre acciones, a ser celebrado entre EMICA, en su caracter de deudor prendario y el

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Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, con la comparecencia de CONOISA, mediante el cual se constituya una prenda en primer lugar y grado de prelaci6n en favor del Acreditante o el Agente, en beneficio de los Acreditantes, sobre la totalidad de las Acciones representativas del capital social de CONOISA de las cuales EMICA es titular, a efecto de garantizar las obligaciones asumidas por el Acreditante al amparo del presente Contrato, segun el mismo se modifique de tiempo en tiempo. "Contrato de Prenda sobre Acciones COVIMSA" significa un contrato de prenda sobre acciones, a ser celebrado entre CONOISA, en su caracter de deudor prendario y el Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, con la comparecencia de COVIMSA, mediante el cual se constituya una prenda en primer lugar y grado de prelaci6n en favor del Acreditante o el Agente, en beneficio de los Acreditantes, sobre la totalidad de las acciones representativas del capital social de COVIMSA de las cuales CONOISA es titular, a efecto de garantizar las obligaciones asumidas por los Co• Acreditados al amparo del presente Contrato, segun el mismo se modifique de tiempo en tiempo. 'Contrato de Prenda sobre Acciones DDIO" significa un contrato de prenda sobre acciones, a ser celebrado entre CONOISA, en su caracter de deudor prendario y el Acreditante o el Ageµte,:.s:egun sea el caso, en su car cter de acreedor prendario, con la comparecencia de DDIO, inediante el cqai'se·constituya una prenda en primer lugar y grado de prelaci6n en favor del Acreditante d el Agente, en ben ficio de los Acreditantes, sobre la CONOISA es titular, a efecto de garantizar las obligaciones asumidas por los Co• Acreditados al amparo del presente Contrato, segun el mismo se modifique de tiempo en tiempo. 11 totalidad de las acciones representativas del capital social de DDIO de las cuales "Contrato de Prenda sobre Acciones ICACI" significa un contrato de prenda sobre acciones, a ser celebrado entre ICAPI, en su caracter de deudor prendario y el Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, con la comparecencia de ICACI, mediante el cual se constituya una prenda en primer lugar y grado de prelaci6n en favor del Acreditante o el Agente, en beneficio de los Acreditantes, sobre la totalidad de las acciones representativas del capital social de ICACI de las cuales ICAPI es titular, a efew_--._ 8 M ' 11 de garantizar las obligaciones asumidas par los Co-Acreditados al amparo del Contrato, segun el mismo se modifique de tiempo en tiempo. ,. 110 _fi'J-...:),'\) -. ""-..":'':'. l'r,,4 ? ':-t" t...1,;.· t._., ;;'.14....., C r.L: -r,\ '. (,f' ---'::-:i._. "Contrato de Prenda sobre Acciones ICAPI" significa un contrato de p n lsobf t --\ t·•· i ,7f.ti:· acciones, a ser celebrado entre EMICA, en su caracter de deudor prendario y el . · o el Agente, segun sea el caso, en su caracter de acreedor prendario, con la comp -:;;ic •· ci :: ·-· <5t de ICAPI, mediante el cual se constituya una prenda en primer lugar y grado de pr · ci,og1 51p\. '\ 'i:! 't en favor del Acreditante o el Agente, en beneficio de los Acreditantes, sobre la totalidad e las acciones representativas del capital social de ICAPI de las cuales EMICA es titular, a efecto de garantizar las obligaciones asumidas por los Co-Acreditados al amparo del presente Contrato, segun el mismo se modifique de tiempo en tiempo. -11-

"Contrato de Prenda sobre Acciones SETA" significa un contrato de prenda sobre acciones, a ser celebrado entre CONOISA, en su caracter de deudor prendario y el Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, con la comparecencia de SETA, mediante el cual se constituya una prenda en primer lugar y grado de prelaci6n en favor del Acreditante o el Agente, en beneficio de los Acreditantes, sobre la totalidad de las acciones representativas del capital social de SETA de las cuales CONOISA es titular, a efecto de garantizar las obligaciones asumidas por los Co• Acreditados al amparo del presente Contrato, segun el mismo se modifique de tiempo en tiempo. "Contrato de Prenda sobre Partes Sociales ICA FLUOR" significa un contrato de prenda sobre partes sociales, a ser celebrado entre CONOISA, en su caracter de deudor prendario y el Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, con la comparecencia de ICA FLUOR, mediante el cual se constituya una prenda en primer lugar ·y grado de prelaci6n en favor del Acreditante o el Agente, en beneficio de los Acreditantes, sobre la totalidad de las partes sociales representativas del capital social de ICA FLUOR de las cuales CONOISA es titular, a efecto de garantizar las obligaciones asumidas por los Co-Acreditados al amparo del presente Contrato, segun el mismo se modifique de t empo en tiempo. "Control" respecto de utta·· J>er onit,'·.si ca directa o indirectamente, (i) la capacidad de elegir a la mayoria de los'·mierrtbros-del corisejo de administraci6n de dicha Persona; o (ii) ser propietario de la mayoria de los titulos repr s-ntativos del capital social con derecho a voto de dicha Persona; o (iii) la capac1daci de determinar, directa o indirectamente, el sentido en que se adopten las resoluciones en la asamblea de accionistas o de los accionistas de dicha Persona, o (iv) la capacidad, por cualquier otro medio legal o contractual de dirigir o administrar dicha Persona, o la facultad o el poder de hecho para imponer sus decisiones a la misma. "Costo por Rompimiento de Fondeo" significa el costo que debera asumir el Acreditante o los Acreditantes en el caso que los Co-Acreditados no hayan dispuesto del Tramo A y/o del Tramo B dentro del Periodo de Disponibilidad aplicable, caso en el cual dicho costo equivaldra al 3% (tres por ciento) del monto del Credito no dispuesto, segun se preve en la Secci6n 2.1.2 del presente Contrato. "COVIMSA" significa Covimsa, S.A. de C.V., una de las Subsidiarias CO "Credito" tiene el significado que se le atribuye en la Secci6n 2.1. Contrato. "Cuenta Credito CONOISA" significa la siguiente cuenta bancaria (i) cuenta bancaria en d6lares numero 9603410; (ii) CLABE 00218005759 -12-

beneficiario: Controladora de Operaciones de Infraestructura, S.A. de C.V.; (iv) Banco: Banco Nacional de Mexico, S.A. "Cuenta Credito ICAPI" significa la cuenta bancaria de ICAPI que notifique por escrito al Acreditante o al Agente, segun sea el caso, dentro de los 10 (diez) Dias Habiles siguientes a la Fecha de Finna. "Cuenta de Pagos" significa la siguiente cuenta bancaria del Acreditante: (i) cuenta numero 206-176498.60 F; (ii) IBAN: CH52 0020 6206 1764 9860 F; (iii) Swift: UBSWCHZH80A; (iv) Banco: UBS Ziirich; (v) Banco corresponsal: UBS Stamford; (vi) Swift: UBSWUS33. "Cuentas CONOISA" significan todas y cada una de las cuentas bancarias en Mexico y el extranjero, aperturadas por y que a esta fecha mantiene CONOISA, las cuales son la Cuenta Credito CONOISA y aquellas identificadas en el documento que se adjunta al presente Contrato como Anexo "L". "Cuentas ICAPI" significan todas y cada una de las cuentas bancarias en Mexico y el extranjero, aperturadas por y que a esta fecha mantiene ICAPI, las cuales se identifican a continuaci6n: (i) la Cuenta Credito ICAPI y (ii) las cuentas bancarias identificadas en el documento que se adjunta al presente Contrato como Anexo "L". ' ', ••, < . .".. ./ :--_ri_ :..,.. --·'. :· . }··· ... "Deuda" significa, respecto''de. cual'quier ·Pe'tsona; .(i) ·cualquier adeudo por dinero tornado en prestamo (incluyendo prestamos inter-compaiiias) o por el diferimiento en el pago del precio de cualquier bien o servicio, respecto del cual dicha Persona sea responsable directa o contingentemente, ya sea como obligado, obligado solidario o de cualquier otra manera, o respecto al cual dicha Persona en cualquier fonna garantice al acreedor de dicho adeudo, en contra de cualquier perdida respecto a dicho adeudo, y (ii) obligaciones de dicha Persona confonne a arrendamientos que hayan sido, o que deban ser, registrados como arrendamientos financieros de acuerdo con las NIIF. Para los efectos del presente Contrato, el tennino Deuda no comprendera obligaciones contraidas por los Co• Acreditados o las Subsidiarias con clientes y/o proveedores, en el curso ordinario de operaciones. ''DDIO" significa Desarrollo, Disefio, lnfraestructura y Operaci6n, S.A.P. una de las Subsidiarias CONOISA. "Dia Rabil" significa cualquier dia con excepci6n del sabado, cualquier otro dia que los bancos en la Ciudad de Mexico, Mexico este au pennanecer cerrados por la Autoridad Gubemamental competente o no este realizar operaciones. -13-

"Disposición" tiene el significado que se·le atribuye en la Sección 2.1.2 del presente Contrato.

"Disposición Tramo A" significa la Disposición de la totalidad del Tramo A del Credito que lleve a cabo el Acreditante en favor de los Co-Acreditados conforme a lo previsto en la Sección 2.1.2 del presente Contrato, para los fines establecidos en el inciso (i) de la Sección 2.1.6 del presente Contrato una vez cumplidas las Condiciones para la Disposición Tramo A.

"Disposición Tramo B" significa la Disposición de la totalidad del Tramo B del Credito que lleve a cabo el Acreditante en favor de los Co-Acreditados con posterioridad a la Disposición Tramo A conforme a lo previsto en la Sección 2.1.2 del presente Contrato, para los fines establecidos en el inciso (iii) de la Sección 2.1.6 del presente Contrato una vez cumplidas las Condiciones para la Disposición Tramo B.

"Documentos del Credito" significa conjuntamente, (1) este Contrato, (2) el Contrato de Prenda sin Transmisión de Posesión CONOISA, (3) el Contrato de Prenda sin Transmisión de Posesión ICAPI, (4) el Contrato de Prenda sobre Acciones CONOISA, (5) el Contrato de Prenda sobre Acciones ICAPI, (6) el Contrato de Prenda sobre Acciones ICACI, (7) el Contrato de Prenda sobre Acciones COVIMSA, (8) el Contrato de Prenda sobre Acciones DDIO, (9) el Contrato de Prenda sobre Acciones SETA, (10) el Contrato de Prenda sobre Partes Sociales ICA ·FLUOR;"··(ll}'_ los. pagares que documenten cada Disposición efectuada al amparo del pre entci Contrato, (12) el Contrato de Mandato, y (13) cualesquiera otro documento que deba ser suscrito o celebrado por las Partes o por alguna de las Partes de conformidad con lo previsto en el presente Contrato.

"Fecha de Firma" significa la fecha de firma del presente Contrato, es decir el 16 de junio de 2016.

"Fecha de Disposición" tiene el significado que se le atribuye en la Sección 2.1.3 del presente Contrato.

"Fecha de Vencimiento" significa el 16 junio de 2019.

"Fecha de Vencimiento Anticipado" significa cualquier fecha anterior a la Fecha de Vencimiento en la cual los Co-Acreditados efecruen la amortización total del Crédito, ya sea por causa de vencimiento anticipado de acuerdo con la Clausula VII o por cualquier otra razón conforme a este Contrato y/o conforme a la legislación aplicable.

"Fecha Efectiva de Conversion" tiene el significado atribuido a dicho término en el inciso (a) de la Sección 2.3.3 del presente Contrato.

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"Pecha Efectiva de Daci6n en Pago" tiene el significado atribuido a dicho termino en el inciso (a) de la Secci6n 2.3.4 del presente Contrato.

"Gravamen" significa, en relaci6n con cualquier bien o activo, cualquier hipoteca, gravamen, prenda, fideicomiso de garantia, carga *6* cualquier otra garantia o cualquier derecho de preferencia sobre dicho bien o activo que tenga el efecto practico de crear una garantia, prelaci6n, derecho de preferencia o gravamen sobre dicho bien o activo.

"Garantias del Credito" significan los Gravamenes constituidos al amparo de (1) el Contrato de Prenda sin Transmisi6n de Posesi6n CONOISA, (2) el Contrato de Prenda sin Transmisi6n de Posesi6n ICAPI, (3) el Contrato de Prenda sobre Acciones CONOISA, (4) el Contrato de Prenda sobre Acciones ICAPI, (5) el Contrato de Prenda sobre Acciones ICACI, (6) el Contrato de Prenda sobre Acciones COVIMSA, (7) el Contrato de Prenda sobre Acciones DDIO, (8) el Contrato de Prenda sobre Acciones SETA, y (9) el Contrato de Prenda sobre Partes Sociales ICA FLUOR.

"ICA FLUOR" significa ICA Fluor Daniel, S. de R.L. C.V., la cual sera una las Subsidiarias CONOISA tan pronto concluya la Restructura Corporativa.

"Impuesto" significa cualquier impuesto, tributo, retenci6n, deducci6n, carga u otra responsabilidad fiscal de cualquier naturaleza, junto con intereses, sanciones, actualizaciones, multas o recargc:is deti dos:_de los·i:nisrrio .

"lncumplimiento" significa cualquier evento o circunstancia que, de conformidad con el presente Contrato o con cualquiera de los demas Documentos del Credito, ya sea en virtud de la presentaci6n de una notificaci6n o por el paso del tiempo (o ambos), constituya un Caso de Incumplimiento.

"Mandatario" significa la persona fisica o moral que de comun acuerdo elijan las Partes para actuar como mandatario al amparo del Contrato de Mandato.

"Mexico" significa los Estados Unidos Mexicanos.

"Monto Maximo del Credito" tiene el significado que se le atribuye en la Secci6n 2.1.1 del presente Contrato.

"NIIF" significa las Normas Intemacionales de Informaci6n Financiera emitidas por el Consejo Internacional de Normas de Contabilidad.

"ICACI", significa ICA Constructora de Infraestructura, S.A. de C.V.

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"Obligaci6n Solidaria" tiene el significado que se le atribuye en el inciso (a) de la Secci6n 7.3. del presente Contrato.

"Obligaciones" tiene el significado que se le atribuye en el inciso (a) de la Secci6n 7.3. del presente Contrato.

"Obligado Solidario" tiene el significado que se le atribuye en el proemio del presente Contrato.

"Opci6n de Conversion" tiene el significado que se le atribuye en el inciso (a) de la Secci6n 2.3.3 del presente Contrato.

"Opci6n de Daci6n en Pago" tiene el significado que se le atribuye en el inciso (a) de la Secci6n 2.3.4 del presente Contrato.

"Periodo de Disponibilidad" significa:

(1) respecto del Tramo A, el periodo de tiempo que transcurra desde, e incluyendo, la fecha de celebraci6n del presente Contrato y hasta, pero excluyendo, la fecha en la que ocurra lo primero entre (i) el 16 qe septiembre de 2016; ¥-(ii) el dia en que por cualquier causa el compromiso del Acredit t para.- fe6tuar la Dfspefsiciones del Credito en favor de los Co-Acreditados se extinga conforme a lo previsto en el presente Contrato o en la Legislaci6n Aplicable;_y

(2) respecto del Tramo B, el periodo de tiempo que transcurra desde, e incluyendo, la fecha de celebraci6n del presente Contrato, y hasta, pero excluyendo, la fecha en la que ocurra lo primero entre (i) el 30 de enero de 2017; y (ii) el dia en que por cualquier causa el compromiso del Acreditante para efectuar la Disposiciones del Credito en favor de los Co-Acreditados se extinga conforme a lo previsto en el presente Contrato o en la Legislaci6n Aplicable.

"Persona" significa cualquier individuo, sociedad, empresa, asociaci6n en participaci6n, sociedad de responsabilidad limitada, patrimonio, fideicomiso, asociaci6n o sociedad irregular, cualquier gobiemo federal, estatal o local asi como cualquier a encia, departamento u oficina de dicho gobiemo o cualquier fiduciario actuando en r epresentación de los anteriores.

"Pesos" y ".$." significa la moneda de curso legal de Mexico.

"Proyectos" Significa los proyectos que se describen en el doc umento que se adjunta al presente Contrato como **Anexo "A"**.

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"Resoluciones de Cierre" significa la asamblea general extraordinaria de accionistas o resoluciones unanimes adoptadas fuera de asamblea por la totalidad de los accionistas de cada uno de los Co-Acreditados, a celebrarse en o con anterioridad a la Fecha de Disposicion de la Disposicion Tramo A, en forma y terminos satisfactorios para del Acreditante o el Agente, segun sea el caso, en la que se resuelva y se lleve a cabo, entre otros, los siguientes actos: (i) se modifiquen los estatutos sociales de cada uno de los Co-Acreditados a efecto de evidenciar que las acciones representativas de su capital social no cuenten con expresion de valor nominal, (ii) un aumento en la parte variable de su capital social de cada uno de los Co-Acreditados para efectos de que pueda ejercerse la Opcion de Conversion, en el caso que el Acreditante decida ejercer la misma, (iii) la consecuente emision de acciones ordinarias, nominativas, sin expresion de valor nominal, pendientes de suscripcion y pago, mismas que se mantendran en la tesoreria de cada uno de los Co-Acreditados para en su caso, ser ejercidas, suscritas y pagadas unicamente por la Acreditante, mediante el ejercicio de la Opcion de Conversion, y (iv) los accionistas de cada uno de los Co-Acreditados renuncien de forma irrevocable a suscribir las acciones a que se refiere el inciso (iii) anterior. Asimismo, se considerara una Resolucion de Cierre, a la asamblea general extraordinaria de socios o resoluciones unanimes adoptadas fuera de asamblea por los socios de ICA FLUOR, a celebrarse en o con anterioridad a la Fecha de Disposicion de la Disposicion del Tramo B, en forma y terminos satisfactorios para el Acreditante o el Agente, segun sea el caso, en la que se resuelva y se lleva a cabo, entre otros, cualesquiera actos necesarios para implementar el ejercicio de la Opcion de Dacion en Pago por parte del Acreditante o el Agente, segun sea el caso, respecto a las partes sociales representativas del capital social de ICA; "F.,LIJOR, asi como la ejecucion del Contrato de Prenda sobre Partes Sociales ICA FLUOR:·, '

"Restructura Corporativa" significa la reorganizacion corporativa de las subsidiarias de EMICA que se llevara cabo (y surtira plenos efectos) dentro de los 30 (treinta) dias calendario siguientes a la Fecha de Firma y la cual tendra como objeto llevar a cabo los siguientes movimientos corporativos: (i) que ICAP! sea titular de todas menos una de las acciones representativas del capital social de !CACI; (ii) que CONOISA sea titular de todas las partes sociales representativas del capital social de ICA FLUOR, Constructora de Proyectos Hidroelectricos, S.A. de C.V., Compafiia Hidroelectrica la Yesca, S.A. de C.V. y Desarrolladora de Proyectos Hidroelectricos, S.A. de C.V., respecto de las cuales actualmente sea titular una Afiliada controlada por EMICA; y (iii) que !CACI sea titular de todas menos una de las acciones representativas del capital social de Constructora el Cajon, S.A. deC.V.

"SETA" significa Servicios de Tecnologia Aeroportuaria, S.A. de C. V., una de las Subsidiarias CONOISA.

"Solicitud de Disposicion" tiene el significado que se le atribuye en la Seccion 2.1.3 del presente Contrato.

"Solicitud de Cumplimiento" tiene el significado que se le atribuye en la Seccion 8.2 del presente Contrato.

PATRICIO GARZA BANDALA
No 18 DISTRITO FEDERAL MEXICO

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"Tasa de Interes Ordinaria" significa la tasa de interes fija anual del 16% (dieciseis por ciento) aplicable al saldo insoluto del Credito.

"Tasa del Tesoro de EUA" significa la tasa de retomo semi-anual equivalente del bono del Tesoro de los Estados Unidos de America vigente con vencimiento mas cercano a la fecha de vencimiento en terminos de lo previsto en la Secci6n 2.3.5. del presente Contrato.

"Tramo A" tiene el significado que se le atribuye en la Secci6n 2.1.1 del presente Contrato.

"Tramo B" tiene el significado que se le atribuye en la Secci6n 2.1.1 del presente Contrato.

"Tramos" significa, conjuntamente, el Tramo A y el Tramo B.

Seccion 1.2. Principios de Interpretaci6n. Los terminos definidos en la Secci6n 1.1 anterior aplicaran tanto a la forma singul1;1r como al• plural de dichos terminos. Cuando el contexto asi lo requiera, cualquh;r, .pronombre incluira la forma masculina, femenina o neutral correspondiente.\:Salvo :que resaniente:se establezca lo contrario, todas las referencias a clausulas, secciones, incisos o sub-incisos se refieren a clausulas, secciones, incisos o sub-incisos de este Contrato, y todas las referencias a Apendices y Anexos se refieren a los Apendices y Anexos del presente Contrato, los cuales se incorporan por referencia para formar parte integrante del mismo. Las palabras "en el presente", "del presente", "conforme al presente" "mas adelante en el presente" y palabras de significado similar hacen referencia a este Contrato en su conjunto y no a alguna clausula, secci6n, inciso o sub-inciso en particular del presente Contrato, salvo que expresamente se indique lo contrario. Se considerara que las palabras "incluyen", "incluye" e "incluyendo" van seguidas de las palabras "sin limitaci6n alguna", salvo que se establezca lo contrario. Cualquier referencia a (i) cualquier contrato, convenio o instrumento, incluye la referencia a dicho contrato, convenio o instrumento segun el mismo modificado, ya sea parcial o totalmente, adicionado o de cualquier otra forma reformado en cualquier momento, y (ii) cualquier ley o reglamento, incluye las reformas a los mismos de tiempo en tiempo o a cualquier ley o reglamento sucesor de los mismos.

CLA..USULA II. TERMINOS GENERALES

Seccion 2.1. Credito: Disposiciones.

2.1.1 Credito. Sujeto a los terminos y al cumplim1ento de las condiciones establecidos en el presente Contrato, el Acreditante conviene en poner a disposici6n de los Co-Acreditados un credito (el "Credito") por un monto total de principal

PATRICIO GARZA BANDALA NOTARIA No. DISTRITO FEDERAL ESTADOS UNIDOS MEXICANOS

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que no excedera de EUA$215'000,000.00 (doscientos quince millones de D6lares 00/100 Moneda en curso legal en los Estados Unidos de America) (el "Monto Maximo del Credito"), el cual podra ser dispuesto por alguno o ambos de los Co-Acreditados, en las proporciones que ellos determinen, en el entendido que, los Co-Acreditados permaneceran obligados individual y solidariamente frente al Acreditante o al Agente, segun sea el caso, por el pago total de las obligaciones asumidas por dichos Co-Acreditados al amparo del presente Contrato y los demas Documentos del Credito. El Credito se dividira en dos tramos: (i) un primer tramo por un monto principal, no menor y no mayor a EUA$54'000,000.00 (cincuenta y cuatro millones de D6lares 00/100 Moneda en curso legal en los Estados Unidos de America) (el "Tramo A"), y (ii) un segundo tramo por un monto principal, no menor y n mayor a EUA$161 '000,000.00 (ciento sesenta y un millones de D6lares 00/100 Moneda en curso legal en los Estados Unidos de America) (el "Tramo B"). El Monto Maximo del Credito, no comprende los intereses y gastos que se causen en virtud del otorgamiento del Credito en terminos del articulo 292 de la Ley General de Titulos y Operaciones de Credito.

2.1.2 Disposiciones. (i) Durante el Periodo de Disponibilidad aplicable al Tramo A y al Tramo B respectivamente, y sujeto a lo previsto en el inciso (ii) siguiente y al cumplimiento de las Condiciones para la Disposici6n Tramo A y de las Condiciones para la Disposici6n Tramo B, segun sea aplicable, los Co-Acreditados podran disponer de la totalidad del Tramo A (y no menos de la totalidad del Tramo A) y de la totalidad del Tramo B (y no menos de la totalidad del Tramo B)' del Credito mediante una sola disposici6n por cada Tramo (cada una, una "D'isposici6n'.') ,en el ente c\ido:que dicha disposici6n puede ser efectuada por alguno o ambos de los· Co--Actetiditados en las proporciones que ellos determinen; en el entendido, que cualquier monto del Tramo A y del Tramo B del Credito que haya sido dispuesto por los Co-Acreditados y que haya sido pagado no podra ser dispuesto nuevamente por los Co-Acreditados. Las Partes acuerdan que bajo ninguna circunstancia los Co-Acreditados podran solicitar la Disposici6n del Tramo B sin haber primero dispuesto de la totalidad del Tramo A.

(ii) Las Partes convienen que en caso que los Co-Acreditados no logren acreditar al Acreditante o al Agente, segun sea el caso, a su entera satisfacci6n, el cumplimiento de las Condiciones para la Disposici6n del Tramo A y/o el Tramo B respectivamente durante el Periodo de Disposici6n aplicable a cada tramo o bien, si habiendose cumplido dichas condiciones, los Co-Acreditados no efectuan la Disposici6n de Tramo A y/o el Tramo B respectivamente, el compromiso del Acreditante de realizar dichas Disposiciones a los Co-Acreditados quedaran extinguidas en automatico.

Si por cualquier raz6n los Co-Acreditados no efectuan las Dis posiciones del Tramo A y/o Tramo B dentro del Periodo de Disponibilidad, con indepen dencia de que hubieran cumplido las condiciones para efectuar dichas Disposiciones en 1.fllliterminos del presente Contrato, los Co-Acreditados estaran obligados a pagar al Acreditante o al Agente, segun sea el caso, el Costo por Rompimiento de Fondeo, asi como la C omision Sobre Saldos no Dispuestos en los terminos previstos en el presente Contrato.

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2.1.3 Solicitud de Disposici6n. Durante el Periodo de Disponibilidad respectivo y sujeto a lo previsto en el inciso (ii) de la Secci6n 3.1. del presente Contrato, los Co-Acreditados podran disponer del Tramo A del Credito mediante la entrega, con al menos 5 (cinco) Dias Habiles de anticipaci6n a la fecha en la que pretenda obligarse a realizar la Disposici6n respectiva y podran disponer del Tramo B del Credito mediante la entrega, con al menos 45 (cuarenta y cinco) dias calendario de anticipaci6n a la fecha en la que se pretenda obligase a realizar la Disposici6n respectiva (cada una, una "Fecha de Disposici6n"), por medio de una solicitud irrevocable por escrito al Acreditante o el Agente, seg(m sea el caso, (cada una, una "Solicitud de Disposici6n"), en los terminos del formato que se adjunta al presente Contrato como **Anexo "B"**. Con independencia de que la Disposici6n sea efectuada por alguno o ambos Co-Acreditados, ambos Co-Acreditados deberan suscribir la Solicitud de Disposici6n.

Cada Solicitud de Disposici6n sera irrevocable y debera, entre otras cosas, (i) indicar la Fecha de Disposici6n correspondiente, (ii) indicar el Tramo respecto del cual se esta solicitando dicha Disposici6n, (iii) indicar el monto principal de dicha Disposici6n, en terminos de lo previsto en la Secci6n 2.1.2.(i) del presente Contrato, asi como la proporci6n de la Disposici6n que correspondera a cada uno de los Co-Acreditados, en el caso en el que ambos Co-Acreditados soliciten efectuar la Disposici6n, (iv) indicar que la Disposici6n correspondiente debera ser depositada por el Acreditante o el Agente, segun sea el caso, en la Cuenta Credito CONOISA y/o en la Cuenta Credito ICAP!, segun sea el caso, en la Fecha de Disposici6n, ( ) contener una ce(1:it'ica i.◊n suscrita por el representante legal de cada uno de los Co-Ac editados en· el sentido de que inmediatamente antes e inmediatamente despues de realizada dicha Disposici6n y/o como consecuencia de dicha Disposici6n, no existe, a su leal sabe y entender, Incumplimiento o Caso de Incumplimiento alguno, y (vi) describir'.el ·destino que se le dara a los recursos· de dicha Disposici6n, certificando ·que I· niismo constituye un destino autorizado del Credito (en terminos de lo previsto en·laSecci6n 2.1.5 del presente Contrato) y que los fondos se utilizaran exclusivamente para dicho destino autorizado del Credito. La entrega de cada Solicitud de Disposici6n al Acreditante o el Agente, segun sea el caso, de conformidad con esta Secci6n 2.1.3 estara sujeta a lo siguiente:

(a) Horario para Entrega. La Solicitud de Disposici6n sera efectiva solo si el Acreditante o el Agente, segun sea el caso, recibe la misma antes de las 12:00 p.m. hora de la Ciudad de Mexico. En caso contrario, dicha Solicitud de Disposici6n sera efectiva el Dia Habit siguiente a la fecha de recepci6n de la misma por· parte del Acreditante o el Agente, segun sea el caso.

(b) Certificaci6n de Cumplimiento. La entrega de una Solicitud de Disposici6n sera considerada como una certificaci6n de los Co-Acreditados en el sentido de que las condiciones previstas en la Clausula III del presente Contrato aplicables a la Disposici6n solicitada se han cumplido en su integridad, tanto a la fecha de la Solicitud de Disposici6n como a la Fecha de Disposici6n.

2.1.4 Prestamo del Acreditante. En cada Fecha de Disposici6n dentro

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del Periodo de Disponibilidad respectivo, sujeto a lo previsto en el inciso (ii) de la Secci6n 2.1.2 del presente Contrato, inmediatamente despues que las Condiciones para la Disposici6n Tramo A y las Condiciones para la Disposici6n Tramo B, segun sea aplicable, hayan sido cumplidas y satisfechas en su totalidad a la entera satisfacci6n del Acreditante o el Agente, segun sea el caso, se depositara el monto de la Disposici6n en la Cuenta Credito en el entendido que dicha Disposici6n debera quedar documentada en un pagare, en terminos satisfactorios al Acreditante o al Agente segun sea el caso, que al efecto suscriban ambos Co-Acreditados, con independencia de la proporci6n del monto de la Disposici6n que cada uno de ellos hubiera ejercido, a favor del Acreditante o el Agente, segun sea el caso y avalado por el Obligado Solidario (y el cual debera ser entregado previamente a que se lleve cada Disposici6n).

2.1.5 Destina del Credito. Los Co-Acreditados deberan destinar el Credito a los fines expresamente identificados en el documento que se adjunta al presente como **Anexo "C"**.

Seccion 2.2. Pago de Intereses.

2.2.1 Tasa de Interes. El monto principal insoluto de cada Disposici6n devengara intereses de forma mensual a partir de la Pecha de Disposici6n correspondiente y hasta en tanto dicho monto princip l no sea pagado en su totalidad, ya sea en la Pecha de Vencimiento o en una Pecha de Vencimi nto.Artticipi;ida; segun se permita en terminos del presente Contrato, a una tasa igual .a-laTasa-de':Intei:_es aplicable.,

2.2.2 Calculo de Intereses. Todos los intereses que se generen conforme a este Contrato se devengaran mensualmente y seran calculados sobre la base de los dias naturales efectivamente transcurridos durante un afio de 360 (trescientos sesenta) dias.

2.2.3 Capitalizaci6n de Intereses. Para cada Disposici6n, los intereses devengados mensualmente desde la Pecha de Disposici6n respectiva y hasta la Pecha de Vencimiento, a menos que el Credito se de por vencido de manera anticipada de acuerdo con lo establecido en la Secci6n 7.2.1. seran automaticamente capitalizados el ultimo Dia Habil de cada mes calendario durante dicho periodo, para formar parte integrante del s.".:;al --- principal insoluto del Credito.

2.2.4 Intereses Moratorios. El monto principal vencido y n
Credito y/o de cualquier otra cantidad que adeuden los Co-Acreditados al Acr 8-i a?}t !isM}.
Agente, segun sea el caso, conforme a este Contrato, causara intereses morato dia siguiente al de su vencimiento y hasta la fecha de su pago integro, a una tas anual igual a la Tasa de Interes Ordinaria mas el 2% (dos por ciento) de dicha Hsa
Interes Ordinaria, en el entendido que, los intereses moratorios devengados se devengaran diariamente sobre la base de un afio de 360 (trescientos sesenta) dias y seran pagaderos a la vista. De igual manera, los intereses moratorios devengados seran automaticamente

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capitalizados el ultimo Dia Habil de cada mes calendario, para formar parte integrante del saldo principal insoluto del Credito.

2.2.5 Consentimiento de Capitalizacion de Intereses. Los Co-Acreditados y el Obligado Solidario expresa e irrevocablemente instruyen al Acreditante o a al Agente, segun sea el caso, a que realicen la capitalizacion de intereses referidas en las Secciones 2.2.3. y 2.2.4. anteriores conforme a lo dispuesto en el articulo 363 del Codigo de Comercio.

Secci6n 2.3. Pago de Principal: Conversion del Credito: Dacion en Pago.

2.3.1 Pagos de Principal. Los Co-Acreditados se obligan solidariamente a pagar al Acreditante o al Agente, segun sea el caso, el saldo insoluto del principal del Credito que disponga alguno o ambos de los Co-Acreditados (asi como tambien cualquier cantidad que deban al Acreditante o al Agente, segun sea el caso al amparo del presente Contrato) precisamente en la Fecha de Vencimiento, o en su caso, en la Fecha de Vencimiento Anticipado. Las Partes acuerdan que el pago del saldo insoluto del principal del Credito debera ser pagado por los Co-Acreditados (i) en numerario de conformidad con lo previsto en la Seccion 2.4.2 del presente Contrato o (ii) mediante Acciones de Conversion de conformidad con lo previsto'eri)a'•-secdis'r(2:313i p l:j>resente Contrato (iii) mediante el ejercicio de la Opcion de Da i_o'tfen:. go §' gµn.lcfdeiltniine unilateralmente el Acreditante o el Agente, segun sea el caso; pero ep "todo·. momento a partir del 16 de diciembre de 2016.

2.3.2 Aplicacion de Pagos. Cualquier pago de los Co-Acreditados al Acreditante o el Agente, segun sea el caso, conforme al presente se aplicara en el siguiente orden de prelacion:

(a) para el reembolso de costos y gastos documentados y razonables del Acreditante o el Agente, segun sea el caso, pagaderos conforme y en terminos del presente Contrato o de cualquier otro Documento del Credito, incluyendo sin limitar, honorarios de asesores extemos por servicios prestados en relacion con el presente Contrato y los Documentos del Credito;

(b) para el pago de comisiones devengadas;

(c) al pago de intereses moratorios devengados y no pagados conforme al presente Contrato y cualquier otro Documento del Credito;

(d) al pago de intereses ordinarios devengados y no pagados conforme al presente Contrato y cualquier otro Documento del Credito;

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(d) al pago de principal insoluto confonne al presente Contrato y cualquier otro Documento del Credito; y (e) para el pago de cualquier otra cantidad pagadera confonne al presente Contrato y cualquier otro Documento del Credito. 2.3.3 Conversion del Credito. (a) Opcion de Conversion del Acreditante o el Agente. A partir del 16 de diciembre de 2016, en cualquier momento durante el resto de la vigencia del Credito, el Acreditante o el Agente en beneficio de los Acreditantes, segun sea el caso, tendra el derecho (mas no la obligacion) de convertir (la "Opcion de Conversion") la totalidad del saldo insoluto del Credito (y cualesquiera cantidades adeudadas por los Co• Acreditados al amparo del presente Contrato) en la Fecha Efectiva de Conversion en acciones representativas del capital social de CONOISA y de ICAP! (las "Acciones de Conversion"), mediante la capitalizacion del saldo insoluto del Credito (y cualesquiera cantidades adeudadas por los Co-Acreditados al amparo del presente Contrato), en la Fecha Efectiva de Conversion. Para efectos de lo anterior, dependiendo el momento en que ocurra la Fecha Efectiva de la Conversion, las Acciones de Conversion deberan representar: (i) en caso que la Fecha Efectiva de Coiivers16n_. ocurra e q tes de la fecha en la que ocurra el primer aniversario de la fecha det' pr s nte; _p r ·.q_4 lusive): (1) el 23.30% (veintitres punto treinta porciento) del Jotah.<!_e· .l s!accicines··--representativas capital socialde CONOISA y de ICAP! respectiyamente;·shscritas y pagadas, siempre y cuando los Co• Acreditados hayan dispuesto del Tramo A y del Tramo B, y (2) el 5.83% (cinco punto ochenta y tres por ciento) del total de las acciones representativas del capital social de CONOISA y de ICAP! respectivamente, suscritas y pagadas, si los Co-Acreditados dispusieron unicamente del Tramo A; (ii) en caso que dicha Fecha Efectiva de Conversion ocurra entre el periodo que inicia el primer dia calendario inmediato siguiente a la fecha en la que ocurra el primer aniversario de la fecha del presente Contrato y la fecha en la que ocurra el segundo aniversario de la fecha del presente Contrato (inclusive): (1) el 27.31% (veintisiete punto treinta y uno por ciento) del total de las acciones representativas del capital social de CONOISA y de ICAP! respectivamente, suscritas y pagadas, siempre y cuando los Co-Acreditados hayan dispuesto del Tramo A y del Tramo B, y (2) el 6.8;..3° _ (seis punto ochenta y tres por ciento) del total de las acciones representativas del a}ARZ,4 r, v4 <, f\ o::', 't/.,;,,_ social de CONOISA y de ICAP! respectivamente, suscritas y pagadas, si o Acreditados dispusieron unicamente del Tramo A; y (iii) en caso que dicha Fee -=-t t. de Conversion ocurra entre el periodo que inicia el 'primer dia calendario A, - diatAt:;1'· , !. } ;:/, siguiente a la fecha en la que ocurra el segundo aniversario de la fecha d Lt:. /• I Contrato y la Fecha de Vencimiento (inclusive): (1) el 32.02% (treinta y dos pun .p por ciento) del total de las acciones representativas del capital social de CONO .-e: -...b.· ·_ ._. , ICAP! respectivamente, suscritas y pagadas por EMICA, siempre y cuando lo z • TO ft'v" Acreditados hayan dispuesto del Tramo A y del Tramo B, y (2) el 8.01% (ocho punto cero uno por ciento) del total de las acciones representativas del capital social de CONOISA y de ICAP! respectivamente, suscritas y pagadas, si los Co-Acreditados dispusieron -23-

tinicamente del Tramo A. El Acreditante o el Agente, segtin sea el caso, entregara a los Co-Acreditados una notificacion con atencion al secretario del Consejo de Administracion de cada uno de los Co-Acreditados, con por lo menos 30 (treinta) dias calendario de anticipacion a la fecha en que se pretenda hacer efectiva la Opcion de Conversion (dicha fecha, la "Fecha Efectiva de Conversion") en la que haga constar al menos (1) la expresa voluntad del Acreditante o del Agente, segtin sea el caso, de ejercer la Opcion de Conversion, (2) la Fecha Efectiva de Conversion, y (3) el ntimero de Acciones de Conversion, identificando aquellas que deban representar capital social de CONOISA y aquellas que deban representar capital social de ICAPI, en el entendido que, a efecto de determinar el ntimero de Acciones de Conversion (para el caso de CONOISA y de ICAPI), el Acreditante o el Agente segtin sea el caso deberan considerar la siguiente formula (aplicada para el caso de CONOISA y por aparte, aplicada para el caso de ICAP!), en el entendido que, los Co-Acreditados estaran obligados a proporcionar al Acreditante o al Agente, segtin sea el caso, cualquier informacion que se requiera para aplicar dicha formula dentro de los 5 (cinco) Dias Habiles siguientes a la fecha en la cual reciban los Co-Acreditados el requerimiento por escrito por parte del Acreditante o del Agente, segtin sea el caso: Endonde: --.,..:·; 9. 1ti . t-° .; e ,.So irsion (del Co-Acreditado en AC cuestion). 1 ': ·_:::, .·:.;5: .:_, .. ASP Total de acciones representativas del capital social del Co-Acreditado en cuestion, suscritas previo a la Fecha Efectiva de Conversion. 0.2330 (cero punto dos mil trescientos treinta), en caso que la Fecha Efectiva de Conversion ocurra en o antes de la fecha en la que ocurra el primer aniversario de la fecha del presente Contrato V (inclusive) y siempre y cuando los Co-Acre· A <,4 1Doc -0 .. <9..,_ hayan dispuesto del Tramo A y del Tramo (cerounto c:ro q inien!o ochenta y tres(.se\:f{.of1ff:lT,,u:>1.1i ·, ';';. Acred1tados d1spus1eron urucamente del T \..,t,.,,..,·c.'··'· .,,), ,., · -·y - { ;\[/!J 0.2731 (cero punto dos mil setecientos tr en caso que dicha Fecha Efectiva de ocurra entre el periodo que inicia el 4r-'  pnr ,1 ; 'iJ'-9-""' calendario inmediato siguiente a la fecha en la que ocurra el primer aniversario de la fecha del presente Contrato y la fecha en la que ocurra el segundo -24-

aniversario de la fecha del presente Contrato (inclusive), siempre y cuando los Co-Acreditados hayan dispuesto del Tramo A y del Tramo B o 0.0683 (cero punto cero seiscientos ochenta y tres) silos Co-Acreditados dispusieron unicamente del Tramo A; o

0.3202 (cero punto tres mil doscientos dos), en caso que dicha Fecha Efectiva de Conversion ocurra entre el periodo que inicia el primer dia calendario inmediato siguiente a la fecha en la que ocurra el segundo aniversario de la fecha del presente Contrato y la Fecha de Vencimiento (inclusive), siempre y cuando los Co-Acreditados hayan dispuesto del Tramo A y del Tramo B o 0.0801 (cero punto cero ochocientos uno) si los Co-Acreditados dispusieron unicamente del Tramo A.

Los Co-Acreditados deberan llevar a ,caJ?q;cuales:q)ii'.eia :g }tiC?i\es necesarias a efecto de obtener la autorizacion que se requiera pof partci'"d 1a·Comisi6n Federal de Competencia Economica, de ser el caso, para que el Acreditante o el Agente; segun sea el caso, puedan ejercer la Opcion de Conversion en la Fecha Efectiva de Conversion, en el entendido que, si la autorizacion respectiva no se obtuviere por cualquier motivo en la Fecha Efectiva de Conversion, dicha fecha podra *set* prorrogada .unilateral y _discrecionalmente por parte del Acreditante o e1 Agente, segun s-ea_\el- c·iso.'. Pai-? efi c>s·.de lo anterior, el Acreditante o el Agente, segun sea el caso, debe!iiti ·cooperar ··con lo·s Co Acreditados y compartir con ellos cualesquiera informacion razonablemente necesaria para obtener la autorizacion por parte de la Comision Federal de Competencia Economica.

Una vez obtenida la autorizacion de la Comision Federal de Competencia Economica, en caso de haberse requerido, entonces en la Fecha Efectiva de Conversion, los Co-Acreditados deberan entregar al Acreditante o al Agente, (x) los titulos de acciones que representen las Acciones de Conversion (de CONOISA y de ICAPI, respectivamente) en original, emitidos a nombre del Acreditante o de los Acreditantes, indicando que dichas Acciones de Conversion estan totalmente suscritas, pagadas y libres de cualesquier Gravamenes; y (z) una copia del asiento en el libro de registro de acciones de CONOISA e ICAPI respectivamente, certificado por el secretario del Consejo de Administracio .... funcionario si_milar) CONOISA ICAPI respectivamente, mediante el cual s ha ... que el Acred1tante o los Acred1tantes, segun sea el caso, han quedado registr ... titulares de las Acciones de Conversion.

(b) <u>Conversion en caso de Vencimiento Anticipado.</u>

En caso de que se declare el vencimiento anticipado del Credito conform ' c10rn i\l 1 establecido en la <u>Seccion 7.</u>, el Acreditante o el Agente, segun sea el caso, tendra el derecho (mas no la obligacion) de ejercer la Opcion de Conversion en los terminos previstos en la

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Seccion 2.3.3 (a) del presente Contrato (considerando en particular la formula prevista en dicha Seccion) en el entendido que, con independencia en la que ocurra la Fecha Efectiva de Conversion, las Acciones de Conversion deberan representar: (i) el 8.01% (ocho punto cero uno por ciento) del total de las acciones representativas del capital social de CONOISA y de ICAP! respectivamente, suscritas y pagadas (y no menos de dicho porcentaje) en caso que los Co-Acreditados hayan dispuesto del Tramo A; y (ii) el 32.02% (treinta y dos punto cero dos por ciento) del total de las acciones representativas del capital social de CONOISA y de ICAP! respectivamente, suscritas y pagadas (y no menos de dicho porcentaje), en caso que los Co-Acreditados hayan dispuesto del Tramo A y del Tramo B. 2.3.4 Dacion en Pago. Opci6n de Dacion en Pago del Acreditante o el Agente. (a) A partir del 16 de diciembre de 2016, en cualquier momento durante el resto de la vigencia del Credito, el Acreditante o el Agente en beneficio de los Acreditantes, segun sea el caso, tendni el derecho (mas no la obligacion) de optar por que el pago de la totalidad del saldo insoluto del Credito (y cualesquiera cantidades adeudadas por los Co-Acreditados al amparo del presente Contrato) se efectue mediante una dacion en pago (la "Opcion de Dacion en Pago") que tenga por objeto acciones y/o partes sociales, segun sea el caso, representativas del capital social de ICA FLUOR, COVIMSA, SETA y DDIO. Para efectos de lo anterior, en la Fecha Efectiva ·de.,la Daci-6n;,en P.ago CONOISA estara obligado a entregar al Acreditante o al Ag nte{·segun sea el caso; acdfones y/o partes sociales, segun sea el caso, representativas del capifal soci l _de ICA FLUOR, COVIMSA, SETA y DDIO, en las siguientes proporciones:_ i);_t::ilf? ;qµ l ·-_cha: fecti a de Dacion en Pago ocurra en o antes de la fecha en laJ.que ocorra el pnmer an1versano de la fecha del presente Contrato (inclusive): (1) el 38.13% (treinta y ocho punto trece por ciento) del total de las acciones y/o partes sociales, segun sea el caso, representativas del capital social de ICA FLUOR, COVIMSA, SETA y DDIO respectivamente, suscritas y pagadas por CONOISA, siempre y cuando los Co-Acreditados hayan dispuesto del Tramo A y del Tramo B, y (2) el 9.53% (nueve punto cincuenta y tres por ciento) del total de las acciones y/o partes sociales, segun sea-el caso, representativas del capital social de ICA FLUOR, COVIMSA, SETA y DDIO respectivamente, suscritas y pagadas por CONOISA, si los Co-Acreditados dispusieron unicamente del Tramo A; (ii) en caso que dicha Fecha Efectiva de Dacion-e,...n ....................... .._ Pago ocurra entre el periodo que inicia el primer dia calendario inmediato siguien e;liitlAtB8,l :• fecha en la que ocurra el primer aniversario de la fecha del presente Contrato y la • t: la que ocurra el segundo aniversario de la fecha del presente Contrato (inclusi }'1) J? t" .; c. ' 44.70% (cuarenta y cuatro punto setenta por ciento) del total de las acciones y'o/ :p s.?:.t?· , · ·t sociales, segun sea el caso, representativas del capital social de ICA FLUOR, ..:. 1¥.$-- l-:..: ;·..;{  ) T·-i-!{l•.ff,· SETA y DDIO respectivamente, suscritas y pagadas por CONOISA, siempre y Co-Acreditados hayan dispuesto del Tramo A y del Tramo B, y (2) el 11.48% (on '9 •P "-}(i. .... ,_q; snu,\j"c cuarenta y ocho por ciento) del total de las acciones y/o partes sociales, segun sea e ' representativas del capital social de ICA FLUOR, COVIMSA, SETA y DDIO respectivamente, suscritas y pagadas por CONOISA, si los Co-Acreditados dispusieron unicamente del Tramo A; (iii) en caso que dicha Fecha Efectiva de Dacion en Pago ocurra -26-

entre el periodo que inicia el primer dfa calendario inmediato siguiente a la fecha en la que ocurra el segundo aniversario de la fecha del presente Contrato y la Fecha de Vencimiento (inclusive): (1) (a) el 53.45% (cincuenta y tres punto cuarenta y cinco por ciento) del total de las acciones representativas del capital social de COVIMSA, suscritas y pagadas por CONOISA, mas (b) el 53.45% (cincuenta y tres punto cuarenta y cinco por ciento) del total de las acciones representativas del capital social de SETA, suscritas y pagadas por CONOISA, mas (c) el 49.9% (cuarenta y nueve punto nueve por ciento) del total de las acciones representativas del capital social de 0010, suscritas y pagadas por CONOISA, mas (d) el 53.45% (cincuenta y tres punto cuarenta y cinco por ciento) del total de las partes sociales representativas del capital social de ICA FLUOR, suscritas y pagadas por CONOISA, siempre y cuando los Co-Acreditados hayan dispuesto del Tramo A y del Tramo B, y (2) el 13.10% (trece punto diez por ciento) del total de las acciones y/o partes sociales, segun sea el caso, representativas del capital social de ICA FLUOR, COVIMSA, SETA y 0010 respectivamente, suscritas y pagadas por CONOISA, silos Co-Acreditados dispusieron unicamente del Tramo A. El Acreditante o el Agente, segun sea el caso, notificara por escrito a CONOISA (con copia informativa a los Co-Acreditados y al Obligado Solidario), a traves del Mandatario, con por lo menos 30 (treinta) dfas calendarjo de anticipaci6n a la fecha en que se pretenda hacer efectiva la Opci6n.de Qaci6n.:en:Bago':(clicha fecha, la "Fecha Efectiva de Oaci6n en . ,•. ,<). ••• .' '"l . .·.-1 .... Pago") en la que p'agil,constai_.: I ·-meiios·· (l) la expresa voluntad del Acreditante o del Agente, segun sea el'"t'iE,;, d ejercer la Opci6n de Oaci6n en Pago, (2) la Fecha Efectiva de Oaci6n en Pago, y (3)"ta instruccj6n expresa, ii:revocable e incondicional a CONOISA en el sentido de transferir las accion (y/ p s ,sociales rep·resentativas del capital social de ICA FLUOR, COVIMSA, SETA y ·0010, respectivamente, que sean objeto de la Opci6n de Oaci6n en Pago, directamente al Acreditante o a los Acreditantes y en este ultimo caso, en las proporciones identificadas en la notificaci6n en cuesti6n. Los Co-Acreditados deberan llevar a cabo cualesquiera gestiones necesarias a efecto de obtener la autorizaci6n que se requiera por parte de la Comisi6n Federal de Competencia Econ6mica, de ser el caso, para que el Acreditante o el Agente, segun sea el caso, pueda ejercer la Opci6n de Oaci6n en Pago en la Fecha Efectiva de Oaci6n en Pago, en el entendido que, si la autorizaci6n respectiva no se obtuviere por cualquier motivo en la Fecha Efectiva de Oaci6n en Pago, dicha fecha podra ser prorrogada unilateral y discrecionalmente por parte del Acreditante o el Agente, segun sea el caso. Para efecto A . 841 lo anterior, el Acreditante o el Agente, segun sea el caso, deberan cooperar con CO ., o< · _ .. ,ti-'II 1/r, 1'<) y 1os Co-Aered1. tad os y compart.ir con e11os cua1 esqm· era ·m1s:.ormac1·' on razon neces para obtener la autorizaci6n por parte de la Comisi6n Federal de C ., ; J;j : 1 Econom1ca. ..: . t,1..;:::-,,.:,'t .i; >< p ='\ .·.,C \,ec\._:,;•1::.¥·..•.·•::? .:t;:' -..•::..-r\'0i'•" ,/1! ... 'ffii -f,,,, .._ Una vez obtenida la autorizaci6n de la Comisi6n Federal de Competencia Ee lir:T 1 "' en caso de haberse requerido, en la Fecha Efectiva de Oaci6n en Pago, con el fin de c las obligaciones previstas en el presente Contrato, CONOISA se obliga a, y los Co• Acreditados y el Obligado Solidario se obligan a permitir y a no obstaculizar que el Mandatario, en representaci6n de CONOISA, entregue al Acreditante o al Agente, segun -27-

sea el caso, los titulos representando las acciones representativas del capital social de COVIMSA, SETA y DDIO objeto de la Opci6n de Daci6n en Pago, endosados en propiedad a favor del Acreditante o los Acreditantes, segun sea el caso en los terminos y proporciones sefialados en la notificaci6n antes referida, indicando que dichas acciones y/o partes sociales estan totalmente suscritas, pagadas y libres de cualesquier Gravamenes. Asimismo CONOISA (a traves de su Secretario del Consejo de Administraci6n o cualquier otro funcionario de CONOISA) estara obligado a entregar al Acreditante o al Agente, segun sea el caso, una copia del asiento en el libro de registro de acciones y/o libro de registro de socios, segun sea el caso, de cada una de COVIMSA, SETA, DDIO e ICA FLUOR, certificado por el secretario del Consejo de Administraci6n (o funcionario similar) de cada una de COVIMSA, SETA, DDIO e ICA FLUOR, mediante el cual se haga constar que el Acreditante o los Acreditantes, segun sea el caso, han quedado registrados como titulares de las acciones y/o partes sociales objeto del ejercicio de la Opci6n de Daci6n en Pago. Para efectos de lo anterior, con el fin de cumplir las obligaciones previstas en el presente Contrato, en este acto CONOISA se obliga a instruir, facultar y autorizar de manera absoluta, irrevocable e incondicional al Mandatario a llevar a cabo los actos previstos en los parrafos precedentes, mediante la _celebraci6n del Contrato de Mandato. ;.. •" \ • ' .'..:.... := ·, ,• ',. .. ·:':·· ···...,.._;.--.-:·: .'\\· ,. ; _f= : r ;· ·_ Daci6n en Pago en so-'aeVentfniforito Anticipado. (b) En caso de que se declare el vencimiento anticipado del Credito conforme a lo establecido en la Secci6n 7., el Acreditante o el Agente, segun sea el caso, tendra el derecho (mas no la obligaci6n) de ejercer la Opci6n de Daci6n en Pago en los terminos previstos en la Secci6n 2.3.4 (a) del presente Contrato, en el entendido que, con independencia en la que ocurra la Fecha Efectiva de Daci6n en Pago, las acciones y/o partes sociales objeto de la Opci6n de Daci6n en Pago deberan representar: (i) (a) el 53.45% (cincuenta y tres punto cuarenta y cinco por ciento) del total de las acciones representativas del capital social de COVIMSA, suscritas y pagadas por CONOISA, mas (b) el 53.45% (cincuenta y tres punto cuarenta y cinco por ciento) del total de las acciones representativas del capital social de SETA, suscritas y pagadas por CONOISA, mas (c) el 49.9% (cuarenta y nueve punto nueve por ciento) del total de las acciones representativas del capital social de DDIO, suscritas y pagadas por CONOISA, mas (d) el 53.45% (cincuenta y tres punto cuarenta y cinco por ciento) del total de las partes sociales representativas del capital social de ICA FLUOR suscritas y pagadas por CONOISA, siempre y cuando los Co-Acreditados hayan).' B4,iJ, del Tramo A y del Tramo B, y (ii) el 13.10% (trece punto diez por ciento) del:(, i 1. ' _ acciones y/o partes sociales, segun sea el caso, representativas del capital s 1 ;t .,.'-:. .: :QJ i: \; i - LUOR, COVI SA, S?TA_y DD,I respectivamente, suscritas y pagadas p s1 los Co-Acred1tados d1spus1eron umcamente del Tramo A. ?.i ii"'-1"'·;· y.::; -:.--:·!'l  .•...'-"CJ..._C.:, :.f,::. ?'-<1 - •,r..•. .-s-r\,'·.' -i-t,",1'-11, - .;;:, .,, "\.•' 4V' 'r ·la . :,,,.._.. :-\\.'\j 'f. DIS tfi\ \) 2.3.5 Pago Anticipado Voluntario. -28-

Las Partes acuerdan en que los Co-Acreditados podran pagar anticipadamente en su totalidad el saldo insoluto del Credito, asi como cualesquiera otras cantidades a adeudadas por los Co-Acreditados al amparo del presente Contrato, caso en el cual, los Co• Acreditados estaran obligados a pagar al Acreditante o al Agente, segun sea el caso, en adici6n a la totalidad del saldo insoluto del Credito (y la totalidad de cualesquiera otras cantidades adeudadas por los Co-Acreditantes al amparo del presente Contrato), el valor presente de todos los intereses ordinarios, desde la fecha de pago anticipado hasta la Pecha de Vencimiento, descontados a la fecha de Pago Anticipado utilizando la Tasa del Tesoro de EUA mas 0.5% (50 puntos base). Para efectos de lo anterior, los Co-Acreditados deberan notificar por escrito al Acreditante o al Agente, segun sea el caso, con por lo menos 30 (treinta) Dias Rabiles de anticipaci6n a la fecha efectiva del pago anticipado su intenci6n de efectuar el pago anticipado voluntario en los terminos antes referido. Asimismo, las Partes acuerdan que los Co-Acreditados podran pagar anticipadamente la totalidad del saldo insoluto del Credito, asi como cualesquiera otras cantidades adeudadas por los Co-Acreditados al amparo del presente Contrato en terminos de la presente Secci6n 2.3, t'mica y exclusivamente durante el plazo que inicie (a) en la fecha en que los Co-Acreditados efectuen la Disposici6n del Tramo A y que termina en (b) la fecha que ocurra primero entre (1) la fecha en la que ocurra el primer aniversario de la Pecha de Pirma y (2) si estando alguno de los Co-Acreditados y/o el Obligado Solidario sujeto a un proceso de concurso mercantil la (echa eQ la. qµe se notifique la sentencia de reconocimiento, graduaci6n y prelaci6n de··creclitbs cdrresp6ndiente, en el entendido que, para el caso de que existan varios pro edi ientos de concurso mercantil, lo sera la fecha en la que se notifique la primera sentencia de reconcwimie,nto, graduaci6n y prelaci6n de credito que se dicte en cualquiera de diclio·s p b dimi°eilt"C1S; ,1.'.: ·, i ,' , ..... •. ? !;\' •· .• ·,• Seccion 2.4. Disposiciones Aplicables a Pagos en General. 2.4.1 Pagos en General. En caso de que cualquier pago que deban realizar los Co-Acreditados conforme al presente Contrato venza y sea exigible en un dia que no sea un Dia Rabil, entonces dicho pago debera realizarse en el Dia Rabil inmediato siguiente. 2.4.2 Metodo y Lugar del Pago. Todos los pagos que deban hacer los Co-Acreditados al Acreditante o el Agente, segun sea el caso, de conformidad con lo previsto en este Contrato, ya sea por concepto de principal, intereses o por cualquie ; - z-A""fJ..... concepto, seran pagados sin compensaci6n, deducci6n o retenci6n alguna antes de la •f c ,1, "',' ,_ p.m. (hora de la Ciudad de Mexico) en las fechas previstas en el presente Colt·,.; f!i)Ji :. _-_._ \. ,,.-v D6lares yen fondos iiunediatamente disponibles mediante dep6sito en la Cuent fife I;ag a ; - l - i o en cualquier otro lugar o forma que les instruya el Acreditante o el Agente, s -_ 1e..a ?:"\:_'\'.'J1.} ·:.pc:. q9·,. -.. caso, por escrito; en la inteligencia que cualquier pago recibido por el Acredi Agente, segun sea el caso, despues de dicha hora sera considerado como recibi .s:;• •i. ... 4·,t'"(-lHhrni\v \'-Rabil siguiente, sin que esto pueda ser considerado como un Caso de Incumplimien " el presente Contrato. -29-

Seccion 2.5. Impuestos. Todos y cada uno de los pagos que deban hacer los Co-(a) Acreditados de conformidad con este Contrato y/o cualquier otro Documento del Credito (ya sea que dichos pagos sean efectuados en numerario o mediante dacion en pago en caso de ejercerse la Opcion de Dacion en Pago, o mediante conversion de acciones, en caso de ejercerse la Opcion de Conversion), se deberan realizar libres de, y sin retencion o deduccion alguna por o a cuenta de, cualesquier Impuestos; en el entendido, sin embargo, queen caso que los Co-Acreditados sean requeridos por la legislacion aplicable a deducir o retener cualesquiera Impuestos respecto de dichos pagos, entonces (i) la cantidad pagadera al Acreditante o al Agente, segun sea el caso, se incrementara en la medida necesaria para que, una vez realizadas todas las deducciones y retenciones requeridas (incluyendo deducciones y retenciones aplicables a cantidades adicionales pagaderas conforme a este parrafo), el Acreditante o el Agente, segun sea el caso, reciba una cantidad igual a la su ma que hubiere recibido si dichas deducciones o retenciones no hubieren sido realizadas, (ii). los Co-Acreditados realizaran dichas deducciones o retenciones, y (iii) los Co-Acreditados pagaran oportunamente la totalidad de la cantidad deducida o retenida a la Autoridad Gubemamental correspondiente de conformidad con la legislacion aplicable. t--<· ,/, '-';.:,}: • • I • • (b) Los Cc>-Acteditaoo se obligan a indemnizar al Acreditante o al Agente, segun sea el caso, dentrif'tle'to diez (10) Dias Habiles siguientes a la solicitud que realice el Acreditante o el Agente,·· segun-'-sea: "el caso/'.por:.' l monto total de cualesquier Impuestos (incluyendo Impuesto ··•detennihtioo o impii stos sobre o atribuibles a cantidades pagaderas confonne al presente Contrato) pagados por el Acreditante o el Agente, segun sea el caso, sobre o en relacion con cualquier pago de o por cuenta de cualquier obligacion de los Co-Acreditados conforme al presente Contrato y cualquier responsabilidad (incluyendo gastos razonables y documentados) derivados de o relacionados con lo anterior, independientemente de que dichos Impuestos hayan o no sido correcta o legalmente determinados o impuestos por la Autoridad Gubemamental correspondiente y, en la medida aplicable, los Co-Acreditados se subrogara en los derechos de impugnacion y reembolso respecto de aquellos Impuestos que hayan sido indebidamente determinados, para lo cual, el Acreditante o el Agente, segun sea el caso, proporcionara a los Co-Acreditados la colaboracion que resulte necesaria para dicha impugnacion. (c) El Acreditante o el Agente, segun sea el caso, se obligan en todo momento a proporcionar oportunamente, o hacer que se entregue, a los "'-.--;:-z-A"".'.e.-.4.• Acreditados, aquella informacion y/o documentacion que les sea solicitada por 1 ii.' · ,_iuos ,11 ':1 ;,,;_ Acreditados, que sea razonablemente y justificadamente necesaria que los Co-A elf db ?: - ; r? puedan tramitar y obtener tasas impositivas preferentes y/o beneficios y/o cond 'i; cJq ri,J t/ -. , -. res ecto de contribucion s e lmpuestos, en el ntendid? _q e el Acreditante olt f,JJ ,::: l : \f ii segun sea el caso, no seran responsables de dano o petJutCto alguno que afecte\S:, 7.J.J.'" .1/ i... resi,J - :..._4"o/ / Acreditados por no haber podido deducir del monto total de cualesquier (incluyendolmpuestosdeterminadosoimpuestossobre o atribuibles a cantl <re§;. rniiCl t;"':.3/ pagaderas conforme al presente Contrato) de haberse proporcionado dicha informacion y o documentacion en tiempo y forma a los Co-Acreditados para obtener los beneficios -30-

correspondientes. Para efectos de lo anterior, los Co-Acreditados deberan entregar una notificaci6n por escrito al Acreditante o al Agente, segun sea el caso, solicitando la entrega de infonnaci6n con un plazo de anticipaci6n que sea lo suficientemente razonable atendiendo a la naturaleza de la infonnaci6n requerida, de lo contrario el Acreditante o el Agente no tendra responsabilidad por la falta de entrega de los documentos en el tiempo que hubieren solicitado los Co-Acreditados.

(d) Las obligaciones de los Co-Acreditados confonne a esta Secci6n pennaneceran en pleno vigor y efecto durante un plazo de 5 (cinco) aiios contados a partir de la fecha de tenninaci6n de este Contrato.

CLA.USULA III. CONDICIONES PARA DISPONER

Seccion 3.1. Condiciones para la Disposici6n Tramo A. La obligaci6n del Acreditante o el Agente, segun sea el caso, de otorgar la Disposici6n Tramo A a los Co-Acreditados se encuentra sujeta (mica y exclusivamente al cumplimiento de las siguientes condiciones (o en su caso, a la renuncia por escrito del Acreditante o el Agente, segun sea el caso, al cumplimiento de cualesquiera de dichas condiciones), mismas que los Co-Acreditados deberan cumplir o causar que se cumplan dentro del Periodo de Disponibilidad aplicable al Tramo A a satisfacci6n del Acreditante o el Agente, segun sea el caso.

(a) Document s.del Credito: El Acreditante o el Agente, segun sea el caso, debera haber recibido los siguientes Documentos del Credito, en original, cada uno en fonna y tenninos satisfactorios para el Acreditante o el Agente, segun sea el caso:

(i) Solicitud de Disposici6n. La Solicitud de Disposici6n correspondiente a la Disposici6n Tramo A debidamente finnada por un representante legal autorizado de los Co-Acreditados · con independencia de la proporci6n en que vayan a efectuar la Disposici6n, de confonnidad con los tenninos previstos en la Secci6n 2.1.3 del presente Contrato, acompaiiada de un pagare documentando la Disposici6n en cuesti6n, el cual debera ser a la entera satisfacci6n del Acreditante o el Agente, segun sea el caso.

(ii) Contrato de Prenda sobre Acciones CONOISA. (i) Un tanto original del Contrato de Prenda sobre Acciones CONOISA celebrado por las partes del mismo, (ii) los titulos de acciones representando las acciones pignoradas en terminos de dicho Contrato de Prenda sobre Acciones CONOISA debidamente endosados en garanti en favor del Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, y una copia del asiento del libro de registro de acciones de CONOISA, certificado por el secretario del Consejo de Administraci6n (o funcionario similar) de

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CONOISA, mediante el cual se haga constar que a la fecha de firma del Contrato de Prenda sobre Acciones CONOISA, la prenda sobre las acciones pignoradas en terminos del Contrato de Prenda sobre Acciones CONOISA ha sido debidamente registrada en el libro de registro de acciones de CONOISA.

(iii) Contrato de Prenda sobre Acciones ICAPI. (i) Un tanto original del Contrato de Prenda sobre Acciones ICAPI celebrado por las partes del mismo, (ii) los titulos de acciones representando las acciones pignoradas en terminos de dicho Contrato de Prenda sobre Acciones ICAPI debidamente endosados en garantia en favor del Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, y una copia del asiento del libro de registro de acciones de ICAPI, certificado por el secretario del Consejo de Administraci6n (o funcionario similar) de ICAPI, mediante el cual se haga constar que a la fecha de firma del Contrato de Prenda sobre Acciones ICAPI, la prenda sobre acciones pignoradas en terminos del Contrato de Prenda sobre Acciones ·ICAPJ ha sido debidamente registrada en el libro de registro de acciones dhhç AJ?E

(iv) Contrato de Prenda sobre Acciones ICACI. (i) Un tanto original del Contrato de Prenda sobre Acciones ICACI celenhtdo'.pl1r"fas_:paftes·oel mismo, (ii) los titulos de acciones repres ntandcf las"° acciones pignoradas en terminos de dicho Contrato de Prenda sobre Acciones ICACI debidamente endosados en garantia en favor del Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, y una copia del asiento del libro de registro de acciones de ICACI, certificado por el secretario del Consejo de Administraci6n (o funcionario similar) de ICACI, mediante el cual se haga constar que a la fecha de firma del Contrato de Prenda sobre Acciones ICACI, la prenda sobre las acciones pignoradas en terminos del Contrato de Prenda sobre Acciones ICACI ha sido debidamente registrada en el libro de registro de acciones de ICACI.

(v) Contrato de Prenda sobre Acciones COVIMSA. (i) Un tanto original del Contrato de Prenda sobre Acciones COVIMSA celebrado por las partes del mismo, (ii) los titulos de acciones representando las acciones pignoradas en terminos de dicho Contrato de Prenda sobre Acciones COVIMSA debidamente endosados en garantia en favor del Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, y una copia del asiento del libro de registro de acciones de COVIMSA, certificado por el secretario del Consejo de Administraci6n (o funcionario similar) de COVIMSA, mediante el cual se haga constar que a la fecha de firma

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del Contrato de Prenda sobre Acciones COVIMSA, la prenda sobre las acciones pignoradas en terminos del Contrato de Prenda sobre Acciones COVIMSA ha sido debidamente registrada en el libro de registro de acciones de COVIMSA. (vi) Contrato dePrendasobre Acciones DDIO. (i) Un tanto original del Contrato de Prenda sobre Acciones DDIO celebrado por las partes del mismo, (ii) los titulos de acciones representando las acciones pignoradas en terminos de dicho Contrato de Prenda sobre Acciones DDIO debidamente endosados en garantia en favor del Acreditante o el Agente, segun sea el caso, en su caracter de acreedor prendario, y una copia del asiento del libro de registro de acciones de DDIO, certificado por el secretario del Consejo de Administraci6n (o funcionario similar) de DDIO, mediante el cual se haga constar que a la fecha de firma del Contrato de Prenda sobre Acciones DDIO, la prenda sobre las acciones pignoradas en terminos del Contrato de Prenda sobre Acciones DDIO ha sido debidamente registrada en el libro de registro de acciones de DDIO. (vii) Contrato de Prenda sobre Acciones SETA. (i) Un tanto original .del Contrato de Prenda sobre Acciones SETA celeb add ·po°r'tas part s·•del mismo, (ii) los titulos de acciones rcpresentancio i"as. accihnes pignoradas en terminos de dicho Contrato de Prenda sobre Acciones SETA debidamente endosados en garantia en:fa or·q l.Acr¢ditante o el Agente, segun sea el caso, en su caracter ·de ,a re 4or prenoario, y una copia del asiento del libro de registro.·de accfoties de SETA, certificado por el secretario del Consejo de Administraci6n (o funcionario similar) de SETA, mediante el cual se haga constar que a la fecha de firma del Contrato de Prenda sobre Acciones SETA, _la prenda sobre las acciones pignoradas en terminos del Contrato de Prenda sobre Acciones SETA ha sido debidamente registrada en el libro de registro de acciones de SETA. (viii) Contrato de Prenda sobre. 8 Sociales ICA FLUOR. (i) Un tanto original del Contrato;fut! ,,/'; : sobre Partes Sociales ICA FLUOR celebrado por las parte.s e},1!'1,is -:r 7,, (ii) y una co ia del asiento del libr? de registr.o de so ef p{fl: ., t \ FLUOR, cert1ficado por el secretano del ConseJo de drcntefit ::)'£1..;.'.·. · ; ::?f J;,:-.., ·· c funcionario similar) de ICA FLUOR, mediante el cual se - .... que a la fecha de firma del Contrato de Prenda sobre Part 1 &ial ;:;y:--, 'l' v l'U ,· ...... t:::),,,_ ICA FLUOR, la prenda sobre las partes sociales pignoradas arop.J,., Rli\J r/•. del Contrato de Prenda sobre Partes Sociales ICA FLUOR ha s debidamente registrada en el libro de registro de socios de ICA FLUOR. -33-

(ix) Contrato de Prenda sin Transmision de Posesion ICAPI. Un tanto original del Contrato de Prenda sin Transmision de Posesion ICAPI, debidamente firmado por todas las partes del mismo y ratificadas sus firmas ante un notario publico de la Ciudad de Mexico, con evidencia de su inscripcion en el Registro Unico de Garantias Mobiliarias.

(x) Contrato de Prenda sin Transmision de Posesion CONOISA. Un tanto original del Contrato de Prenda sin Transmision de Posesion CONOISA, debidamente firmado por todas las partes del mismo y ratificadas sus firmas ante un notario publico de la Ciudad de Mexico, con evidencia de su inscripcion en el Registro Unicode Garantias Mobiliarias.

(xi) Contrato de Mandato. Un tanto original del Contrato de Mandato debidamente firmado por todas las partes del mismo y ratificadas sus firmas ante un notario publico de la Ciudad de Mexico, asi como el testimonio en el cual conste un poder irrevocable otorgado por parte de CONOISA a favor del Mandatario con el exclusivo proposito de llevar a cabo las instrucciones previstas en el Contrato de Mandato asj como. n_ el presente Contrato, estando dicho poder inscrito en el Registro Publi o.'d Com.ercio.

(b) Consentimientos del Tramo A. El Acreditante o el Agente, segun sea el caso, debera haber recibido de los Co-Acreditados un tanto en original de todos y cada uno de los consentimientos necesarios por parte de los acreedores, Autoridades Gubernamentales y accionistas o socios de las sociedades emisoras de acciones o partes sociales que se esten gravando en terminos de los actos descritos en el inciso (a) anterior, y celebrar todos los documentos que resulten necesarios para el perfeccionamiento de dichos actos, los cuales deberan ser entregados a entera satisfaccion del Acreditante o del Agente, mismos que se identifican en el documento que se adjunta al presente Contrato como **Anexo "D"**, asi como cualquier otro consentimiento que a juicio del Acreditante o el Agente, segun sea el caso, serequiera (los "Consentimientos del Tramo A").

(c) Validez. Que a la Fecha de Disposicion del Tr amo A, el Credito no contravenga cualquier ley, reglamento, circular, laudo, orden o disposicion legal alguna que le sea aplicable, y que no exista procedimiento, se ntencia y/o resolucion emitida por Autoridad Gubemamental alguna, en firme, o en c urso que de cualquier manera restrinja el cumplimiento de las obligaciones del Acred1 tante o del Agente, segun sea el caso, ode los Co-Acreditados bajo el presente Contrato.

(d) Certificados del Secretario. El Acreditante o el Agente, segun

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sea el caso, debera haber recibido un certificado debidamente completado y firmado por cada uno de los secretarios del consejo de administraci6n de ICAPI, CONOISA y del Obligado Solidario en los terminos del formato que se adjunta al presente Contrato como **<u>Anexo "E"</u>**, junto con (i) una copia certificada del acta constitutiva y de los estatutos sociales vigentes (con datos de registro) de ICAPI, CONOISA o el Obligado Solidario, dependiendo el certificado que se trate; (ii) una copia certificada de la o las escrituras publicas (con datos de registro, en caso de ser aplicable) que contengan los poderes otorgados por ICAPI, CONOISA o el Obligado Solidario, dependiendo el certificado que se trate, en favor de la o las personas que firmaran, en su nombre y representaci6n, los Documentos del Credito de los cuales cada una de ICAPI, CONOISA o el Obligado Solidario, dependiendo el certificado que se trate, sea parte, asi como (iii) cualquier otro tipo de documentaci6n que considere pertinente el Acreditante o el Agente, segun sea el caso.

(e) <u>Certificado del Director General.</u> El Acreditante o el Agente, segun sea el caso, debera haber recibido un certificado debidamente completado y firmado el Director General de EMICA en los terminos del formato que se adjunta al presente Contrato como **<u>Anexo "F"</u>.**

(t) <u>Declaraciones</u>. Todas y cada una de las declaraciones de los Co-Acreditados y del Obligado Solidario conforme al presente Contrato y/o conforme a los demas Documentos A l ..Credito..tleberan [:ciertas, completas y correctas en todos sus aspectos en y a la Pecha: d.e"l;>isposicio1;1_·;deLTramo A, como si dichas declaraciones hubieren sido reaiizadas en dicha Pecha de Disposici6n del Tramo A, lo cual los Co-Acreditados y el Obligado Solidario debera hacer constar y certificar por escrito en la Solicitud de Disposici6n correspondiente.

(g) <u>Cambios Material Adverso.</u> A la Pecha de Disposici6n del Tramo A, no debera haber ocurrido un Cambio Material Adverso, a juicio razonable del Acreditante o del Agente, segun sea el caso.

(h) <u>Litigios</u> <u>y</u> <u>Procedimientos</u>. Que los Co-Acreditados y el Obligado Solidario, en lo individual o conjuntamente, a la Pecha de Disposici6n del Tramo A, no hayan sido, y no sean parte de, y hasta donde sea del conocimiento de los Co-Acreditados y del <?bligado Solidari o no exis an elementos que p suponer que los Co-Acred1tados o el Obligado Sohdano sean y/o ha notificados de y o tengan conoc1m1ento de que sean parte de, proced1 rescisi6n y terminaci6n de contratos o concesiones, juicios, pro urisdi_ccio. ales, proc d!?1ientos c nt ncioso a m nistrativos,. proce?i mves 1gac10n, de reV1s10n ,o a d1tona, proc d1m1ento.s s ctonatono - autondades competentes en Mexico o el extranJero, proced1m1entos de aro- soluci6n de controversias convencionales (con excepci6n expresa de c lqu procedimiento de concurso mercantil o quiebra), otorgamiento de medidas cautelares o de providencias precautorias, cualesquiera 6rdenes por los que se embarguen, reterigan, secuestren o de cualquier modo se retengan los bienes, derechos y/o

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posesiones de los Co-Acreditados, del Obligado Solidario, o de sus respectivas Afiliadas, incluyendo sin limitar los bienes objeto de los contratos de prenda sobre acciones descritos en el cuerpo del presente Contrato, de los contratos de prenda sin transmisi6n de posesi6n descritos en el cuerpo del presente Contrato, asi como cualesquiera orden judicial por la que se suspendan, temporal o definitivamente, todos o parte de los efectos, obligaciones y derechos concebidos en el presente Contrato o de cualquiera de los demas Documentos del Credito, y que razonablemente pueda tener un Cambio Material Adverso en el cumplimiento oportuno de las obligaciones contraidas a traves del presente Contrato, en la marcha del negocio y operaciones de los Co-Acreditados, el Obligado Solidario o sus respectivas Afiliadas o que de cualquier modo afecte de manera adversa su situaci6n de liquidez o, en su caso, de los que, en caso de resolverse en contra de los intereses de los Co-Acreditados y/o el Obligado Solidario, pudiera razonablemente esperarse que resultaran en un Cambio Material Adverso en EMICA y/o sus Afiliadas. (i) Opiniones Legates. El Acreditante o el Agente, segun sea el caso, debera haber recibido un tanto original de las opiniones legates emitidas en la Fecha de Disposici6n del Tramo A por: (i) ·: , Ceivant¥S.'1 ainz, S.C., asesores legales mexicarios exteinos :. de Io's· cfo'iAcreditados, en termiifos -y·to foio es su t cialmente iguales al formato que se adjunfa al ptesente Contrato como Anexo "G". (ii) Espino mexicanos y Asociados, S.C., asesores legates externos de los Co• Acreditados, en terminos y condiciones sustancialmente iguales al formato que se adjunta al presente Contrato como Anexo "H". (j) Memorandum. El Acreditante o el Agente, segun sea el caso, debera haber recibido un tanto original de un memorandum emitido por Cleary Gottlieb Steen & Hamilton, asesor legal de los Co-Acreditados y del Obligado Solidario para efectos del presente Contrato, en virtud del cual se reflejen las implicaciones que genera la celebraci6n del presente Contrato, al amparo de las actas de emisi6n de notas emitidas por el Obligado Solidario en los Estados Unidos de erica conecha 24 de julio de 2012 por EUA$350,000,000.00 (tresc·_i-A B., 00/100 Moneda en curso legal de los Estados U fof-· m11lones de dolares America), con fecha nt i :::!_, 1 ; , ',, 4 de febrero de 2011 por EUA$500,000,000.00 00/100 Moneda en curso legal de los Estados M J f fit ; _; . 1 mill? es de d6lares Amenca), y con fecha 29 de mayo de 2014 por EUA$700,000,000.00ec enJosJt, ;, - ; .; millones de d6lares 00/100 Moneda en curso · legal de los Estados 'Q. i $.:?iP,::'l : Am'en•ca) . ·A._, "'1 -·l.·,t•·s,--:--r,·'·.";;).'.,_,)•'I!.... ,•• ,,-,.,_.,,,"::--·<,.._"-.,; •i: DI-STR\1 'l;'-0 -36-

(k) Ausencia de Incumplimiento o Caso de Incumplimiento. A la Fecha de Disposici6n del Tramo A, no debera haber ocurrir un Incumplimiento o un Caso de Incumplimiento.

(l) Resoluciones de Cierre. Los Co-Acreditados deberan entregar al Acreditante o el Agente, segun sea el caso, una copia certificada de las Resoluciones de Cierre formalizadas ante notario publico de la Ciudad de Mexico, junto con la evidencia, a satisfacci6n del Acreditante o del Agente, segun sea el caso, del ingreso de dichas Resoluciones de Cierre en el Registro Publico del Comercio correspondiente al domicilio social de los Co-Acreditados.

(m) Gastos. Todos y cada uno de los costos, comisiones y gastos (incluyendo, de manera enunciativa mas no limitativa honorarios de asesores legates involucrados en la implementaci6n de la operaci6n de financiamiento prevista en el presente Contrato y los Documentos del Credito) asi como cualesquier otras compensaciones contempladas en el presente Contrato, que deban ser pagadas al Acreditante o al Agente, segun sea el caso, o a cualquier tercero conforme al presente, deberan haber sido pagadas en la medida en que hubieran sido devengadas a la Fecha de Disposici6n.

(n) Restructura Corporativa. Que e A, reditante o el Agente, segun sea el caso, reciban document1;1ci6n en on n:af pofl)·arte:de los Co-Acreditados, que a su entera satisfacci6n acre itei;i:·que .Ia: e@uctura Corporativa se ha llevado a cabo y hasurtidoplenos·efect9s... :\ ·. '>:-·.·,-:

Adicionalmente, las Partes acuerdan que en caso que se 1mc1e un proceso voluntario o involuntario de. concurso mercantil en contra de alguno de los Co-Acreditados o del Obligado Solidario o alguna de sus Afiliadas, en adici6n a las condiciones previstas en los incisos (a) a (n) anteriores, los Co-Acreditados podran disponer del Tramo A si y solo si presenta al Acreditante o al Agente, segun sea el caso, una copia certificada del auto o sentencia en el que conste la determinaci6n o no objeci6n del juez que conozca del procedimiento en cuesti6n autorizando o no objetando la operaci6n de financiamiento prevista en el presente Contrato asi como que los Co-Acreditados puedan llevar a cabo la Disposici6n del Tramo A.

Secci6n 3.2. Condiciones para la Disposici6n Tramo B. La obligaci6n del Acreditante o el Agente, segun sea el caso, de otorgar la Disposici6n Tramo B a los Co-Acreditados se encuentra sujeta unica y exclusivamente al cumplimiento de las siguientes condiciones (o en su caso, a la renuncia por escrito del Acreditante o el Agente, segun sea el caso, al cumplimiento de cualesquiera de dichas condiciones), mismas que los Co-Acreditados deberan cumplir o causar que se cumplan dentro del Periodo de Disponibilidad aplicable al Tramo B a satisfacci6n del Acreditante o el Agente, segun sea el caso.

(a) Que alguno de, o ambos Co-Acreditados haya dispuesto la

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totalidad del Tramo A. (b) Solicitud de Disposici6n. La Solicitud de Disposici6n correspondiente a la Disposici6n Tramo B debidamente firmada por un representante legal autorizado de los Co-Acreditados con independencia de la proporci6n en que vayan a efectuar la Disposici6n, de conformidad con los terminos previstos en la Secci6n 2.1.3 del presente Contrato, acompafiada de un pagare documentando la Disposici6n en cuesti6n, el cual debera ser a la entera satisfacci6n del Acreditante o el Agente, segun sea el caso. Consentimientos del Tramo B. El Acreditante o el Agente, (c) segun sea el caso, debera haber recibido de los Co-Acreditados un tanto en original de todos y cada uno de los consentimientos necesarios por parte de los acreedores, Autoridades Gubemamentales y accionistas o socios de las sociedades emisoras de acciones objeto de las Garantias del Credito para la ejecuci6n de dichas Garantias del Credito, los cuales deberan ser entregados a entera satisfacci6n del Acreditante o del Agente, y deberan aquellos identificados en el documento que se adjunta al presente Contrato como Anexo "I", asi como cualquier otro consentimiento que a juicio del Acreditante o el Agente, segun sea el caso, se requiera (los "Consentimientos del Tramo B"). '• Validez. Que en la Fecha de Disposici6ndelTramoBel (d) Credito no contravenga cualqµiedey; ieglamento, 'circular, laudo, orden o disposici6n legal alguna que le sea·· apiica9le,.·.;_y_ tjUe ,µo ; ist - ;procedimiento, sentencia y/o resoluci6n emitida por Autoridad Gubemartierifal:alguna, en firme, o en curso que de cualquier manera restrinja el cumplimiento de las obligaciones del Acreditante o del Agente, segun sea el caso, o de los Co-Acreditados bajo el presente Contrato. (e)Declaraciones. Salvo por lo previsto en el inciso (e) anterior, que todas y cada una de las declaraciones de los Co-Acreditados y del Obligado Solidario conforme al presente Contrato y/o conforme a los demas Documentos del Credito deberan ser ciertas, completas y correctas en todos sus aspectos en y a la Fecha de Disposici6n del Tramo B correspondiente, como si dichas declaraciones hubieren sido realizadas en dicha Fecha de Disposici6n del Tramo B, lo cual los Co• Acreditados y el Obligado Solidario debera hacer constar y certificar por escrito en la ".. i:,.nZA s.,,,..,.,,,., Solicitud de Disposici6n correspondiente. 'r"-, ..,.,.:..O-S \•i i, '</ "Y ½ ( tif :t •,.c (f) Cambio Material Adverso. Salvo por lo previsto en ftj}.;./\ ·-anterior, a la Fecha de Disposici6n del Tramo B, no debera haber ocurridq Material Adverso, a juicio razonable del Acreditante o del Agente, segun s ; l:tftl-:::3)/ t :.,\. ,; r .. ; ,; /;,. - ,,--r. ·-\. \• J• · k,.•-· , 1 ·;,:,. --<::::>'-Litigios y Procedimientos. Que los Co-Acreditad ¥. 1) mi'\ tc'-i. (g) Obligado Solidario, en lo individual o conjuntamente, a la Fecha de Disposici6n Tramo B, no hayan sido, y no sean parte de, y hasta donde sea del conocimiento de los Co-Acreditados y del Obligado Solidario no existan elementos que permitan -38-

suponer que los Co-Acreditados o el Obligado Solidario sean y/o hayan sido notificados de y/o tengan conocimiento de que sean parte de, procedimientos de rescisi6n y terminaci6n de contratos o concesiones, juicios, procedimientos jurisdiccionales, procedimientos contencioso administrativos, procedimientos de investigaci6n, de revision o auditoria, procedimientos sancionatorios, ante las autoridades competentes en Mexico o el extranjero, procedimientos de arbitraje o de soluci6n de controversias convencionales (con excepci6n expresa de cualquier procedimiento de concurso mercantil o quiebra), otorgamiento de medidas cautelares o de providencias precautorias, cualesquiera 6rdenes por los que se embarguen, retengan, secuestren o de cualquier modo se retengan los bienes, derechos y/o posesiones de los Co-Acreditados, del Obligado Solidario, o de sus respectivas Afiliadas, incluyendo sin limitar los bienes objeto de los contratos de prenda sobre acciones descritos en el cuerpo del presente Contrato, de los contratos de prenda sin transmisi6n de posesi6n descritos en el cuerpo del presente Contrato, asi como cualesquiera orden judicial por la que se suspendan, temporal o definitivamente, todos o parte de los efectos, obligaciones y derechos concebidos en el presente Contrato o de cualquiera de los demas Documentos del Credito, y que razonablemente pueda tener un Cambio Material Adverso en el cumplimiento oportuno de las obligaciones contraidas a traves del presente Contrato, en la m cp.a,d l:n(?. cio y. opera iones de los Co-Acreditados, el Obligado .Solidario o stisJ:·espec'liv ;l\.filfa. s.;6 que de cualquier modo afecte de manera adversa· u situacion·ci'e liquidez o, eti su caso, de los que, en caso de resolverse en. co tra de ios intereses de los Co-Acreditados y/o el Obligado Solidario, pudiera razonablemente esperarse que resultaran en un Cambio Material Adverso en EMICA y/o su·s Afiliadas. ·

(h) Opiniones Legales. El Acreditante o el Agente, segun sea el caso, debera haber recibido un tanto original de una carta emitida por parte de Cervantes Sainz, S.C. y otra por parte de Espino y Asociados, S.C., haciendo constar que las opiniones legates emitidas previo a la Disposici6n del Tramo A, no ban cambiado en cuanto a su contenido y alcance, asi como tambien haciendo constar que las Garantias del Credito son juridicamente ejecutables (en virtud de la obtenci6n de los Consentimientos del Tramo B).

Adicionalmente, las Partes acuerdan que en caso que se m1c1e un proceso voluntario o involuntario de concurso mercantil en contra de alguno de los Co-Acreditados o del Obligado Solidario o alguna de sus Afiliadas, en adici6n a las condiciones previstas en los incisos (a) a (h) anteriores, los Co-Acredita dos podrán disponer del Tramo B si y solo si presenta al Acreditante o al Agente, segu n sea el caso, una copia certificada del auto o sentencia en el que conste la determinaci6n o no objeción del juez que conozca del procedimiento en cuesti6n autorizando o no objetando la operaci6n de financiamiento prevista en el presente Contrato asi como que los Co-Acreditados puedan llevar a cabo la Disposici6n del Tramo A y d el Tramo B respectivamente.

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CLA.USULA IV. COMISIONES

Seccion 4.1. Comisi6n Sohre Saldos No Dispuestos. Los Co-Acreditados pagaran al Acreditante o al Agente, segim sea el caso, una comisi6n del 3.00% (tres por ciento) anual por cada Tramo sobre el saldo promedio diario no dispuesto del Credito la cual se devengara a partir.de la Fecha de Firma del presente Contrato y hasta lo que ocurfa primero de (i) la fecha de terminaci6n del Periodo de Disposici6n del Tramo de que se trate, o (ii) la fecha en que el Tramo de que se trate sea dispuesto en su totalidad. Dicha comisi6n sera pagada en la fecha en la cual los Co-Acreditados efectuen la Disposici6n total del Tramo A y del Tramo B respectivamente, deduciendose la Comisi6n en cuesti6n del monto dispuesto.

Seccion 4.2. Comisi6n por Estructuraci6n. Los Co-Acreditados deberan pagar al Acreditante o al Agente, segun sea el caso, una Comisi6n por Estructuraci6n de la operaci6n de financiamiento prevista en el presente Contrato, una vez realizada una Disposici6n, equivalente al 7.00% (siete por ciento) del monto de la Disposici6n en cuesti6n, la cual se devengara y se pagara en la fecha en la cual los Co-Acreditados efectuen la Disposici6n total del Tramo A y del Tramo B respectivamente, deduciendose la Comisi6n (aplicandose el porcentaje respectivo al Monto dispuesto), en el entendido que, si concluye el Periodo de Disposici6n sin que los Co-Acreditados efectuen la Disposici6n de uno u otro Tramo, la Comisi6n por Estructuraci6n no se devengara.

Seccion 4.3. ··Dispo ici'ones de pago de las·Comisiones.

4.3.1 Pago de Comisiones. Las Partes acuerdan que las Comisiones previstas en esta Clausula seran pagadas mediante la deducci6n de un monto equivalente a las Comisiones devengadas al momento en que los Co_-Acreditados efectuen una Disposici6n al amparo del presente Contrato, con excepci6n de aquellas comisiones que se hayan devengado sin haberse efectuado Disposiciones, caso en el cual dichas comisiones seran pagadas con recursos propios de los Co-Acreditados.

CLA.USULA V. OBLIGACIONES DE HACER Y NO HACER

Seccion 5.1. Obliga iones de Hacer. A partir de la Fecha de Fi y hasta la fecha en que todas y cada una de las obligaciones de cada uno de los Co est conforme al presente Contrato y los demas Documentos del Credito hayan s ido pagadas satisfechas y cumplidas en su totalidad, cada uno de los Co-Acreditados se obli ga a:

5.1.1 Litigios. Notificar por escrito al Acreditante o al Agente, segun sea el caso, tan pronto como sea posible, pero en todo caso dentro de los 5(cinco) Dias Habiles siguientes a que tenga conocimiento, de cualquier litigio o proce dimiento de cualquier naturaleza que amenace o afecte a los Co-Acreditados, al Obligado Solt ario o a cualquiera de sus Afiliadas.

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5.1.2 Aviso de Incumplimiento. Notificar por escrito al Acreditante o al Agente, segun sea el caso, tan pronto como sea posible, pero en todo caso dentro de los 3 (tres) Dias Habiles siguientes a que tenga conocimiento de la existencia de cualquier evento que pueda tener como consecuencia o pueda encuadrar en un supuesto de Incumplimiento o Caso de Incumplimiento. ' 5.1.3 Destino del Credito. Usar el importe del Credito (micamente para e destino previsto en la Secci6n 2.1.5. Cumplimiento de las Leyes y Autorizaciones. Observar y cumplir 5.1.4 con todas las leyes, reglas, reglamentos, 6rdenes, decretos y requerimientos legates que le son aplicables a los Co-Acreditados y al Obligado Solidario o cualquiera de sus Afiliadas. 5.1.5 lmpuestos. Presentar todas y cada una de las declaraciones de Impuestos que deba presentar, y pagar en forma oportuna y en su totalidad todos los Impuestos, contribuciones y demas cargas impuestas a los Co-Acreditados en relaci6n con el Contrato y los Documentos del Credito de conformidad con la legislaci6n aplicable, con excepci6n de aquellos impugnados de buena fe por medio de procedimientos apropiados y para los cuales se aplicable. han establecido las reservas adecuadas conforme a la legislaci6n . . 5.1.6 . Entrega de'Infonnaci6n: Proporcionar al Acreditante o el Agente, segun sea el caso, cu lquier t_ipo ,cJe informaci6n razonable relacionada con la operaci6n, negocio y situaci6n financiera .:·a·e.1os·,.:Cd:A teditados, del Obligado Solidario, de las Subsidiarias CONOISA y de las Subsidianiis ICAPI, a mas tardar dentro de los 10 (diez) Dias Habiles siguientes a la fecha en la que los Co-Acreditados reciban el requerimiento respectivo, por escrito, por parte del Acreditante o el Agente, segun sea el caso. Reporte de Ingresos de Indemnizaci6n. Notificar al Acreditante o 5.1.7 al Agente, segun sea el caso, cualquier situaci6n, hecho, evento o acto que pueda tener como consecuencia la obtenci6n de Ingresos por Indemnizaci6n por parte de los Co• Acreditados, las Subsidiarias CONOISA y las Subsidiarias ICAPI, a mas tardar dentro de los 3 (tres) Dias Habiles siguientes a la fecha en la que ocurra dicha situaci6. - --ta . .(::-" , .._,r,: -11.,li' evento u acto. t \ iC!'."0-1',:;¥-!':: :\-( 't)\\ Conta ilidad: Llevar. y mantener libros de regisJ.i 5.1.8 f ¥,.d.JfJ}-.;j,/J...) adecuados en los cuales deberan reahzarse astentos completos, verdaderos y .' -ia ·z,-1 acuerdo con las NIIF. ·• <-':J<,. ., ..•' 'Yc, .. ,. ._ ,, .._ N _. ·'fv -·: . ·,·f Jrsrn1ie,.;, Situaci6n Corporativa: Derechos, Autorizaciones, Et6; Mant _ner-. -·: 5.1.9 su legal existencia de conformidad con las leyes de Mexico, asi como todos los derechos, licencias, autorizaciones, permisos, avisos, registros y franquicias que sean necesarias o -41-

considerados relevantes para la operaci6n de sus negocios, asi como hacer causar que las Subsidiarias ICAPI y las Subsidiarias CONOISA mantengan su legal existencia de conformidad con las leyes de Mexico, asi como todos los derechos, licencias, autorizaciones, permisos, avisos, registros y franquicias que sean necesarios o considerados relevantes para la operaci6n de sus negocios.

5.1.10 Mantenimiento de Bienes, etc. Mantener y conservar y causar que las Subsidiarias ICAPI y las Subsidiarias CONOISA mantenga y conserven todos los bienes que se utilicen o que sean utiles para la realizaci6n de sus operaciones en buen estado y en condiciones normales de uso, salvo por el uso y desgaste ordinarios.

5.1.11 Cuentas. Mantener las Cuentas CONOISA y las Cuentas ICAPI abiertas durante la vigencia del Credito.

5.1.12 Dividendos. Declarar o pagar dividendos a sus respectivos accionistas y/o distribuir capital a sus accionistas, siempre y cuando se cumplan los supuestos previstos en el documento que se adjunta al presente como **Anexo "J"**.

5.1.13 Actos Adicionales. C lebrar, ,fi1111ar y,..ntrigllr, asi como hacer causar que el Obligado Solidario, las Subsidiarias· IC { y las Subsidiarias CONOISA, celebren firmen y entreguen al f\.creditant •.o·. al -Ag Je, segun sea el caso, aquellos documentos y llevar a cabo cualquier acci6n razonable en relaci6n con el presente Contrato o con los demas Documentos del Credito que el Acreditante o el Agente, segun sea el caso, le solicite por escrito a efecto de perfeccionar, proteger y mantener los derechos y/o intereses del Acreditante o el Agente, segun sea el caso, derivados del presente Contrato y/o los demas Documentos del Credito, asi como pagar todos los costos y gastos documentados y razonables que se deriven de o en relaci6n con lo anterior.

Seccion 5.2. Obligaciones de No Hacer. A partir de la Fecha de Firma y hasta la fecha en que todas y cada una de las obligaciones de los Co-Acreditados conforme al presente Contrato y los demas Documentos del Credito hayan sido pagadas, satisfechas y cumplidas en su totalidad, cada uno de los Co-Acreditados se obliga a:

5.2.1 Fusion: Escisi6n: Etc. No escindirse, consolidarse ni fusionarse con cualquier otra Persona ni proceder o de cualquier otra forma acordar su d isolución o liquidaci6n, sin la previa autorizaci6n por escrito del Acreditante o del Agente, s egún sea el caso. Asimismo se obligan a causar que las Subsidiarias ICAPI y las Subsidiarias CONOISA no se escindan, consoliden, fusionen o liquiden sin la previa auto rización por escrito del Acreditante o el Agente, segun sea el caso. Lo anterior en el ent endido que, dichas acciones podran llevarse a cabo sin consentimiento del Acreditante o del Agente, segun sea el caso, cuando las mismas sean efectuadas en el curso ordinario del negoc10 y siempre y cuando se vinculen con proyectos existentes a esta fecha y no participen en dichas acciones terceros no contralados por EMICA. Asimismo, quedan exceptuados de esta obligaci6n aquellos actos relacionados con la Restructura Corporativa.

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5.2.2 Cambios en la Naturaleza de sus Negocios. No hacer o permitir cualquier cambio importante en la naturaleza o giro de sus negocios, en los de las Subsidiaras ICAP! y en los de las Subsidiarias CONOISA.

5.2.3 Venta de Activos. Salvo por lo expresamente dispuesto en los Documentos del Credito, no vender, dar en arrendamiento, ceder, usufructuar, transmitir, o de cualquier otra manera disponer de sus propiedades, bienes o activos, ya sea presentes o futuros fuera del curso ordinario del negocio, sin la autorizaci6n previa y por escrito del Acreditante o el Agente, segun sea el caso, excepto por la venta o disposici6n de (a) activos o equipo obsoleto o desgastado; y (b) otros activos fijos obsoletos para la renovaci6n de los mismos, siempre y cuando dicha renovaci6n se realice dentro de los 30 (treinta) dias siguientes por activos nuevos o mas modemos y de la misma categoria, en el entendido de que en caso de prohibir cualesquiera de las anteriores, debera justificarse de manera razonable.

5.2.4 Gravamenes. No crear: o constituir o permitir la constituci6n o existencia de Gravamen alguno sq?re s i,.,pr i.{d e ,.' i nes y/o activos, ya sean presentes o futuros, asi como los de las Subsidiatias !CAPI y;las Stibsidiaras CONOISA salvo por (i) aquellos Gravamenes creados en favor o p ra el beneficio del Acreditante conforme a los Documentos del Credito, (ii) salvo por los Gravamenes existentes a esta fecha sobre bienes de las Subsidiarias ICAP! y las. Subsidiarias CONOISA y (iii) salvo por aquellos Gravamenes que sea necesario otorgar en ·el· curso ordinario del negocio unica y exclusivamente a favor de instituciones de fianzas.

5.2.5 Pasivos y Otras Obligaciones. Salvo por (i) los pasivos derivados del presente Contrato, (ii) la Deuda Existente ICAP! y la Deuda Existente CONOISA y salvo por (iii) cualquier Deuda adicional en la que puedan incurrir los Co-Acreditados, siempre y cuando esta no exceda de un total de EUA$20,000,000.00 (veinte millones de d6lares 00/100 Moneda en curso legal de los Estados Unidos de America), no contratar, crear, incurrir, asumir o permitir la existencia de Deuda o garantizar obligaciones de terceros por parte de los Co-Acreditados y de las Subsidiarias ICAPI y las Subsidiarias CONOISA.

5.2.6 Inversiones; Prestamos. Llevar a cabo inversion al guna en forma distinta a las expresamente permitidas en este Contrato y en los demas Documentos del Credito, ni otorgar o conceder prestamos a terceros, incluyendo a su s accionistas o Afiliadas. Quedan exceptuadas de esta obligaci6n, aquellas inversione s y prestamos relacionados con proyectos existentes respecto de los cuales los Co-Acredi tados ya hayan comprometidos recursos.

5.2.7 Cambios en el Capital Social; Gravamenes; Contro l. No permitir que (i) suceda un Cambio de Control en los Co-Acreditados y/o en las Subsidiarias ICAP! y/o en las Subsidiarias CONOISA, salvo por lo expresamente dispuesto en el presente

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Contrato o los demas Documentos del Credito; (ii) sus accionistas o socios, segun sea el caso, creen, constituyan o permitan la constituci6n o existencia de Gravamen alguno, ya sea directa o indirectamente, sobre las acciones de las cuales son o lleguen a ser propietarios dichos accionistas en el capital social de los Co-Acreditados, las Subsidiarias ICAPI y las Subsidiarias CONOISA (excepto por las disposiciones del presente Contrato y los demas Documentos del Credito); y/o (iii) sus accionistas o socios, segun sea el caso, vendan, cedan, transmitan o de cualquier otra manera transfieran, directa o indirectamente, o se diluyan en, la propiedad y/o titularidad de las acciones de las cuales son o lleguen a ser propietarios en el capital social de los Co-Acreditados, las Subsidiarias ICAPI y las Subsidiarias CONOISA. 5.2.8 Distribuciones. No autorizar o realizar distribuci6n, pago o entrega de propiedad o efectivo a sus accionistas, ni amortizar, retirar, comprar o adquirir, directa o indirectamente, por contraprestaci6n, acciones representativas de su capital social en circulaci6n o que emita en un futuro ni crear o reservar ningun fondo para cualesquiera de los fines mencionados anteriormente, excepto, en cada caso, que se cuente con el consentimiento previo y por escrito del Acreditante o el Agente, segun sea el caso. Quedan exceptuados de esta obligaci6n los repartos de dividendos que se lleven a cabo de conformidad con lo previsto en la Secci6n 5.1.12 del presente Contrato. 5.2.9 Cuentas. No abrir cuentas bancarias ni mantener dep6sitos en efectivo con cualesquier terceros, salyo por J s 9ue tas 9QNOISA y las Cuentas ICAPI. . : _,; ---:-FA .t_. ·:·: q·!,··t:.· CLAUSULA VI. OJlTIZAEIO ANTICIPADA OBLIGATORIA Seccion 6.1. Disposiciones Generates. Los Co-Acreditados estaran obligados a destinar al pago anticipado del Credito, la totalidad de los ingresos que tengan las Subsidiarias ICAPI y las Subsidiarias CONOISA durante la vigencia del presente Contrato, por concepto de indemnizaciones por siniestros bajo las p6lizas de seguro al amparo de las cuales sean beneficiarias las Subsidiarias ICAPI y las Subsidiarias CONOISA, cualquier pago por concepto de indemnizaci6n por daiios y perjuicios que reciban de algun tercero por motivo de la recisi6n o terminaci6n de cualesquiera contratos y cualquier pago por concepto de indemnizaci6n por concepto de expropiaci6n, menos cualesquiera deducciones necesarias para reparar o reemplazar activos indispensab A proyectos asegurados que hayan sido daiiados o perdidos y que sean indispensa · permitir que el negocio siga en marcha ("lngresos por Indemnizaci6n"). Lo an . :.:en' U.v( ·9 , ..e.. tlilsW.:.l't:,;>' .-.\ entendido que, los Co-Acreditados estaran obligados a hacer causar que las :1-ICAPI y las S bsidiarias CON ISA que reciban el pago en cuesti n, trab;:, recursos respecttvos al Co-Acred1tado que corresponda de la forma mas efidf1) l4 !!°[<1/··Y· _. - . 1 s,h"o J ? 'Q: · efecto convenga a dicho Co-Acreditado, a efecto de que el Co-Acreditado efectue el pago respectivo al Acreditante o al Agente, segun sea el caso, lo cu\ cd .. ,,. '-)· \ -..;,-suceder dentro el ultimo dia habil del mes calendario siguiente al mes en el q ··D , Subsidiaria respectiva reciba los Ingresos por lndemnizaci6n. R\i ·· -44-

Las Partes acuerdan que, en caso que los Ingresos por Indemnizaci6n deban ser destinados por las Subsidiarias ICAPI y las Subsidiarias CONOISA, a fines expresamente establecidos en los documentos que formalizan la Deuda. Existente ICAPI y la Deuda Existente CONOISA respectivamente, al amparo de la cual cada una de dichas subsidiarias es parte, debera respetarse dicha prelaci6n, sin embargo, los Co-Acreditados estaran obligada a destinar al pago anticipado del Credito cualquier remanente de dichos Ingresos por Indemnizaci6n, en caso de existir.

CLAUSULA VII. INCUMPLIMIENTO

Seccion 7.1. Caso de Incumplimiento. Cada uno de los siguientes eventos constituira un caso de incumplimiento (un "Caso de Incumplimiento"):

7.1.1 Si los Co-Acreditados no pagan a su vencimiento el .monto principal y/o los intereses del Credito, o cualquier otra cantidad pagadera por los Co-Acreditados al Acreditante o al Agente, segun sea el caso, conforme a este Contrato, y/o cualquier otro Documento del Credito.

7.1.2 Silos Co-Acreditados destinan o invierten el importe del Credito (total o parcialmente) para cualquier prop6sito distinto al previsto en la Secci6n 2.1.5.

,.... ·4·1\·};.';)t .· t'.) ci,c:,:i.

7.1.3 Si cualqtiier' jie¢lai-aci6n.:'nech ': por los Co-Acreditados o el Obligado Solidario conforme a este Contrato o cualquier otro Documento del Credito, o cualquier certificaci6n o documento que estos hayan entregado en cumplimiento de las obligaciones a su cargo estipuladas en este Contrato o en cualquier otro Documento del Credito, resulta ser falsa o incorrecta en cualquier aspecto relevante durante la vigencia del Credito.

7.1.4 Si por cualquier motivo (i) los Bienes Pignorados y/o las Cuentas ICAPI y/o las Cuentas CONOISA dejan de estar pignoradas conforme a lo previsto en los Documentos del Credito o bien, (ii) si por alguna raz6n el Acreditante o el Agente, segun sea el caso, no pueden llevar acabo la Opci6n de Daci6n en Pago en los terminos previstos en el presente Contrato y en los Documentos del Credito o bien, (iii) con motivo de una orden de cualquier Autoridad Gubemamental los Bienes Pignorados y/o las Cuenta ..., e y/o las C entas CONOISA son total o p cialmente embargadas, sec estradas o - t}j vo..., de c alqu er modo re ultan ser 1 ?Iatena de una orden o man am1ento dee Q' t\Sl. ;t:. prov1dencrn, precautona, e es te ultimo supuesto, que no quede sm efectos de ;o -, Cf 1t ·, .. (sesenta) dias naturales s1gu1entes a la fecha en la que ocurra el embarg - Di :h ' . retenci6n, o bien, a la fecha en la que se emita la orden o mandamiento, segun s p. i\\

7.1.5 Si los Co-Acreditados o el Obligado Solidario incump ":.. liO cualquiera de los terminos u obligaciones previstas en la Clausula V del presente Contrato.

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7.1.6 Silos Co-Acreditados o el Obligado Solidario, segun sea el caso, dejare de cumplir u observar cualquiera de los demas terminos, pactos, obligaciones o convenios contenidos este Contrato o en cualquier otro Documento del Credito (distinto a los previstos en las demas Secciones de esta Clausula), en la medida en .que dicho incumplimiento no sea subsanado dentro de los 5 (cinco) dias naturales siguientes a la fecha de su acontecimiento. 7.1.7Si cualquier Autoridad Gubemamental o cualquier otra Persona (distinta al Acreditante o al Agente, segun sea el caso,) (i) confiscare, expropiare, embargare, retuviere, secuestrare o asumiere la custodia o el control de los Bienes Pignorados y/o las Cuentas ICAPI y/o las Cuentas CONOISA y/o todos o cualquier parte importante de los activos y demas bienes de los Co-Acreditados y/o el Obligado Solidario y/o SETA y/o COVIMSA y/o DDIO y/o ICA FLUOR; o (ii) desplazare la administraci6n de los Co-Acreditados y/o el Obligado Solidario y/o SETA y/o COVIMSA y/o DDIO y/o ICA FLUOR o limitare en forma substancial la facultad para operar sus respectivos negocios. 7.1.8 Si (w) los Co-Acreditados y/o el Obligado Solidario y/o cualquiera de sus respectivas Afiliadas, impugnare la legalidad, validez o exigibilidad de este Contrato, y/o de cualquier otro Documento del Credito; (x) se instaura y continua por mas de 60 (sesenta) dias naturales de cualquier acci6n o procedimiento por el cualquier persona o Autoridad Gubemamental cuestione la legalidad, validez o exigibilidad de este Contrato y/o de cualquier Documento del Credito; (y),s emite cualquier orden judicial o administrativa por la que se.susp·cndan, ,tempo.raF-cl definitivamente, todos o parte de los efectos, obligaciones y derechos conc.eQ'idcis en el presente Contrato o de cualquiera de los demas Documentos ·dei .¢ce. dfto; "o 1(zJ ·cualquier Autoridad Gubemamental declara como invalido o nulo ef presente Contrato o cualquier Clausula o Secci6n del mismo; lo anterior, salvo que el Acreditante o el Agente, segun sea el caso, renuncien, a su entera discreci6n, a hacer valer el Caso de Incumplimiento previsto en esta Secci6n. 7.1.9 Si cualquiera de los Co-Acreditados y/o el Obligado Solidario, son sometidos voluntaria o involuntariamente a procedimientos de rescisi6n y terminaci6n de contratos o concesiones, juicios, procedimientos jurisdiccionales (con excepci6n expresa dademcuinaliqsturiaetrivporos,cepdroimceiednimtoideentcoosndceurisnovmesetrigcanctii6lno, qdueierebvrais),iopnrooceaduidmitioenritao,spcrooncte4ni c•i.o.s·o·z . sancionatorios, ante las autoridades competentes en Mexico o el extranjero, pro·c . ,., . .s 4 , ""-.-. : de arbitraje o de soluci6n de controversias convencionales, otorgamiento e/ ...eI;-,,., ;:J1;. cautelares o de providencias pre autorias, cualesquiera 6rde es por los que ·s ·-retengan, secuestr_en o de cualqu1 r modo s re engan los b1enes, de echos y/ · •-..· • (/' .,t : .1. de los Co-Acred1tados, del Obhgado Sohdano, o de sus respechvas Afil - -. 't' .'.t' razonablemente pueda (i) dar lugar a un Cambio Material Adverso de los Co-R.·,. ..·· ·· W:iI.i /e.· ...,· del Obligado Solidario, o de sus respectivas Afiliadas, o (ii) afectar el cum · · ·, j · Ci rt 'q;. 11 oportuno de las obligaciones contraidas a traves del presente Contrato, o (iii) afectar e manera adversa la marcha del negocio y operaciones de los Co-Acreditados, el Obligado Solidario o sus respectivas Afiliadas o (iv) afectar de manera adversa su situaci6n de -46-

liquidez. 7.1.10 Si los Co-Acreditados dejan de cumplir con cualquier ley, reglamento o decreto, o cualquier sentencia u orden que sea emitida por cualquier autoridad judicial o administrativa, y dicho incumplimiento no es subsanado en terminos de ley. 7.1.11 Si alguno los Co-Acreditados, el Obligado Solidario, SETA, DDIO, COVIMSA o ICA FLUOR, se encuentra sujeto a un procedimient administrativo o jurisdiccional al amparo del cual exista un riesgo, que pueda producirse un Cambio Material Adverso, en el entendido, sin embargo, que cualquier acci6n, demanda o reclamo iniciado por algun acreedor de los Co-Acreditados, el Obligado Solidario, SETA, DDIO, COVIMSA o ICA FLUOR que, en lo individual o en conjunto, represente menos de $75,000,000.00 M.N. (setenta y cinco millones de pesos 00/100 Moneda Nacional) no constituira un incumplimiento bajo el presente Contrato. Secci6n 7.2. Consecuencias de un Caso de Incumplimiento. A partir de que ocurra un Caso de Incumplimiento, ademas de cualquier otro derecho, acci6n o recurso disponible al Acreditante o al Agente, segun se_ el caso, de conformidad con este Contrato y los demas Documentos del Credito o por dispos'ic'ioq:de_ la-ley, se es--ta't:ra a lo siguiente: ,• . . . :' r... ::.:·•:. .: ••/ 7.2.1 Vencimiento Anticipado. El Acreditante o el Agente, segun sea el caso, podra dar por vencido la• totalidad •de · Credito sin necesidad de resoluci6n o declaraci6n judicial, y todas· 1as ,,qemas obligaciones de los Co-Acreditados de conformidad con este Contrato y los demas Documentos del Credito seran inmediatamente exigibles y se consideraran vencidas y pagaderas (la "Fecha de Vencimiento Anticipado"), sin necesidad de aviso, requerimiento o demanda alguna, a lo cual en este acto los Co-Acreditados renuncian expresa e irrevocablemente. Una vez que se de por vencido de manera anticipada el Credito conforme a lo establecido en el parrafo anterior, el Acreditante o el Agente, segun sea el caso, podra elegir, a su entera discreci6n de entre: (i) solicitar que la amortizaci6n anticipada se re alice a traves de la Opci6n de Conversion, o (ii) solicitar que la amortizaci6n anticipada se realice a traves de la Opci6n de Daci6n en Pago, o (iii) solicitar que la amortizaci6n anticipada sea pagada en efectivo dentro de los 5 (cinco) Dias Habiles siguient es a la F.e c-ha --de Vencimiento Anticipado. Para tales efectos, el Acreditante o el Agente, segun ZA 84• caso, debera notificar, dentro de los 2 (dos) Dias Habiles siguientes a la. Vencimiento Anticipado, a los Co-Acreditados sobre el medio de pago de respec ·,!<l "-"o:_"11. ,,.,"'l -,,4!-'... -:,, .-,, " ·(·(-.,.",',-).--,r.:{ ,' ·,...,..,1" . ·-'. ..·;, I l•t·· - ... '':.. 1 J5'1t·,I ; CLAUSULA VIII. DISPOSICIONES ESPECIALES. OBLIGACION so O ' -,, 1, t ._.>> ,. -v% · , ·;---:{.. ;J,":..--•-\*.'ffi  eu1 'rRi v ·;;•'r.f:;;).,_ Secci6n 8.1. Restricci6n. Independientemente de los derechos derivan al Acreditante o el Agente, segun sea el caso, conforme al presente Contrato y/o a . legislaci6n aplicable, queda expresamente convenido por las partes que, de conformidad con lo dispuesto por el Articulo 294 de la Ley General de Titulos y Operaciones de Credito, -47-

en el caso de que existir un Cambio Material Adverso, a juicio razonable del Acreditante o del Agente, segun sea el caso, respecto de (i) la situaci6n politica, financiera y macroecon6mica en Mexico, o (ii) el regimen juridico, regulatorio y fiscal de Mexico, o (iii) el negocio, condici6n (financiera u otra) o las operaciones de los Co-Acreditados o del Obligado Solidario o la capacidad de cualquiera de estos para cumplir puntualmente cualquiera de sus obligaciones bajo el presente Contrato o cualquier Documento del Credito del que sean parte, en cada caso, segun sea determinado por el Acreditante o el Agente, segun sea el caso, el Acreditante o el Agente, segun sea el caso, podni restringir el importe del Monto Maximo del Credito y/o el plazo en que tienen derecho los Co-Acreditados a disponer de el, o ambos a la vez, mediante simple notificaci6n presentada a los Co-Acreditados en el domicilio de los Co-Acreditados, sin que sea necesario el cumplimiento de formalidades especiales.

Seccion 8.2. Obligaci6n Solidaria. (a) El Obligado Solidario en este acto se constituye como obligado solidario, ilimitado e irrevocable de los Co-Acreditados, en terminos de los articulos 1987, 1988 y demas aplicables del C6digo Civil Federal y articulos correlativos de los C6digos Civiles de las entidades federativas de Mexico y del Distrito Federal (Ciudad de Mexico), respecto del debido y puntual cumplimiento, pago y satisfacci6n (ya sea a su Fecha de Vencimiento, por vencimiento anticipado o por cualquier otro motivo) de (i) todas y cada una de.13$ cantid des adeudadas por los Co-Acreditados al Acreditante o el Agente, segun:s a:.el tas0: dnforme I Contrato de Credito y los demas Documentos del Credito, y todas y cao auna de las demas obligaciones y responsabilidades de los Co-Acreditados frente al Acreditante o al Agente, segun sea el caso, existentes o que en un futuro surjan de, o en relaci6n con el Contrato de Credito y/o los demas Documentos del Credito, ya sea a cuenta de principal, intereses, honorarios, indemnizaciones, costos, gastos (incluyendo, sin limitaci6n, todos los honorarios y gastos razonables y documentados de abogados) y otros; y (ii) todas y cada una de las responsabilidades y obligaciones a cargo de los Co-Acreditados (salvo por aquellas que por su naturaleza solo puedan cumplirse exclusivamente por los _Co-Acreditados) previstas en cualquiera de los Documentos de la Operaci6n de los que sea parte o por las cuales se encuentre obligado (las "Obligaciones"). En virtud de lo anterior, el Obligado Solidario reconoce y conviene, de manera expresa e irrevocable, que el Acreditante o el Agente, segun sea el caso, podra exigir indistintamente del Obligado Solidario o de los Co-Acreditados el cumplimiento, pago y satisfacci6n, ya sea total o parcial, de todas y cada una de las Obligaciones en lo individual o en forma conjunta.

(b) El Obligado Solidario en este acto garantiza que las Obligaciones sec umpliran estrictamente de conformidad con los terminos del presente Contrato y lo s demas Documentos del Credito, no obstante cualquier disposici6n de ley, regl amento o mandamiento, vigente en la actualidad o en el futuro en cualquier jurisdicci6n, que afecte cualquiera de dichos terminos o los derechos del Acreditante o del Agente, se .. gún sea el caso, respecto de los mismos. La responsabilidad del Obligado Solidario confo[1] rme a este Contrato sera subsistente, absoluta e incondicional, no obstante:

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(i) cualquier modificaci6n, acuerdo o estipulaci6n de los Co-Acreditados, el Obligado Solidario y/o el Acreditante y/o del Agente, segun sea el caso, o sus respectivos sucesores y cesionarios, respecto del Contrato de Credito o las obligaciones contenidas en el mismo, incluyendo sin limitar, las Obligaciones;

(ii) la renuncia o falta de ejercicio por parte del Acreditante o del Agente, segun sea el caso, de cualquiera de los terminos, clausulas o condiciones contenidos en los Documentos del Credito;

(ill) cualquier liberaci6n a los Co-Acreditados de cualquier responsabilidad respecto de las Obligaciones o cualquier parte de las mismas, salvo por liberaciones del Acreditante o del Agente, segun sea el caso;

(iv) cualquier liberaci6n o subordinaci6n de cualquier garantia real o personal entonces vigente y mantenida para el beneficio del Acreditante o del Agente, segun sea el caso, como garantia del cumplimiento de las Obligaciones o cualquier parte de las mismas;

(v) la ejecuci6n o la oirlisi6n d ejeeutar q bi'en cualquier liberaci6n por parte del Acreditante o del Agei1te :$g(tn .e"ii·el;Caso, de cualquier otra garantia, ya sea real o personal, constituida u otorgada en relaci6n con el Contrato de Credito y/o los deinai;','Document,os del Credito;

(vi) la invalidez o inexigibilidad de cualquier Documentos del Credito;

(vii) el cambio en el tiempo, el lugar o la forma de pago, o de cualquier otro termino de las Obligaciones;

<u>en el entendido,</u> que la Obligaci6n Solidaria subsistira o sera automaticamente reinstaurada, segun sea el caso, si en cualquier momento cualquier pago de las Obligaciones tuviere que ser devuelto por el Acreditante o el Agente, segun sea el caso, por cualquier causa derivada de la insolvencia, quiebra o concurso mercantil de 1 Acreditados y/o el Obligado Solidario, todo ello como si dicho pago no h realizado.

c),La obligaci6n solidaria de Obligado S?lidario conforme al presi sera contmua, absoluta y permanecera en pleno vigor hasta que todas las hayan sido debida, legal e irrevocablemente satisfechas, cumplidas y pag totalidad.

(d) La obligaci6n del Obligado Solidario conforme al presente Contrato (i) es una obligaci6n solidaria, irrestricta, irrevocable e incondicional de pago, cumplimiento y

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satisfaccion de las Obligaciones, y (ii) no se encuentra sujeta, condicionada al ejercicio por parte del Acreditante o del Agente, segun sea el caso, de cualesquier acciones y/o recursos que tenga o pudiere llegar a tener conforme a, o en virtud de, los Documentos del Credito, dichos otros documentos y/o la legislacion aplicable.

(e) El Obligado Solidario se obliga, de manera incondicional, irrestricta, solidaria e irrevocable, a dar cumplimiento a las Obligaciones directamente en caso de que exista cualquier incumplimiento por parte de los Co-Acreditados respecto de las mismas y el Acreditante o el Agente, segun sea el caso, les solicite por escrito dicho cumplimiento (una "Solicitud de Cumplimiento"); en el entendido gue, en el caso de que una vez entregada una Solicitud de Cumplimiento, (i) el Obligado Solidario no confirme por escrito dentro de los 3 (tres) Dias Habiles siguientes a la fecha en que se hubiere entregado dicha Solicitud de Cumplimiento su intencion de llevar a cabo directamente el cumplimiento de las Obligaciones incumplidas o (ii) una vez confirmado dicho cumplimiento directo por parte del Obligado Solidario, el Obligado Solidario no de cumplimiento a dichas Obligaciones incumplidas en los terminos y dentro de los plazos previstos para dichos efectos en los Documentos de la Operacion que resulten aplicables, entonces el Acreditante o el Agente, segun sea el caso, podra, sin afectar cualesquier otro derecho, accion o recurso que le corresponda conforme a los Documentos del Credito, pero no estara obligado a, llevar acabo o causar que se lleven a cabo todos los actos que resulten necesarios para dar cumplimiento a las Obligaciones incumplidas; en el entendido gue, en dicho caso, el Obligado Solidario debera reembolsar al Acreditante o el Agente, segun sea el caso, todos los honorarios, comisiones, gastos y costos incurridos por el Acreditante o el Agente, segun sea el caso, para dichoi ·. efec!?,s, :,Jqs .- c 1 s con ti iran parte integrante de las "Obligaciones" conforme al.pres priyen}it,: _....'.-. · ,.,

(f) El Obligado Solidario reconoce y acepta que la Obligacion Solidaria continuara vigente o bien se reinstaurara automaticamente si por alguna razon cualquier pago realizado por o en representacion de los Co-Acreditados respecto de cualquier Obligacion es cancelado o tiene que ser devuelto por la persona legitimada a recibir dicho pago, ya sea total o parcialmente, como resultado de un procedimiento de quiebra, insolvencia, concurso mercantil o similar, iniciado por o en contra de los Co-Acreditados y/o el Obligado Solidario o por cualquier otra razon, por lo que esta Obligacion Solidaria continuara vigente y aplicable a dicha Obligacion como si dicho pago nunca hubiera sido realizado.

(g) El Obligado Solidario en este acto renuncia y por tanto no ejercer' a derecho de subrogacion alguno en contra de los Co-Acreditados respecto de cual quier pago realizado por el Obligado Solidario respecto de cualquier Obligacion hasta en t anto todas y cada una de las Obligaciones hayan sido debida y legalmente satisfechas, c umplidas y pagadas en su totalidad. En tal virtud, las partes convienen que lo previsto en la presente Seccion quedara sin efectos una vez que todas y cada una de las Obligaciones hayan sido legalmente satisfechas, cumplidas y pagadas en su totalidad.

(h) El Obligado Solidario en este acto renuncia (i) a cualquier diligencia, demanda, protesto, requerimiento, interpelacion o notificacion de cualquier claserespecto

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de las Obligaciones, y (ii) en la medida aplicable, a los beneficios de orden, excusion, division, quita, espera, novacion y demas beneficios a lo que pudiera tener derecho conforme a los articulos 2813, 2814, 2815, 2822, 2840, 2842, 2844, 2845, 2846, 2847, 2848 y 2849 del Codigo Civil Federal y los articulos correlativos de los Codigos Civiles de las entidades federativas de Mexico y del Distrito Federal (Ciudad de Mexico).

Seccion 8.3. Cesión. El presente Contrato (i) obligara y beneficiara a los Co-Acreditados y al Obligado Solidario, asi como sus sucesores y cesionarios permitidos; y (ii) beneficiara a y sera ejercitable por el Acreditante o el Agente, segun sea el caso, sus sucesores y cesionarios. Los Co-Acreditados y el Obligado Solidario no podran ceder los derechos u obligaciones que les derivan del presente Contrato, sin el consentimiento previo y por escrito del Acreditante o el Agente, segun sea el caso. El Acreditante o el Agente, segun sea el caso, podran ceder o de cualquier otra forma trasmitir sus derechos u obligaciones conforme a este Contrato y/o los demas Documentos del Credito, asi como ceder o descontar en cualquier momento, los derechos y obligaciones que le deriven del presente Contrato (incluso antes de su vencimiento) a cualquier persona, mediante una simple notificacion y sin requerir el consentimiento de los Co-Acreditados y/o el Obligado Solidario en el supuesto de que el Acreditante o el Agente, segun sea el caso, llevare a cabo cualquier cesion o transmision de acuerdo con esta Seccion, el cesionario adquirira los mismos derechos y beneficios a cargo del Acreditante respecto a los derechos y obligaciones que le fueron cedidos, como si originalmente fuese el Acreditante o el Agente, segun sea el caso, conforme al presente Contrato y los demas Documentos del Credito.

Seccion 8.4. Designacion, cesion de agencia y renuncia.

(a) En caso de que el Acreditante que suscribe el presente Contrato ceda el Credito a cualquier tercero conforme a lo previsto en el presente Contrato, de manera tal que coexistan al menos 2 (dos) Acreditantes, dichos Acreditantes deberan designar de manera simultanea a la fecha en que surta efectos la cesion del Credito que corresponda a un Agente, el cual sera en todo momento Fintech Europe, S.a r.1. La designacion del Agente surtira efectos a partir de la suscripcion de la carta de adhesion cuyo formato se adjunta al presente Contrato como **Anexo "K"** (la "Carta de Adhesion"), la cual debera ser notificada a los Co-Acreditados y al Obligado Solidario el Dia Rabil siguiente a la fecha en la cual sea suscrita.

(b) Una vez suscrita la Carta de Adhesion por el Agente, todas las referencias a *"Agente"* previstas en el presente Contrato, sustituiran la referencia *"el Acreditante o el Agente, en su caso"* o *"el Acreditante o el Agente, segun sea el caso"* y otras referencias de la misma naturaleza.

(c) Una vez designado el Agente, el Agente actuara como agente de garantías en beneficio de los Acreditantes, debiendo dichas partes llevar a cabo cualesquiera acto adicional que se requiera para dichos efectos.

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(d) Los contratos o convenios en virtud de los cuales el o los Acreditantes cedan parte del Credito, deberan hacer constar el consentimiento por parte del cesionario, de la designacion del Agente.

(t) Cada uno de los Acreditantes, en la misma fecha en la que el Agente suscriba la Carta de Adhesion, o bien, en la fecha en la cual surta efectos la cesion que les atribuya el caracter de Acreditantes en terminos del presente Contrato, segun sea el caso, debera otorgar una comision mercantil al Agente, autorizandolo para que acme en su nombre y por su cuenta exclusivamente en los terminos de este Contrato y que celebre los Documentos del Credito y lleve a cabo todos los actos que sean necesarios conforme a los mismos, y en los casos en que su actuacion no estuviere prevista en este Contrato o en los Documentos del Credito, segun le instruyere expresamente y por escrito la mayoria de los Acreditantes (entendiendose por mayoria, los Acreditantes que representen mas del 50.01% del Credito). No obstante lo anterior, el Agente no perdera su caracter de Acreditante en terminos de este Contrato y de los Documentos del Credito, y tendra el derecho de actuar como cualquier otro Acreditante.

(g) Cualquier decision que los Acreditantes deban tomar como grupo en terminos de este Contrato o de cualquier Documento del Credito, debera tomarse por la mayoria de los Acreditantes y debera ejecutarse siempre a traves del Agente.

(h) El Agente quedara exone do de cualquiei-.i esponsabilidad, si actuare en los terminos de este Contrato y/o. de lds';.Docurltentos. 'i:iel ·Credito, o como le instruyeren expresamente y por escrito la mayoiiii VJ ·1os:? cteditantes. El Agente no tendra la obligacion de supervisar la actuacion de los Co-Acreditados ni de verificar, estudiar o revisar cualquier comunicacion que considere genuina y correcta y que reciba de los Co-Acreditados, o de un tercero en relacion con este Contrato.

(i) Los Acreditantes por el simple hecho de adquirir el caracter de Acreditantes en terminos del presente Contrato, convienen desde ahora, en indemnizar y sacar en paz y a salvo, en funcion del porcentaje de participacion en el Monto Maximo del Credito que les corresponda con base a su compromiso, al Agente por cualquier dafio o perjuicio que sufriere el Agente en relacion con actos u omisiones tomados al amparo del presente Contrato y/o de los Documentos del Credito, salvo que tales dafios o perjuicios fueren el resultado de la culpa grave, dolo o mala fe del Agente.

(j) Todos los derechos de los Acreditantes conforme al presente Contrato y a los demas Documentos del Credito seran ejercidos por conducto del Agente, despues de haberse adoptado una resolucion por la mayoria de los Acreditantes conforme a lo establecido en los parrafos que anteceden.

CLA.USULA IX. DISPOSICIONES MISCELA.NEAS

Seccion 9.1. Supervivencia. El presente Contrato y todas las obligaciones,

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acuerdos y declaraciones hechas en el mismo y en los certificados que del mismo derivan, sobreviviran al otorgamiento del Credito, y continuaran en pleno vigor y efecto mientras exista cualquier cantidad insoluta del Credito, a menos que en el presente Contrato o en los demas Documentos del Credito se establezca un periodo mas largo.

Seccion 9.2. <u>Jurisdicci6n y Legislaci6n Aplicable.</u> Para todo lo relativo a la interpretaci6n y cumplimiento del presente Contrato, en este acto las partes se someten, de manera expresa e irrevocable, a las }eyes aplicables de Mexico, y a la jurisdicci6n de los tribunales federates competentes de la Ciudad de Mexico, Mexico, y renuncian, de manera expresa e irrevocable, a cualquier otra jurisdicci6n que pudiere corresponderles en virtud de sus respectivos domicilios presentes o futuros, la ubicaci6n de sus bienes o por cualquier otra raz6n.

Seccion 9.3. <u>Retraso no es Renuncia.</u> Ni el incumplimiento ni el retraso por parte del Acreditante o el Agente, segun sea el caso, en la insistencia de un termino, condici6n, obligaci6n o acuerdo, o ejercicio de un derecho, poder, recurso o privilegio de conformidad con este Contrato, o cualquier Documento del Credito, o cualquier otro instrumento otorgado como garantia, operara como una renuncia, asi como tampoco se considerara como renuncia el ejercicio parcial de cualquier derecho, poderes, recurso o privilegio futuro. En particular, y no de manera limitada, por la aceptaci6n de un pago despues de la Fecha de Vencimiento de conformidad con este Contrato o cualquier Documento del Credito no le quita la posibilidad al Acreditante o el Agente, segun sea el caso, de exigir los pagos posteriores en la fecha' de vencimiento de estos, o de declarar un incumplimiento par falta de pagcr"de cuaJguier·monto·'.adicional.

Seccion 9.4. <u>Notificaciones.</u> Salvo que se disponga expresamente lo contrario, todos los avisos, comunicaciones y notificaciones entre las partes deberan darse par escrito en idioma espafiol y deberan presentarse (i) personalmente, con acuse de recibo; o (ii) por mensajeria especializada, con acuse de recibo, seguido por mensajeria especializada o entrega personal con acuse de recibo. Todos las avisos, comunicaciones y notificaciones se presentaran en las siguientes domicilios:

<u>Si es al Acreditante o el Agente, segun sea el caso:</u>

Fintech Europe, S.a r.l.
11-13 Boulevard de la Foire
L - 1528 Luxembourg
Atenci6n: Area de Operaciones.


PATRICIO GARZA
NOTARIA No
DISTRITO FEDERAL

<u>Si es a las Co-Acreditados y/o al Obligado Solidario:</u>

Torre Esmeralda II, Pisa 15
Boulevard Manuel Avila Camacho No. 36

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Lomas de Chapultepec Delegaci6n Miguel Hidalgo C.P. 11000, Ciudad de Mexico Mexico Atenci6n: Guadalupe Phillips Margain. Una notificaci6n se considerara debidamente entregada: en caso de ser personal, al momento de la entrega; en caso de ser por mensajeria especializada, al momento de la entrega o el primer intento de entrega de un Dia Rabil. Seccion 9.5. AnexosyEncabezados.TodoslosAnexosydemas documentos que se adjuntan al presente o respecto de los cuales se haga referencia en el presente Contrato se incorporan por referencia a, y se considerara que forman parte de, este Contrato. Los titulos y encabezados incluidos en este Contrato se utilizan unicamente con fines de conveniencia y no definiran en manera alguna, limitaran o describiran el alcance o la intenci6n (o de cualquier otra manera afectaran la interpretaci6n) de disposici6n del presente Contrato. cualquier Gastos; lndemnizaci6n. (a) Gastos. Los Co-Acreditados y el Seccion 9.6. Obligado Solidario se obligap .a.. pagar ,Y"a rembolsar al Acreditante o al Agente, segun sea el caso, (1) todos los g stos:': y !', ffis· razi>naofJs Y: documentados incurridos por el Acreditante o el Agente, segun sea el caso, en relaci6n con (i) el cumplimiento por parte de los Co-Acreditados, el Obligado Solidario o sus Afiliadas de sus respectivas obligaciones y acuerdos derivados del presente Contrato y de los demas Documentos del Credito que deban ser cumplidos en algun momento posterior a la Fecha de Firma; (ii) la negociaci6n, preparaci6n, ejecuci6n y celebraci6n de cualquier convenio modificatorio, renuncia o cualquier otro cambio al presente Contrato o a los demas Documentos del Credito, asi como a cualquier otro documento que solicite el Acreditante o el Agente, segun sea el caso, (A) en ejercicio de un derecho que le confiera cualquiera de los Documentos del Credito al Acreditante o al Agente, segun sea el caso, o (B) a efecto de proteger los derechos del Acreditante o del Agente, segun sea el caso, conforme a cualquiera de los Documentos del Credito; (iii) gastos y costos de registro y tramites relacionados y otros gastos similares incurridos en la creaci6n y perfeccionamiento de los derechos del Acreditante o del Agente, segun sea el caso, de conformidad con el presente Contrato y los demas Documentos Credito; (iv) el ejercicio o mantenimiento de cualquier derecho, ya sea dando contest , , on(.,...!.1. J. -v ·><.,,., la demanda de un tercero o-preparando una demanda o reconvenci6n en cualquie{!·"'h; .ii 'eff;) ·x -rir;, , procedimiento o litigio, que se pueda dar en su caso, contra los Co-Acreditad cualquier garan· J#,i,. J..> .-\ ';,)f.1 relac n con este C? trato, los demas Documentos del Cr dito, relac1on con, el Credito; y (2) todo ,los gastos y co to_s mcumdos po el_ cred t6:._ -:":::;,:._':)'·'.:,Ij; at-err ,. .-J.:l <• ·4t 'H.3 , 4,;-'-Agente, segun sea el caso, en relac1on con el cumphm1eiito forzoso o Judicial de Documento del Credito, o por ejercer cualquier derecho o cobro de cualquier_ O adeudado por parte de los Co-Acreditados, el Obligado Solidario, y/o sus AfiliadaTfitiO" conformidad con este Contrato o los demas Documentos del Credito, o en relaci6n con la negociaci6n, preparaci6n, ejecuci6n y celebraci6n de un refinanciamiento o restructuraci6n -54-

del Credito. (b) Indemnizaci6n. Los Co-Acreditados y el Obligado Solidario se obligan a indemnizar, defender, mantener y sacar en paz y a salvo al Acreditante y al Agente, segun sea el caso, y a sus respectivos directores, consejeros, funcionarios, empleados, asesores legales y agentes, de cualquier responsabilidad, obligaci6n, perdida, sanci6n, dafio, acci6n, juicio, demanda, denuncia, gasto y desembolso de cualquier naturaleza y en cualquier jurisdicci6n (incluyendo, sin limitaci6n, de los honorarios razonables y documentados de los asesores del Acreditante o del Agente, segun sea el caso, en relaci6n con juicios de investigaci6n, administrativos o judiciales que hayan iniciado o que se pueda iniciar), que puedan ser impuestos, incurridos por, o iniciados en contra del Acreditante o el Agente, segun sea el caso, derivados de o en relaci6n con el presente Contrato o cualquiera de los Documentos del Credito, o con cualquier declaraci6n contenida en el presente Contrato o en cualquiera de los Documentos del Credito. Seccion 9.7. Conflictos. En caso de algun conflicto entre las disposiciones de este Contrato y aquellas de los demas Documentos del Credito, las disposiciones previstas en el presente Contrato prevaleceran. Seccion 9.8. Coniiatos· Atit'eri°bresr.·Este.·.contrato y los demas Documentos del Credito son el acuerdo total entre las partes en relaci3n con las operaciones previstas en el presente yen los demas Document - del'cte'dilcs,·y dejan sin e'recto a todos los contratos anteriores celebrados entre las·partes, ya sean orafe's 6 escritos.. Seccion 9.9. Modificaciones. El presente Contrato podra modificarse unicamente con el consentimiento por escrito de los Co-Acreditados, EMICA y el Acreditante o el Agente, segun sea el caso. EN TESTIMONIO DE LO CUAL, las Partes celebran el presente Contrato el dia 16 dejunio de 2016 EL RESTO DE LA PAGINA HA SIDO DEJADO INTENCIONALMENTE EN BLANCO SIGUEN HOJAS DE FIRMAS · -55-

CO-ACREDITADOS
CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA, S.A. DE C.V.

Por:
Cargo: Apoderado

ICA PROMOTORA DE INFRAESTRUCTURA, S.A.P.I. DE C.V.

Por:
Cargo: Apoderado

EL OBLIGADO SOLIDARIO
EMPRESAS ICA, S.A.B. DE C.V.

Por:
Cargo: Apoderado

La presente hoja de firma corresponde al contrato de apertura de credito simple de fecha 16 de junio de 2016 celebrado entre Controladora de Operaciones de Infraestructura, S.A. de C.V. e ICA Promotora de Infraestructura, S.A.P.I. de C.V., en su caracter de co-acreditados, Empresas ICA, S.A.B. de C.V., en su caracter de obligado solidario y Fintech Europe, S.ar.1, en su caracter de acreditante.

-56-

EL ACREDITANTE
FINTECH EUROPE S.A.RL.,

Por: Erika Mouynes
Cargo: Apoderada

[Hoja de firmas del contrato de credito convertible por hasta USD$21 ,000,000.00 (doscientos quince millones de D6lares 00/100 Moneda en curso legal e los Estados Unidos de America) celebrado entre ICA Promotora de Infraestructura, S.A.P.I. de C.V. y Controladora de Operaciones de Infraestructura, S.A.P.I. de C.V. como acreditados, Empresas ICA, S.A.B. de C.V. como obligado solidario y Fintech Europe S.a.rl.]

Apendice "l.{b)" Subsidiarias ICAPI c.v. Nombre Nombre Corto Porcentaje % ICA CONSTRUCTORA DE INFRAESTRUCTURA, S.A. DE C.V. ICACOIN 100% CONSTRUCTORA EL CAJON S.A.DE CECSA 100%

Apendice "I. (g)"

Litigios y Procedimientos ICAP!

Actualmente no existen litigios o procedimientos pendientes en contra de ICAP!.


PATRICIO GARZA BANDALA
ESTADOS UNIDOS MEXICANOS
NOTARIA No 18 DISTRITO FEDERAL MEXICO

Anendice "l.(i)" Gravamenes ICAPI Actualmente no existen gravamenes otorgados por ICAPI.

Apendice "l.(i)"

Certificación Financiera y Endeudamiento ICAPI

Certificación Financiera

[FECHA]

Fintech Europe S.a.rl.
[Domici/io]

Atención: [•]

Estimados sefiores:

Hacemos referencia al ontrato·;de ape de ."<?t dito simple convertible de fecha [•] de junio de 2016, celebrado por ICA ":i>romotora de Infraestructura, S.A.P.I. de C.V. ("ICAPI") y Controladora de Operaciones de Infraestructura, S.A.P.I. de C.V. ("CONOISA"), en su caracter de acreditados y por Fintech Europe S.a.rl., en su caracter de acreditante, y Empresas ICA, S.A.B. de C.V., en su caracter de obligado solidario (seg(m el mismo sea o haya sido modificado, ya sea parcial o totalmente, adicionado o de cualquier otra forma reformado de tiempo en tiempo, el "Contrato de Credito").

Los terminos con mayuscula inicial empleados en el presente y no definidos expresamente en el mismo, tienen el significado que se les atribuye en el Contrato de Credito.

De conformidad con lo previsto en la Declaración I G) del Contrato de Credito, el suscrito, en mi caracter director de finanzas de ICAPI, en este acto certifico y hago constar que al 31 de marzo del 2016 el monto total de la Deuda incurrida por cada de las Subsidiarias ICAPI asciende a la cantidad de 51.7 millones de pesos.

Por:______________________________

Director de Finanzas
Pablo Garcia Aguilar

Endeudamiento ' ..... ,, PROVEEDOR O ACREEDORIlmporte DEUDAICACI ICA INFRAESTRUCTURA, S.A. DE C.V. DEUDACECSA COMPANIA HIDROELECTRICA LA YESCA, S.A. DE C.V. DESARROLLADORA DE PROYECTOS HIDROELECTRICOS, S.A.DEC.V. EMPRESAS ICA, S.A. DE C.V. ,, INGENIEROS CIVILES ASOCIADOS, S.A. DE. C, .V. PROMOTORA E INVERSORAADISA, S.A. DE :y.: : SUBTOTAL TOTAL 2,464,640 3,770,293 37,781,696 1,947,198 5,068,908 731,570 49,299,666 51,764,306

Apendice "11.(b)"

Subsidiarias CONOISA

Nombre	Nombre Corto	Porcentaje
ICA INFRAESTRUCTURA, S.A. DE C.V.	ICAIN	97.09%
MAXIPISTAS DE VENZUELA, CA	MAXIVEN	100%
AUTOPISTAS NAUCALPAN ECATEPEC, S.A.P.I DE C.V.	ANESA	100%
CAMINOS Y CARRETERAS DEL MAYAB, S.A.P.I. DE C.V.	MAYAB	98%
AUTOVIA MITLA TEHUANTEPEC, S.A.DEC.V.	MITLA	60%
OPERADORA CARRETERA DE MITLA, S.A. DE C.V.	OPERMITLA	60%
OPERADORA AUTOPISTA RIO DE LOS REMEDIOS, S.A.P.I DE C.V.	OARSA	100%
ICAI OPERACIONES DE INFRAESTRUCTURAS, S.A. DE C.V.	ICAOPER	100%
DESARROLLADORA DE INFRAESTRUCTURA PUERTO ESCONDIDO, S.A. DE C.V.	DIPESA	100%
TUNEL DIAMANTE, S.A. DE C.V.	DIAMANTE	99.71%
ICAI SERVICIOS, S.A. DE C.V.	ICASER	100%
ICA HIDRO, S.A.P.I. DE C.V.	HIDRO	100%
AQUOS EL REALITO, S.A. DE C.V.	REALITO	51%
ICA HIDRO II, S.A.P.I DE C.V.	HIDRO II	100%
SUMINISTRO DE AGUA DE QUERETARO, S.A. DE C.V.	SAQUSA	37%
ICA HIDRO III, S.A.P.I. DE C.V.	HIDRO III	100%
ADMINISTRADORA DE INFRAESTRUCTURA, S.A. DE C.V.	ADMICAI	100%
ICA CONSECIONES COLOMBIA S.A.S.	ICA COLOMBIA	100%
DESARROLLO, DISENO, INFRAESTRUCTURA Y OPERACION, S.A.P.I. DE C.V.	DDIO	100%
SARRE INFRAESTRUCTURA Y SERVICIOS, S. DE R.L. DE C.V.	SARRE	100%
PAPAGOS SERVICIOS PARA LA INFRAESTRUCTURA, S.A. DE C.V.	PAPAGOS	100%
COVIMSA, S.A. DE C.V.	COVINSA	100%

AUTOVIA QUERETARO, S.A. DE C.V.	AUTOQRO	100%
AUTOVIA NECAXA TIHUATLAN, S.A.DEC.V.	AUNETI	50%
LOGISTICA PORTUARIA DE TUXPAN, S.A.P.I. DE C.V.	LTUXPAN	25%
DESARROLLADORA DE CENTROS COMERCIALES, S.A. DE C.V.	DECCA	48.66%
RENOVAATLATEC, S.A. DE C.V.	RENOVA	50%
TRATADORA DE AGUAS DE ZAPOPAN, S.A. DE C.V.	OPERAGUA	49%
AEROINVEST, S.A. DE C.V.	AERO	100%
SERVICIOS DE TECNOLOGIA AEROPORTUARIA, S.A. DE C.V.	SETA	74.50%
GRUPO AEROPORTUARIO CENTRO NORTE	GACN	14.61%
SERVICIOS AEROPUERTARIOS CENTRO NORTE, S.A. DE C.V.	SAEROCEN	16.68%
AEROPUERTO ACAPULCO	AEROACAPUL	14.61%
AEROPUERTO CIUDAD JUAREZ	AEROJUAREZ	14.61%
AEROPUERTO CULIACAN	AEROOULIAC	14.61%
AEROPUERTO CHUHUAHUA	AEROCHIHUA	14.61%
AEROPUERTO DURANGO	AERODURAN	14.61%
AEROPUERTO MAZATALAN	AEROMAZAT	14.61%
AEROPUERTO MONTERREY	AEROREGIO	14.61%
AEROPUERTOREYNOSA	AEROREYNO	14.61%
AEROPUERTO SAN LUIS POTOSI	AEROSANLUI	14.61%
AEROPUERTO TAMPICO	AEROTAMPI	14.61%
AEROPUERTOTORREON	AEROTORREO	14.61%
AEROPUERTOZACATECAS	AEROZACAT	14.61%
AEROPUERTO ZIHUATANEJO	AEROZIHUAT	14.61%
OPERADORA DE AEROPUERTOS DEL CENTRO NORTE, S.A. DE C.V.	OACN	14.61%
SERVICIO AEREO ESPECIALIZADO DEL CENTRO NORTE, S.A. DE C.V.	SAECN	14.61%
OMA LOGISTICA, S.A. DE C.V.	OMALOG	14.61%
OMA VYNMSA AERO INDUSTRIAL PARK, S.A. DE C.V.	OMA VYNMSA	7.45%
CONSORCIO HOTELERO AEROPUERTO MONTERREY, S.A.P.I DEC.V.	CONSORCIOHAM	12.42%
SERVICIOS HOTELEROS AEROPUERTO DE MONTERREY, S.A.DEC.V.	SERHOTMTY	16.58%
HOLDING CONSORCIO HOTELERO T2, S.A. DE C.V.	HOLDINGT2	14.61%

PATRICIO GARZA BANDALA
ESTADOS UNIDOS MEXICANOS
NOTARIA No. 18 DISTRITO FEDERAL MEXICO

SERVICIOS COMPLEMENTARIOS DEL CENTRO NORTE, S.A. DE C.V.	SCCN	14.61
CONSORCIO GRUPO HOTELERO T2, S.A.DEC.V.	CONSORCIOT2	13.15%
SERVICIOS CORPORATIVOS TERMINAL T2, S.A. DE C.V.	SERVICIOS T2	13.15
ICA FLUOR DANIEL, S.DE R.L. DE C.V.	ICAFD	51%
INDUSTRIAS DEL HIERRO, S.A. DE C.V.	IH	51%
IFD SERVICIOS GERENCIALES, S.A. DEC.V.	ICAFSEG	51%
ICA FLUOR SERVICIOS DE INGENIERIA, S.A. DE C.V.	IFDSERIN	51%
ICA FLUOR SERVICIOS OPERATNOS, S.A. DE C.V.	ICAFOPER	51%
ICA FLUOR OPERACIONES, S.A. DE C.V.	OFSEROP	51%
ICA FLUOR PETROQUIMICA, S.A. DEC.V.	IFP	51%
ETILENO CONTRACTORS, S.DE R.L. DE C.V.	ET CON .	51%
COMPANIA HIDROELECTRICALA YESCA, S.A. DE C.V.	COHYSA	100%
CONSTRUCTORA DE PROYECTOS HIDROELECTRICOS, S.A. DE C.V.	CPH	100%
DESARROLLADORA DE PROYECTOS HIDROELECTRICOS, S.A.DEC.V.	DEPRHYSA	100%

Apendice "11.(g)" Litigios y Procedimientos CONOISA 1. Controladora de Operaciones de Infraestructura. S.A. de C.V. ' Grupo Corporativo Excel, S.A. de C.V. (Hergo) vs. Controladora de Operaciones de Infraestructura, S.A. de C.V., Ord Mere. Fecha 13/05/2013, Expediente No. 737/2013. La subcontratista Hergo Soluciones Empresariales, proporcion6. servicios de consultoria y asesoria, cediendo sus derechos litigiosos a Grupo Corporativo Excel, demandandonos el pago de honorarios por asesoria para formular reclamos. Acueducto Queretaro. • • Carlos Sergio Reyes Paris vs. Controladora de Operaciones de Infraestructura, S.A. de C.V. y Tunel Diamante, S.A. de C.V., PROVIDENCIA CAUTELAR, fecha 27/01/2015, expediente 555/2014-1, Particular que pretende suspender la obra porque alega que se causan dafios a su inmueble. Guerrero, Tunel Diamante de Acapulco. • Visita domiciliaria para revisar. las..operaciones con Consorcio de Desarrollo Intercontinental, S.A. -de C.v:. eh el ejercicio 2012. Orden de Visita No. COMll 00333/16. . • Medidas cautelares que solicit6 controladora Garciavelez vs. Casaflex, CICASA, CONOISA y otros. El Arq. Carlos Garcia Velez solicita las medidas cautelares al Juez, con objeto de continuar con el control de la administraci6n de la Empresa Casaflex. ICA Infraestructura. S.A. de C.V. 2. • Sue. Intest. A Bienes de Maria Celina Agredano Perez (Montes Lozano) vs. ICA lnfraestructura, S.A. de C.V. Demanda Ordinaria Civil, Ps. $100,000,000.00, Expediente 3072/2001, Zapopan, Jalisco. Los familiares de las personas que fallecieron en el demandaron la reparaci6n del dafio moral. • Grupo Nacional Provincial, S.A. vs. ICA INFRAESTRUCTU •-;-:...,\:. :,.,,,.!;.'·' .I:. :f:: l' 'i •-. C.V., CONSORCIO DEL MAYAB, S.A. DE C.V. INGENIE ASOCIADOS Y FIEDICOMISO BANCOMER, Demanda Ordin $1,024,765.00, Expediente 116/2013, Yucatan. nrTO

Grupo Nacional Provincial demanda la reparaci6n del dafio por el accidente que sufri6 su asegurado en nuestra carretera; sin embargo, ICA present6 denuncia penal, ya que la documentaci6n, con la cual estan demandando, se encuentra alterada, es decir, la firma del asegurado no es la misma en todos los documentos exhibidos.

- Jose de Jesus Montes Lozano vs. Maxipistas, S.A de C.V. (ahora ICA Infraestructura, S.A. de C.V.), ver Formato 20-F de Empresas ICA, S.A.B. de C.V.

  Este concepto esta repetido con el primero de los antecedentes, que se refiere a la sucesi6n de Maria Celina Agredano Perez.

3. Tunel Diamante, S.A. de C.V.

- Carlos Sergio Reyes Paris vs. Controladora de Operaciones de Infraestructura, S.A. de C.V. y Tunel Diamante, S.A. de C.V., PROVIDENCIA CAUTELAR, fecha 27/01/2015, expediente 555/2014-I, Particular que pretende suspender la obra porque alega que se causan daiios a su inmueble. Guerrero, Tunel Diamante de Acapulco. *(ver* CONOISA).

4. Sarre Infraestructura y Servi i s. -· e R.L. deC.V.

- ALEMAN MENDEZ JULIO CESAR vs. CEFERESO SARRE Y OTROS (SARRE INFRAESTRUCTURA Y SERVICIOS, S.A. DE C.V.), AMPARO INDIRECTO ADMINISTRATIVO, Pecha 06/05/2014, Intemo que promueve amparo contra diversas autoridades y a Sarre, seiialando como actos reclamados mala alimentaci6n, escaces de agua, entre otros. Expediente No. 912/2013-V, Guanajuato.

5. Grupo Aeroportuario del Centro Norte, S.A.B. de C.V. y subsidiarias. [1]

- **Conflicto Relacionado con la Propiedad de Ciertos Terrenos Integrantes del Aeropuerto Internacional de Ciudad Juarez**

  La imposibilidad de reivindicar dichos terrenos los demandante s exigieron el pago de dafios por aproximadamente US$120.0 millones. El 18 de mayo de 2005, decision y tres juicios de amparo subsiguientes permitiero n incluir a la SCT como parte de la demanda ya que la SCT fue quien otorg6 el titulo de la concesi6n al Aeropuerto Internacional de Ciudad Juarez.

[1] Subsidiarias de Grupo Aeroportuario podrian ser sujeto a reclamos laborales; reclamos laborales de CONOISA y subsidiarias se presenta por separado.

- **Disputa sobre la propiedad del terreno del Aeropuerto Internacional de Monterrey**

  El 12 de enero de 2012, un tercero present6 una demanda argumentando ser el duefio la propiedad previamente adquirida por el Aeropuerto Internacional de Monterrey. La demanda fue presentada por Banco Mercantil del Norte, **S.A.** (Banorte), actuando como fiduciario, argumentando que los fideicomitentes de un fideicomiso de dominio trasnacional *(transational domain tntst)* son los propietarios del terreno.

- **Disputa sobre la propiedad del terreno del Aeropuerto de Reynosa.**

  La Compafiia present6 una demanda de nulidad en contra de la DGAC y la SCT en el Tribunal Federal de Justicia Fiscal y Administrativa en relaci6n con una sentencia de un procedimiento administrativo que contenia la no aprobaci6n de una solicitud presentada por la demandante ante la SCT para la devoluci6n de terrenos por una superficie de 200,000 hectareas.

- **Orden de clausura d _l.a construccion·:del.:p que industrial, la estacion de gasolina y Strip Mall en el Aeropuerto Internacional de Monterrey.**

  El 19 de noviembre·de 2013, -el municipio de Apodaca emiti6 una orden de inspecci6n y clausuro·fos locales comerciales ubicados dentro del aeropuerto de Monterrey, mismos que incluyen el *Strip Mall,* la estaci6n de gasolina y el parque industrial, toda vez que estos no contaban con licencias municipales.

- **Auditoria Fiscal en el Aeropuerto Internacional de Acapulco**

  En diciembre de 2011, la Administraci6n Local de Auditoria Fiscal del Servicio de Administraci6n Tributaria de Acapulco llev6 a cabo una nueva auditoria de Aeropuerto de Acapulco, y determin6 un credito fiscal por un importe de $27,876 mil por el ejercicio 2006, por supuestas omisiones de ingresos, exceso de deducciones detectadas, recargos y multas.

- **Requerimientos de Pago del Impuesto Predial**

  En el pasado, diversos municipios iniciaron ciertos pr ocedimientos administrativos de ejecuci6n en contra de la Compafiia por credit os fiscales por concepto de impuestos prediales sobre los inmuebles donde s e ubican los aeropuertos de dichas ciudades. En febrero de 2011, noviembre de 2011, agosto de 2012 y marzo de 2014, el municipio de Reynosa demand6 el pago del credito fiscal por impuesto predial en contra de la Compafiia por $117,654 mil, $127,312 mil, $1,119 mil y $1,361 mil, respectivamente. En respu esta a dichas demandas la Compaiiia present6 recursos de revision respecto a dichas demandas ante el Tribunal de lo Contencioso Administrativo del Estado de Tamaulipas.

6.. ICA Fluor Daniel. S. de R.L. de C.V. • Raquel Martinez Mendo y otros vs. ICA Fluor Daniel, S. de R.L. de C.V. y Otros. Demanda de indemnizaci6n por muerte en accidente de trabajo de cuatro trabajadores presentada ante la Junta Especial numero 39 de la Federal de Conciliaci6n y Arbitraje del Estado, con residencia en Tampico, Tamaulipas, Mexico. Monto buscado: 5,000 dias de salario y otras prestaciones por cada trabajador. • Raquel Martinez Mendo y otros vs ICA Fluor Daniel S. de R.L. de C.V. y otros. CASE NO. 2016-DCL-01075, Southern District of Texas. Los mimos cuatro demandantes de asunto referido en el numeral 3 anterior, reclaman ante la 444th District Court de Cameron County, en el Estado de Texas, USA, el pago de dafios dentro de los limites jurisdiccionales de la Corte, y un remedio monetario por mas de $1'000,000 de d6lares. Monto: Indeterminado. • 234 Litigios Laborales vs. ICA Fluor Daniel, S. de R.L. de C.V. y/o sus subsidiarias diversas. 7. Constructora de ProyectosHidroelectricos. S.A. de C.V. • Juicio de nulidad en contra de una resoluci6n que finc6 un credito por 130 millones de pesos por concepto de I.S.R.

Apendice **"11.(h)"**

Impuestos CONOISA

Periodo	JSR PAGOS PROVISIONALES			
	Impuesto (historico)	Actualizacion	Recargos	Total
ene-16	89,860,262	575,106	3,065,759	93,501,126
feb-16	615,472,520	1,600,229	27,891,688	644,964,437
mar-16	-	-	-	-
abr-16	32,166,710	-	726,968	32,893,678
	737,499,491	**. 2,175,33,4,**	**31,684,415**	**771,359,240**

Nota: Los accesorios por adeudos fiscales se encuentran actualizados hasta el mes de Abril del 2016.

PATRICIO GARZA BAN
ESTADOS UNIDOS MEXICANOS
NOTARIA No DISTRITO FEDERAL MEXICO

Apendice "11.(i)"

<u>Gravamenes</u> <u>CONOISA</u>

CREDITOS				
Empresa	**Clave**	**Garantia**	**Monto**	**A favor de**
Vanguardia en Soporte, S.A. de C.V.	ANESA	Segunda Prenda sobre acciones de CONOISA en el proyecto ANESA	86,459,202	Vanguardia en Soporte, S.A. de C.V.
Viabilis Infraestructura S.A.P.I. de C.V.	ANESA	Prenda sobre acciones de CONOISA en el proyecto ANESA, Existe prenda sin transmisi6n de posesi6n de VIABILIS	2,932,993,210	Banobras
Autovia Queretaro S.A. deC.V.	AQSA	CONOISA: Pledge shares in AQSAPrenda sobre acciones de CONOISA en el proyecto AQSA, Existe prenda sin transmisi6n d.e i:>osesi6n d ACSA	3,114,357,924	Santander, Banorte& Banobras
Desarrolladora de Infraestructura Puerto Escondido S.A. deC.V	DIPESA	Contrato de Credito Preferente para financiar el proyecto	1,368,000,000	Banobras
Desarrolladora de Infraestructura Puerto Escondido S.A. deC.V.	DIPESA	Prenda sobre acciones de CONOISA en el proyecto DIPESA, Existe prenda sin transmisi6n de posesi6n de DIPESA	1,077,630,284	Banobras
Desarrolladora de Infraestructura Puerto Escondido S.A. deC.V.	DIPESA	Contrato de Credito Subordinado para financiar el proyecto	1,200,000,000	FONADIN
Desarrolladora de Infraestructura Puerto Escondido S.A. deC.V.	DIPESA	Segunda Prenda sobre acciones de CONOISA en el proyecto DIPESA	1,077,630,284	FONADIN
Tunel el Diamante S.A. deC.V.	TUCAII	Prenda sobre acciones de CONOISA en el proyecto TUCA II	602,045,581	Inbursa
Sarre Infraestructura y Servicios S.A. de C.V. and Papagos Servicios para la Infraestructura S.A.	SARRE	Cesi6n de derechos de cobro	6,344,226,867	Deutsche Bank

deC.V.				
Sarre Infraestructura y Servicios S.A. de C.V. and Papagos Servicios para la Infraestructura S.A. deC.V.	SARRE	Cesi6n de derechos de cobro	2,047,826,035	Deutsche Bank
Sarre lnfraestructura y Servicios S.A. de C.V. and Papagos Servicios para la lnfraestructura S.A. deC.V.	SARRE	Subordinado a la cesi6n de derechos de cobro	1,319,287,228	BankofNew York
CONOISA- Controladora de Operaciones de Infraestrucutura, S.A. deC.V.	CONOISA-TUCAII	30% Aportaciones de Capital deTUCA II correspondientes de ICA, Call Option, Documento Privado	24,693,021	Ideal
CONOISA- Controladora de Operaciones de Infraestrucutura, S.A. deC.V. GRUPICA - Grupo ICA, S.A. de C.V. TUCA II - Tunel Diamante, S.A. de C.V.	CONOISA-TUCAII	70% Aportaciones de Capital deTUCA II correspondientes de ICA, Call Option, Documento Privado	401,052,894	Ideal
COVIMSA, S.A. de C.V.	COVIMSA -EXI	Prenda sobre el 19% de las acciones de COVIMSA, por el contrato de credito de Palmillas	750,000,000	EXI
CONOISA- Controladora de Operaciones de Infraestrucutura, S.A. deC.V.	CONOISA-EXI	Contrato de Conversi6n por el 49% de las acciones de CONOISA en los proyectos AQUOS, RENOVA y SAQSA	625,000,000	EXI
CONOISA- Controladora de Operaciones de Infraestrucutura, S.A. deC.V.	CONOISA-Mitla	Prenda sabre acciones de CONOISA en el proyecto MITLA. Existe prenda sin transmisi6n e posesi6n deDIPESA	4,063,154,996	Banobras&BBV A
CONOISA- Controladora de Operaciones de Infraestrucutura,	CONOISA-Mitla	Segunda prenda sabre acciones de CONOISA en el royecto MITLA	9997,999,161	Fonadin

SA.deC.V

CARTAS DE CREDITO			
EMPRESA	**Clave**	**Monto Garantizado**	**A favor de**
Sarre Infraestructura y Servicios S.A. de C.V.	SARRE	160,000,000	DEUTSCHE BANK MEXICO, S.A.
Papagos Servicios para la Infraestructura S.A. de C.V.	PAPAGOS	160,000,000	DEUTSCHE BANK MEXICO, S.A.
Desarrolladora de Infraestructura Puerto Escondido S.A. de C.V.	DIPESA	250,000,000	DEUTSCHE BANK MEXICO, S.A.
Desarrolladora de Infraestructura Puerto Escondido S.A. de C.V.	DIPESA	155,000,000	BANCO INVEX, S.A.
Autovia Queretaro S.A. de C.V.	AQSf).	_.,46J,062,490	BANCO NACIONAL DE MEXICO, S.A.
CONOISA - Controladora de Operaciones de Infraestrucutura, S.A. de C.V.	AQSA	38,937,510	BANCO NACIONAL DE MEXICO, S.A.
Desarrolladora de Infraestructura Puerto Escondido S.A. de C.V.	DIPESA	100,896,516	DEUTSCHE BANK MEXICO, S.A.
Desarrolladora de Infraestructura Puerto Escondido S.A. de C.V.	DIPESA	125,934,599	DEUTSCHE BANK MEXICO, S.A.
Tunel Diamante, S.A. de C.V.	TUCA II	157,640,843	BANCO INVEX, S.A.

Nota: La informaci6n solo incluye a empresas Subsidiarias de CONOISA, por lo tanto 1as empresas Asociadas no estan en la relaci6n.

PATRICIO GARZA BANDALA NOTARIA No. DISTRITO FEDERAL ESTADOS UNIDOS MEXICANOS

CREDITOS				
EMPRESA	**Clave**	**Garantia**	**Monto Garantizado.**	**A favor de**

CPH - Constructora deCPH royectos Hidroelectricos, S.A. deC.V.	Prenda sobre acciones de CPH en el proyecto La Yesca, Existe prenda con transmisi6n de posesi6n CPH, en proceso de liberaci6n	0 al dia de hoy liquidado	Santander, como lider de un credito sindicado

CARTAS DE CREDITO			
EMPRESA	**Clave**	**Monto Garantizado**	**A favor de**
CPH - Constructora de Proyectos Hidroelectricos, S.A. de C.V.	CPH	USD$473,648.00	Santander
CPH - Constructora de Proyectos Hidroelectricos, S.A. de C.V.	CPH	USD$30,650.00	Santander

PATRICIO GARZA BANDALA
ESTADOS UNIDOS MEXICANOS
NOTARIA No 18 DISTRITO FEDERAL, MEXICO

Apendice "11.{i}" Certificaci6n Financiera y Endeudamiento CONOISA Certificaci6n Financiera [FECHA] Fintech Europe S.a.rl. [Domicilio] Atenci6n: [•] Estimados sefiores: Hacemos referencia al contrato de apertura de credito simple convertible de fecha [•] de junio de 2016, celebrado por ICA Promotora de Infraestructura, S.A.P.1. de C.V. ("ICAPI") y Controladora de Operaciones de lnfraestructura, S.A.P.I. de C.V. ("CONOISA"), en su caracter de acreditados, y por Fintech Europe S.a.rl., en su caracter de acreditante, y Empresas ICA, S.A.B. de C.V., en su caracter de obligado solidario (segun el mismo sea o haya sido modificado, ya sea parcial o totalmente, adicionado o de cualquier otra forma reformado de tiempo en tierripo;-ef ''Coritrato de Credito"). ,.. 1 Los terminos con mayuscula inicial empleados en el presente y no definidos expresamente en el mismo, tienen el significado que se les atribuye en el Contrato de Credito. De conformidad con lo previsto en la Declaraci6n II (j) del Contrato de Credito, el suscrito, en mi caracter director de finanzas de CONOISA, en este acto certifico y hago constar que al 31 de marzo del 2016 el monto total de la Deuda incurrida por cada de las Subsidiarias CONOISA asciende a la cantidad de 45' 176.6 millones de pesos. Por: Director de Finanzas Lie. Pablo Garcia Aguilar.

Endeudamiento Valor total 2 de la linea de credito Subsidiaria Deuda Bancaria y Bursatil (Reporte BMV) lntereses Bancarios Bursatiles Arrendamiento Financiero Filiales Acreedores documentados Total · 0 18,995,350 -< 2 Los valores re \::0 ''/,: .ill·iit;.,n, redito, sobre la cual unicamente se ha dispuesto lo reflejado en la columna dos ("Deuda Bancaria y Bursatil"). A"............................,..:-:-:! ,.. 1:,, .-. ,y:• <::, <' -94l.\.-_::.::X,.. -<i '\: I ANESA 2,932,806,000 3,516,493,000 58,953,015 5,003,722,167 87,517,804 j8,os2,998,986 I CONOISA 899,804,000 7,187,642 8,552,214,459 1,043,852,699 10,503,058,800 I DIPESA 1,016,506,000 2,568,000,000 15,122,693 45,649,870 1,059,691,004 !2,136,969,568 I AUTOQRO 2,989,780,924 5,450,000,000 5,501,513 920,086,402 0 3,915,368,840 l PAPAGOS 4,635,761,000 67,290,612 522,435,634 Qi s,225,4s1,246 I SARRE 4,677,251,000 67,899,781 474,377,096 0 5,219,527,877 !GACN 4,484,914,000 64,321,7-63 584,200,005 12,472,510 I 5,145,908,279 I DDIO '. o, 2,103,675,714 01 2,103,675,714 I DIAMANTE 603,071,000 : 0 452,:400 369,641,932,973,165,332 j HIDRO Ill •.• O 336,446,550 0 336,446,550 l HIDRO .. : _o; I261,058;770 0\ 261,058,770 j AEROREGIO 922,168· 1,176,846 213,999,494 0 216,098,508 ! COVIMSA 750,000,000 O 886,100 176,187,605 ! 111,013,105 I CONSORCIOT2 35,126 0 111,841,141 0 111,876,267 ! ICAIN ·o 0 94,849,738 o:9:4,849,738 I SAEROCEN 0 0 72,769,271 0 72,769,271 I AEROSANLUI ·o Oj49,276,112 Oi 49,216,112 I AEROINVEST 0 0 43,896,089 0 43,896,089 I AEROMAZAT 528,942 0 43,267,342 O! 43,796,284 I AEROZIHUAT 406,435 0 39,863,216 0 40,269,651 j AEROREYNO 0 0 39,852,806 O'39,s52,so6 l I AEROCULIAC.... µlf'I f!.A 365,826 0 24,001,246 0 24,367,073 IAEROTAMPIC - "'1'A 0 0 2 ,842,704 0 22,s42,104 I AEROCHIHUo/_ ·/.:t:-_;.., :..: 1);r.-,\ 374,774 0 18,787,556 0 19,162,330 AEROTORR Q 1 {f.. t),·· .) ·... ;; "P -:,> 0 0 18,995,350 0 I I ,_, ' \--: ...... ·-"v. , ... •;? l:::

AEROJUAREZ			146,138	0	13,582,186	01	13,728,324
AEROZACAT			0	Ql	12,537,934	a.	12,s37,934
OACN			0	0	11,406,308	01	11,406,308
AEROACAPUL			490,662	0	10,312,861	Ql	10,so3,s23
SCCN			0	0	4,109,788	01	4,109,788
SAECN			0	2,906,096	18,293	0!	2,924,389
AUTOPAS			0	0	2,464,640	01	2,464,640
SETA			0	0	2,223,867	01	2,223,867
CONSORCIOHAM			0	0	1,628,822	01	1,628,822
tCAISER			0	0	85,808	01	85,808
MAYAB			0	0	50,990	01	50,990
tCACONCOLOMBIA			0	0	28,500	O!	2s,soo
ICAIOPER			0	a:	16,000	01	16,000
SERHOTAEROMTY			0		15,493	01	15,493
OMALOG			01	0	4,500	01	4,500
AERODURAN			0	0	-17,494,994	0!	-17,494,994
CPH					51,694,222	34,642,222	86,336,444
DEPRIHISA					45,865,000	1,036,000	46,901,000
COHYSA					67,722,000	s2,3s3,ooo	120,075,000
Totales	22,239,893,924		289,547,091	'4,082,942	19,805,719,452	2,837,394,775	45,176,638,184


NOTARIA PATRICIO GARZA BANDALA
DISTRITO FEDERAL MEXICO
ESTADOS UNIDOS

Apendice "111.(0"

Litigios y Procedimientos EMICA[3]

ACTOR	DEMANDAD_O	TIPODE JUICiO	Parte	MONTO	FECHA INICIO	PROYECTO	EXPEDIENTE	ENTIDAD	WZGADO
PALACIOS MALDONADO JOSE LUIS	PREFABRICADOS V TRANSPORTES, S.A. DE C.V., EMPRESAS ICA S.A.B. DE C.V.Z INGENIEROS CIVILES ASOCIADOS, S.A. DE C.V. YOTROS	ORD.MERC.	Demandado	$679,198.83	)6/03/2015	LINEA 12	1011/2014	D.F.	6 CIVIL
IT STRATEGIC CONSULTING, S.C.	EMPRESAS ICA S.A.B.	MED.PREP.	Demandado	$4,975,557.00	8/01/2016	OFICINA MATRIZ	1122/2015	D.F.	40 CIVIL

[3] Existenj ICA es codemandada. Sin embargo, la principal empresa responsable de los hechos imputados es a ICAPRIN Servicios S.A. de C.V., so ión laboral por lo tanto, EMICA ha negado la misma al carecer de empleados.

CASAFLEX, S.A.P.I. DE c.v. ONSTRUCTORAS ICA, S.A. DE C.V.; ONTROLADORA DE PERACIONES DE RAESTRUCTU RA, S.A.DEC.V. EMPRESAS ICA, MEDIDAS CAUTELARES Controladora arciaVelez solic ita las medidas autelares al Juez, con objeto de continuar con el control de la dministraci6n de laEmpresa Casaflex. S.A.B. DE C.V. JOSE LUIS GUERRERO ALVAREZ SERGIO FERNANDO MONTANO LEON ALONSO QUINTANA KAWAGE, BERNARDO QUINTANA KAWAGE, GO QUINTANA WAGE, GO NIO ANA GE, IA ONTROLADO RA ARCIAVELEZ, S.A.DEC.V. 12DE ISTRIT 0 CIVIL $0 00 3/05/201 OFICINA emanda do 207/2016 D.F. . 6 MATRIZ

,·· ·1_. ·-·:. ·.• , -·.:'.'ii, :,

District Co-00 marzo County .-,- , ... •' '. .;•,-.•: ...--. , --lCA Fluor Daniel S. Raquel Martinez de R.L. de C.V. y Mendo y otros EMICA como Co-demandada [)unitive damages Mas de demando$1,000,0 de d6lares : a, . - :i .....•t !° h ..,,"-? 28 de 2016 de ICAFluor CAUSE NO. 2016-DCL-01075 TEXAS 444th Court de Cameron

Apendice "111.(g)" Impuestos EMICA Nota: Los accesorios por adeudos fiscales se encuentran actualizados hasta el mes de Julio del 2016. El ISR Diferido por la Consolidaci6n Fiscal se hace exigible a partir del Sto ejercicio siguiente a aquel en que se.det rmin6 yes pagadero en 5 parcialidades. Asi, en marzo de 2Ql6..se, bieron :p'agar las parcialidades del ISR diferido que proviene de los, ej fcl t6iJ007. a'.io'io 'a1·no:haberse enterado dichas parcialidades que sumaban 33:S'''m'dp ia Ley del iSR preve que se acelera el pago del respeto de las parcialidades correspondientes a dichos ejercicios (846 mdp) para un total de 1,181 mdp. La diferencia (3110 mdp) respecto a lo reflejado en el 20F es el ISR diferido de los ejercicios 2011 a 2013, que se ini haciendo exigible en los pr6ximos ejercicios. Ver cuadros anexos. 2005 2006 2007 2008 2009 2010 2011 2012 2013 0 76,923,533 3,535,316 0 254,685,259 153,847,065 8,838,290 153,847,065 8,838,290 76,923 33 2,651,487 0 254,685,259 380,492,161 i651,487 0 203,748,207 380,492,161 86,718,728 0 0 152,811,156 304,393,729 86,718,728 307,892,083 85U15,696 1,018,741,037 1 21 68,644 346 74,913 1,231 68)32 4,zaiB38,282 152,8li156 228,295,297 69)74,983 307 9Z083 1sa313 1s 228,295,297 s2,03im 246)13,666 szo31,m SUMA 335,144,108 714,75M40 673,610,584 IFraction del pagoI Ejercicio fiscal al que corresponde elimpuesto dfferido 1.5.RDiferido delejerddo20162017201!20192020202120222023 Periodo ISR DESCONSOLIDACION Impuesto (historico) Actualizacion Recargos Total mar-16 1,181,426,393-40,050,3551,221,476,748 1,181,426,393 -40,050,355 1,221,476,748

quema de pagodelinpuesto d'iferiloIISR genie 2005 20l 2007 2008 2009 2010 2011 2012 ISl,!47,061 8,!38)!Ml 76,m,m l,m,316 0 214,681)19 76,913 33 2,61L4!7 0 ISl,!47,061 8,8l8)!Ml i61L4i7 0 L01!,l41,0l7 214,611)19 203,741)07 m,snm m,BILl56 L01!,74L037 2013 !UMA 3ll,144,10i 3l4)60)79 206,l99,691 !52,8U156 !52,!U156 U!L426J9l fraaiondelpagoI f rciciofiscal que correspondeelinpuesto diferilo lS.ROiferido delejerddo 201020112016211172018201920202021211222023

Apendice "IV.{c}" Poder Acreditante A partir de la siguiente ptigina ......

=If, :a :a =• =• =• =-=• =• =• =• =• •=• ... !. ··,-" •. ; .-1• ,. t •• -: :·· :.··· • I .: . =• '' •. ·;.t...f.:--- =• =-:a :;a :*;a :a :=a• =• =:a• =• =• INSTRUMENTO PUBUCO QUE CONTIENE: La PROTOCOLIZACION del DOCUMENTO que conliene, entre otro el PODER, otorgado por la socledad extranjera denomlnada aFINTECH EUROPE S.A R.L" en favor de la sefiora ERIKA MOUYNES, en la Cludad de Luxemburgo, Gran Ducado de Luxemburgo con fecha cuatro de mayo de dos mndiecls ls. INST. No.: UBRO: 31,492 480 FECHA: 08/JUN

Notarfa ·11 ·1 JUAN JOSE BARRAGAN ABASCAL Notario 171 del D.F. •C-- • - R:-------LIBRO CUATROCIENTOS OCHENTA ---------------------480 --JEN--INSTRUMENTO TREINTA YUN MIL CUATROCIENTOS NOVENTA Y DOS 31,492 -EN LA CIUDAD DE MEXICO, el dla ocho de junlo del dos mD dlecls6Is, Yo, el Llcenclado JUAN JOSE A. BARRAGAN ABASCAL, titular de la Notarla mlmero CIENTO SETENTA Y UNO de esta Capital, hago constar la PROTOCOLIZACION del DOCUMENTO que contlene, el PODER, otorgado por la socledad extranJera denomlnada ''FINTECH EUROPE S.A R.L" en favor de la senora ERIKA MOUYNES, en la Cludad de Luxemburgo, Gran Ducado de Luxemburgo con fecha cuatro de mayo de dos mn dlecls61s, que formaliza el senor PEDRO ANTONIO GARCIA AMPUDIA de conformldad con el antecedente y cliiusulas \ slgulentes: -----------ANTECEDENTE: -------------UNICO.• El compareclenle me exhibe en este acto un documento que consta de dos piiginas l'.Jb1es, en tamafio carta, redactado en ldloma Ingles, que contlene el PODER, otorgado por la socledad extranJera denomlnada "FINTECH EUROPE S.A R.L• en favor de la senora ERi MOUYNES, en la Cludad de Luxemburgo, Gran Ducado de Luxemburgo, con fecha cuatro de mayo de dos mil dleclsels, ante el senor . MARTINE SCHAEFFER, actuando como Nolarlo de la ofldna notarial de Luxemburgo, en el que aparece la correspondiente Apostilla a que se refiere la Convencl6n de la Haya del clnco de octubre de mil noveclentos sesenta y uno, suscrlta por la Secretarla de Estado, que certlfica la autentlcldad de la flrma y cargo de! referldo Notario• --------------------------------------------------------------------------------------------------• - Dicho documento en unl6n de su certlficacl6n, Legalizacl6n y de su corresponcftente traducci6n al espanol realizada por Perlto.T duclor Autorizado por el Tribunal Superior de Justlcla del Dlstrfto Federal, se agrega al apendice de este instrumento marcado con la letra "A" de conformldad con lo dlspuesto por el artlculo clento trelnta y sels y demb r lativos de la Ley del Notarlado para el Distrlto Federal. --• -'Expuesto lo anterior, seotorgan lair·si ure·nt_s: ..._---------------•_•.:_:_,,_ C.LAUSU LAS:-------------- PRIMERA.-El compareclente, soliclla se protoconce y en este acto se PROTOCOLIZA el DOCUMENTO, que contlene, entre otros el PODER, .otorgado por la socledad extranjera denomlnada "FINTECH EUROPE S.A R.L" en !avor de la senora ERIKA MOUYNES en la Cludad de Luxemburgo, Gran Ducado de Luxemburgo, con fecha cuatro de mayo de dos mD dieclsels y que ha quedado relacionado en el antecedente l'.Jnlco delpresente lnstrumento----------------------------------------------------• - SEGUNDA.-En consecuencla, el DOCUMENTO en los termlnos que en el mlsmo se lnclica ha quedado protocofizado de acuerdo con la cliiusula anterior, de conformldad con lo dispuesto por los articulos clento treinta y nueve, dento cuarenta, clento cincuenta y nueve y demiis relativos de la Ley del Notarlado para el Distrlto Federal.----------------------------------GENE RA LES-------------- Bajo protesta de declr verdad el compareciente, por sus generates declar6 ser mexlcano por naclmiento orlglnarlo dei Distrlto Federal, donde naci6 el dia prlmero de dlciembre de ml! noveclenlos noventa, soltero, abogado, con domlcmo en domlclUo en Javier Barros Sierra nl'.Jmero qulnlentos cuarenta, tercer plso oficlna tresclentos cuatro, Colonla Santa Fe, Delegaci6n Alvaro Obreg6n, C6dlgo Postal cero mil dosclentos dlez, Cludad de Mexico y se identlfica con el documento que tuve a la vista en origin agrego encopla al apllndlce de estelnstrumento marcado conla letra "B" -----------JC--YO, ELNOTARIO, HAGO CONSTAR BAJO Ml FE: --------------------------------------------..-+. -IV.-Que me 'asegure de la ideniidad de! compareclente como consta en generales y que Uene Julclo capacldad.---------------------------Tel: 55-80-62-62. ffb@notarla171.com.mx :

• • -V.-De que lnform6 y explique el conlenldo de la Ley Federal de ProtecclOn de Datos Personales en Poses!On de los Partlculares y sus alcances procediendo a darle el aviso de privacidad de los dalos proporclonados. -VJ•• Que el compareclente, mediante la firma del presente lnstrumento, autorlza de fonna express al suscrito Notar!o para el uso, almacenamlenlo y divulgaclOn de sus datos personales, con la finalldad de que se presenten los avlsos y se cumpla con las obllgaclones que confonne a la propla Ley de! Notarlado para el Dlstrlto Federal y las dem4s dlsposlclones legales aplicables, lmponen a los Notarlos Publicos, en relaclOn con el acto queen el presenle lnstrumento se otorga ---------------------------------------------------• -VII.-Que le fue leldo al compareclente este lnstrumenlo y le hlce saber el derecho que tiene de leerlo personalmente y de que le sea exp!icado, por lo que lo llustre claramente acerca de su contenldo, valor y consecuenclas legales respondiendo a sus cuestionamlentos -----------------------------------------------------• -VIII-Que todas las notas complemenlarias que en su caso sea necesarlo asenlar, se agregaran al apendice def presente lnstrumento ---------------------------------------------------------------------------------------• -IX.-Que el compareclenle manifesto su comprensl6n plena firmando de confonnldad_ el dla que se lndica en su firma en unl6n del suscrito Notario y AUTORIZO DEFINITIVAMENTE ESTE INSTRUMENTO.-• • •• • • • • DOY F -FIRMA DEL SEf:IOR PEDRO ANTONIO GARCIA AMPUDIA.-EL DIA DE SU FECHA. ----- FIRMA DEL NOTARIO.-EL SELLO DEAUTORIZAR. -------------0 - OCUMENTOS ALAPENDICE ----------• -LETRA"A".-DOCUMENTO QUESEPROTOCOL! ' · ------------ LETRA "B".-IDENTIFICACION.--------------------INSERCION ARTICULO DOS MIL QUINIENTOS CINCUENTA Y CUATRO DEL CODIGO CIVIL PARA EL DISTRITO FEDERAL ----------------------• - - "En todos los poderes generales para pleltos y cobranzas, baslara que se diga que se olorga con todas las facultades generales y las especlales que requieran cl4usula especial conforme a la fey, para que se en!iendan conferidos sinlimllaciOn alguna ------------------• En lo poderes generales para admlnistrar bfenes, bastara expresar que se dan con ese caracter, para que el apoderado tenga loda clase de facultades admlnlstrativas --------------• -Elos poderes generales, para ejercer actos de domlnlo, baslar4 que se den con ese car4cter para que el apoderado tenga lodes las facullades de dueiio, lanlo en lo relative al os blenes, como para hacer toda clase de gestiones a fin de defenderlos.--------------------Cuando se qulsleren fimltar, en los tres casos antes mencionados las facultades de los apoderados, se conslgnaran las fimltadones 0·1os poderes que seran especlales.------------t • t -Losnolarlos lnsertaran esteartlculo enlostestlmonlos delospoderes que otorguen•.-----YO, EL UCENCIADO JUAN JOSE A. BARRAGAN ABASCAL, TITULAR DE LA NOTARIA - NOMERO CIENTO SETENTA Y UNO DE ESTA CAPITAL, EXPIDO ESTE PRIMER TESTIMONIO ORDEN, DEL PROTOCOLO INDICADO, VA EN DOS PAGINAS, SELLADAS Y RUBRICADAS ESTA COTEJADO E IMPRESO EN TINTA FIJA, JUNTO CON LOS OOCUMENTOS QUE SE AGR AL APENDICE, EN SU CASO Y QUE TAMBIEN VAN SELLADOS Y RUBRICADOS POR EL SUS NOTARIO.-SE EXPIDE PARA EL SEf:IOR PEDRO ANTONIO GARCIA AMPUDIA A Tl CONSTANCIA.-CIUDAD DE MEXICO A OCHO DE JUNIO DOS MIL DI • ; JJBI 2

·31492

A

POWER OF ATTORNEY

The undersigned:

FIntech Europe S.A r.l., a private limlted Uability company *(soclete d responsabllite limitfle)* establishedbythelawsoftheGrandDuchyofLuxembourg,havingHsregisteredofficeinLuxembourg, Grand Duchy of Luxembourg, with address 11-13 Boulevard de la Foire, L-1528 Luxembourg, Grand Duchy Luxembourg, registered withthe Luxembourg Register of Commerce and Companies *(Reg/stre de Commerce et des Societes Luxembourg)* under number B 186569 and with a share capital of EUR 25,000 (the **"Grantor" or** the **•company;;**

hereby grants an Irrevocable power of attorney to Ms. Erika Mouynes, FIntech Advisory Inc. 375 Park Avenue, 38th Floor New York, NY10152 USA (the **"Attorney"),** Inorde_r to on behalf of Grantor provide Instructions and executed documents with respect to the Company, Including:

(a) Binding the Company with respect to any transaction, agreement, amendment or modification thereof, Including without limitation with respect to any transfer, sale, purchase, assignment, partlclp lopi.:_pledge, loan or..othey financing activity, tender, conversion, participation or endorsement permitted thereby; and

(b} Executing closing certificates (such authorizations as set forth In clauses (a) and (b), coUectively, the "Signing Authorltyj,

provided that the Signing Autho'rity shall be· In line with the terms of the Investment Management Agreement ratified by the Board f Manage fthe Company on July 29, 2014.

This Instrument shall be governed by the laws of the Grand Duchy of Luxembourg. The power of attorney Is vand for one year from today.

Signed on May 4, 2016.

For Fintech Europe S.a r.l.

Mr. Julien FRANCOIS
Class B Manager

LEGALIZATION
The undersigned notary hereby
legalizes *the* slgnatura(s) of 301-tSn.J RA(\) C..C>L$
luxembou . the *.A../.(GS-IflGt6*

JUAN JOSE A. BARRAGAN ABASCAL — ESTADOS UNIDOS MEXICANOS — NOTARIA 171 DISTRITO FEDERAL, MEXICO

Martine SCHAEFFER, Notaire — LUXEMBOURG

PATRICIO GARZA BANDALA — ESTADOS UNIDOS MEXICANOS — NOTARIA No ... DISTRITO FEDERAL, MEXICO

.e oOM . . -· :. _-;:•-: . ; .. LE CiOUVERNEMENT DU CiRANt5-DUClit OE LUXEMBOURCi Mln1$t!fe des Affiil s trang!res et eu!Op e'nries··, .:. : • .-':··.·.:. : APOSTILLE . ·. .·. . (Coi\venUon cfe la Haye du5 odobre 1961) 1. Pays:Grancl-Duch6.de Luxembourg •. ·. . Le presel)_I acte pubfic··· ...·. . · • ·2. a 6t6 slgri6"par. • ·-·. . · .• Sct-fi,iFFER , Martine 3; aglssant eri"q6 1 6° d - --. >Notaire : ·. . . : 4.estrev!tu·auseeaiiitimb de '. onicenaiiiria(-·::' ... _-... . ··. ,..:::.-.··:. . ·· tlest4 '.;: · .:'. . . ... .. .-·: . 6.1e JEUDI12:MAI ti(: ::_;_ 5.tHuxembourg .:_-·- 7.p r Mtnlstl!re de Maires 6rhngll s,ete:llrJop6e Zfi; : ::)·-).. 8. sous o:. .. .· ·. V-20160512-4021··_-::--: •• S<o.., ......... . • •• •. \ ,.. . ·• ,'!' • •·:· >... ::w •,,. ,.. _.. _. ... ,: L·<.·: . . ... ··....• :..•: ....,tlltn.n,,.,.,.,,..IAlll,_dol ... · . . ...: .. .: ..

31492

JUAN JOSE A. BARRAGAN ABASCAL ESTADOS UNIDOS MEXICANOS NOTARIA 171 DISTRITO FEDERAL, MEXICO

PODER

Fintech Europe S.a rJ., una sociedad de responsabilidad limitada *(societe a responsabllite limilee)* constituida bajo las !eyes de(Gran Ducado de Luxemburgo, teniendo su domicilio legal en Luxemburgo, Gran Ducado de Luxemburgo, con domicilio en 11-13 Boulevard de la Foire, L.1528 Luxemburgo, Gran Ducado de Luxemburgo, registrado en el Registro Publico del Comercio y Sociedades de Luxemburgo *(Registre de Commerce et des Societes Luxembourg)* bajo el numero B 186569 y con un capital social de 25,000 € (el "Otorgante" o la "Sociedad");

Por medio de(presente otorgo un poder irrevocable a la Sra. Erika Mouynes, Fintech Advisory Inc. 75 Park Avenue, Piso 38, Nueva York, NY 10152 USA (el "Apoderado"), con el objeto de q en representaci6n del Otorgante de instrucciones y formalice los documentos con respecto a la Soci dad, incluyendo:

(a) Obligar a la Sociedad con respecto a cualquier operaci6n, contrato, enmienda o modifi 10n de los mismo, incluyendo sin limitaci6n en relación con cualquier transmisión, venta, com •ra, cesi6n, participaci6n, prenda, prestamo u *otras* actividades financieras, licitaci transformaci6n, participaci6n o endoso permitido mediantc el presentc; y

(b) Formalizar certificados de cierre (dicha autorización como esta establecida en las clausulas (a) y (b), de manera conjunta, la "Autoridad Firmante").

bajo la condici6n de que la Autoridad Firmante debera cu plir con los lineamientos de los terminos del <;ontrato de Administraci6n de lnversiones ratificado por el Consejo de'Administmci6n el 29 de Julio de 2014.

Este instrumento debera ser regido por las !eyes del Gran Ducado de Luxemburgo. El poder cs valido dumnte un aiio a partir del d[a de hoy.

Firmado el 4 de Mayo de 2016.

Para Fintech **Europe S.a** r.l.

[Firma leglhle]

Sr. Julien FRANCOIS

Consejero de Clase B

[Sello de legallzacl6n de la flrma de Julien Francois por parte del Notario Publlco de Luxemburgo de fecha 11/05/2016)

[Sello de la Notarra Publlca de Luxemburgo]

[Firma del nota o publlco de Luxemburgo]

PATRICIO GARZA BANDALA ESTADOS UNIDOS MEXICANOS NOTARIA No 18 DISTRITO FEDERAL

[Escudo] ELOOBIERNO
GRAN DUCADO DELUXEMBURGO
Ministerio de Relaciones Exteriores
YEuropcas

APOSTILLE

(Convention de La Haye d11 S octobre 1961)

I. Pals: Gran DucadodeLuxemburgo
El prcscntedocumento publico
2. ha sido tinnado por: SCHAEFER, Martine
3. quicnachlaencalidad de Notario
4. y cstii revestido dcl selloltimbre de Oficina Notarial
Certifica
5. En Luxemburgo 6. el dlnjueves 12/05/2016
7. por el Mlnlsterlo de Relaciones Exteriores y Europcas
8. bajo el numero V-20160512-4021
9. Sello/timbre: [sello de tinta incomplcto et llegible]
10. Firma:
Marlo Wiesen.
Encargado de la Oficina de Pasaportes
Visas y Legaliuciones
[FIrma llegibleJ

(apance :re/lo
Del Gran Ducado de Lraemburga)

PATRICIO GARZA BANDALA
ESTADOS UNIDOS MEXICANOS
NOTARIA No. 15 DISTRITO FEDERAL MEXICO

31492 TEODORO J. HARRSCH AMERENA, perito auxiliar de la Admlnistracl6n de Juslicla en la traducci6n de los ld'IOlllas lng s. fran s y espanot, autorizado medlante el acuerdo nOmero 55-37/2015 par el Consejo de la Judicatura del Disbito Federal y su pubDcacl6n en el Boletln Judicial del H. Tribunal Superior de Jusllcla del Disbito Federal con fecha 14 deoctubre de 2015; con domlcnio enMontes Auvemia 730 #10; C.P.11000 en Ml!xico, D.F.; n6mero detell!fono +521(55) 9197-0015 ycorreo electr6nico traductor@mall.co,m----------i \ • • -------------'-,ER TI FI Cu--------------Que a mlleal saber y entender, elpresente documento de A ( d ti SlroJas, constituye una traduccl6n flel ,correcta y complela al espai\ol de la versl6n orlglnal de! documento que me fue presentado, sin calificar sobre autenficldad, validezo llcltud de!mlsmo.. 1 J-e .J • Ml!xlco, Dlstrlto Federal a del201• vi t. •• • •• • • • • •• !.:.:.i.:C ::::>J.ILIF.?.SCHA!lfREI/A Fi:'.ll,O T fo. riU, v • • 1.utcm;1do su;.::io:d1J· FG<. r::I :•, p E::i'Afl lilGL£ .

- - .. . . - _..·.::·.-/}B - INSTITUTOFEDERALELECTORAL .··.·:: '. -IWICI\ REGISTRO FEDERAL DE EI.ECTORES CREDENCIAL PARA VOTAR .,.. 11.·•.·· : . :. • :·: .' ; • ..,.,H Alll'll)IA PEDRO ANTCll10 CYICOOEGUE1,1:Z175 A COi.LOMAS DE VIRREYES11 '1 4, -1\_f MIGUS.HIW.GO ,0.F. i-._•,: ,a.a 119011mc0432 _, .. •·ttm OIi I " ..-.. c1,au,u1a:1t11 GRAIIPD9012111091l!ll0-7 - GAAP9012DIHDmMD00 • - 119 - 1 .-,:, I :: :::.!'zo,a .1 i;_;· • • • • • • • • • j • • • ,i

AnexoA

Proyectos

No.	PROYECTO	SECTOR
1	Pista 2 NAICMX	Aeropuertos
2	Pista 3 NAICMX	Aeropuertos
3	Losa de Cimentaci6n NAICMX	Aeropuertos
4	Terminal pasajeros NAICMX	Aeropuertos

No.	PROYECTO	SECTOR
1	ETAPA 4, 5, 6 RIO DE LOS REMEDIOS	CARRETERO

No.	PROYECTO	SECTOR
1	Presa Hidroelectrica Las Cruces	HIDRÁULICO

PATRICIO GARZA BANDALA
NOTARIA No. DISTRITO FEDERAL

AnexoB

Formato de Solicitud de Disposici6n

[FECHA]

Fintech Europe S.a.rl.
[Domicilio]

Atenci6n: [•]

Estimados seiiores:

Hacemos referencia al contrato de apertura de credito simple convertible de fecha [•] de junio de 2016, celebrado por ICA Promotora de Infraestructura, S.A.P.I. de C.V. y Controladora de Operaciones de lnfraestructura, S.A.P.I. de CJ/., en su caracter de acreditados, en su caracter de acreditados, y por Fintech Europe S.a.rl., en su caracter de acreditante, y Empresas ICA, S.A.B. d C V., en su caract r de obligado solidario (segun el mismo sea o haya·sido Jfi:S .9?, ya_ a·parcial'.p.- totalmente, adicionado o de cualquier otra forma reformado de ti¢W-R - e? i- p.ipo . 1 'Contrato de Credito").

Los terminos con mayuscula inicial empleados en el presente y no definidos expresamente en el mismo, tienen el significado que se les atribuye en el Contrato de Credito.

De conformidad con lo previsto en la Secci6n 2.1.3 del Contrato de Credito, por medio de la presente solicitamos llevar a cabo la Disposici6n Tramo [A/ B] en la cantidad de USD$[•] ([•] millones de D6lares 00/100 Moneda en curso legal en los Estados Unidos de America) (el "Monto de la Disposici6n"), el pr6ximo [•] de [•] de [•] (la "Fecha de Disposici6n").

Se adjunta al presente como **Apendice "A"** una relaci6n de los pag <?-,t.Sflt-.Uo efectuados con el Monto de la Disposici6n, asi como la informaci6n soporte de ser efectuados con el Monto de la Disposici6n, los cuales constituyen un destin. lfti°?@ 1 conforme a la Secci6n 2.1.5 del Contrato de Credito. f ft-;)'./?-;,\'._1:.\

,wQ

Asimismo, se adjunta al presente com [redacted] una ertifi aci6 \ el representante legal de [•] en la que se hace constar que mmedrntame .@.1: '>:l- inmediatamente despues de realizada dicha Disposici6n y/o como consecuencia Disposici6n, no existe Incumplimiento o Caso de Incumplimiento alguno conforme al Contrato de Credito.

Finalmente, a efecto de dar cumplimiento a la Secci6n [3.01 / 3.02] del Contrato de Credito, el Suscrito manifiesta que ha entregado al [Acreditante / Agente] los documentos que evidencian que se han cumplido la totalidad de las Condiciones para la Disposici6n Tramo [A / B].

En virtud de lo anterior, se requiere al Acreditante que en la Fecha de Disposici6n deposite en la cuenta bancaria numero [•] que mantiene *[Acreditado]*, con [•] la totalidad del Monto de la Disposici6n.

Atentamente,

Por:..

Nombre: [•]

Cargo: Representante


PATRICIO GARZA BANDALA
ESTADOS UNIDOS MEXICANOS
NOTARIA No
DISTRITO FEDERAL
MEXICO

Anexo C Destino del Credito En tenninos de lo previsto en la Secci6n 1.1.2., del Contrato de Credito, el Acreditante y/o el Agente, segun sea el caso, expresamente acepta y reconoce que los Co-Acreditados podran, a su entera discreci6n y en las proporciones que asi lo consideren necesario, destinar el Credito a los siguientes fines: · 1. Gastos incurridos y a devengarse, directamente relacionados con, o en consecuencia directa de, la finna del Contrato de Credito y la contrataci6n del Credito, incluyendo todos aquellos gastos, honorarios, impuestos y costos de terceras personas y autoridades, segun sea aplicable; 2. Gastos, inversiones, costos e impuestos, entre otros, relacionados con los Proyectos (segun se deµne .d_4'4.4:-ttQnino ,e el - :mtrato de Credito) incluyendo, sin limitar y entre otras cuestiones qporte par 'ototgar cartas de credito y fianzas; 3. Todos aquellos impuestos o cpntribuciones que se deban retener al Acreditante por · los intereses devengados, asi como por aquellas Comisiones del Contrato de Credito (segun dicho tennino se define en el Contrato _de Credito).

AnexoD Consentimientos del Tramo A 1. Consentimiento por parte Aerports de Paris Management, S.A. ("ADPM") para: a. Que CONOISA pueda constituir la totalidad de las acciones representativas del capital social de Servicios de Tecnologia Aeroportuaria, S.A. de C.V. ("SETA") en prenda a favor del acreditante, asi como renuncia por parte de ADPM para ejercer cualesquiera de sus siguientes derechos conforme al contrato de consorcio de fecha 13 de abril de 2015, celebrado entre ADPM y Aeroinvest, S.A. de C.V. (ahora CONOISA): 1. Ejercer su derecho de adhesion en caso de ejecuci6n de la Prenda sobre Acciones SETA; 11. Ejercer su derecho de PUT en caso de que ocurra un desacuerdo con CONOISA que pueda surgir con motivo de la ejecuci6n de la Prenda sobre Acciones SETA; ':• '-:' . .... 111. Ejercer su derecho ante_-e · e_v, /dtli,quid --·por la vigencia y ejecuci6n • ·:·""):fc':,\:U,,-,.,• '••. . . • . • .. • · del Contrato de Credito; y · · ..: ., ·· :·_•.; 1v. Ejercer su derecho de CALL en caso de que CONOISA solicite el concurso mercantil. b. Que CONOISA pueda transferir, como daci6n en pago del Credito, las acciones representativas del capital social de SETA establecidas en el Contrato de Credito. • c. Que el Acreditante pueda ejecutar el Contrato de Prenda sobre Acciones SETA. 2. Consentimiento por parte The Fluor Corporation ("Fluor") para: a. CONOISA pueda constituir la totalidad de las Partes Sociales representativas del capital social de ICA Fluor Daniel, S. de R.L. de C.V. ("ICA Fluor") en favor del Acreditante. b. Que el Acreditante pueda ejecutar Prenda sobre Partes Sociales ICA F c. Que CONOISA pueda transferir, como daci6n en pago del Credit representativas del capital social de ICA FLUOR establecidas en Credito.

Anexo E

Formato de Certificado de Secretario del Consejo de Administraci6n

[FECHA]

Fintech Europe S.a.rl.
[Domicilio]

Atenci6n: [•]

Estimados sefiores:

Hacemos referencia al contrato de apertura de credito simple convertible de fecha [•] de junio de 2016, celebrado por ICA Promotora de Infraestructura, S.A.P.I. de C.V. y Controladora de Operaciones de lnfraestructura, S.A.P.I. de C.V., en su caracter de acreditados, y por Fintech Europe S.a.rl., en su· caracter -de acreditante, y Empresas ICA, **S.A.B. de C.V., en su caracter; obligado' solidario .(seg4n el mismo sea o haya sido** modificado, ya sea parcial o totalmentB;. fotonado b.de'.etialquier otra fonna refonnado de tiempo en tiempo, el "Contrato de Cr dir&:y :j;: ,·. !,/=] {'.

Los tenninos con mayuscula inicial empleados en el presente y no definidos expresamente en el mismo, tienen el significado que se les atribuye en el Contrato de Credito.

De confonnidad con lo previsto en la Secci6n 3.1 (e) del Contrato de Credito, el suscrito, en mi caracter secretario del consejo de administraci6n de [•], en este acto certifico y hago constar que a esta fecha:

(a) No ha ocurrido ni subsiste evento o condici6n alguna que genere o pueda esperarse, razonablemente que genere un Cambio Material Adverso.

(b) Las declaraciones de [•] y del Obligado Solidario contenidas en el Contrato de Credito, son ciertas, completas y correctas en todos sus aspectos.

(c) [•] ha pagado, o ha instruido de manera irrevocable el pago de, todas las comisiones y gastos del Acreditante, en tenninos de lo que establece el Contrato de Credito, incluyendo honorarios de sus asesores legates y honorarios notariales.

(d) Se adjunta a la presente los siguientes documentos:

a. Una copia certificada del acta constitutiva y de los estatutos sociales vigentes (con datos de registro) de [•] y del Obligado Solidario; y

b. Una copia certificada de la o las escrituras publicas (con datos de registro) que contengan los poderes otorgados por [•] y por el Obligado Solidario en favor de la o las personas que firmaran, en su nombre •Y representaci6n, los Documentos del Credito.

Por:__________________________________

Secretario del Consejo de Administraci6n de

[•]

PATRICIO GARZA BANDALA
ESTADOS UNIDOS MEXICANOS
NOTARIA No. 18 DISTRITO FEDERAL MEXICO

Anexo F

Formato de Certificado del Director General

OFFICER'S CERTIFICATE

EMPRESAS ICA, S.A.B. DE C.V.

June [•], 2016

Reference is made to (i) that certain convertible secured loan agreement (*Contrato de Apertura de Credito Simple Convertible)* in the principal amount of U.S.$215,000,000.00 dated as of June [•] 2016 entered into. by and among ICA Promotora de Infraestructura, S.A.P.I. ("ICAP!") and Controladora de Operaciones de Infraestructura, S.A.P.I. de C.V. ("CONOISA"), as co-borrowers, Empresas ICA, S.A.B. de C.V. ("EMICA"), as guarantor to the co-borrowers, and Fintech Europe, S.a.rl. ("Fintech Europe", as lender (the "Convertible Loan Agreement"); (ii) to that certain indenture dated as of July 24, 2012 pursuant to which EMICA issued 8.375% senior notes due 2017 in the principal amount of U.S.$350,000,000.00 (the "2017 Indenture"); (iii) to that certain indenture dated as of February 4, 2011 (as amended by ihe•.First Supplementa1:•iiidenture dated as of February 14, 2011) pursuant to which EMICA'.Js.su. d . '.9p.Q% :· eniQn--hqtes due 2021 in an aggregate principal amount of U.S.$500,000".000.00.'..'(fhe-'."202"1<:-'tn'genture"); (iv) to that certain indenture dated as of May 29, 2014 pursuant to which EMICA issued 8.875% senior notes due 2024 in the principal amount of U.S.$700,000,000.00 (the "2024 Indenture" and, together with the 2021 Indenture and the 2017 Indenture, the "Indentures"); and (v) [•] (collectively, the "Pledge Agreements").

Capitalized terms used herein and not otherwise defined herein have the meanings assigned to such terms in the Indenture. Unless otherwise expressly provided herein, the calculations set forth below have been performed in accordance with IFRS.

The undersigned, [•], Chief Executive Officer of EMICA, does hereby certify as of the date hereof that:

PART A

1. **EMICA's and its other Subsidiaries' investments in and advances to ICAPI do not exceed 10% of the total assets of EMICA and its Subsidiaries on a consolidated basis as of December 31, 2015, calculated in accordance with International Financial Reporting Standards and Rule 1-02(w) of Regulation S-X, as promulgated by the Securities and Exchange Commission.**

2. EMICA's and its other Subsidiaries' proportionate share of the total assets of ICAPI does not exceed 10% of the total assets of EMICA and its Subsidiaries on a consolidated basis as of December 31, 2015, calculated in accordance with International Financial Reporting Standards and Rule 1-02(w) of Regulation S• X, as promulgated by the Securities and Exchange Commission. 3. EMICA's and its other Subsidiaries' equity in the income from continuing operations (before income taxes, extraordinary items and cumulative change in accounting principle) ofICAPI does not exceed 10% of such income ofEMICA and its Subsidiaries on a consolidated basis, calculated in accordance with International Financial Reporting Standards and Rule 1-02(w) of Regulation S• X, as promulgated by the Securities and Exchange Commission. 4. As a result of the calculations in clauses (1) through (3) above, ICAPI does not constitute a "significant subsidiary" of EMICA under the Indentures and within the meaning of Rule 1-02(w) of Regulation S-X, as promulgated by the Securities and Exchange Commission and thus is not, and is not required to become, a Subsi : :8 ; ??-rpursJlf }g. Section 4.18 of the Indentures. ,\ ' ' ..-•: ..'-'1',i" •, ,,. ;-•·1..·:;,: I ..,·:•l ,t " I • 'I •: PARTB "..• • i ;,:: ., 5. The Debt to be in u d by C(JNOISA and.•ICAPI under the Convertible Loan Agreement is secured by the Pledge Agreements. As a result, the Convertible Loan does not constitute ''unsecured Debt" as that term is used in Section 4.04 of the Indentures. PARTC 6. As a result of the calculations set forth in Annex A attached hereto, the Liens on the shares and other assets of EMICA and its Subsidiaries pursuant to the Pledge Agreements are a "Permitted Lien" pursuant to clause (o) of the definition thereof, and as a consequence do not violate Section 4.05 of the Indentures. PARTD 7. The placement of the Liens on the shares and other assets of E Subsidiaries pursuant to the Pledge Agreements, individuall aggregate, do not constitute a transfer of assets. 8. The transfer of the shares and other assets of EMICA and its Subsidtu.i -.;.i-Fintech Europe upon an exercise of its rights pursuant to the Convertible Loan Agreement or the Pledge Agreements, individually and in the aggregate, if exercised as of the date hereof would not constitute a transfer of all or substantially all of the assets of EMICA or any Subsidiary Guarantor and, as a consequence, would not violate Section 4.08 of the Indentures. IN WITNESS WHEREOF, I have hereunto signed my name as of the first date written above. EMPRESAS ICA, S.A.B. DE C.V. By: Position: Chief Executive Officer

Annex A Lien Basket Analysis -First Quarter 2016 EMICA's total Consolidated Net Tangible Assets at [March 31], 2016 was Ps. [•] million, which is comprised of total assets (Ps. [•] million) minus total current liabilities (Ps. [•] million) minus goodwill (Ps. [•] million). 15% ofEMICA's Consolidated Net Tangible Assets at March 31, 2016 was Ps. [•] million. [On the date of the creation of the Liens contemplated in the Proposed Transaction, EMICA's Debt secured by such Lien in aggregate principal amount ofU.S.$215 million, together with all of Debt of EMICA or any Subsidiary of EMICA secured by any Lien under clause (o) of the "Permitted Liens" definition in Section 1.01 of the Indentures and together with the Attributable Value of all Sale and Lease-Back Transactions of EMICA and its Subsidiaries, has an aggregate principal amount outstanding of Ps. [•] million, which is comprised of the liens referred to in [Schedule 1]. The above-mentioned Ps. [•] million aggregate principal amount is less than Ps. [•] million. Certain U.S. dollar amounts have been translated from Mexican pesos, and vice versa, at an exchange rate of [Ps. [•] to U.S. $1.00.]1 Annex A Definitions: "Attributable Value" means, as to any particular lease under which EMICA or any Subsidiary Guarantor is at any time liable as lessee arid any date·as of hich theamount thereof is to be determined, the total net obligations of the lesse·e for rental payments during the remaining term of the lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended) discounted from the respective due dates thereof to such date at a rate per annum equivalent to the interest rate inh_erent in such lease (as determined in good faith by EMICA :>-.; .. r-'•••,· :· ...' in accordance with IFRS. · "Capitalized Lease Obligation" means an obligation that if req ked to be classified and accounted for as a capitalized lease for financial reporting.purposes and the amount of Debt represented by such obligation shall be the capitalized amount of such obligation; and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty. "Consolidated Net Tangible Assets" means total consolidated assets less (i) goodwill, (ii) other intangible assets and (iii) current liabilities, each as set forth on EMICA's most recent consolidated balance sheet; provided that, for purposes of this definition, any investment in any concession, ,,. public-private partnership or other similar long-term agreement related to a Developmen lMl' A ·B;,i. - <;:J ...,1K£ 1, 1 ' r:· shall be deemed a tangible asset. f --:\.'.,.-:-_1' r \'.: ci.."(! ..'.. J,r:·:\_'f "Debt" means, with respect to any Person, without duplication: z-_ ·•..,G -..:'... ,. , ..,,.] ·, t >< : &;jj//.}// (a) the principal of and premium, if any, in respect of (i) indebtedness of suA o ey ?arrowed and (ii) indebtedness evi enced by notes debentur s, bon z t1§J{!?:i/ smular mstruments for the payment of which such Person ts responsible or hab ,: (b) all Capitalized Lease Obligations of such Person; 1 · ••-·   • i,.(.!J7 8 :?1S rn1iCi 1 NTD: To be updated.

(c) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business); (d) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (a) through (c) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit); (e) to the extent not otherwise included in the definition of Debt, the aggregate net termination value of all Hedging Obligations of such Person; (f) all obligations of the type referred to in clauses (a) through (e) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or..otJierwi e, including by op#ha! :#e ·cJ tomers or means of any guarantee (other than obligations of otht;:f suppliers of such Person for which such Person;is.9i f ei o 1# ·01responsibleor liable in the ordinary course of business to (but only to) the fuctenhhat such Person does not, or is not required to, make payment in respect thereof); · (g) all obligations of the type referred to in clauses (a)'through (e) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation.being_deemed to be the lesser of the value of such property or assets or the amount of tne obligation so secured; and (h) any other obligations of such Person which are required to be, or are in such Person's financial statements, recorded or treated as debt under IFRS. "Development Project" means any construction, development or infrastructure project, including without limitation greenfield projects and brownfield projects, in which.EMICA or any of its Subsidiaries participates or holds, directly or indirectly, an interest; provided, however, that the primary credit risk of any Debt incurred in connection with a Development Project is at the project level. "Hedging Obligations" means, with respect to any Person, the obligations of such Person under any agreement relating to any swap, option, forward sale, forward purchase, index transaction, cap transaction, floor transaction, collar transaction or any other similar transaction, in each case, for purposes of hedging or capping against inflation, interest rates, currency or commodities price fluctuations. "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of (including any conditional sale or other title retention agreement or lease in the nature thereof). "Person" means any individual, corporation, partnership, limited liability company, join association, joint-stock company, trust, unincorporated organization, government or an political subdivision thereof or any other entity. "Sale and Lease-Back Transaction" means any transaction or series of related transactions pursuant to which EMICA or any Subsidiary Guarantor sells or transfers any property or asset to any person and takes back, or intends to take back, a lease of that property or asset pursuant to which the rental payments are calculated to amortize the purchase price of that property or asset substantially over the useful life thereof and that property or asset is in fact so leased. "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with IFRS as of such date, as well as any other corporation, limited liability company, partnership, association or other entity: (I) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held; or (2) that is, as of such date, otherwise controlled by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent. "Subsidiary Guarantor" means each of CONOISA, CICASA and CONEVISA.

<u>AnexoG</u>

<u>Formato de Opinion de Cervantes Sainz, S.C.</u>

June[•], 2016

To[•]

Ladies/Gentlemen:

We have acted as special Mexican counsel for ICA Promotora de Infraestructura, S.A.P.I de C.V. <u>("ICAPI"),</u> Controladora de Operaciones de Infraestructura, S.A.P.I. de C.V. ("CONOISA"), Empresas ICA, S.A.B. de C.V. <u>("EMICA"),</u> Servicios de Tecnologia Aeroportuaria, S.A. de C.V. ("SETA"), Desarrollo, Disefio, Infraestructura y Operaci6n, S.A.P.I. de C.V. <u>("DDIO"),</u> Covimsa, S.A. de C.V. <u>("COVIMSA"),</u> ICA Fluor Daniel, S. de R.L. de C.V. <u>("ICA Fluor"),</u> ICA Constructora de Infraestructura, S.A. de C.V. <u>("NewCo 2"</u> and together with ICAPI, CONOISA, EMICA, SETA, DDIO, COVIMSA and ICA Fluor, the <u>"Entities"</u> and each an <u>"Entity"),</u> all organized under Mexican laws in connection with the Convertible Loan Agreement (*Contrato de Apertura de Credito Simple Convertible*), dated June [•], 2016 (the <u>"Loan Agreement"),</u> among Fintech Europe S.A.RL. (the <u>"Lender"),</u> ICAPI and CONOISA (the <u>"Borrowers",</u> and each a <u>"Borrower")</u> and EMICA as joint obligor. Capitalized te s _d..4 ip and not otherwise defined herein have the meanings assigned;·to· ·such terms in •t1fo:J; jitAgreerp.ent. With your permission, all assumptions and statements of reliance he;efnli e been:m d ; ithout any independent investigation or verification on our part except to the extent, if any, otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of the assumptions or items upon which we have relied.

In connection with the opinions expressed herein, we have examined originals or copies identified to our satisfaction of the following documents:

(1) Loan Agreement;

(2) [CONOISA Pledge Agreement *(Prenda sobre Acciones de CONOISA)]* dated June [•];2016 among EMICA, the Lender and CONOISA;

(3) [SETA Pledge Agreement *(Prenda sobre Acciones de SETA)]* dated June [•], 2016 among CONOISA, the Lender and SETA;

(4) [DDIO Pledge Agreement *(Prenda sobre Acciones de DDJ, O)]* dated June [•], 2016 among CONOISA, the Lender and DDIO;

(5) [ICAPI Pledge Agreement *(Prenda sobre Acciones de /CA PI)]* dated June [•], 2016 among EMICA, the Lender and ICAPI;

(6) [COVIMSA Pledge Agreement *(Prenda sobre Acciones de COVIMSA)]* dated June[•], 2016 among CONOISA, the Lender and COVIMSA;

(7) [ICA Fluor Pledge Agreement (Prenda sobre Partes Socia/es de ICA Fluor)] dated June[•], 2016 among CONOISA, the Lender and ICA Fluor (together with the pledge agreements described in paragraphs 3 to 7 above, the "Share Pledge Agreements"); (8) [ICAPI Non-Possessory Pledge Agreement (Prenda sin Transmision de Posesion) ] (the ''Non-Possessory Pledge Agreement") dated June [• ], 2016 among ICAPI and the Lender; (9) [CONOISA Non-Possessory Pledge Agreement (Prenda sin Transmision de Posesion)] (together with the Non-Possesory Pledge Agreement described in paragraph 8, the ''Non-Possessory Pledge Agreements") dated June [• ], 2016 among CONOISA and the Lender; (10) [certain Contrato de Mandato in order to fulfill with the obligation described in Section [*] of the Loan Agreement] and, pursuant to which in tum, an additional irrevocable power of attorney wiII be provided; (11) [Promissory Note (Pagare)] dated June[•], 2016 The documents referred to in items [1] through [11] above, inclusive, are referred to herein collectively as the "Transa ti pp en_t_s -·. i :. • :; :.;.. -• :1\J r-:i - :7: \ - ..: ;•.:.. :.· ··.. 1 In all such examinations, we have. assumed .with your consent and without any independent investigation or verification of any kind, the legal capacity of all natural persons executing documents, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies. As to various questions of fact relevant to the opinions expressed herein, we have made inquiries to the extent we believe reasonable and have relied upon certificates and oral or written statements and other information of or from representatives of the parties thereto and nothing has come to our attention which would lead us to question the accuracy of such information. With respect to certain statements made by us herein concerning our knowledge of factual matters, the phrase "to the best of our knowledge" and any similar phrase means that no information has come to our attention which has given us actual knowledge of the z4 existence or absence of such facts, and other than reviewing our files and records i of each of such companies and the documents records and other informatio "_ , t ,.:;\'i ,..t. above, we have not undertaken or absence of such facts any independent investigations to determine t e,.",-r : <"· ''•;,J."-1::,"... &:.; . ·J:> . 0-·.4 --,:..r\\J•!V.-.:'-•':\,,:,.,-•.• - ,,C . · • . -.,, (' ··,·· ,1•,\-..•"'1 .,·., ,, ·,,. 0 :;:<'riee·,l.: "k. J:•! ,. 1 · ,,. .. assumptBioansesdsetufpoornth"htheereifno,rwegeoainreg,ofatnhde ospuibnjieocnt thtaot:the limitations,quali 0 ·--.,,.'i> \ $ q.. "· 16 01s rR110 r 1v'-t: (a) Other than as has been disclosed in the Loan Agreement and pursuant to the Transaction Documents, the Entities are duly organized and validly existing under the laws of Mexico, have all requisite corporate power and authority under the laws of

Mexico to conduct its businesses and to own, lease and operate its properties and assets and have duly taken all action necessary to execute, deliver and perform its obligations thereunder and to consummate the transactions provided in the Transaction Documents. (b)The execution, delivery and performance by the Entities and the consummation of the documents and the transactions contemplated by each of the Transaction Documents to which they are a party, have been duly authorized by all necessary corporate action on the part of each Entity and do not contravene, or constitute a default under, any provision of applicable law or regulation or its constitutive documents (estatutos sociales). (c) Except for the disclaimers made under the Loan Agreement, the Share Pledge Agreements and the Non-Possessory Pledge Agreement, to the best of our knowledge, there is no third party proceeding actual or threatened that (i) seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the execution, delivery or performance of any of the Transaction Documents or the consummation of any of the transactions contemplated thereby, or (ii) would, individually or in the aggregate, have a Material Adverse Effect. (d) The Transaction Documents and to which the Entities are a party, have been duly executed and delivered by each Entity. The Transaction Documents to which the Entities are a party constitute legal, valid and binding obligations of each Entity, enforceable against it in accordance with Jheir re$-pective terms. •. ;?--J(+t1:t. ;i; 0:-. :,:·•, Ii.-;:'..:. '• . ,:,•. ' ( e) The persons executing the Transaction Documents on behalf of the Entities are duly appointed representatives (apoderados) and are vested with sufficient power and authority under the powers of attorney listed in Exhibit "A" hereto and the laws of Mexico to execute the Transaction Documents on behalf of each Entity, which have not been revoked. (f) To ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in Mexico, at the time it is not necessary that the Transaction Documents be filed or recorded with any court or other authority in Mexico, except as indicated in paragraphs (h) and (i) below. (g) All of the outstanding shares of capital stock and other e ·...... .-.._ · zlt_ft ?4 interests, as the case may be, of the Company and subsidiaries have been duly a and validly issued, are fully paid, free and clear of all liens and were not issued· • 1 -'· ( ,;1):.:/ .t,i .. ',\ --; of any preemptive or similar rights. (h) The pledge on the pledged assets created by [EMICA>,l. t:: l] . ,._,. .... ., ''·.,,,. ·"t'• \' '£. J:> 1•, ...,.tlJ0:\!..,'\ I '-' :!.: .:::: e fa i:! 0! vi;;:; e;;r .!:ts : :. ¾;1/ i1:' :J;: against [EMICA, CONOISA and ICAPI] in accordance with the terms of the Share "' ·, r\:.Cl\. Agreements. No filing, recording, authorization, registration, qualification or other action of or with any governmental authority of Mexico is required in order for such lien and security interest to be accorded the priority established in the Share Pledge Agreements by Mexican courts, other than: (i) the delivery and endorsement (endoso en garantia) in favor of the Lender of the share certificates representing the pledged assets; and (ii) the notation of the pledge in the Share Registry Book (Libro de Registro de Acciones) of [SETA, DDIO, COVIMSA, NewCo 2 and ICA Fluor]; which have been done. (i) The pledge on the pledged assets created by [CONOISA and ICAP!] in favor of the Lender pursuant to the provisions of the Non-Possessory Pledge Agreement, constitutes a valid and binding lien on such pledged assets, enforceable against [CONOISA and ICAP!] in accordance with the terms of the Non-Possessory Pledge Agreement. No filing, recording, authorization, registration, qualification or other action of or with any governmental authority of Mexico is required in order for such lien and security interest to be accorded the priority established in the Non-Possessory Pledge Agreement by Mexican courts, other than the filing and registration of the Non-Possessory Pledge Agreement in the RUG; which have been done. (j) Each power of attorney pursuant to the Share Pledge Agreements and the Non - Possessory Pledge Agreement: (a) was granted in favor of the Lender before a Mexican notary public with respect of the relevant pledged assets; and (b) is duly and validly issued as an irrevocable power of attorney, which requires no filings, recordings or registrations to be made in Mexico in order to fully establish, preserve, protect and perfect the authority granted to the Lender in each such power of attorney. (k) The power of attorney pursuant to the Contrato de Mandato: (a) was granted in favor of L ;_J before a Mexican notary public in order to fulfill with the obligation described in Section [*] of _the.,Loan Agreement; and (b) is duly and validly issued, which requires no filings, re ordi gs,or r gistratfons to be made in Mexico in order to fully establish, preserve, protect an pet'fe< Uh. . a thority granted to the Lender in each such .-i : /ff.,:" ·'.:-_:·-,. '1 power of attorney .. ··,:· 1 It'), ' ,. : • • _; :_ - (1) The Pagare, is subject to the procedural benefit afforded to negotiable instruments (titulos de credito) under Mexican law. (m) The Entities are subject to civil and commercial law with respect to its obligations under the Transaction Documents to which they are a party, and the making and performance of such Transaction Documents by the Entities constitute private and commercial acts rather than public or governmental acts. (n) The Lender or its agents will not be deemed to be a residPm. ... ,. --domiciled in Mexico solely by reason of the execution, performance and/or enforc - W.Wr. the receipt of any of the Transaction Documents. (o) There are no stamp duties, registration fees, filing costs charges payable in connection with the execution, delivery, and admissibility i of any Transaction Documents, except for any costs related with the not perfection of the Share Pledge Agreements and the Non-Possessory Pledge A a Mexican notary public and costs related with the notarization of the Contrato e and the irrevocable power of attorney granted pursuant to the Contrato de Mandato. The above opinions are subject to the following qualifications:

1. Enforcement of the Transaction Documents is limited by bankruptcy, concurso mercantil, insolvency, liquidation, reorganization, moratorium, labor, taxand other laws of general application relating to or affecting the obligations of debtors and the rights of creditors. 2. Under Mexican Law, provisions of the Transaction Documents granting discretionary authority to any party thereto cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirements from a competent authority to produce satisfactory ·evidence as to the basis of any determination; in addition, under Mexican law, the parties will have the right to contest in court any notice or certificate purporting to be conclusive and binding. 3. Creditors for the expenses incurred for the management of a bankruptcy estate, creditors for the expenses incurred to cover ordinary protection expenses incurred for the conservation, management and safety of a bankruptcy estate, expenses incurred in connection with any procedure, judicial or extrajudicial, for the benefit of a bankruptcy estate, and the fees of the examiner (visitador), mediator (conciliador) and receiver (sindico), labor claims, claims of tax authorities for unp id Jaxes:: _ocial security quotas, workers' housing fund quotas and retirem nt fl:lfl!:1 fo'.f .s cfpreferred by statute and will have priority over secured, unsecured and supordinaied·2laims. . .. .' .• .. . . - 4. Taking of possession, entry, removal, ai /_:·i sfer or other disposition of property or similar action may not be made in Mexico without the intervention of a judicial or administrative Mexican authority in compliance with due process. 5. Covenants and other agreements to perform an act (other than payment of money), and covenants and other agreements not to perform an act are not specifically enforceable in Mexico, although any breach thereof may give rise to an action for money damages and losses (dafios y perjuicios). 6. Although ICAPI's and CONOISA's obligations to pay in dollars outside of Mexico is valid, it should be noted that pursuant to Article 8 of the Monetary Law (Ley Monetaria) of Mexico, if collection of amounts payable by ICAPI's and CONOISA's in foreign currency outside Mexico under the Transaction Documents is sought in Mexico, Mexican courts might render a judgment in Mexican currency or, if such judgment is rendered in foreign currency but payable in Mexico, such judgment may be dischar_A •.i iZA _ Pesos, at the rate of exchange in effect at the date and place where payment is o.J\t;, t:;;,;,_ /..,_'-rj -':_.it(,; . % determined by the Central Bank of Mexico (Banco de Mexico). 4-l(: .., ..: ..·.;:t--- t,_., ..r. "•· Q ,--: : -·-'-:,.•. (:; -r:JI ((t:1':,t;c.•..:. •t..;. •!• ,\, }If c:: 7. Certain limited labor claims for salaries and indemnities provide !F : ; ;:-Mexican Constitution, and bankruptcy-related expenses, other labor claims, cl authorities for unpaid taxes,• social security quotas, workers' housing fun °q"·" ag,-r,._4 · -.. •tlnrnu ;tv retirement fund quotas and other secured obligations (to the extent of the value relevant collateral) will have priority over the claims of the Lender or the pledgees in any bankruptcy proceeding initiated in Mexico pursuant to the laws of Mexico.

8. The right to initiate an action may expire under the applicable statutes -of limitations. In addition, Mexican law on statutes of limitations may not be waived and claims may not be enforced after the applicable Mexican statute of limitations period has elapsed or may become subject to defenses or set-off or counter claim. 9. We note that procedural rights cannot be validly waived under Mexican law. 10. We express no opinion as to the irrevocable nature of the powers of attorney granted pursuant to the Transaction Documents by [*] to [*] to act as special attorney -in• fact to fulfill with the obligation described in Section [*] of the Loan Agreement; prov ided that under Article 2596 of the Federal Civil Code it is legally permissible to grant "irrevocable" powers of attorney as a mechanism to comply with a contractual obligation. In any event, under Mexican law, in the case that [*] revokes the respective power of attorney to[*], referred to above, in violation of the Loan Agreement, then[*] may be held responsible for the proved direct losses and damages caused by such action. 11. In an event of concurso mercantil of any of the Entities, unsecured obligations in foreign currency must be converted into Mexican currency at the rate of exchange in force on the date of the respective court's judgment and then converted into Unidades de Inversion (UDIS or inflation indexed units). 12. We note that servib•e 'of roces·s by mail does;not constitute personal service under the laws •?fiMeij .:. efqt /1ft:the.,e'\Zent that 'se ice of process is effected by mail, or in anyfu;tMieGpr ci d··under the Indenture and similar provisions of the other Transaction Documents that does not constitute personal service under the laws of Mexico, a judgment of any court rendered against the Company in respect of a Transaction Document to which it is a party would not be enforced by a court in Mexico. 13. Under Mexican law, each of (i) the extension or the granting of grace periods to a principal obligor, (ii) any modification that would increase any obligation of a guarantor, and (iii) the novation of a principal obligation, requires the consent of each guarantor of the relevant obligation. Therefore, the obligations of any Mexican subsidiary guarantor under the Transaction Documents may not be enforced by Mexican courts in the event that any guaranteed obligations are extended, increased or novated without the relevant subsidiary guarantor's consent. Likewise, under Article 87 of the Mexican Concursos Law, any contractual stipulation which, due to the filing of a Concurso (business reorganization or bankruptcy) petition or demand, or a business reorganization declaration, , . . e sets modifications that worsen the contract terms for a debtor or guarantor shall be not included in the relevant debt instrument. .,'-:! ...:-ir o5 . 1%'>"'1 .-:1-.- f.. . ,1"7 16 f t ir:; il f 14. Mexican law provides that the contractual obligations of any tpib i,;;;\ I "" only exist to the extent that the obligations of the primary obligor are valid. lack of validity or enforceability of the obligations of the Company under th ·,,. · s @Jt".! ./, -;.; -# - Documents could affect the corresponding obligations of each of the Guaranto • .,<::)'\, • Transaction Documents. G ( ,5 Disrnno\-\: 15. We note that an obligation to pay interest on interest may not be enforceable in Mexico; provided, however, that Article 363 of the Mexican Commerce Code provides the following "Article 363.-Accrued and unpaid interest, will not accrue interest. The parties, however, may capitalize them" (Articulo 363.-Los intereses vencidos y no pagados, no devengaran intereses. Los contratantes podran, sin embargo, capitaliarlos". 16. Any provision in the Transaction Documents to the effect that the invalidity or illegality of any part thereof will not inyalidate the remaining obligations may be unenforceable in Mexico to the extent that such invalid or illegal provision constitutes an essential element of the Transaction Documents. · 17. We note that the enforcement of indemnity or contribution provisions set forth in any of the Transaction Documents may be limited by public policy in Mexico. 18. We express no opinion regarding tax or labor matters. 19. We express no opinion in respect of the availability of self-help or other non• judicial remedies under Mexican law. We express no opinion as to any laws other than the laws of Mexico in effect as of the date hereof and we have assumed that there is nothing in any other jurisdiction (other than Mexico) that affects our opinion which is delivered based on the legal provisions as of the date hereof. In particular, we have made no independent investi&atiop of the laws of the United States of America or Luxemburg,.as a b "Si i_;fd-r e i, ioa.),t e<ji erein and do not express or imply any opinion on or based or..'stanclatils-·provided for in such laws. We express no opinion as to the rights, bligations or other matters arising subsequent to the date hereof, and we assume no obligation to advise you, your counsel or any other person or entity of any changes to our opinion subsequent to the date hereof. This opinion shall be governed by and construed in accordance with the applicable laws of Mexico. Very truly yours, CERVANTES SAINZ, C.S. •

AnexoH

Formato de Opinion de Espino y Asociados, S.C.

Ciudad de Mexico a [•] de junio de 2016

ATN.: [•]

REF.: OPINION SOBRE LOS EFECTOS DE PROCEDIMIENTOS DE CONCURSO MERCANTIL EN LOS DOCUMENTOS DE LA TRANSACCION

Estimados [•]:

En nuestro caracter de asesores extemos de ICA Promotora de Infraestructura, S.A.P.I. de C.V. ("ICAP!"), Controlador d Operaciones de Infraestructura, S.A.P.I. de C.V. ("CONOISA"), Empresas ICA, S.A.B. de C.V. ("EMICA"), Servicios de Tecnologia Aeroportuaria, S.A. de C.V. ("SETA;_'), p if.111?-i,:P.is/:Infyiestructura y Operacion, S.A.P.I. de C.V. ("DDIO"), Covimsa, S.A. de C.V.' ("COVIMSA"), ICA Fluor Daniel, S. de R.L. de C.V. ("ICA Fluor", y conjuntamente con ICAP!, CONOISA, EMICA, SETA, DDIO y COVIMSA, las "Entidades" o cada una en particular la "Entidad"), todas ellas sociedades mercantiles constituidas conforme las leyes de los Estados Unidos Mexicanos, por medio de la presente les proporcionamos nuestra opinion juridica (la "Opinion") sobre los posibles efectos de un eventual procedimiento de concurso mercantil mexicano en algunas de las Entidades sobre las operaciones pactadas en los Documentos de la Transaccion (segtin se define ese termino mas adelante).

Los terminos y denominaciones utilizados con inicial mayuscula en esta Opinion tienen el significado otorgado en la Opinion y/o en los Documentos de la Transaccion segtin se define ese termino mas adelante.

La presente Opinion se emite sin conocer, ni considerar, la situaci // corporativa, fiscal, ni fina,nciera d , las p es que particip e las peracio 1 fA' ii en los Documentos de la Transaccton (segun se define ese termmo mas adelan - ...f(j!;.:i):r

Los antecedentes y supuestos afirmados en esta Opinion no se han inves"- .. s · \\ •" verificado de forma independiente por este Despacho y solo derivan de la informacion contenida en los Documentos de la Transaccion (segtin se define ese termino mas adelante).

Las conclusiones contenidas en esta Opinion estan sujetas a las modificaciones y adiciones que se realicen en el futuro a la normatividad aplicable (aunque el derecho sustantivo aplicable a los Documentos de la Transaccion debera ser el existente a la fecha de su celebracion), criterios jurisprudenciales que se publiquen a partir de la emision de la Opinion y consideraciones y resoluciones que, en su caso, emitan las autoridades judiciales sobre las operaciones materia de la Opinion.

La presente Opinion no contiene ni se refiere al analisis financiero, de valor, fiscal, de mercado ni contable, de las operaciones contenidas en los Documentos de Transaccion.

I.- Documentos revisados.

1.- *Contrato de credito simple convertible celebrado por, ICAP/ y CONOISA en su caracter de Co-Acreditados; EM,ICA., en su caracter de Obligado Solidario y FINTECH EUROPE S.A R.L., en su caracter de Acreditante* (en lo sucesivo el "Credito").

2.- *Prenda sobre acciones de CONOISA propiedad de EM/CA.*

3.- *Prenda sobre acciones de SET_A propiedad de, CONOISA.*

4.- *Prenda sobre acciones deJ:J,,l?.!P propiedad de CONOISA.*

5.- *Prenda sobre acciones de ICAP/ propieddd de EM/CA.*

6.- *Prenda sobre acciones de COVIMSA propiedad de CONOISA.*

7.- *Prenda sobre partes sociales de /CA Fluor propiedad de CONOISA.*

8.- *Prenda sin transmision de posesion de activos de ICAP/.*

9.- *Prenda sin transmision de posesion de activos de CONOISA.*

10.- *Contrato de Mandato, suscrito para cumplir con la obligacion contenida en los Documentos de Transaccion.*

11.-Pag

Todos los anteriores documentos se denominan, en su conJun to, como los Documentos de la Transaccion.

II.- Consideraciones legates aplicables (tambien ver notas al pie del siguiente capitulo).

1.- En terminos del articulo 1° de la Ley de Concursos Mercantiles (la "LCM"), el concurso mercantil tiene como finalidad conservar las empresas y evitar que su incumplimiento generalizado de las obligaciones de pago ponga en riesgo su viabilidad y de las demas personas con las que mantenga una relaci6n de negocios.

2.- El articulo 87 de la LCM expresamente establece que seran nulos los pactos contractuales que establezcan modificaciones que agraven para el Comerciante los terminos de los contratos, en caso de que se presente una solicitud o demanda de concurso mercantil, o bien se declare al Comerciante en concurso mercantil; lo anterior salvo las excepciones expresamente establecidas en la LCM.

3.- La LCM, en terminos de lo dispuesto por sus articulos 2° y relativos, divide el procedimiento de concurso mercantil en una etapa preliminar y dos etapas concursales, cada una con distintos objetivos, terminos y resoluciones: verificaci6n, conciliaci6n y quiebra.

La etapa preliminar de verit'icacion Herie como PfOposito determinar si se ha presentado un jncumplimiento generalizado en 1- - go- de las obligaciones del Comerciante[6] La conciliaci6n tierte' como objetivo 'recrinocer a los acreedores del Comerciante[7] y conservar la empresa mediante la celebraci6n de un convenio entre el Comerciante y sus acreedores. La quiebra tiene como objetivo la venta de la empresa en su totalidad, la venta de sus unidades productivas o la venta de sus bienes individualmente considerados, con el orden de preferencia indicado por la LCM.

En cada etapa el Juez tiene un auxiliar propuesto por el Instituto Federal de Especialistas de Concursos Mercantiles ("Ifecom"): (i) Visitador en la etapa preliminar de verificaci6n; (ii) Conciliador en la etapa de conciliaci6n; y (iii) Sindico en la etapa de quiebra.

Los auxiliares se seleccionan al azar en cada procedimiento concursal, a que las partes designen al Conciliador Conforme el articulo 147 de la LCM[8].

[6] El incumplimiento generalizado en el pago de las obligaciones del Comerciante sucede cuan Comerciante ha incumplido en el pago a dos o mas acreedores distintos; (ii) si las obligaciones Comerciante que tengan por lo menos treinta dfas de haber vencido representan el 35% o mas obligaciones; y/o (iii) sl el Comerciante tiene o no suficientes actives lfquidos para hacer frente a p menos el 80% o mas de sus obligaciones vencidas (artfculos 9°, 10 y 30 de la LCM).

[7] Determinar el titular, monto adeudado, garantfa, grado y prelaci6n de cada credito.

[8] El comerciante y los acreedores reconocidos que representen al menos la mitad del monto total reconocido, podran solicitar al Ifecom por conducto del juez la sustituci6n del conciliador por aquel que ellos propongan en forma razonada de entre los registrados ante el Instituto. El comerciante y un grupo de acreedores

Los auxiliares del Juez tienen un limite temporal para el logro del objetivo de cada una de las etapas.

La etapa preliminar de verificaci6n termina con la sentencia de concurso, en d6nde se declara o no al Comerciante en concurso mercantil. En la etapa de conciliaci6n el Juez dicta la sentencia de reconocimiento, graduaci6n y prelaci6n de creditos (precedida por la lista provisional de acreedores elaborada por el Conciliador, las objeciones que las partes hagan a esta ultima, y la lista definitiva de acreedores tambien elaborada por el Conciliador) y la sentencia que aprueba el convenio concursal o en caso contrario, la que declara la quiebra del Comerciante. La etapa de quiebra finaliza con la sentencia del Juez que declara la terminaci6n del concurso mercantil.

4.- Durante la etapa de conciliaci6n:

- Se suspende el pago de los adeudos contraidos por el Comerciante con anterioridad a la declru:aojqii_rfd ;s qneu di el-cantil, salvo los que sean indispensables para la operaci6n ordirlfili ..itdl'fii""rirripres , i cluido cualquier credito indispensable para mantener la operaci6n ordinaria de la empresa y la'liquidez n Fesaria durante la tramitaci6n del concurso mercantil. . . ·,_ _ . ·"

- Se suspende todo mandamiento de embargo o ejecuci6n en contra los bienes o derechos del Comerciante, con excepci6n de ejecuciones de caracter laboral relativas a salarios de los dos afios anteriores al concurso mercantil.

- El Comerciante continua con la administraci6n y operaci6n de su empresa, incluso esta obligado a cumplir aquellos contratos necesarios para su operaci6n.

- **El Comerciante, previa autorización del Conciliador, puede contratar nuevos créditos que resulten indispensables para la operación ordinaria de la empresa y dotarla de la liquidez necesaria, de lo cual, el Conciliador deberá dar cuenta al Juez.**

---

reconocidos que representen al menos el 50% del monto total reconocido podrán designar de común acuerdo a persona física o moral que no figure en el registro del Instituto y que deseen que funja como conciliador, en cuyo caso deberán convenir con él sus honorarios. En el caso del concurso mercantil con plan de reestructura previo, el Comerciante y los acreedores que suscriban la solicitud podrán designar de común acuerdo a persona física o moral que no figure en el registro del Ifecom y que deseen que funja como conciliador, conviniendo con él sus honorarios.

•Los creditos sin garantia real dejaran de causar intereses y se denominaran en Unidades de Inversion (UDIS), incluso aquellos originalmente denominados en moneda extranjera. •Los creditos con garantia real (hipotecaria o prendaria) conservaran su denominaci6n pero unicamente generaran intereses ordinarios y no podran ejecutarse las garantias. 5.-En terminos de los articulos 217 al 224 de la LCM, los acreedores reconocidos tienen el siguiente grado: Primero.-Acreedores con creditos contra la Masa, que son: A.-Los creditos en favor de los trabajadores por salario o sueldos devengados y por indemnizaciones (articulo 123 Constitucional fracci6n XXIII apartado A), considerando los salarios del ultimo afio. B.-Los contraidos para Ia: adininistracion·de fa masa concursal por el Comerciante con autorizaci6n del conciliador o sindico o, en su ·caso; por el propio visitador. Estos creditos son contratados durante el procedimiento de concurso mercantil, ya sea en su etapa previa o con posterioridad a la d. lar.a,eio.P -de.conc:Qt.§ ,ffi. rcantil y son para beneficio de la .} -: · f: -1 ··r -·:·t "lt·: _\, .•_,. ,. .., ·.:.. ·.. ·' , masa concursal. C.-Los creditos indispensables para mantener la operaci6n ordinaria de la empresa y la liquidez necesaria durante la tramitaci6n del concurso mercantil. D.-Los contraidos para atender los gastos normales para la seguridad de los bienes de la masa concursal, su refacci6n, conservaci6n y administraci6n. E.-Los procedentes de diligencias judiciales o extrajudiciales en beneficio de la masa concursal. Segundo.-Acreedores singularmente privilegiados, que son: A.-Los gastos de entierro del Comerciante, en caso de que la sentenci mercantil sea posterior al fallecimiento. ;i,: ..... ·:..-,-:. :,·, ,C.:._;' . .1/ ·,· ,;-\'·.: #{ II f B.-Los gastos de la enfermedad que haya causado la muerte del Co caso de que la sentencia de concurso mercantil sea posterior al fallecimiento. ..ett

Tercero.- Acreedores con garantia real, los acreedores que tengan garantias hipotecarias o prendarias de pago.

Cuarto.- Acreedores laborales diferentes a los sefialados en el anterior mc1so *Primero,* subinciso A de este estudio.

Quinto.- Acreedores fiscales.

Los creditos fiscales con garantia real se consideraran creditos reales hasta por el importe de su garantia y el remanente como credito fiscal.

Sexto.- Acreedores con privilegio especial, entendiendose por estos, aquellos creditos que, segun el C6digo de Comercio o las leyes de su materia, tengan un privilegio especial o derecho de retenci6n.

Septimo.- Acreedores comunes, entendiendose por estos aquellos que no encuadren dentro de alguna de las clasificaciones anteriores.

Octavo.- Acreedores subordihados; entertcliendose'por·estos, los siguientes:

A.- Los acreedores que ubi sen, conveni90. ta· subordinaci6n de sus derechos respecto de los creditos comunes.

B.- Los acreedores por creditos sin garantia real de que fuera titular una sociedad controlada o controladora o personas fisicas como lo son el c6nyuge, concubina o concubinario, parientes por consanguinidad hasta el cuarto grado, o hasta el segundo si el parentesco fuere por afinidad, parientes por parentesco civil, el administrador, miembros del consejo de administraci6n o empleados relevantes del comerciante.

La prelaci6n entre acreedores del mismo grado se sujetara a la fecha del credito, la fecha de inscripci6n de la garantia o a las correspondientes disposiciones convencionales.

VZ.A 84...

6.- El convenio concursal tiene como objetivo lograr preservar a la e ai ome ci te, sin afectar de m era ustancial a sus acreedores. El conve i tlene hm1te en cuanto su conterudo, s1empre y cuando cumpla con los reqms1te/l a.i,S t- y no contravenga disposiciones de orden publico.

En el convenio concursal debera pactarse el pago a los acreedores con c ... contra la Masa y singularmente privilegiados.

Para que el convenio concursal sea valido, debera ser suscrito por el Comerciante y los acreedores reconocidos que representen mas del 50% de la suma de (i) el monto reconocido a los acreedores comunes y subordinados (siempre y cuando los acreedores subordinados de partes relacionadas no superen el 25% del total del pasivo) y (ii) el monto reconocido a aquellos acreedores con garantia real o privilegio especial que lo suscriban.

El convenio concursal se considerara suscrito por todos aquellos acreedores reconocidos comunes, sin que se admita manifestaci6n alguna por su parte, cuando el convenio prevea el pago de su adeudo en los terminos del articulo 158 de la LCM.

El convenio concursal podra estipular para los acreedores comunes que no hayan suscrito el convenio concursal una esper , quita o espera y quita, igual a la menor que asuman los acreedores reconocidos comunes que suscriban el convenio y los cuales sean titulares de, por lo menos, el 30% del monto reconocido de ese grado.

Los acreedores reconocidos con garantia real disidentes, no podran iniciar ni continuar con la ejecuci6n de sus garantias, cuando el convenio concursal contemple: (i) el pago de sus creditos conforme a lo dispuesto por el articulo 158 de la LCM; o (ii) el pago del valor de sus garantias.

Una vez aprobado el convertio" d 1fo-drsai; est : adqhiere el caracter de sentencia ejecutoria y surte efectos frente a cualquier tercero o autoridad.

7.- Concurso mercantil con plan de reestructura previo.

El procedimiento de concurso mercantil con plan de reestructura previo tiene la misma finalidad del procedimiento de concurso mercantil ordinario, pero inicia directamente en la etapa de conciliaci6n (evitando la etapa preliminar de visitaci6n) y el conciliador debera considerar para su analisis los terminos y condiciones del plan de reestructura anexado a la solicitud para el convenio concursal (realmente esas son sus ventajas procesales).

El comerciante debera manifestar bajo protesta de decir verdad que se e ncuentra en el incumplimiento generalizado de sus obligaciones o que en un periodo i nevitable de noventa dias se encontrara dentro de ese supuesto.

La solicitud debe suscribirse por el comerciante con los titulares de cuando menos la mayoria simple del total de sus adeudos, lo que debera ser expresado bajo protesta de decir verdad por el comerciante.

Debera acompafiarse una propuesta de plan de reestructura de pasivos del Comerciante firmada por los acreedores titulares de cuando menos la mayoria simple del total de los adeudos y que cumpla con los requisitos del convenio concursal. 8.-Los bienes en posesi6n o sobre los cuales exista presunci6n de dominio del Comerciante, y cuya propiedad no se le hubiere transferido por titulo legal definitivo e irrevocable, podran ser separados por sus legitimos titulares. El juez del concurso mercantil sera competente para conocer de la acci6n de separaci6n. 9.-La fecha de retroacci6n es el dia 270 natural anterior a la fecha de la sentencia de declaraci6n del concurso mercantil. El periodo de retroacci6n sera el doble por lo que respecta a los actos en que esten involucrados acreedores relacionados. El juez, a solicitud del Conciliador, Sindico, de los interventores o de cualquier acreedor, podra establecer como fecha de retroacci6n una anterior a las antes sefialadas, sin que esta pueda exceder de 3 afios, siempre que dichas solicitudes se presenten con anterioridad a la sentencia de reconocimiento, graduaci6n y prelaci6n de creditos. Ver articulo 112 de la LCM. Seran ineficaces frente a la masa concursal todos los actos en fraude de acreedores. Son actos en fraude de acreedores los. qie . 1. Cumer iante haya hecho antes de la declaraci6n de concurso mercantil, id;r:iditiaii \abieridas"a los acreedores si el tercero •, • •'•• •o • I que intervino en el acto tenia conocimiento de este-fraude. Este ultimo requisito no.sera necesario en los actos de caracter gratuito. Ver articulo 113 de la LCM. Son actos en fraude de acreedores, los siguientes, siempre que se hayan llevado a cabo a partir de la fecha de retroacci6n (articulo 114 de la LCM): actos a titulo gratuito; actos y enajenaciones en los que el Comerciante pague una contraprestaci6n de valor notoriamente superior o reciba una contraprestaci6n de valor notoriamente inferior a la prestaci6n de su contraparte; operaciones celebradas por el Comerciante en las que se hubieren pactado condiciones o terminos que se aparten de manera significativa de las condiciones prevalecientes en el mercado en el que se hayan celebrado, en la fecha de su celebraci6n, o de los usos o practicas mercantiles; remisiones de deuda hechas por el Comerciante; pagos de obligaciones no vencidas hechas por el Comerciante, y el descu.. , 1,2 \_1;.>i. s• a que e su propios efecto_s _haga el cons1derara comopago anttc1pado. . Comerciante, despues de la fecha de retroa ./ :J..." ·l - '-.J <..·::-,..t-•..',! \ I·,t· - 1--t , >' f: - .:;; "' ,f ,•·.• .,•:t<-'·' , ; <! - ... ·f,-i! -;-\.:1{ ,, - dh.l!!,t:t - ;•.rf j si se realizan a partir de 1 Se presumen actos en fraude de acreedores, :'t>Pf(/( t - retroacci6n, salvo que el interesado pruebe su buena fe: el otorgamiento de g incremento de las vigentes, cuando la obligaci6n original no contemplaba dicha ga c.' 1 0t( ,: .': i-,._<J..._ .-'{.,.,..-·1,-, "' incremento, y los pagos de deudas hechos en especie, cuando esta sea diferente a '· 11 "· · · originalmente pactada o bien, cuando la contraprestaci6n pactada hubiere sido en dinero. Ver articulo 115 de la LCM.

Se presumen actos en fraude de acreedores, si se realizan a partir de la fecha de retroacci6n, salvo que el interesado pruebe su buena fe, las operaciones en contra de la Masa realizadas con las siguientes personas: el administrador, miembros del consejo de administraci6n o empleados relevantes del Comerciante o de personas controladas o que controlen al Comerciante; el c6nyuge, concubina o concubinario, parientes por consanguinidad hasta el cuarto grado, o hasta el segundo si el parentesco fuere por afinidad, asi como parientes por parentesco civil de las personas antes mencionadas; personas fisicas que conjunta o separadamente, directa o indirectamente, mantengan la titularidad de derechos que permitan ejercer el voto respecto de mas del cincuenta por ciento del capital del Comerciante sujeto a concurso mercantil o de las personas controladas o que controlen al Comerciante; quienes tengan poder decisorio en sus asambleas, esten en posibilidad de nombrar a la mayoria de los miembros de su 6rgano de administraci6n o por cualquier otro medio tengan facultades de tomar las decisiones fundamentales del Comerciante sujeto a concurso; aquellas personas morales en las que exista coincidencia de los administradores, miembros del consejo de administraci6n o directivos relevantes con los del Comerciante sujeto a concurso mercantil; aquellas personas morales, directa o indirectamente, controladas por el Comerciante, que ejerzan control sobre este ultimo, o bien que sean controladas por la misma sociedad que controla al Comerciante (Partes Relacionadas). Ver articulo 117 de la LCM. ... ; ·-·: r· ..., :.¾·:1"S"'t1J •1o«:· '\'. :·.),•... III.-Efectos de la declaraci6h de oncurso mercantil de las Entidades sobre las operaciones contenidas en los Docuri;entos cie-la Transacci6n. 1.-Es improbable que las operaciones contenidas en los Documentos de la Transacci6n (Operaciones), incluyendo la opci6n de conversion y la opci6n de daci6n en pago previstas en los mismos, se consideren actos en fraude de acreedores, aun y cuando se suscriban dentro del periodo de retroacci6n del concurso mercantil de cualquiera de las Entidades ya que, segun la informaci6n derivada de los Documentos de Transacci6n, consideramos, a nuestro leal saber y entender, que es improbable que se pueda interpretar que se actualizan los supuestos de los articulos 113, 114, 115 y 116 de la LCM; toda vez que: (i) En terminos de los Documentos de la Transacci6n, con base en el analisi _LW'!,-11!!'"'--opera 1.0nes rea11·zad Ia ad . 1. strac. 1'0n d Ias E nti'dad es y sus d em ../..ase,P-"' o p?r B,1 ,;<" i \;\ '?)\\ financ1eros externos, de diversa Op1mon Legal denvada de los Documentos de /,$ £f:IBtf..!L. , 1 _-v y conforme a nuestro leal saber y entender, no se deriva la intenci6n del C 1ft IJ1iaiif ·;el). defraudar a SUS acreedores ni la participaci6n de un tercero en un fraude de act z. ·-:h,,c\,-,)..,.<.... .!..J. ·'l\,;:!. )( --r,•s-{•t· I-',i-•·••·,>t:;-., "l.'°.. ;,, (ii) Conforme al analisis de las Operaciones realizado por las Entidades y-,,If s . :. -::·:.,. ::' 11 asesores externos en materia financiera, las Operaciones benefician la situaci6n fin ·· Dn rn de la Entidad de forma individual o como parte del mismo grupo empresarial y le ayudaran a conservar su operaci6n, evitar un incumplimiento generalizado de las obligaciones de pago y poner en riesgo su viabilidad y de las demas personas con las que mantenga una relacion de negocios.

(iii) Conforme al analisis de las Operaciones realizado por las Entidades y sus demas asesores extemos en materia financiera, las operaciones no contienen: (i) contraprestaciones notoriamente superiores ni inferiores; (ii) condiciones o terminos que se aparten de manera significativa de las condiciones prevalecientes en los mercados de financiamiento, servicios de credito y/o financieros, comisiones por operaciones financieros, valuacion de garantias y relacionados; (iii) pagos de obligaciones no vencidas; (iv) descuentos injustificados realizados por el Comerciante; (v) incrementos de garantias respecto de anteriores obligaciones ni modifica formas de pago de obligaciones anteriores, ni (v) operaciones con partes relacionadas.

(iv) En terminos de la certificacion emitida por las Entidades que es **anexo ii.nico** de esta Opinion, las Operaciones no tienen como contrapartes al Comerciante, por un lado, y Partes Relacionadas por el otro.

2.- La declaracion de concurso mercantil de cualquiera de las Entidades no tendra como efecto la nulidad ni rescision de los Documentos de la Transaccion, al no contener operaciones de _arrendamiento; co, e,x1m :Ri ,pi(> :-.i .•- i icios, seguros, operac ones de cuenta comente, reporto, prest mo-1: dt: .V res, d1fetet1,'.(;tales o futuros, operac1ones derivadas ni obra a precio alzado. Aun en el caso de que las Operaciones tuvieren la naturaleza de las operaciones sefialadas en este parrafo, en algunos casos deben darse ciertos supuestos para resolver la respectiva operacion, los cuales tampoco se actualizan en los Documentos de Transaccion.

Es decir, las Operaciones no actualizan los supuestos contemplados en la LCM para los vencimientos anticipados de los contratos pendientes del Comerciantes.

LCM

3.- Las Entidades continuaran administrando sus empresas dentro de sus concursos mercantiles; solo perderan la administracion de la empresa en caso de asi decidirlo el Juez a solicitud del Conciliador, en cuyo caso la administracion pasara al Conciliador, o de llegar a la quiebra, al Sindico.

Dentro de un concurso mercantil, el Conciliador supervisara la ope racion de las Entidades y el Comerciante debera informar al Juez de todos los gastos realizados.

4.- La parte del Credito que se haya dispuesto antes de la declaracion de concurso mercantil de la correspondiente Entidad permanecera vigente en dolares de los Estados Unidos de America y continuara generando intereses ordinarios[9] y seguira siendo valido

[9] Artfculo 89 fracci6n III de la LCM.

antes y despues del concurso respecto a los montos dispuestos, en los terminos autorizados por el Juez.

5.- En el caso de un 'concurso mercantil ordinario, desde la solicitud del concurso mercantil la correspondiente Entidad puede solicitar al Juez la autorizaci6n del Credito y, en su caso, de la disposici6n de la parte del Credito que aun no sehaya dispuesto.[10]

Abierta la etapa de conciliaci6n, ya sea dentro de un procedimiento de concurso mercantil con plan de reestructura previo u ordinario, el Conciliador esta facultado para autorizar el Credito en los terminos pactados, incluyendo, para el caso de que no se hubiera dispuesto totalmente del Credito, la disposici6n de la parte del credito que aun no se haya dispuesto, pero en todo caso debera dar cuenta de ello al Juez.[11]

En caso de que la autorizaci6n del Conciliador se niegue o se impugne por un tercero, el Juez decidira al respecto, en su caracter de rector del procedimiento, inclusive puede revisar la autorizaci6n de oficio.

6.- En caso de que el Conciliador autorice el Credito y sus disposiciones pendientes, el Concili d_or debera propone .: ! ,r 'fl•fc ! sea reconocido como un acreedor con un cred1to contra la Masa { r5 S .t#s d1_spo 1c1ones que se lleven a cabo dentro del procedimiento del concurso niercantil) y el Credito debera ser pagado en su totalidad y conforme las condiciones en las que fue acordado, independientemente del resultado del concurso mercantil de la Entidad, inclusive su quiebra, sujeto a la capacidad de pago de las Entidades y valor y disponibilidad de las Garantias del Credito por situaciones ajenas al concurso mercantil.

7.- En caso de que el Credito sea dispuesto en su totalidad antes del concurso mercantil de EMICA, CONOISA e ICAP!, o no sea reconocido con el grado de credito contra la Masa en los concursos mercantiles de EMICA, CONOISA e ICAP!, el Acreditante debera ser reconocido como un acreedor garantizado, ya que EMICA, CONOISA e ICAP! otorgaron garantias prendarias para el pago del Credito.

En ese caso el Acreditante podrá ser considerado para lograr las mayorías necesarias para admitir el concurso mercantil con plan de reestructura previo, designar al Conciliador, extender el periodo de conciliación y aprobar el convenio concursal.

Asimismo, el Acreditante podrá iniciar o continuar con la ejecución de las Garantías del Crédito independientemente del resultado del concurso mercantil de la Entidad.

[10] Artículo 37 de la LCM.
[11] Artículos 43 fracción VIII, 75 y 92 de la LCM.

inclusive su quiebra, sujeto a la capacidad de pago de esa Entidades y valor y disponibilidad de las Garantias del Credito por situaciones ajenas al concurso mercantil. Sin embargo, el Acreditante no podra ejecutar las Garantias del Credito ni el Pagare durante el procedimiento de concurso mercantil de la respectiva Entidad, aunque podra iniciar los procedimientos respectivos inclusive despues de iniciado el procedimiento de concurso mercantil. 8.-Cualquier escenario desfavorable de disposici6n, autorizaci6n, reconocimiento y grado del Credito se subsana si el convenio concursal preve la ejecuci6n de los Documentos de Transacci6n en los terminos ahi acordados. Un cordial saludo, Everardo J. Espino Guerrero •

<u>Anexo I</u>

<u>Consentimientos del Tramo B.</u>

1. Consentimiento por parte de Banco Santander (Mexico), S.A., Instituci6n de Banca Multiple, Grupo Financiero Santander Mexico como banco agente bajo cierto contrato de credito preferente de fecha 24 de junio de 2013, quien a su vez requerira el consentimiento de Banco Mercantil del Norte, S.A., Instituci6n de Banca Multiple, Grupo Financiero Banorte y Banco Nacional de Obras y Servicios Publicos, S.N.C., Instituci6n de Banca de Desarrollo para que (i) CONOISA pueda transferir, como daci6n en pago del Credito, de las acciones representativas del capital social de COVIMSA en terminos del Contrato de Credito, y (ii) el Acreditante pueda ejecutar el Contrato de Prenda sobre Acciones COVIMSA.

2. Consentimiento por parte de Banco Nacional de Obras y Servicios Publicos, S.N.C., Instituci6n de Banca de Desarrollo, en su caracter de Instituci6n Fiduciaria en el Fideicomiso Numero 1936 denominado Fondo Nacional de Infraestructura acreedor bajo cierto contrato de credito de fecha 19 de septiembre 2013 para que (i) CONOISA pueda transferir, como daci6n en pago del Credito, las acciones representativas del capital social de COVIMSA en terminos del Contrato de Credito, y (ii) el Acreditante pueda ejecutar el Contrato de Prenda sobre,AccionesCOVIMSA..

3. Consentimiento por parte de EXI'A'utbviis,'S:A:P.i:'dfC:V. y MIP Autovias, S.A.P.I. de C.V. como acreedores bajo cierto contrato de credito convertible de fecha 28 de enero de 2016 para que (i) CONOISA pueda transferir, como daci6n en pago del Credito, las acciones representativas del capital social de COVIMSA en terminos del Contrato de Credito, y (ii) el Acreditante pueda ejecutar el Contrato de Prenda sobre Acciones COVIMSA.

4. Consentimiento por parte de la Secretaria de Comunicaciones y Transportes bajo cierto titulo de concesi6n de fecha 28 de febrero de 2013 otorgado en favor de Autovia Queretaro, S.A. de C.V. para que (i) CONOISA pueda transferir, como daci6n en pago del Credito, las acciones representativas del capital social de COVIMSA en terminos del Contrato de Credito, y (ii) el Acreditante pueda ejecutar el Contrato de Prenda sobre Acciones COVIMSA.

5. **Consentimiento por parte de Prevención y Readaptación Social bajo los contratos de prestación de servicios de fecha 27 de diciembre de 2010, cada uno, celebrados con Pápagos Servicios para la Infraestructura, S.A. de C.V. y Sarre Infraestructura y Servicios, S.A. de C.V. para que (i) CONOISA pueda transferir, como dación en pago del Crédito, las acciones representativas del capital social de DDIO en términos del Contrato de Crédito, y (ii) el Acreditante pueda ejecutar el Contrato de Prenda sobre Acciones DDIO.**

6. Consentimiento por parte de los tenedores de los certificados bursatiles fiduciarios identificados con clave de pizarra "PASACB 11", "PASACB 11U" y "PSBCB 12U" para que el Acreditante pueda ejecutar el Contrato de Prenda sobre Acciones DDIO.

7. Consentimiento por parte de la Secretaria de Comunicaciones y Transportes bajo cierto titulo de concesi6n de fecha de fecha 30 de enero de 2009 otorgado en favor de Desarrolladora de Infraestructura Puerto Escondido, S.A. de C.V. para construir, operar, explotar, conservar, y mantener el tramo Barranca Larga - Ventanilla, de la autopista Oaxaca - Puerto Escondido para que el Acreditante pueda ejecutar el Contrato de Prenda sobre Acciones CONOISA.


PATRICIO GARZA BAN
ESTADOS UNIDOS MEXICANOS
NOTARIA No
DISTRITO FEDERAL

Anexo J

Dividendos

Cualquier dividendo, reembolsos y/o distribuciones de capital pagado por las Subsidiarias CONOISA y las Subsidiarias ICAPI a las Co-Acreditadas, siempre que:

a. Tratandose del pago de dividendos reembolsos y/o distribuciones de capital pagados por SETA, en caso de que los dividendos decretados por SETA a partir de la Fecha de Firma superen el monto del dividendo cuyo decreto y pago fue aprobado en la ultima asamblea general ordinaria de accionistas de SETA, el monto excedente debera ser destinado al pago de los conceptos que acuerden los Co-Acreditados y el Acreditante.

b. Tratandose del pago de dividendos reembolsos y/o distribuciones de capital pagados por DDIO, en caso de que los dividendos decretados por DDIO a partir de la Fecha de Firma superen el monto del ultimo dividendo decretado y pagado por la asamblea general ordinaria de accionist s de DDIO, el monto excedente debera ser destinado al pago de los c6n!#,1ids'•_.·que acuerden los Co-Acreditados y el Acreditante.

c. Tratandose del pago de dividendos reembolsos y/o istribuciones de capital pagados por COVIMSA, todos los dividendos decret d9s por COVIMSA a partir de la Fecha de Firma deberan ser destinado al pago de los conceptos que acuerden los Co-Acreditados y el Acreditante.

d. Tratandose del pago de dividendos reembolsos y/o distribuciones de capital pagados por ICA FLUOR, todos los dividendos decretados por ICA FLUOR a partir de la Fecha de Firma deberan ser destinado al pago de los conceptos que acuerden los Co-Acreditados y el Acreditante.

Para efectos de lo anterior, las Co-Acreditadas y/o el Obligado Solidario deberan realizar las acciones necesarias para que los lineamientos antes seiialados, cumplan con lo establecido en la Secci6n 4.9 de los Indentures suscritos por EMICA.


PATRICIO GARZA BA
ESTADOS UNIDOS MEXICANOS
NOTARIA No 18 DISTRITO FEDERAL MEXICO

AnexoK Formato de Carta de Adhesion .. [FECHA] Fintech Europe S.a.rl. [Domicilio] Atenci6n: [•] ICA Promotora de Infraestructura, S.A.P.I. de C.V. [Domicilio] Atenci6n: [•] Controladora de Operaciones de Infraestructura, S.A.P.I. de C.V. [Domicilio] I Atenci6n: [•] Estimados sefiores: El suscrito, en mi representaci6n de [•] (el "Agente"), hago referencia al contrato de apertura de credito simple convertible de fecha [•] de junio de 2016, celebrado por ICA Promotora de Infraestructura, S.A.P.I. de C.V. y Controladora de Operaciones de Infraestructura, S.A.P.I. de C.V., en su caracter de acreditados, y por Fintech Europe S.a.rl., en su caracter de acreditante, y Empresas ICA, S.A.B. de C.V., en su caracter de obligado solidario (segun el mismo sea o haya sido modificado, ya sea parcial o totalmente, adicionado o de cualquier otra forma reformado de tiempo en tiempo, el "Contrato de Credito"). Los terminos con mayuscula inicial empleados en el presente y no ·a s8 1 ex r samente en el mismo, tienen el significado que se les atribuye en el -" j, : 1 .. y.,,"'7 Credito. • (· ;:;·, ,t.:· ,:r,-s -. : · .;;.• ·!-f !: '.;:. ·.\' -, f ? '"'-? ---•J"':....•:-.-.;.: :• 1. • En terminos de lo dispuesto en la Secci6n 8.4 del Contrato de Credito,\ \cii_fd}i;/o,_>:J; r-,,i' el Agente confirma haber sido designado por los Acreditantes en terminos del!icf¥,' Credito y en este acto manifiesta su aceptaci6n para desempefiar tal cargo. Asi - m 'ofc ,_,.; .., medio de la presente, acepta, confirma y reconoce el contenido del Contrato de Cre ··'r-como de los Documentos del Credito, y asume todas y cada una de las obligaciones que le corresponden en su caracter de Agente conforme al Contrato de Credito y los Documentos del Credito. En virtud de lo anterior, a partir de esta fecha, el Banco Agente se adhiere al Contrato de Credito, constituyendose como parte del mismo. En virtud de lo anterior, el Agente queda en este acto dispuesto a llevar a cabo todos los actos necesarios a efecto de dar cumplimiento a lo dispuesto en la Secci6n 8.4 del Contrato de Credito, sefialando de manera enunciativa mas no limitativa, suscribir cualesquiera documentos a efecto de constituirse en beneficiario de los Documentos de Garantia (en beneficio de los Acreditantes). Finalmente, el Agente sefiala en este acto los siguientes datos a efecto de recibir cualesquiera notificaciones en terminos de la Secci6n 9.4 del Contrato de Credito: [•] Tel:[•] Atenci6n: [•] Atentamente, [AGENTE] :1. I ...... ,., Por: Nombre: Cargo: "'

.. A:nexo L L • Relacion de Cuentas Bancarias CONOISA 1. , Rela:iond!OJena5 lb11Ca'-id--5rC·-XH:I-SA---, r - ! i i I iI SBll\l BTec Snander 0'rer ·-! Nm: Q.erfadeOMb Relacion de Cuentas Bancarias ICAP! 11. - . ...-.. _ del banco radora c.v. radora -Empresa Nombre del Banco · Pis Dlreccl6n del Banco· Estado Dlreccl6n delBanco C6digo Postal dlrecci6n Nombrede Cuenta Numerode Cuenta Numero CLABE Moneda Multlmo neda Tipo de Cuenta ICA Promotora de Infraestructura, S. Banco Nacional de Mexico, Mexico Cd De Mexico 11000 Cuenta Moneda Nacional 023-5878003 002180002358780037 MXN No Concent ICA Promotora cIn.fvra.estructura, Mexico Cd De Mexico 11000 Cuenta D6lares 023-5878518 002180002358785184 USD No Concent : BIIFRl5A IID\IBRE DEMNCX> MIS OIAEQlCJ\I 'CIB.MNCX> ESl"ADO DIRBDCJIIDB. MNCX> CIDIGl0 PCSTAL DIRBIJCIII OEl.BAIIID IID\IBRE DE Cll:Nl'A NMRDDE A-NMRC>a.aee I\ICIIEDA MJLlWDIED A 11FODE a.ENrA CDIIIMro a..•dabadaQ.ea:iaes Banco llkiaial deMl,icx,,SA IWl<ico O:t da IWl<ico CBXD 0.Jerta 5ffi4B'.) -CXJ21 M N:> OJ, lllei•a:1:ra de,• lias1n:tua SAda0/ AJ1itisbaba MIi a..•dabadaQ.ea:iaes da•li-bduaSAdaO/ Bancol\kja,al deMl,iaJ,SA IWl<ico O:t da IWl<ico CBXD 0.JertaCluµ!S BTe< 49:DJ38 -CXJ21 M N:> Alg.D)ra O:rirda:badaQ.ea:ia lS de,• liasbduaSAda 0/ Banco llkiaial deMl:lioo,SA MMco O:tdaMMco CBXD 0.Jerta !BB410 "'Clt!la.tb7aBB<Jl05 l.60 N:> AlgooaaU;d AJ,itisbaba l.60 Ch•dabadaQ.ea:ialS da• liaestrctua SAda0/ EJ3\ABancorre",SA MMco O:t da IWl<ico Cl'n3!1 0.Jertada Chq.EsBTu °'47421006 l)12UIXDl47421<DB MN N:> Alg.D)ra 0'rer a..•dabadaQ.ea:iaes de,•lias1rt:1ua SAda0/ BancoSIi Ila d::i, SA IWl<ico O:t da IWl<ico 01219 .. - ·-· 0.Jertada Chq.Es 5.1!DIE+-10 l>141ax;13XB119Z16 MN N:> Alg.D)ra Saitam a..•dabadaQJBa:iaes de,IIliasbduaSAdaO/ HSBCMl,icx,, SA IWl<ico O:t da IWl<ico .<BrD , . ' . OB'fada Chq.EsHSBC 41<1975.H:O ll211 MN N:> Alg.D)ra Ch •dabade,Q.ea:ialS Oll:alkNA IWl<ico O:t da IWl<ico CBXD ; 0.Jerta 3ills:a3 t-lA l.60 N:> AlgooaaU;d da•liasbcluaSAdaO/ .( AJ1ilisbaba l.60

- - - Yo, **PATRICIO GARZA BANDALA,** Notario Dieciocho del Distrito Federal, actuando coma asociado de la licenciada **ANA PATRICIA BANDALA TOLENTINO,** Notaria Ciento Noventa y Cinco del mismo Distrito, **CERT IF IC O** que el senor ingeniero **LUIS FERNANDO ZARATE ROCHA,** en representaci6n de **"ICA PROMOTORA DE INFRAESTRUCTURA", SOCIEDAD ANONIMA PROMOTORA DE INVERSION DE CAPITAL VARI.ABLE, "CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA", SOCIEDAD ANONIMA DE CAPITAL VARI.ABLE y "EMPRESAS ICA", SOCIEDAD ANONIMA BURS.ATIL DE CAPITAL VARI.ABLE,** quien ·se identific6 ante mi en las terminos de ley y considere capaz, **RATIFICO** el contenido del documento que antecede y **RECONOCIO** coma suya la firma que lo calza, par haber sido puesta par el de su pufio y letra y ser esa la firma que utiliza en todos sus documentos y actos. -

- - - - - - - **P E R S O N A L I D A D E S** - - - - - - -

- El senor ingeniero LUIS FERNANDO ZARATE ROCHA declare que sus representadas son capaces para la celebraci6n de este acto, que las personalidades que ostenta y par las que actua estan vigentes en sus terminos, protest6 la vigencia de su cargo, en su caso y me las acredit6 coma sigue: - - - - - - - - - - - - - - - - - -

- - - **I.- DE "ICA PROMOTORA DE INFRAESTRUCTURA", SOCIEDAD ANONIMA PROMOTORA DE INVERSION DE CAPITAL VARIABLE.-** Con el segundo testimonio de la escritura numero ciento dos mil v intiocho, de dos de junio de dos mil dieciseis, ante el licenciado Jorge Alfredo Dominguez Martinez, Notario ciento cuarenta del Distrito Federal, sin que se me proporci6nen datos de inscripci6n, par la que se protocoliz6 el acta de la Asamblea General Ordinaria y Extraordinaria de accionistas de "Compafiia de Infraestructura Chicoasen II", Sociedad An6nima· de Capital Variable, celebrada el veinte de mayo de dos mil dieciseis, en la que estando representada - la- totalidad del capital social, par unanimidad de votos, se adoptaron, entre otros, las siguientes acuerdos: - - - - - - - - - -

- - - A) Cambiar su denominaci6n social par la de **"ICA PROMOTORA DE INFRAESTRUCTURA"**, asi coma adoptar la modalidad de **SOCIEDAD ANONIMA PROMOTORA DE INVERSION DE CAPITAL VARIABLE;** - - - - - - - -

- - - B) Reformar totalmente sus estatutos' sociales para quedar con denominaci6n de "ICA PROMOTORA DE INFRAESTRUCTURA", SOCIEDAD ANONIMA PROMOTORA DE INVERSION. DE CAPITAL VARIABLE, domicilio en la Ciudad de Mexico, duraci6n indefinida, clausula de admisi6n de ·ext:ranj eras, capital minima fijo de cincuenta mil pesos, Moneda Nacional y teniendo par objeto, entre otros, promover, participar e · invertir en proyectos de construcci6n y operaci6n de infraestructura, asi coma celebrar todo tipo · de operaciones de financiamiento con instituciones· nacionales o extranjeras y en general obtener toda clase de prestamos o creditos, sin o con el otorgamiento de garantias personales o reales; y - - - - - - -

C) Designarlo coma Director General de la Sociedad y otorgarle para el desempefio de sus funciones las facultades contenidas en el articulo vigesimo novena de sus estatutos

ii sociales, el cual establece que el Director General gozara, entre otras, de facultades para realizar todas la operaciones inherentes al objeto de la sociedad y celebrar toda clase de contratos que se relacionen directa o indirectamente con el objeto de la sociedad. En dicha escritura, conlas relaciones einserciones conducentes,se acreditaron la legal existencia y aapacidad de la sociedad,asi como el caracter yfacultadesde la Asamblea delegado ---- - sesionante y del licenciado Rodolfo Noble Medina, especialpara laprotocolizaci6ndel acta respectiva.-- - - II. - DE "CONTROLADORA DE OPERACIONES DE INFRAESTRUCTURA", segundo testimonio de SOCIEDAD ANONIMA DE CAPITAL VARIABLE.-Con el la escritura numero ciento un mil quinientos sesenta y siete, de dieciseis de marzo de dos mil dieciseis, ante el licenciado Jorge Alfredo Dominguez Martinez, Notario ciento cuarenta del Distrito Federal, sin que se me proporcionen datos de inscripci6n, por la que se protocoliz6 el acta dela Asamblea General Ordinaria de accionistas de "CONTROLADORADE OPERACIONESDE INFRAESTRUCTURA", SOCIEDAD ANONIMA DE CAPITAL VARIABLE, celebrada el ocho de marzo de dos mil dieciseis, en la que estando representada la totalidad del capital social, por unanimidad de votos, se adopt6, entre otros y otorgarle, ser ejercido I acuerdos, designarlo como apoderado "AA" de la Sociedad entre otros conjuntao operaciones poderes, en union de otros apoderados, para ,. separadamente, estando facultado para realizar todas las inherentes al objeto social, un poder general para actos de administraci6n, en las terminos del segundo parrafo dos mil-; quinientos cincuenta y cuatro del C6digo Civil para del articulo el Dist:i:..:....i.. t6. ··. - Fe·aera.L. · -----' -------------------' . . -·\,;•.:,'•.Eri·.:·dicha· •escritura, con las relaciones e inserciones conali nh s-I\·se .. acieditaron la. J.egal --existencia y capacidad de la ,(la:. cual · tiene. SU-domicilio en esta Ciudad,duraci6n de soc:•i·i)e'd.a. q, .: ..., .. '. noven:ta'.y nuev .afios, contados a partir del veintid6s de diciembre de Hos··: .milI clausula de exclusion de extranj erasIcapital minima fij o-. <d -_,·c:lncuenta obj eto; :entre "< otros, mil pesos,MonedaNacionaly teniendo por y desarrollar licitaciones o participar, promover, invertir toda clase de empresascon elfinde intervenir en concursos nacionales o internacionales, asi como la obtenci6n o el otorgamiento de prestamos) , asi como el caracter y facultad - ZA....,... o . nos la Asamblea sesionante y del licenciado Rodolfo Noble delegado especial para la protocolizaci6n del acta respect· III. -DE "EMPRESASICA",SOCIEDADANONIMA B CAPITAL VARIABLE. - Con laescritura numerociento un mil 5.l:-c"J."',.f.l-•, I,,. "'l .-.-:'. ! .. ·!.: , it,ni,.:•J.,.-:!;?. :)!!J..-f ochenta y cinco, de diecisiete de marzo de dos mildiecis' ..... Notario - - 'i-\1:r:,ffi·,..,. el licenciado Jorge Alfredo Dominguez Martinez, sin que se me proporcionen d 107 ·· ..;;;;;. ·\'v..._ cuarentadelDistrito Federal, inscripci6n, por la que se protocoliz6 el acta de las resoluc:r:STRl10\ unanimes tomadas fuera de sesi6n del Consejo de Administraci6n por la totalidad de los consejeros de "EMPRESAS ICA", SOCIEDAD ANON IMA BURSATIL DE CAPITAL VARIABLE, con fecha veintinueve ..de febrero de dos mil dieciseis, en la que se adopt6, entre otros acuerdos, designarlo como Director General de la Sociedad, cargo que de conformidad con lo dispuesto por los articulos treinta y ocho y treinta y nueve de los estatutos sociales goza de, entre otros poderes, de un poder general para actos de administraci6n, en los terminos del segundo parrafo del articulo dos mil quinientos cincuenta y cuatro del C6digo Civil para el Distrito Federal. - - -

En dicha escritura, con las relaciones e inserciones conducentes, se acreditaron la legal existencia y capacidad de la sociedad (la cual tiene su domicilio en esta Ciudad, duraci6n indefinida, clausula de exclusion de extranjeros, capital minimo fijo de cuatrocientos ochenta millones setecientos trece mil sesenta y nueve pesos con noventa y siete centavos, Moneda Nacional y teniendo por objeto, entre otros, promover, constituir y tomar participaci6n en el capital social o patrimonio de todo genero de personas morales, asi como otorgar -toda clase de garantias personales, reales y avales de obligaciones o titulos de credito a cargo de sociedades en las que la Sociedad tenga interes o participaci6n), asi como el caracter y facultades de los consejeros de la Sociedad para adoptar resoluciones- fuera de sesi6n del Consejo de Administraci6n y del ingeniero Bernardo Quintana Isaac, Presidente de dicho Consejo de Administraci6n quien compareci6 a protocolizar el acta respectiva. - - - - - - - -

- - - Lo anterior consta en el instrumento numero **56,837, de 16** de **junio de 2016**, del protocolo en el que actuo coma asociado. Doy fe. -

- - - **Mexico,**

PATRICIO GARZA BANDALA
NOTARIO 18 DEL D.F.

PATRICIO GARZA BANDALA
ESTADOS UNIDOS MEXICANOS
NOTARIA No 18 DISTRITO FEDERAL, MEXICO